AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999
                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4
                          REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                  NEFF CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                    65-0626400
  (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      IDENTIFICATION NO.)

                                                     NEFF MACHINERY,
           NEFF RENTAL, INC.                              INC.
      (EXACT NAME OF CO-REGISTRANT            (EXACT NAME OF CO-REGISTRANT
GUARANTOR AS SPECIFIED IN ITS CHARTER)   GUARANTOR AS SPECIFIED IN ITS CHARTER)
                   FLORIDA                               FLORIDA
     (STATE OR OTHER JURISDICTION OF         (STATE OR OTHER JURISDICTION OF
     INCORPORATION OR ORGANIZATION)          INCORPORATION OR ORGANIZATION)
                 65-0160403                            65-0083839
             (I.R.S. EMPLOYER                       (I.R.S. EMPLOYER
            IDENTIFICATION NO.)                    IDENTIFICATION NO.)

              NEFF ASSET                              AIR RENTAL &
           MANAGEMENT, INC.                           SUPPLY, INC.
     (EXACT NAME OF CO-REGISTRANT             (EXACT NAME OF CO-REGISTRANT
GUARANTOR AS SPECIFIED IN ITS CHARTER)   GUARANTOR AS SPECIFIED IN ITS CHARTER)
               DELAWARE                                   TEXAS
    (STATE OR OTHER JURISDICTION OF          (STATE OR OTHER JURISDICTION OF
    INCORPORATION OR ORGANIZATION)           INCORPORATION OR ORGANIZATION)
              65-0626400                               65-0160403
           (I.R.S. EMPLOYER                         (I.R.S. EMPLOYER
          IDENTIFICATION NO.)                      IDENTIFICATION NO.)

                                      7353
                          (PRIMARY STANDARD INDUSTRIAL
                            CLASSIFICATION NUMBER)

                                                                                         KEVIN P. FITZGERALD
                                                                                PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                                                              NEFF CORP.
                            3750 N.W. 87TH AVENUE                                       3750 N.W. 87TH AVENUE
                             MIAMI, FLORIDA 33178                                        MIAMI, FLORIDA 33178
                                 (305) 513-3350                                             (305) 513-3350
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
  INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)           INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

                            STEPHEN I. GLOVER, ESQ.
                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                         1001 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20004
                                (202) 639-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                                ---------------

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

============================================================================================================
                                                           PROPOSED
                                          AMOUNT            MAXIMUM           PROPOSED          AMOUNT OF
        TITLE OF EACH CLASS                TO BE        OFFERING PRICE        MAXIMUM          REGISTRATION
   OF SECURITIES TO BE REGISTERED       REGISTERED        PER NOTE(1)    OFFERING PRICE(1)         FEE
------------------------------------------------------------------------------------------------------------
10 1/4% Senior Subordinated
 Notes due 2008 ...................    $100,000,000         98.516%         $98,516,000        $ 29,062.22
------------------------------------------------------------------------------------------------------------
Guarantees(2) .....................               (3)             (3)                 (3)                (3)
============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2) The Company's wholly-owned domestic subsidiaries, Neff Rental, Inc., Neff Machinery, Inc., Neff Asset Management, Inc. and Air Rental & Supply, Inc. (the "Guarantors") have guaranteed on a senior unsecured basis, jointly and severally, the payment of the principal of, premium, if any, and interest on the 10 1/4% Senior Subordinated Notes due 2008 being registered hereby (the "Guarantees"). The Guarantors are registering the Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the Guarantees.

(3) Not applicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED JANUARY 22, 1999

                                  [NEFF LOGO]


                                  NEFF CORP.

                              EXCHANGE OFFER FOR
                                 $100,000,000
                  10 1/4% SENIOR SUBORDINATED NOTES DUE 2008
--------------------------------------------------------------------------------

THE COMPANY

We are one of the largest and fastest growing equipment rental companies in the United States, with 86 rental locations in 15 states and South America.

THE EXCHANGE OFFER

We offer to exchange up to $100,000,000 aggregate principal balance of our 10 1/4% Senior Subordinated Notes due 2008 (the "New Notes") which are registered under the Securities Act of 1933, for an equal principal balance of our outstanding 10 1/4% Senior Subordinated Notes due 2008 which were issued on December 9, 1998 in a private sale (the "Old Notes").

THE NEW NOTES

The terms of the New Notes are substantially identical to the Old Notes, except that the New Notes will be freely tradable.

PROPOSED TRADING FORMAT

The over-the-counter market, negotiated transactions or a combination of these methods.

TERMS OF THE EXCHANGE OFFER

/bullet/ The Exchange Offer expires at 5:00 p.m., New York City time, on      ,
         1999, unless extended.

/bullet/ The exchange offer is not conditioned upon any minimum principal balance of the Old Notes being tendered for exchange.

/bullet/ The exchange offer is subject to certain customary conditions which we may waive.

/bullet/ We will exchange all Old Notes that you validly tender and do not withdraw.

/bullet/ You may withdraw Old Notes that you tender at any time before the offer expires.

/bullet/ The exchange of Old Notes for New Notes will not be taxable under the United States Internal Revenue Code.

/bullet/ We will not receive any proceeds from the Exchange Offer.

INVESTMENT IN THE NEW NOTES INVOLVE RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 15.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OLD NOTES OR THE NEW NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH YOU SHOULD READ BEFORE DECIDING WHETHER TO TENDER YOUR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

                                       , 1999

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                      -----
Additional Information ............................................       3
Documents Incorporated by Reference ...............................       4
Prospectus Summary ................................................       5
Risk Factors ......................................................      15
Cautionary Notice Regarding Forward-Looking Statements ............      23
Use of Proceeds ...................................................      23
Capitalization ....................................................      24
Unaudited Pro Forma Consolidated Financial Data ...................      25
Selected Consolidated Financial Data ..............................      29
Management's Discussion and Analysis of
  Financial Condition and Results of Operations ...................      31
The Exchange Offer ................................................      37
Business ..........................................................      45
Management ........................................................      54
Principal Stockholders ............................................      58
Certain Relationships and Transactions ............................      59
Description of Capital Stock ......................................      61
Description of Credit Facilities ..................................      67
Description of the Notes ..........................................      68
Exchange Offer; Registration Rights................................     106
Book Entry; Delivery and Form .....................................     108
Material United States Federal Income Tax Considerations ..........     109
Plan of Distribution ..............................................     113
Legal Matters .....................................................     113
Experts............................................................     114
Index to Financial Statements .....................................     F-1

                             ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission in compliance with the information reporting requirements of the Exchange Act. You may read and copy any of the information on file with the Commission at the Commission's following locations:

     Public Reference Room    New York Regional Office   Chicago Regional Office
     450 Fifth Street, N.W.   7 World Trade Center       Citicorp Center
     Room 1024                Suite 1300                 500 West Madison Street
     Washington, D.C. 20549   New York, N.Y. 10048       Chicago, IL 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 or by telephone at 1-800-SEC-0330. The Company's Commission filings are also available to the public from commercial document retrieval services and at the Commission's World Wide Web site located at "http://www.sec.gov".

     We have filed a registration statement on Form S-4 under the Securities Act with the Commission with respect to the New Notes offered by this prospectus. The Commission's rules and regulations permit us to omit from this prospectus certain information contained in the registration statement. For additional information with respect to us and the New Notes, we refer you to the registration statement, including its exhibits and the financial statements, notes and schedules filed as a part of it. You may read and copy the registration statement at the public reference facilities mentioned above. Statements in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the full text of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

     We have agreed that for so long as any of the Old Notes or New Notes (collectively, the "Notes") remain outstanding, we will furnish to the Holders and file with the Commission (1) all quarterly and annual financial information required to be included in quarterly and annual reports on Forms 10-Q and 10-K and (2) all reports that would be required to be filed with the Commission on Form 8-K, in each case within the time periods set forth in the Commission's rules and regulations. In addition, for so long as any of the Notes remain outstanding, we have agreed to make available to any beneficial owner of the Notes in connection with any sale of the Notes, the information required by Rule 144A(d)(4) under the Securities Act.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The Commission allows us to "incorporate by reference" information into this prospectus, which means we can disclose important information to you by referring you to another document we filed separately with the Commission. This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. These documents contain important information about us and our financial condition:

     1. Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

     2. Our Current Report on Form 8-K dated June 30, 1998 and filed on July 15, 1998.

     3. Our Registration Statement on Form S-1 dated March 17, 1998, as amended (registration no. 333-48077).

     4. Our Registration Statement on Form S-4 dated July 17, 1998 (registration no. 333-59313).

     All reports and other documents that we file with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the consummation of the Exchange Offer shall also be incorporated by reference in and considered to be a part of this prospectus from the date of filing such reports and documents.

     Any statement contained in this prospectus or in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in any document that we file after the date of this prospectus that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We will send to you, without charge, upon your written or oral request, a copy of any and all documents incorporated by reference in this prospectus. This does not include any of the exhibits to such information. Direct your requests to:

                  Neff Corp.
                  3750 N.W. 87th Avenue
                  Miami, Florida 33178
                  Attn: Pat Martinez
                  Telephone: (305) 513-3350

     IN ORDER TO TIMELY DELIVER THE REQUESTED MATERIALS BEFORE THE EXPIRATION
OF THE EXCHANGE OFFER, ANY REQUEST SHOULD BE MADE PRIOR TO      , 1999.

                              PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND THE NOTES THERETO AND THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA BEFORE TENDERING YOUR NOTES FOR EXCHANGE. UNLESS THE CONTEXT OTHERWISE REQUIRES, "NEFF," THE "COMPANY," "WE," "OUR" AND "US" REFER TO NEFF CORP. AND ITS SUBSIDIARIES, INCLUDING NEFF RENTAL, INC. ("NEFF RENTAL"), NEFF MACHINERY, INC. ("NEFF MACHINERY"), AIR RENTAL & SUPPLY, INC. ("AIR RENTAL"), NEFF ASSET MANAGEMENT, INC. ("NEFF ASSET MANAGEMENT") AND SULLAIR ARGENTINA SOCIEDAD ANONIMA ("S.A. ARGENTINA"). UNLESS THE CONTEXT OTHERWISE REQUIRES, ALL REFERENCES TO GENERAL ELECTRIC CAPITAL CORPORATION ("GE CAPITAL") INCLUDE ITS AFFILIATE GECFS, INC.

THE COMPANY

     Neff is one of the largest and fastest growing equipment rental companies in the United States, with 84 rental locations in 15 states and South America. We rent a wide variety of equipment, including backhoes, air compressors, loaders, lifts and compaction equipment to construction and industrial customers. We also act as a dealer of new equipment on behalf of several nationally recognized equipment manufacturers. In addition, we sell used equipment, spare parts and merchandise and provide ongoing repair and maintenance services. We have increased our total revenues from $67.3 million in 1995 to $142.0 million in 1997; pro forma for the Acquisitions (as defined below in this section), our total revenues for 1997 were $274.5 million.

     According to industry sources, the U.S. equipment rental industry grew from approximately $600 million in revenues in 1982 to an estimated $18 billion in 1997. This growth is primarily attributable to construction and industrial companies increasingly outsourcing their equipment needs to reduce investment in non-core assets and convert costs from fixed to variable. The equipment rental industry is highly fragmented, with an estimated 17,000 equipment rental companies in the United States. As a result, we believe that well-capitalized operators like us have substantial consolidation opportunities. According to Rental Equipment Register and studies prepared by Manfredi & Associates, Inc. on the size of the equipment rental market, no single company's rental revenues represented more than 3% of total market revenues in 1997. Relative to smaller competitors, we have several advantages, including increased purchasing power, larger inventories to service larger accounts and the ability to transfer equipment among rental locations in response to changing patterns of customer demand.

COMPETITIVE STRENGTHS

     We believe we have several competitive strengths which provide us with the opportunity for continued growth and increased profitability.

     STRONG MARKET POSITION. Neff is one of the largest and fastest growing construction and industrial equipment rental companies in the United States, and is a leading competitor with a significant presence in the Southeast and Gulf Coast regions. We operate 84 rental locations in 15 states, including Florida, Georgia, Alabama, Mississippi, South Carolina, North Carolina, Tennessee, Louisiana, Texas, Oklahoma, Arizona, Nevada, Utah, California and Colorado, and South America. From December 31, 1995 to September 30,1998, we increased our equipment rental locations from eight to 83 and expanded our rental fleet from $62.0 million to $433.5 million based on original cost. We believe our size and geographic diversity help insulate us from regional economic downturns.

     HIGH QUALITY RENTAL FLEET. We believe our rental fleet is one of the newest, most comprehensive and well-maintained in the equipment rental industry. As of September 30, 1998, the average age of a piece of equipment in our rental fleet was approximately 20 months. We make ongoing capital investments in new equipment, engage in regular sales of new equipment and conduct an advanced preventative maintenance program. Management believes this maintenance program increases fleet utilization, extends the useful life of equipment and produces higher resale values.

     EXCELLENT CUSTOMER SERVICE. We differentiate ourselves from our competitors by providing high quality, responsive service to our customers. Service initiatives include (1) reliable on-time equipment delivery directly to customers' job sites; (2) on-site repairs and maintenance of rental equipment by factory trained mechanics, generally available 24 hours a day, seven days a week; and (3) ongoing training of an experienced sales force to consult with customers regarding their equipment needs.

     STATE-OF-THE-ART MANAGEMENT INFORMATION SYSTEM. We have developed a customized, state-of-the-art management information system capable of monitoring operations at up to 300 sites. We use this system to maximize fleet utilization and determine the optimal fleet composition by market. The system links all of our rental locations and allows management to track customer and sales information, as well as the location, rental status and maintenance history of every piece of equipment in the rental fleet. Rental location managers can search our entire rental fleet for needed equipment, quickly determine the closest location of such equipment, and arrange for delivery to the customer's work site, thus maximizing equipment utilization.

     EXPERIENCED MANAGEMENT TEAM. Since 1995, we have significantly increased the quality and depth of our management team to help oversee our growth strategy. Our senior management team has extensive experience in the equipment rental industry and our seven regional managers have, on average, 21 years of experience and substantial knowledge of the local markets served within their regions. We believe that our management team has the ability to continue the Company's strong growth as well as manage the Company on a much larger scale. We are not dependent on recruiting additional operating, acquisition, finance or other personnel to implement our growth strategy. The Mas family, the majority owner of the Company, is also the majority owner of MasTec, Inc., a public company engaged in the telecommunications construction business. Management believes the Mas family and GE Capital, another of our major stockholders, are valuable in identifying and evaluating acquisitions in both North and South America.

BUSINESS STRATEGY

     Our objective is to increase revenue, cash flow and profitability by building and maintaining a leading market position in the equipment rental industry. Key elements of our business strategy include:

     INCREASE PROFITABILITY OF RECENTLY OPENED RENTAL LOCATIONS. Since March 1, 1995, we have opened 26 start-up rental equipment locations including 11 locations in 1997 and five locations in the first nine months of 1998. Because we incur significant expenses in connection with the opening of new locations, management believes our financial performance does not yet fully recognize the benefit of these rental locations. Based on our historical experience, a new equipment rental location tends to realize significant increases in revenues, cash flow and profitability during the first three years of operation as more prospective customers become aware of its operation and as the rental equipment fleet is customized to local market demand. Because there is relatively little incremental operating expense associated with these revenues, cash flow and profitability increase significantly as a rental location matures.

     INCREASE FLEET AT EXISTING LOCATIONS. We believe we can capitalize on the demand for rental equipment in the markets we serve and increase revenues by increasing the size of our rental fleet and adding new product lines at existing locations. We believe that this strategy allows us to attract new customers and serve as a single source supplier for our customers. Because the start-up expenditures associated with increasing the fleet and expanding product lines at existing locations are relatively modest, these investments typically generate higher and faster returns than investments in new locations.


     ACQUIRE EQUIPMENT RENTAL COMPANIES. We intend to continue to expand primarily through acquisitions of equipment rental companies and believe there are a significant number of acquisition opportunities in North and South America which would complement our existing operations. After completing an acquisition, we generally integrate the operations of the acquired company into our management information system, consolidate equipment purchasing and resale functions and centralize fleet management as quickly as possible while assuring consistent, high quality service to the acquired company's customers. Since July 1997, we have made several strategic acquisitions which have more than doubled our number of rental locations, significantly enhanced our geographic presence and further diversified our customer base. We also acquired 65% of S.A. Argentina, a leading equipment rental company and dealer of new equipment in South America.

     SELECTIVE OPENINGS OF START-UP EQUIPMENT RENTAL LOCATIONS. Although we intend to expand our operations primarily through acquisitions, we may open additional start-up locations in markets where we are not able to identify attractive acquisition candidates. We have been successful in opening start-up equipment rental locations in existing markets and new markets. We have opened 26 start-up equipment rental locations since March 1995. Our decision to open a start-up equipment rental location is based upon a review of demographic information, business growth projections and the level of existing competition. Because our management team has extensive experience opening start-up locations, our growth strategy is not dependent on the availability of acquisition candidates on satisfactory terms. See "--Recent Acquisitions."

COMPANY HISTORY

     Neff was founded in 1988 and is majority owned by the Mas family, GE Capital and Santos Fund 1, L.P., a Texas limited partnership ("Santos"), which is owned by the Mas family and Kevin P. Fitzgerald, the Chief Executive Officer and President of the Company. The Mas family is also the principal stockholder of MasTec, Inc., a public company traded on the New York Stock Exchange and one of the largest providers of telecommunications-related engineering and construction services in the United States, South America and Europe. In 1995, we entered into a strategic partnership with GE Capital to take advantage of growth and consolidation opportunities in the equipment rental industry. See "Certain Relationships and Transactions."

     On August 1, 1997, we acquired, for a purchase price of $63.6 million, Industrial Equipment Rentals, Inc., the parent company of Buckner Rental Service, Inc. ("Buckner" such acquisition, the "Buckner Acquisition"). Buckner was a leading provider of rental equipment in the Gulf Coast region with 26 locations in Texas, Louisiana, Mississippi and Alabama. Effective January 1, 1998, we acquired, for a purchase price of $100.0 million, substantially all of the assets of Richbourg's Sales & Rentals, Inc. ("Richbourg," such acquisition, the "Richbourg Acquisition"). Richbourg was a leading provider of rental equipment in the Southeast region with 15 locations in Florida, North Carolina, South Carolina and Georgia.

     In May 1998, we completed an initial public offering of our Class A Common Stock, par value $0.01 per share, (the "Common Stock Offering") and the sale of $100.0 million of 10 1/4% Senior Subordinated Notes due 2008 (such notes, the "May 1998 Notes," such sale, the "May 1998 Debt Offering," and, together with the Common Stock Offering, the "May 1998 Offerings").

RECENT ACQUISITIONS

     In June 1998, we acquired 65% of the outstanding stock of S.A. Argentina (such acquisition, the "Argentina Acquisition") for $36.1 million and earn-out payments equal to 82.8% of S.A. Argentina's net income for 1998 and 1999. Such earn-out payments are not to exceed $12.6 million in the aggregate. S.A. Argentina rents and sells industrial and construction equipment throughout South America, including Argentina, Brazil, Uruguay, Paraguay, Chile and Bolivia. S.A. Argentina's revenues for 1997 were approximately $57.3 million; its revenues for the first nine months of 1998 were approximately $38.7 million. S.A. Argentina's principal operations are located in Buenos Aires, Argentina; it also has locations in Cordoba and Rosario, Argentina and an assembly plant in San Luis, Argentina. We have retained the former management of S.A. Argentina to oversee the day-to-day management of S.A. Argentina after the acquisition. The Argentina Acquisition will enable us to expand internationally and take advantage of the opportunities for equipment rental businesses in the emerging South American market. See "Risk Factors--Risks Associated with the Argentina Acquisition," and "Business--Acquisition Strategy."

     Between May and July 1998, we acquired the assets of four domestic equipment rental companies for an aggregate purchase price of $14.7 million. These businesses had aggregate revenues of approximately $18.9 million for 1997 and have a total of five locations in California, Florida and Texas (such acquisitions, the "1998 Other Acquisitions," and collectively with the Buckner, Richbourg and Argentina Acquisitions, the "Acquisitions").

     In addition, since September 1998, we have acquired three equipment rental companies in the United States for an aggregate purchase price of approximately $10.6 million. These businesses had approximate annual aggregate revenues of $9.7 million in their last fiscal year and have a total of six locations in Texas and Florida.

     Our principal executive offices are located at 3750 N.W. 87th Avenue, Miami, Florida, 33178 and our telephone number is (305) 513-3350. Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "NFF."

                              THE EXCHANGE OFFER

     On December 9, 1998, the Company issued $100 million principal amount of Old Notes in a private placement (the "Private Debt Offering"). The Old Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. As a condition to their purchase of the Old Notes, the Initial Purchasers requested that we agree to commence the Exchange Offer following the Private Debt Offering.

EXCHANGE OFFER.............   We are offering to exchange $1,000 principal
                              amount of New Notes for each $1,000 principal
                              amount of Old Notes that are properly tendered and
                              accepted for exchange. We will issue the New Notes
                              promptly after the Expiration Date. As of       ,
                              1999, there were $100 million aggregate principal amount of Old Notes outstanding. See "The Exchange
                              Offer."

NEW NOTES..................   Up $100,000,000 aggregate principal amount of
                              10 1/4% Senior Subordinated Notes due 2008, which have been registered under the Securities Act. The terms of the New Notes and the Old Notes are identical in all material respects, except (1) the New Notes have been registered under the Securities Act, (2) for certain transfer restrictions and registration rights relating to the Old Notes and (3) the New Notes will not contain certain provisions relating to additional interest to be paid to the Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer. See "Exchange Offer;
                              Registration Rights."

RESALE OF THE NEW NOTES....   We are relying on certain no-action letters of
                              the staff of the Division of Corporation Finance of the Commission (the "Staff") in making this Exchange Offer. Based on these no-action letters, unless you are a broker-dealer who acquired the Old Notes directly from us or an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act, we believe that, except as described below, you may offer
                              New Notes for resale, resell and otherwise transfer such Notes without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

                              (1) you acquire such New Notes in the ordinary
                                  course of your business,

                              (2) you have no arrangement or understanding with
                                  any person to participate in the distribution of such New Notes and

                              (3) you are not engaged in, and do not intend to
                                  be engaged in, a distribution of the New
                                  Notes.

                              We do not intend to ask the Commission for a no-action letter addressing these issues and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in other no-action letters issued to third parties.

                              Each broker-dealer that receives New Notes for its own account in exchange for Old Notes which it acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes and that it has not entered into any arrangement or understanding with the Company or an affiliate of the Company to distribute the New Notes in connection with any resale of the New Notes. See "Plan of Distribution."

                              A Holder of Old Notes who (1) is an affiliate of the Company, (2) does not acquire New Notes in the ordinary course of its business, (3) intends to participate in a distribution of the New Notes or (4) is a broker-dealer which acquired the Old Notes directly from the Company, cannot rely on the Staff's interpretation as set forth in the no-action letters referred to above. Instead, these Holders must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes.

                              We will not accept surrenders of Old Notes for exchange from Holders of Old Notes (1) in any jurisdiction in which this Exchange Offer or the acceptance of the Exchange Offer would not be in compliance with the securities or "blue sky" laws of such jurisdiction or (2) who are engaged or intend to engage in a distribution of the New Notes.

EXPIRATION DATE;
WITHDRAWAL..................  The Exchange Offer will expire at 5:00 p.m. New
                              York City time, on       , 1999, which date is 20
                              business days following the commencement of the Exchange Offer. If we extend the Exchange Offer, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. You may withdraw any Old Notes tendered in the Exchange Offer at any time before the Expiration Date. We will return, without charge, any Old Note we do not accept for exchange to you as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NOTES......   Holders of New Notes will receive interest on
                              June 1, 1999 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes exchanged for New Notes from the most recent date to which interest has been paid to the date of exchange. Interest on Old
                              Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

CONDITIONS TO THE
EXCHANGE OFFER.............   The Exchange Offer is subject to certain customary
                              conditions, which we may waive. See "The Exchange
                              Offer--Conditions."

PROCEDURES FOR TENDERING
OLD NOTES..................   If you wish to accept the Exchange Offer, you
                              must complete, sign and date the letter of transmittal, or a copy of the letter of transmittal, in accordance with the instructions in the letter of transmittal and this prospectus, and mail or otherwise deliver the letter of transmittal, or the copy, together with the certificates for the Old Notes and any other required documentation, to State Street Bank &
                              Trust Company, as Exchange Agent, at the address set forth herein and in the letter of transmittal.
                              If you hold your Old Notes through the Depositary, initially The Depositary Trust Company or "DTC", instead of delivering certificate for your Old
                              Notes to the Exchange Agent, you may comply with the procedures for a book-entry transfer. See "The
                              Exchange Offer--Procedures for Tendering Old
                              Notes," "The Exchange Offer--Book-Entry Transfer" and "Plan of Distribution."

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........   If you are a beneficial owner of Old Notes whose
                              Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Notes for exchange, you should contact the person in whose name your Old Notes are registered promptly and instruct such person to tender the Old Notes on your behalf. If you wish to tender your Old Notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your Old Notes, either make appropriate arrangements to register ownership of the Old
                              Notes in your name or obtain a properly completed bond power from the person in whose name your Old
                              Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration
                              Date. See "The Exchange Offer--Procedures for
                              Tendering Old Notes."

GUARANTEED DELIVERY
PROCEDURES..................  If you wish to tender your Old Notes for exchange and your Old Notes are not immediately available or you cannot deliver your Old Notes or any other documents required by the letter of transmittal to the Exchange Agent, you must tender your

                              Old Notes according to the delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS.............   The exchange of your Old Notes for New Notes in
                              the Exchange Offer will not result in the recognition of income, gain or loss to you or the Company for federal income tax purposes. See
                              "Material United States Federal Income Tax
                              Considerations."

USE OF PROCEEDS............   We will not receive any proceeds from the
                              Exchange Offer.

EXCHANGE AGENT.............   State Street Bank & Trust Company, the trustee
                              (the "Trustee") under the indenture governing the Notes (the "Indenture"), is serving as Exchange
                              Agent in connection with the Exchange Offer. See
                              "The Exchange Offer--Exchange Agent."

CONSEQUENCES OF NOT EXCHANGING
OLD NOTES..................   If you do not exchange your Old Notes for New
                              Notes in the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Old Notes as set forth in the legend on your Old
                              Notes because the Old Notes were issued pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, your Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Notes under the Securities Act.
                              See "Exchange Offer; Registration Rights."

                         DESCRIPTION OF THE NEW NOTES

     The forms and terms of the New Notes and the Old Notes are identical in all material respects, except that the New Notes are not subject to (1) certain transfer restrictions and registration rights to which the Old Notes are subject and (2) certain provisions providing for additional interest to be paid to the Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. From time to time in this prospectus, the Old Notes and the New Notes are referred to as the "Notes." See "Description of the Notes."

ISSUER.....................   Neff Corp.

MATURITY DATE..............   June 1, 2008.

INTEREST PAYMENT DATES.....   The New Notes will bear interest at the rate of
                              10 1/4% per annum from the date of issuance (the
                              "Issue Date"). Interest on the New Notes will be payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 1999, to
                              Holders of record on the immediately preceding May
                              15 and November 15, commencing May 15, 1999.

RANKING....................   The New Notes will be general unsecured
                              obligations of the Company and will be
                              subordinated in right of payment to all existing and future Senior Debt of the Company. The New
                              Notes will rank pari passu with the May 1998 Notes and any future senior subordinated indebtedness of the Company. They will rank senior in right of payment to all other subordinated obligations of the Company. As of September 30, 1998, on a pro forma basis after giving effect to the Private
                              Debt Offering and the application of the proceeds therefrom, we would have had approximately $189.3 million of Senior Debt, excluding undrawn capacity of $112.8 million under the Company's $310 million revolving credit facility (the "Credit Facility"), which, if drawn, would constitute Senior Debt of the Company. See "Unaudited Consolidated Pro Forma
                              Financial Data."

OPTIONAL REDEMPTION........   The New Notes will be redeemable, in whole or in
                              part, at our option on or after June 1, 2003, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to June 1, 2001, at our option, we may redeem up to 30% of the initial aggregate principal amount of the Notes issued under the Indenture on one or more occasions with the net cash proceeds of one or more Public Equity
                              Offerings, at a redemption price equal to 110.250% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least 70% of the initial aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after any such redemption. See "Description of the
                              Notes--Redemption."

GUARANTEES.................   The New Notes will be unconditionally guaranteed
                              on a senior subordinated basis by the Guarantors.
                              The Guarantees will be general unsecured obligations of the Guarantors and will be subordinated in right of payment to all existing and future Guarantor Senior Debt, which will include any guarantee by the Guarantors of the Company's indebtedness under the Credit Facility.
                              The Guarantors have also unconditionally guaranteed the May 1998 Notes on a senior subordinated basis (the "May 1998 Guarantees").
                              The Guarantees will rank pari passu with the May
                              1998 Guarantees and any future senior subordinated indebtedness of the Guarantors and will rank senior in right of payment to all other subordinated obligations of the Guarantors. As of September 30, 1998, on a pro forma basis after giving effect to the Private Debt Offering and the application of the proceeds therefrom, the Guarantors would not have had any Guarantor Senior
                              Debt outstanding except for the Guarantor's
                              Guarantees of borrowings under the Credit
                              Facility. Our foreign subsidiaries, such as S.A.
                              Argentina, will generally not be required to guarantee the Notes. See "Risk
                              Factors--Subordination of the Notes and the Guarantees; Asset Encumbrances."

CHANGE OF CONTROL..........   Upon a Change of Control, each Holder of the New
                              Notes will have the right to require us to repurchase such Holder's New

                              Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.

CERTAIN COVENANTS..........   The Indenture governing the New Notes will
                              contain certain covenants that limit our ability and the ability of certain of our subsidiaries, to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets. In addition, we will be obligated to offer to repurchase the New
                              Notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase in the event of certain sales of our assets. These restrictions and qualifications are subject to a number of important qualifications and exceptions. See "Description of the Notes--Certain Covenants."

EXCHANGE OFFER; REGISTRATION
RIGHTS.....................   Holders of New Notes are not entitled to any
                              registration rights with respect to the New Notes.
                              Pursuant to the Registration Rights Agreement among the Company, the Guarantors and the Initial
                              Purchasers, we agreed to file a registration statement with respect to an offer to exchange the Old Notes for the New Notes. This prospectus is a part of such registration statement. Under certain circumstances, particular Holders of Old Notes, including Holders of Old Notes who may not participate in the Exchange Offer, may require us to file, and cause to become effective, a shelf registration statement under the Securities Act which would cover resales of Old Notes by these Holders. See "Exchange Offer; Registration
                              Rights."

     For additional information regarding the Notes, see "Description of the Notes."

                                 RISK FACTORS

     You should carefully consider the specific matters set forth under "Risk Factors" as well as the other information included in this prospectus before making a decision to tender your Old Notes in the Exchange Offer.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

                                                                                  YEAR ENDED DECEMBER 31,
                                                                           -------------------------------------
                                                                              1993(1)       1994         1995
                                                                           ------------ ------------ -----------
                                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenues ........................................................... $36,659      $49,526      $67,254
Gross profit(4) ..........................................................  10,549       14,711       17,972
Selling, general and administrative expenses .............................   6,078        8,493       10,956
Officer stock option compensation(5) .....................................      --           --           --
Income from operations ...................................................   3,857        5,993        6,100
Income (loss) before extraordinary items(6) ..............................   1,663        2,712        1,834

BALANCE SHEET DATA (END OF PERIOD):
Net book value of rental equipment ....................................... $17,846      $29,602      $45,596
Total assets .............................................................  29,263       46,851       68,816
Total debt ...............................................................  25,378       37,983       48,345
Redeemable preferred stock ...............................................      --           --       11,430
Total common stockholders' equity (deficit) ..............................     571        4,205       (1,931)

OTHER DATA:
Adjusted EBITDA(7) ....................................................... $10,255      $15,129      $18,763
Adjusted EBITDA margin(8) ................................................    28.0%        30.5%        27.9%
Ratio of Adjusted EBITDA to
 interest expense ........................................................      --           --           --
Rental equipment purchases ............................................... $21,353      $31,185      $52,795
Number of rental locations
 (end of period) .........................................................       5            6            8

                                                                                                                       NINE MONTHS
                                                                                                                           ENDED
                                                                                    YEAR ENDED DECEMBER 31,           SEPTEMBER 30,
                                                                           ------------------------------------------ -------------
                                                                                                        PRO FORMA
                                                                                                       AS ADJUSTED
                                                                                                    -----------------
                                                                               1996        1997          1997(2)          1997
                                                                           ----------- ------------ ----------------- -----------
                                                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenues ........................................................... $95,013     $142,019         $274,500       $ 96,781
Gross profit(4) ..........................................................  25,320       43,274           86,192         29,659
Selling, general and administrative expenses .............................  18,478       30,129           50,522         21,264
Officer stock option compensation(5) .....................................      --        4,400            4,400             --
Income from operations ...................................................   5,410        6,197           24,559          6,808
Income (loss) before extraordinary items(6) ..............................  (1,388)      (6,393)          (5,391)        (1,116)

BALANCE SHEET DATA (END OF PERIOD):
Net book value of rental equipment ....................................... $76,794     $179,547               --             --
Total assets ............................................................. 109,118      280,790               --             --
Total debt ...............................................................  58,250      226,203               --             --
Redeemable preferred stock ...............................................  46,299       53,747               --             --
Total common stockholders' equity (deficit) ..............................  (7,508)     (24,735)              --             --

OTHER DATA:
Adjusted EBITDA(7) ....................................................... $26,695     $ 37,635         $ 82,638       $ 24,130
Adjusted EBITDA margin(8) ................................................    28.1%        26.5%            30.1%          24.9%
Ratio of Adjusted EBITDA to
 interest expense ........................................................      --           --              3.2x            --
Rental equipment purchases ............................................... $86,886     $143,515            N/A         $107,451
Number of rental locations
 (end of period) .........................................................      16           53               78             50

                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                           ----------------------------
                                                                                           PRO FORMA
                                                                                          AS ADJUSTED
                                                                                        ---------------
                                                                               1998         1998(3)
                                                                           ------------ ---------------
                                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenues ...........................................................  $227,009    $261,650
Gross profit(4) ..........................................................    76,274     87,257
Selling, general and administrative expenses .............................    41,939     45,975
Officer stock option compensation(5) .....................................     3,198      3,198
Income from operations ...................................................    24,934     31,487
Income (loss) before extraordinary items(6) ..............................    (1,464)       693

BALANCE SHEET DATA (END OF PERIOD):
Net book value of rental equipment .......................................  $328,630    $328,630
Total assets .............................................................   570,474    573,790
Total debt ...............................................................   399,220    402,536
Redeemable preferred stock ...............................................        --         --
Total common stockholders' equity (deficit) ..............................    96,772     96,772

OTHER DATA:
Adjusted EBITDA(7) .......................................................  $ 74,661    $84,840
Adjusted EBITDA margin(8) ................................................      32.9%      32.4%
Ratio of Adjusted EBITDA to
 interest expense ........................................................        --        3.2x
Rental equipment purchases ...............................................  $164,495          N/A
Number of rental locations
 (end of period) .........................................................        83         83

---------------
(1) The consolidated balance sheet data and statement of operations data for the year ended December 31, 1993 is derived from financial statements of the Company's wholly-owned subsidiaries, Neff Rental and Neff Machinery, each of which was individually audited by independent certified public accountants.
(2) The pro forma as adjusted financial data for the year ended December 31, 1997 are derived from the Company's Unaudited Pro Forma Consolidated Financial Data for the year ended December 31, 1997 appearing elsewhere in this prospectus. The Unaudited Pro Forma Consolidated Financial Data for the year ended December 31, 1997 were prepared by the Company to illustrate the estimated effects of the Private Debt Offering, the May
    1998 Offerings, and the Acquisitions described in the Notes to the Unaudited Pro Forma Consolidated Financial Data as if they had occurred as of January 1, 1997 for purposes of the unaudited pro forma consolidated statements of operations.
(3) The pro forma as adjusted financial data for the nine months ended September 30, 1998 are derived from the Company's Unaudited Pro Forma Consolidated Financial Data for the nine months ended September 30, 1998 appearing elsewhere in this prospectus. The Unaudited Pro Forma Consolidated Financial Data for the nine months ended September 30, 1998 were prepared by the Company to illustrate the estimated effects of the Private Debt Offering, the May 1998 Offerings, the Argentina Acquisition and the 1998 Other Acquisitions as if they had occurred as of January 1, 1997 for purposes of the unaudited pro forma consolidated statement of operations and as of September 30, 1998 for purposes of the unaudited pro forma consolidated balance sheet.
(4) Gross profit for 1996 and 1997 reflect the Company's change in depreciation policy to recognize extended estimated service lives and increased residual values of its rental equipment. See the Consolidated Financial Statements and the Notes thereto appearing elsewhere in this prospectus.
(5) Officer stock option compensation expense represents a noncash charge with respect to the change in estimated market value of the shares to be issued to Kevin P. Fitzgerald under the Option Agreement (as defined).
(6) Prior to December 26, 1995, the Company operated as a Subchapter S corporation under the provisions of the Internal Revenue Code. Income
    (loss) before extraordinary items for 1993, 1994 and 1995 is restated to reflect what the data would have been if the Company had Subchapter C status in these years.
(7) Adjusted EBITDA represents income from operations plus depreciation and amortization and officer stock option compensation expenses. Adjusted EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to operating or net income computed in accordance with generally accepted accounting principles ("GAAP"), as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company believes that Adjusted EBITDA is a standard measure commonly reported and widely used by analysts and investors as a measure of profitability for companies with significant depreciation and amortization expense. However, not all companies calculate Adjusted EBITDA using the same methods; therefore, the Adjusted EBITDA figures set forth above may not be comparable to Adjusted EBITDA reported by other companies.
(8) Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues.

                                 RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE SPECIFIC RISK FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE MAKING A DECISION TO TENDER YOUR OLD NOTES IN THE EXCHANGE OFFER.

YOU ARE RESPONSIBLE FOR COMPLIANCE WITH EXCHANGE OFFER PROCEDURES

     The Company will only issue New Notes to you in exchange for your Old Notes after it receives your Old Notes, a properly completed and signed letter of transmittal and all other required documents. If you wish to tender your Old Notes in exchange for New Notes, you should allow enough time to ensure the Company receives your Old Notes, letter of transmittal and other documents in time. Neither the Exchange Agent nor the Company is obligated to tell you if you have not properly tendered your Old Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Old Notes that are not tendered for exchange, or which are not accepted for exchange, will continue to be subject to transfer restrictions. In general, you may not offer for sale or sell Old Notes unless the Old Notes have been registered under the Securities Act or the offer or sale is exempt from, or not subject to, the Securities Act. In addition, subject to limited exceptions, once the Exchange Offer is complete, you will not have any rights to require the Company to register your outstanding Old Notes under the Securities Act. The Company does not currently intend to register the Old Notes under the Securities Act.

     The New Notes and any Old Notes outstanding after the Exchange Offer is completed will vote together as a single class in order to determine if the required number of Holders have taken certain actions or exercised certain rights under the Indenture.

REQUIREMENTS FOR TRANSFER OF NEW NOTES

     We are relying on certain no-action letters of the Staff in making this Exchange Offer. Based on these no-action letters, unless you are a broker-dealer who acquired the Old Notes directly from us or an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act, we believe that, except as described below, you may offer New Notes for resale, resell and otherwise transfer New Notes without complying with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that (1) you acquire such New Notes in the ordinary course of your business, (2) you have no arrangement or understanding with any person to participate in the distribution of such New Notes and (3) you are not engaged in, and do not intend to be engaged in, a distribution of the New Notes. We do not intend to ask the Commission for a no-action letter addressing these issues. We cannot assure you that the Staff would determine that holders of the New Notes, subject to the exceptions described above, may offer, sell and otherwise transfer the New Notes without complying with the registration and prospectus delivery provisions of the Securities Act. If you are a broker-dealer and you receive New Notes for your own account in exchange for Old Notes which you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the New Notes and that you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes in connection with their resale. If you make such an acknowledgment and deliver a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. We have agreed to make this prospectus available to you for 190 days after the Expiration Date or until you have resold all the New Notes you hold. See "Plan of Distribution." Unless an exemption from registration or qualification is available, it may be necessary to register the New Notes or qualify the sale of the New Notes under certain state securities or "blue sky" laws, before the Notes may be offered or sold in such jurisdictions.

SUBSTANTIAL LEVERAGE

     The Company has a substantial amount of indebtedness. As of September 30, 1998, on a pro forma basis after giving effect to the Private Debt Offering and the application of the estimated net proceeds therefrom, our total combined indebtedness would have been approximately $402.5 million and we would have had approximately $112.8 million of availability under the Credit Facility.

     The amount of debt we owe could have several important effects on the future operation of our business, which, in turn, could have important consequences for holders of our securities, including the Notes, including, but not limited to, the following:

     /bullet/ our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited;

     /bullet/ a substantial portion of our cash flow from operations will be dedicated to the payment of the principal of, and interest on, our indebtedness, and will not be available to fund working capital, capital expenditures and acquisitions;

     /bullet/ the agreements governing our long-term indebtedness will contain certain restrictive financial and operating covenants that could limit our ability to compete and expand; and

     /bullet/ our substantial leverage may make us more vulnerable to economic downturns, limit our ability to withstand competitive pressures and reduce our flexibility in responding to changing business and economic conditions.

     The Company's ability to pay interest and principal on the Notes, to satisfy its other debt obligations and to make planned expenditures depends on our future operating performance, which could be affected by changes in economic conditions and other factors beyond our control. If we fail to comply with the terms of our debt instruments, we could be in default under such instruments. If we default under our debt instruments, our lenders could accelerate the debt due under such instruments and, in some cases, accelerate the debt due under other instruments that have cross-default or cross-acceleration provisions. Although we believe that cash flow from operations will be sufficient to cover our debt service and other requirements, if we are unable to pay our debts, we would have to pursue alternative strategies such as renegotiating the terms of our indebtedness, refinancing some or all of our indebtedness or obtaining additional financing. We might not be able to implement any of these strategies on favorable terms or on a timely basis or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Credit Facility."

DEPENDENCE ON ADDITIONAL CAPITAL FOR FUTURE GROWTH

     The Company's ability to remain competitive, sustain its growth and expand rental operations through start-up locations and acquisitions largely depends on our access to capital. We must make ongoing capital expenditures to maintain the age and condition of our rental equipment fleet in order to provide customers with high-quality equipment. Historically, we have financed capital expenditures, start-up locations and acquisitions primarily by incurring debt, relying on cash flow from operations and, to a lesser extent, issuing equity securities. To implement our growth strategy and meet our capital needs, we may incur additional debt in the future. Such additional indebtedness may make us more vulnerable to economic downturns and may limit our ability to withstand competitive pressures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," and "Business--Business Strategy."

SUBORDINATION OF THE NOTES AND THE GUARANTEES; ASSET ENCUMBRANCES

     Your right to be paid principal, premium, if any, interest on and any other amounts with respect to, the Notes will be secondary to the right of our lenders to be repaid in full for all existing and future Senior Debt of the Company. The Company's Senior Debt includes our obligations under the Credit Facility and our purchase money indebtedness to equipment manufacturers. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, or the acceleration of indebtedness under the Credit Facility, we may not use our assets to pay obligations on the Notes until all of our Senior Debt has been paid in full. We may not have sufficient assets remaining to pay any or all amounts due on the Notes after our Senior Debt has been paid in full. In addition, under certain circumstances, we may not pay amounts due on the Notes, or purchase, redeem or otherwise retire the Notes, if we are in default under certain Senior Debt. In addition, your right to be paid principal, premium, if any, and interest on, the Notes will be secondary to the right of our lenders to be repaid in full for all existing and future debt of any non-Guarantor subsidiaries of the Company. See "Description of the Notes--Subordination."

     Your right to be paid amounts owing under the Guarantees will also be secondary to the right of our lenders to be repaid in full for all existing and future Guarantor Senior Debt of such Guarantors. Guarantor Senior Debt includes guarantees or borrowings by a Guarantor under the Credit Facility. At September 30, 1998, on a pro forma basis after giving effect to the Private Debt Offering and the application of the net proceeds therefrom, we would have had approximately $189.3 million of Senior Debt outstanding, we would have been able to borrow an additional $112.8 million, approximately, under the Credit Facility, and excluding the Guarantors' guarantees of borrowings under the Credit Facility, the Guarantors would not have had any Guarantor Senior Debt. The Indenture limits, but does not prohibit, our ability and the Guarantors' ability to incur additional debt, including Senior Debt or Guarantor Senior Debt, as the case may be.

     The Notes and the Guarantees will not be secured by the Company's or the Guarantors' assets, respectively. This means that you will not have recourse to any specific assets of the Company or the Guarantors upon an event of default under the Indenture. Substantially all of the Company's and the Guarantors' assets, however, serve as collateral to secure the Company's and the Guarantors' obligations under the Credit Facility. If the Company becomes insolvent or is liquidated, or if payment under the Credit Facility is accelerated, the lenders under the Credit Facility will be entitled to proceed against the Company's and the Guarantors' assets. We may not have sufficient assets to pay the Notes in full, or at all, after we pay the lenders under the Credit Facility. See "Capitalization," "Management's Discussions and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Credit Facility," "Description of the Notes" and the Consolidated Financial Statements and the Notes thereto included elsewhere in this prospectus.

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

     The Indenture restricts, among other things, the Company's ability to:

     /bullet/ incur indebtedness, including indebtedness subordinate in right of payment to any Senior Debt and senior in right of payment to the Notes;

     /bullet/ incur liens;

     /bullet/ pay dividends or make certain other payments;

     /bullet/ enter into certain transactions with affiliates;

     /bullet/ merge or consolidate with any other person;

     /bullet/ impose restrictions on a subsidiary's ability to pay dividends or make certain payments to the Company; or

     /bullet/ sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

See "Description of the Notes--Certain Covenants." The May 1998 Indenture contains similar provisions to the Indenture. If we fail to comply with these covenants, we will be in default under the Indenture and the principal and accrued interest on the Notes would become due and payable.

     The Credit Facility contains restrictive covenants which are generally more restrictive than those contained in the Indenture and prohibits the Company from prepaying its subordinated indebtedness. The Credit Facility also requires the Company to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. Our ability to meet those financial ratios and financial tests may be affected by events beyond our control, and there can be no assurance that we will meet those tests. If we do not meet these tests or we breach the covenants in the Credit Facility, we could be in default under the Credit Facility and our lenders could declare all amounts we owe under them under the Credit Facility to be immediately due and payable. If we are unable to repay those amounts, the lenders could proceed against our assets, which serve as collateral securing our indebtedness under the Credit Facility. Our assets may not be sufficient to repay the Notes in full, or at all, after we pay the lenders under the Credit Facility.

     In addition, a default under the Credit Facility could trigger a default under the Indenture or the May 1998 Indenture (together, the "Indentures") and vice-versa. See "Description of the Notes--Certain Covenants" and "Description of Credit Facility."

RISKS INHERENT IN GROWTH STRATEGY

     Risks inherent in our growth strategy include:

     /bullet/ risks that we will not be able to identify acquisition candidates and attractive new locations;

     /bullet/ risks that we will not be able to obtain financing for acquisitions and internal expansion on satisfactory terms, or at all;

     /bullet/ risks that we will not assess the value, costs, strengths and weaknesses of growth opportunities correctly, and

     /bullet/ risks associated with integrating acquisitions with existing operations.

     We recently accelerated our growth, expanding the rental equipment fleet at existing locations and adding eight locations in 1996, 37 locations in 1997 and 30 locations in the first nine months of 1998. We intend to keep up our rapid growth by continuing to make acquisitions, expanding the rental equipment fleet at existing locations and opening selected new locations. We expect that our growth strategy will decrease short-term cash flow and net income as we increase our indebtedness to pay for new locations, acquisitions and more equipment for the rental fleet. We cannot assure you that our growth strategy will be successful overall or that acquired businesses will be successfully integrated into our operations or that any newly opened location will become profitable. Generally, start-up locations become profitable in their third year of operation.

     Our growth will place significant demands on our management and operational, financial and marketing resources. As we acquire and open new branches, we expect we will hire more employees and expand the scope of our operating and financial systems and the geographic area of our operations. We believe this growth will increase the Company's operating complexity and the level of responsibility exercised by existing and new management personnel. We may not be able to attract and retain qualified management and employees. In addition, we cannot assure you that our current operating and financial systems and controls will be adequate as we grow or that any steps we take to improve such systems and controls will be sufficient. See "Business--Business Strategy."

REGIONAL CONDITIONS AND CYCLICALITY

     Our business is affected by general economic and competitive conditions, including national, regional and local slowdowns in construction activity. We currently operate in 15 states located throughout the southern and western United States and in six countries in South America. As a result, our operating results may be adversely affected by events or conditions, such as regional economic slowdowns, adverse weather conditions and other factors, in the areas in which we operate.

DEPENDENCE ON EQUIPMENT MANUFACTURERS

     We sell John Deere, Bomag and Terex Americas construction and industrial equipment through dealership agreements. Either party may terminate the dealership agreements upon 120 days written notice, and the equipment manufacturer may terminate the dealership agreements immediately for "cause." "Cause" generally includes, among other things,

     /bullet/ default by Neff Machinery under any security agreement between Neff Machinery and the equipment manufacturer,

     /bullet/ dissolution or liquidation of Neff Machinery, or

     /bullet/ a significant change in the control, ownership or capital structure of Neff Machinery without the equipment manufacturer's prior written consent.

John Deere and the Company have agreed that John Deere may terminate the dealership agreements for cause if GE Capital's beneficial ownership of equity in the Company exceeds 25% before September 25, 1999 or exceeds 20% on or after September 25, 1999. We cannot assure you that we will be able to continue our current, or obtain additional, dealership agreements with any of the manufacturers. Our operating results could be materially adversely impacted if the John Deere dealership agreements were terminated for any reason. See "Business--Dealership Agreements" and "Certain Relationships and Transactions."

RECENT NET LOSSES

     We incurred net losses of $2.2 million, $6.8 million and $4.1 million in 1996, 1997 and the first nine months of 1998, respectively. We cannot assure you that we will operate profitably in the future or that our earnings or cash flow will be sufficient to comply with the financial covenants to which we are subject or to cover its fixed charges. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

     The equipment rental and sales industries are highly competitive. Our competitors include large national rental companies, regional corporations, smaller independent businesses and equipment vendors and dealers who both sell and rent equipment to customers. Some of our competitors have greater financial resources, are more geographically diverse and have greater name recognition than we have. If existing or future competitors reduce prices to gain or retain market share and we must also reduce prices to remain competitive, our operating results will be adversely affected. Additionally, existing or future competitors may compete with us for start-up locations or acquisition candidates, which may increase acquisition prices and reduce the number of suitable acquisition candidates or expansion locations. See "Business Competition."

SEASONALITY AND QUARTERLY FLUCTUATIONS

     Historically, the Company's revenues and operating results have varied throughout the year, and we expect they will continue to fluctuate in the future. These fluctuations have been due to a number of factors, including

     /bullet/ general economic conditions in the Company's markets;

     /bullet/ the timing of start-up locations and acquisitions and related costs;

     /bullet/ the effectiveness of integrating start-up locations and acquired businesses;

     /bullet/ rental patterns of the Company's customers;

     /bullet/ price changes in response to competitive factors; and

     /bullet/ changes in manufacturers' incentive programs.

     We incur various costs in establishing or integrating start-ups or newly acquired locations, and the profitability of a new location is generally expected to be lower in the initial months of its operation.

     Construction equipment sales and rental businesses often experience a slowdown in demand during the winter months when adverse weather conditions affect construction activity. To date, seasonal demand fluctuations have not materially affected the Company's operating results. However, as we expand geographically, seasonal demand fluctuations may lower operating results in the first and fourth quarters.

LIABILITY AND INSURANCE

     Our business exposes us to possible claims for personal injury or death resulting from the use of equipment we rent or sell and from injuries caused in motor vehicle accidents involving our delivery and service personnel. We carry comprehensive insurance subject to a deductible at a level we believes is sufficient to cover existing and future claims. We cannot assure you that existing or future claims will not exceed the level of our insurance or that insurance will remain available on economically reasonable terms, or at all.

ENVIRONMENTAL AND SAFETY REGULATION

     Our facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety. These laws and regulations govern, among other things, wastewater discharges, the treatment, storage and disposal of solid and hazardous wastes and materials and the remediation of contamination associated with the release of hazardous substances. We believe that we are in material compliance with these requirements and do not currently anticipate any material capital expenditures for environmental compliance or remediation for the current or succeeding fiscal years. Certain of our present and former facilities have used substances and generated or disposed of wastes which are or may be considered hazardous. As a result, we may incur liability in connection with these activities. Moreover, environmental and safety requirements could become more stringent or be interpreted and applied more stringently in the future. Future changes or interpretations, or the identification of adverse environmental conditions which we are not currently aware of, could result in additional environmental compliance or remediation costs. Such compliance and remediation costs could be material to our financial condition or results of operations. See "Business--Environmental and Safety Regulation."

DEPENDENCE ON SENIOR MANAGEMENT

     The Company is managed by a small number of key executive officers. The loss of the services of certain of these key executives could have a material adverse effect on the Company. The Company presently does not maintain any key man life insurance policies on any of its officers. The Company's success also depends on its ability to hire and retain additional qualified management personnel. We cannot assure you that the Company will be able to hire and retain such personnel. See "Management."

CONTROLLING STOCKHOLDERS

     The Company is controlled by the Mas family and GE Capital. Jorge Mas, the Company's Chairman, his brothers, Juan Carlos Mas and Jose Ramon Mas, and Santos, a limited partnership controlled by the Mas family and Mr. Fitzgerald, beneficially own Class A Common Stock of the Company representing 46% of the fully diluted equity of the Company. GE Capital owns Class B Special Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock") which is convertible into Class A Common Stock representing 23% of the fully diluted equity of the Company. Santos Capital Advisors, Inc. ("Santos Capital"), a Florida corporation owned by the Mas family and Mr. Fitzgerald, has an option to acquire 1.5 million shares of Common Stock from GE Capital; these shares represent 7% of the fully diluted equity of the Company. As a result, the Mas family and Mr. Fitzgerald can exercise a controlling influence over the outcome of matters submitted to a stockholder vote and have the power to delay, defer or prevent a change in control of the Company.

     The Company, GE Capital, Jorge Mas, Jose Ramon Mas, Juan Carlos Mas, Mr. Fitzgerald, Santos Capital and Santos have entered into an Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"). The parties to the Stockholders' Agreement have agreed that if GE Capital transfers Common Stock representing 15% or more of the equity of the Company to a third party (the "Transferee"), (1) they will increase the Company's Board of Directors from six to seven members and (2) they will elect the designee chosen by the Transferee as a director.

     GE Capital and the Company have entered into a Standstill Agreement which provides that, subject to certain exceptions, GE Capital will maintain its equity interest in the Company below 25% during the period ending October 29, 1999 and below 20% after October 29, 1999 as long as the Company is a John Deere dealer. The Standstill Agreement prohibits GE Capital and its affiliates from attempting to control the Company. See "Principal Stockholders" and "Certain Relationships and Transactions."

FRAUDULENT CONVEYANCE CONSIDERATIONS; AVOIDANCE OF GUARANTEES

     Federal and state laws which protect creditors allow courts, under certain circumstances, to take certain actions in favor of other creditors of the Company or a Guarantor which could delay or prohibit payment of claims under the Notes or the Guarantees. Under fraudulent conveyance laws, a court could void the Notes or any Guarantee or subordinate payment of the Notes or any Guarantee to other debts of the Company, if the court found that when the Notes or the Guarantees, respectively, were issued, either

     /bullet/ the Company or the Guarantor incurred the indebtedness with the intent of hindering, delaying or defrauding creditors or

     /bullet/ the Company or the Guarantor received less than a reasonably equivalent value or fair consideration for incurring the indebtedness,

and the Company or the Guarantor

     /bullet/ was insolvent or rendered insolvent because it incurred the indebtedness,

     /bullet/ was engaged in a business or transaction for which its remaining assets constituted an unreasonably small amount of capital or

     /bullet/ intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured.

In addition, a court could order that amounts previously paid to holders of the Notes be voided and returned to the Company or a Guarantor, or to a fund for the benefit of the Company's or a Guarantor's creditors, or take other action detrimental to the holders of the Notes.

     The Guarantees limit each Guarantor's liability to the maximum amount of indebtedness which it can incur and still be in compliance with fraudulent conveyance or similar laws. To the extent any

Guarantee was avoided as a fraudulent conveyance, subordinated as described above, or held unenforceable for any other reason, holders of the Notes would, to such extent, no longer have a claim in respect of such Guarantee. The claims of the holders of the Notes under an avoided, limited or unenforceable Guarantee would only be paid after all other liabilities of such Guarantor had been paid. We cannot assure you that after all other liabilities of such Guarantor had been paid, the Guarantor would have enough assets to pay the claims of the holders of Notes.

CHANGE OF CONTROL

     If certain Change of Control events occur, we will be required to offer to repurchase all outstanding Notes. We may not have sufficient funds available, or be permitted by the terms of our other indebtedness agreements, to purchase the Notes upon the occurrence of a Change of Control. The occurrence of a Change of Control may cause the lenders under the Credit Facility to accelerate our indebtedness to them, which we would have to repay in full before we could repurchase the Notes. See "Description of the Notes--Change of Control" and "Description of the Notes--Subordination." If we are required to make an offer to repurchase the Notes and we do not have sufficient funds to pay for the Notes, we could be in default under the Indenture.

RISKS ASSOCIATED WITH THE ARGENTINA ACQUISITION

     The holders of the remaining 35% of the stock of S.A. Argentina (the "Argentina Stockholders") have the option to require the Company to purchase all of the remaining shares of S.A. Argentina (the "Put Option"). We cannot assure you that the Put Option will be exercised at a time when such exercise will not have a material adverse effect on the Company. The Put Option is exercisable until December 31, 2000 (the "Put Period"). The Argentina Stockholders may also exercise the Put Option after the Put Period expires if the Company makes a decision affecting S.A. Argentina with respect to certain matters, including, for example, mergers and acquisitions, strategic alliances or dividends, with which the Argentina Stockholders disagree. The exercisability of the Put Option is subject to certain additional restrictions imposed by the terms of the Company's indebtedness on the Company's ability to make acquisitions and incur additional indebtedness. The purchase price for the shares subject to the Put Option is the fair market value of such shares determined by an independent appraiser.

     The Company is subject to the risks and uncertainties associated with doing business in countries which may be exposed to, or may have recently experienced, economic or governmental instability. Developments with respect to inflation, interest rates, currency fluctuations, government policies, price and wage controls, exchange control regulations, taxation, expropriation, social instability and other political or economic developments in or affecting the countries in which the Company may operate may materially adversely affect the Company's South American operations, earnings, asset values and prospects.

                               CAUTIONARY NOTICE
                     REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" for purposes of the Securities Act and the Securities Exchange Act of 1934. All statements other than statements of historical fact in this prospectus, including, without limitation, statements regarding our competitive strengths, business strategy, expected benefits of any acquisition, future financial position, budgets, projected costs and plans and objectives of management are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may", "will", "expect", "should", "intend", "estimate", "anticipate", "believe", "continue" or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" and elsewhere in this prospectus. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements. We take no obligation to update publicly or revise any forward-looking statements.

                                USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes, the Company will receive Old Notes in like principal amount in exchange. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any change in the indebtedness of the Company.

     The net proceeds to the Company from the Private Debt Offering were approximately $95.2 million after deducting the Initial Purchasers' discount and estimated offering expenses. The net proceeds of the Private Debt Offering were used to repay outstanding borrowings under the Credit Facility.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1998, on an actual basis and pro forma as adjusted to give effect to the Private Debt Offering and the application of the estimated net proceeds therefrom. This table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this prospectus.

                                               AS OF SEPTEMBER 30, 1998
                                              --------------------------
                                                 ACTUAL      AS ADJUSTED
                                              -----------   ------------
                                                (DOLLARS IN THOUSANDS)
Debt:
Credit facility ...........................    $281,913       $186,713
Notes payable .............................      17,307         17,307
10 1/4% senior subordinated notes .........     100,000        100,000
10 1/4% senior subordinated notes .........          --         98,516
                                               --------       --------
 Total debt ...............................     399,220        402,536
                                               --------       --------
Minority interest .........................      12,335         12,335
                                               --------       --------
Common stockholders' equity ...............      96,772         96,772
                                               --------       --------
 Total capitalization .....................    $508,327       $511,643
                                               ========       ========

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following table sets forth the unaudited pro forma consolidated balance sheet of the Company as of September 30, 1998, adjusted to give effect to the Private Debt Offering and the application of the estimated net proceeds therefrom. The second and third tables set forth the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 1997 and the nine months ended September 30, 1998, respectively, adjusted to give effect to the Acquisitions, the May 1998 Offerings, the Private Debt Offering and the application of the estimated net proceeds therefrom, as if these transactions had occurred on the beginning of the periods presented. All acquisitions are accounted for using the purchase method of accounting. The unaudited pro forma consolidated financial data are based upon certain assumptions and estimates which are subject to change. These statements are not necessarily indicative of the actual results of operations that might have occurred, nor are they necessarily indicative of expected future results. The unaudited pro forma consolidated financial data should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto.

                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                           AS OF SEPTEMBER 30, 1998
                            (DOLLARS IN THOUSANDS)

                                                                                  PRIVATE DEBT
                                                                 HISTORICAL         OFFERING
                                                                   COMPANY         ADJUSTMENTS       AS ADJUSTED
                                                                ------------   ------------------   ------------
ASSETS
Cash and cash equivalents ...................................     $  2,769                            $  2,769
Accounts receivable, net ....................................       61,156                              61,156
Inventories .................................................       29,294                              29,294
Rental equipment, net .......................................      328,630                             328,630
Property and equipment, net .................................       44,499                              44,499
Goodwill, net ...............................................       92,894                              92,894
Deferred tax asset, net .....................................        3,227                               3,227
Prepaid expenses and other assets ...........................        8,005        $    3,316(a)         11,321
                                                                  --------                            --------
  Total assets ..............................................     $570,474                            $573,790
                                                                  ========                            ========
LIABILITIES AND COMMON STOCKHOLDERS'
  EQUITY
Liabilities
 Accounts payable ...........................................     $ 28,101                            $ 28,101
 Accrued expenses ...........................................       32,301                              32,301
 Credit Facility ............................................      281,913           (95,200)(b)       186,713
 10 1/4% senior subordinated notes ..........................      100,000                             100,000
 10 1/4% senior subordinated notes ..........................           --            98,516 (b)        98,516
 Notes payable ..............................................       17,307                              17,307
 Capitalized lease obligations ..............................        1,745                               1,745
 Deferred income taxes ......................................           --                                  --
                                                                  --------                            --------
  Total liabilities .........................................      461,367                             464,683
                                                                  --------                            --------
Minority interest ...........................................       12,335                              12,335
                                                                  --------                            --------
Common stockholders' equity .................................       96,772                              96,772
                                                                  --------                            --------
  Total liabilities and common stockholders' equity .........     $570,474                            $573,790
                                                                  ========                            ========

----------------
(a)  Records debt issue costs related to the Private Debt Offering.
(b) Records the Private Debt Offering and the application of the estimated net proceeds therefrom to reduce borrowings outstanding under the Credit Facility.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                            (DOLLARS IN THOUSANDS)

                                                                    HISTORICAL
                                              ------------------------------------------------------
                                  HISTORICAL                                            1998 OTHER
                                    COMPANY    INDUSTRIAL(A)   RICHBOURG   ARGENTINA   ACQUISITIONS
Revenues:                        ------------ --------------- ----------- ----------- --------------
 Rental revenue ................   $ 68,056       $15,710       $28,894    $ 19,919      $ 6,712
 Equipment sales ...............     50,578         2,468         6,510      37,404        9,179
 Parts and service .............     23,385         2,709            --          --        3,055
                                   --------       -------       -------    --------      -------
  Total revenues ...............    142,019        20,887        35,404      57,323       18,946
                                   --------       -------       -------    --------      -------
Cost of revenues:
 Cost of
  equipment sold ...............     40,766         1,750         1,956      31,075        6,342
 Depreciation of rental
  equipment ....................     24,490         4,161        10,928       6,108        2,992
 Maintenance of rental
  equipment ....................     19,748         2,799        10,714       6,904        2,984
 Cost of parts and
  service ......................     13,741         1,047            --          --        1,584
                                   --------       -------       -------    --------      -------
  Total cost
   of revenues .................     98,745         9,757        23,598      44,087       13,902
                                   --------       -------       -------    --------      -------
Gross profit ...................     43,274        11,130        11,806      13,236        5,044
                                   --------       -------       -------    --------      -------
Other operating expenses:
 Selling, general and
  administrative
  expenses .....................     30,129         8,616         4,160       4,606        2,634
 Other depreciation
  and amortization .............      2,548           855           880         431          178
 Officer stock option
  compensation(f) ..............      4,400            --            --          --           --
                                   --------       -------       -------    --------      -------
  Total other operating
   expenses ....................     37,077         9,471         5,040       5,037        2,812
                                   --------       -------       -------    --------      -------
Income from operations .........      6,197         1,659         6,766       8,199        2,232
                                   --------       -------       -------    --------      -------
Other (income) expense:
 Interest expense ..............     11,976         1,862         2,406       1,118          350
 Amortization of debt
  issue costs ..................      2,362            21            --          --           --
 Other (income)
  expense ......................         --           260          (140)         48           --
                                   --------       -------       -------    --------      -------
  Total other
   expense, net ................     14,338         2,143         2,266       1,166          350
                                   --------       -------       -------    --------      -------
Income (loss) before
 income taxes and
 extraordinary item ............     (8,141)         (484)        4,500       7,033        1,882
(Provision for) benefit
 from income taxes .............      1,748            80            --      (2,013)        (401)
                                   --------       -------       -------    --------      -------
Income (loss) before
 extraordinary item and
 minority interest .............     (6,393)         (404)        4,500       5,020        1,481
Minority interest ..............         --            --            --          --           --
                                   --------       -------       -------    --------      -------
Income (loss) before
 extraordinary item ............   $ (6,393)      $  (404)      $ 4,500    $  5,020      $ 1,481
                                   ========       =======       =======    ========      =======

                                                        MAY 1998        PRIVATE DEBT
                                    ACQUISITION         OFFERINGS         OFFERING
                                    ADJUSTMENTS        ADJUSTMENTS      ADJUSTMENTS    AS ADJUSTED
Revenues:                        ----------------- ------------------ --------------- ------------
 Rental revenue ................                                                        $139,291
 Equipment sales ...............    $      (79)(b)                                       106,060
 Parts and service .............                                                          29,149
                                                                                        --------
  Total revenues ...............                                                         274,500
                                                                                        --------
Cost of revenues:
 Cost of
  equipment sold ...............           (70)(b)                                        81,819
 Depreciation of rental
  equipment ....................        (1,711)(c)                                        46,968
 Maintenance of rental
  equipment ....................                                                          43,149
 Cost of parts and
  service ......................                                                          16,372
                                                                                        --------
  Total cost
   of revenues .................                                                         188,308
                                                                                        --------
Gross profit ...................                                                          86,192
                                                                                        --------
Other operating expenses:
 Selling, general and
  administrative
  expenses .....................           377 (d)                                        50,522
 Other depreciation
  and amortization .............         1,819 (e)                                         6,711
 Officer stock option
  compensation(f) ..............                                                           4,400
                                                                                        --------
  Total other operating
   expenses ....................                                                          61,633
                                                                                        --------
Income from operations .........                                                          24,559
                                                                                        --------
Other (income) expense:
 Interest expense ..............        11,565 (g)     $  (5,038)(k)     $  1,682(m)      25,921
 Amortization of debt
  issue costs ..................         1,125 (h)          (825)(l)          332(n)       3,015
 Other (income)
  expense ......................                                                             168
                                                                                        --------
  Total other
   expense, net ................                                                          29,104
                                                                                        --------
Income (loss) before
 income taxes and
 extraordinary item ............                                                          (4,545)
(Provision for) benefit
 from income taxes .............         2,940 (i)        (2,198)(i)          755(i)         911
                                                                                        --------
Income (loss) before
 extraordinary item and
 minority interest .............                                                          (3,634)
Minority interest ..............        (1,757)(j)                                        (1,757)
                                                                                        --------
Income (loss) before
 extraordinary item ............                                                        $ (5,391)
                                                                                        ========

                                                        (FOOTNOTES ON NEXT PAGE)

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                            (DOLLARS IN THOUSANDS)

                                                                     HISTORICAL
                                                          --------------------------------
                                              HISTORICAL                     1998 OTHER
                                                COMPANY    ARGENTINA(O)   ACQUISITIONS(O)
                                             ------------ -------------- -----------------
Revenues:
 Rental revenues ...........................   $122,962      $ 10,777         $3,009
 Equipment sales ...........................     75,208        15,765          3,710
 Parts and service .........................     28,839            --          1,385
                                               --------      --------         ------
  Total revenues ...........................    227,009        26,542          8,104
                                               --------      --------         ------
Cost of revenues:
 Cost of equipment sold ....................     57,499        11,744          2,803
 Depreciation of rental equipment ..........     40,326         2,551            840
 Maintenance of rental equipment ...........     34,145         4,374            569
 Cost of parts and service .................     18,765            --            941
                                               --------      --------         ------
  Total cost of revenues ...................    150,735        18,669          5,153
                                               --------      --------         ------
Gross profit ...............................     76,274         7,873          2,951
                                               --------      --------         ------
Other operating expenses:
 Selling, general and
  administrative expenses ..................     41,939         2,681            986
 Other depreciation and amortization .......      6,203           106             37
 Officer stock option compensation .........      3,198            --             --
                                               --------      --------         ------
  Total other operating expenses ...........     51,340         2,787          1,023
                                               --------      --------         ------
Income from operations .....................     24,934         5,086          1,928
                                               --------      --------         ------
Other (income) expense:
 Interest expense ..........................     24,065           699            117
 Amortization of debt issue costs ..........      2,963            --             --
 Other income ..............................         --          (194)            --
                                               --------      --------         ------
  Total other expense, net .................     27,028           505            117
                                               --------      --------         ------
Income (loss) before income taxes,
 minority interest and extraordinary
 item ......................................     (2,094)        4,581          1,811
(Provision for) benefit from
 income taxes ..............................      1,043        (1,419)          (139)
                                               --------      --------         ------
Income (loss) before minority interest
 and extraordinary item ....................     (1,051)        3,162          1,672
Minority interest ..........................       (413)           --             --
                                               --------      --------         ------
Net income (loss) before
 extraordinary item ........................   $ (1,464)     $  3,162         $1,672
                                               ========      ========         ======

                                                                      MAY 1998        PRIVATE DEBT
                                                 ACQUISITION          OFFERINGS         OFFERING      PRO FORMA
                                                 ADJUSTMENTS         ADJUSTMENTS      ADJUSTMENTS    AS ADJUSTED
                                             ------------------- ------------------ --------------- ------------
Revenues:
 Rental revenues ...........................                                                          $136,748
 Equipment sales ...........................    $        (5)(b)                                         94,678
 Parts and service .........................                                                            30,224
                                                                                                      --------
  Total revenues ...........................                                                           261,650
                                                                                                      --------
Cost of revenues:
 Cost of equipment sold ....................             (5)(b)                                         72,041
 Depreciation of rental equipment ..........           (159)(c)                                         43,558
 Maintenance of rental equipment ...........                                                            39,088
 Cost of parts and service .................                                                            19,706
                                                                                                      --------
  Total cost of revenues ...................                                                           174,393
                                                                                                      --------
Gross profit ...............................                                                            87,257
                                                                                                      --------
Other operating expenses:
 Selling, general and
  administrative expenses ..................            369 (d)                                         45,975
 Other depreciation and amortization .......            251 (p)                                          6,597
 Officer stock option compensation .........                                                             3,198
                                                                                                      --------
  Total other operating expenses ...........                                                            55,770
                                                                                                      --------
Income from operations .....................                                                            31,487
                                                                                                      --------
Other (income) expense:
 Interest expense ..........................          1,878 (q)      $  (2,098)(k)     $ 1,553(m)       26,214
 Amortization of debt issue costs ..........             26 (r)           (343)(l)         249 (n)       2,895
 Other income ..............................                                                              (194)
                                                                                                      --------
  Total other expense, net .................                                                            28,915
                                                                                                      --------
Income (loss) before income taxes,
 minority interest and extraordinary
 item ......................................                                                             2,572
(Provision for) benefit from
 income taxes ..............................            356 (i)           (915)(i)         676 (i)        (398)
                                                                                                      --------
Income (loss) before minority interest
 and extraordinary item ....................                                                             2,174
Minority interest ..........................         (1,068) (j)                                        (1,481)
                                                                                                      --------
Net income (loss) before
 extraordinary item ........................                                                          $    693
                                                                                                      ========

---------------
(a) Reflects seven months of operations prior to the Buckner Acquisition in August 1997.
(b) Eliminates revenues and expenses for the portion of business not acquired as part of the 1998 Other Acquisitions.
(c) Reflects the adjustment of the acquired companies' historical depreciation expense to conform to the Company's depreciation policy adopted on January 1, 1997.
(d) Adjustment for vacation accrual not recorded under Argentine GAAP and records additional lease costs to be incurred for operating facilities.
(e) Records the increase in amortization of goodwill, using an estimated life of 40 years, of $0.4 million, $1.0 million and $0.4 million attributable to the Buckner, Richbourg and Argentina Acquisitions, respectively.
(f) No effect has been given to the officer stock option compensation expense to be recognized in connection with the increase in market value of the Company as a result of the Common Stock Offering.
(g) Records interest expense related to the portion of the Acquisitions funded through borrowings under a term loan and the Credit Facility, using the Company's historical rate of 9.0% per annum, eliminates interest expense related to indebtedness of the acquired companies which was not assumed by the Company and records an adjustment for capitalized interest not recorded under Argentine GAAP.
(h) Records the amortization of debt issue costs related to a term loan incurred in connection with the Richbourg Acquisition.
(i) Adjusts historical income taxes expense to reflect an estimated rate of 38% and for deferred income taxes not recorded under Argentine GAAP.
(j)  Records minority interest related to the Argentina Acquisition.
(k) Eliminates interest expense resulting from a reduction of debt outstanding from the use of proceeds of the Common Stock Offering and records interest expense related to the May 1998 Notes at a rate of 10.25%.
(l) Eliminates debt issue costs that would not have been incurred and records the amortization of debt issue costs related to the May 1998 Notes.

                                       27

(m) Eliminates interest expense resulting from a reduction of debt outstanding under the Credit Facility from the use of proceeds of the Private Debt Offering and records interest expense related to the Notes at a rate of 10.25%.
(n)  Records the amortization of debt issue costs related to the Notes.
(o)  Reflects operations for period prior to acquisition.
(p) Records the increase in amortization of goodwill, using an estimated life of 40 years, of $0.2 million and $0.1 million attributable to the Argentina Acquisition and 1998 Other Acquisitions.
(q) Records interest expense related to the portion of the Acquisitions funded through borrowings under the Credit Facility, using the Company's current rate of 7.8% per annum, eliminates interest expense related to indebtedness of the acquired companies which was not assumed by the Company and records an adjustment for capitalized interest not recorded under Argentine GAAP.
(r) Records amortization of debt issue costs related to borrowings under the Credit Facility.

                     SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data of the Company for each of the five years ended December 31, 1997 and the nine months ended September 30, 1997 and 1998. The consolidated statements of operations data for the years ended December 31, 1995, 1996 and 1997, and the consolidated balance sheet data as of December 31, 1996 and 1997 are derived from financial statements audited by Deloitte & Touche LLP, independent auditors. The consolidated statement of operations data for the year ended December 31, 1994 and the consolidated balance sheet data as of December 31, 1994 and 1995 are derived from audited financial statements of the Company not included in this prospectus. The consolidated statement of operations and balance sheet data for and as of the year ended December 31, 1993 is derived from financial statements of the Company's wholly-owned subsidiaries, Neff Rental and Neff Machinery, audited by other independent certified public accountants, and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of such information in accordance with generally accepted accounting principles. The selected consolidated financial data for the nine months ended September 30, 1997 and 1998 is derived from the unaudited consolidated financial statements of the Company, which, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that the Company considers necessary for a fair presentation of such information in accordance with generally accepted accounting principles. The historical results are not necessarily indicative of results to be expected for any future period. The data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this prospectus.

                                                                   YEAR ENDED DECEMBER 31,
                                               ----------------------------------------------------------------
                                                  1993       1994       1995          1996            1997
                                               ---------- ---------- ---------- --------------- ---------------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
 Rental revenue ..............................  $ 10,305   $ 16,226   $ 20,019    $   35,808      $   68,056
 Equipment sales .............................    17,207     22,996     33,943        44,160          50,578
 Parts and service ...........................     9,147     10,304     13,292        15,045          23,385
                                                --------   --------   --------    ----------      ----------
  Total revenues .............................    36,659     49,526     67,254        95,013         142,019
                                                --------   --------   --------    ----------      ----------
Cost of revenues:
 Cost of equipment sold ......................    14,075     17,111     26,562        33,605          40,766
 Depreciation of rental equipment ............     5,784      8,911     11,747        19,853(1)       24,490(1)
 Maintenance of rental equipment .............       260      2,806      3,469         8,092          19,748
 Cost of parts and service ...................     5,991      5,987      7,504         8,143          13,741
                                                --------   --------   --------    ------------    ------------
  Total cost of revenues .....................    26,110     34,815     49,282        69,693          98,745
                                                --------   --------   --------    ------------    ------------
Gross profit .................................    10,549     14,711     17,972        25,320          43,274
                                                --------   --------   --------    ------------    ------------
Selling, general and
 administrative expenses .....................     6,078      8,493     10,956        18,478          30,129
Other depreciation and amortization ..........       614        225        916         1,432           2,548
Officer stock option compensation(2) .........        --         --         --            --           4,400
                                                --------   --------   --------    ------------    ------------
Income from operations .......................     3,857      5,993      6,100         5,410           6,197
                                                --------   --------   --------    ------------    ------------
Other expense ................................     1,175      1,669      3,090         6,337          14,338
                                                --------   --------   --------    ------------    ------------
Income (loss) before income taxes,
 minority interest and
 extraordinary items .........................     2,682      4,324      3,010          (927)         (8,141)
(Provision for) benefit from
 income taxes(3) .............................    (1,019)    (1,612)    (1,176)         (461)          1,748
                                                --------   --------   --------    ------------    ------------
Income (loss) before minority interest
 and extraordinary items .....................     1,663      2,712      1,834        (1,388)         (6,393)
Net income (loss) ............................  $  1,663   $  2,712   $  1,834    $   (2,197)     $   (6,844)
                                                ========   ========   ========    ============    ============

                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,
                                               ------------------------
                                                   1997         1998
                                               ------------ -----------
                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
 Rental revenue ..............................   $ 42,743    $122,962
 Equipment sales .............................     36,019      75,208
 Parts and service ...........................     18,019      28,839
                                                 --------    --------
  Total revenues .............................     96,781     227,009
                                                 --------    --------
Cost of revenues:
 Cost of equipment sold ......................     28,965      57,499
 Depreciation of rental equipment ............     15,735      40,326
 Maintenance of rental equipment .............     11,557      34,145
 Cost of parts and service ...................     10,865      18,765
                                                 --------    --------
  Total cost of revenues .....................     67,122     150,735
                                                 --------    --------
Gross profit .................................     29,659      76,274
                                                 --------    --------
Selling, general and
 administrative expenses .....................     21,264      41,939
Other depreciation and amortization ..........      1,587       6,203
Officer stock option compensation(2) .........         --       3,198
                                                 --------    --------
Income from operations .......................      6,808      24,934
                                                 --------    --------
Other expense ................................      8,148      27,028
                                                 --------    --------
Income (loss) before income taxes,
 minority interest and
 extraordinary items .........................     (1,340)     (2,094)
(Provision for) benefit from
 income taxes(3) .............................        224       1,043
                                                 --------    --------
Income (loss) before minority interest
 and extraordinary items .....................     (1,116)     (1,051)
Net income (loss) ............................   $ (1,116)   $ (4,139)
                                                 ========    ========

                                                        (FOOTNOTES ON NEXT PAGE)

                                                                                                            NINE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                          SEPTEMBER 30,
                                          ------------------------------------------------------------- --------------------------
                                              1993         1994         1995        1996        1997        1997          1998
                                          ------------ ------------ ----------- ----------- ----------- ------------ -------------
                                                                           (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (END OF PERIOD):
Net book value of rental equipment ......   $ 17,846     $ 29,602    $ 45,596    $ 76,794    $ 179,547          --      $328,630
Total assets ............................     29,263       46,851      68,816     109,118      280,790          --       570,474
Total debt ..............................     25,378       37,983      48,345      58,250      226,203          --       399,220
Redeemable preferred stock ..............         --           --      11,430      46,299       53,747          --            --
Total common stockholders' equity
 (deficit) ..............................        571        4,205      (1,931)     (7,508)     (24,735)         --        96,772

OTHER DATA:
Adjusted EBITDA(4) ......................   $ 10,255     $ 15,129    $ 18,763    $ 26,695    $  37,635    $ 24,130      $ 74,661
Adjusted EBITDA margin(5) ...............       28.0%        30.5%       27.9%       28.1%        26.5%       24.9%         32.9%
Ratio of earnings to
 fixed charges(6) .......................        2.7x         3.0x        1.8x        0.9x         0.7x        0.9x          0.9x
Rental equipment purchases ..............   $ 21,353     $ 31,185    $ 52,795    $ 86,886    $ 143,515    $107,451      $164,495
Number of locations (end of period) .....          5            6           8          16           53          50            83

---------------
(1) Depreciation of rental equipment for 1996 and 1997 reflect the Company's change in depreciation policy to recognize extended estimated service lives and increased residual values of its rental equipment. See the Consolidated Financial Statements and the Notes thereto included elsewhere in this prospectus.
(2) Officer stock option compensation expense represents a noncash charge with respect to the change in estimated market value of the shares to be issued to Kevin P. Fitzgerald under an option agreement.
(3) Prior to December 26, 1995, the Company operated as a Subchapter S corporation under the provisions of the Internal Revenue Code. Income
    (loss) before extraordinary items for 1993, 1994 and 1995 is restated to reflect what the data would have been if the Company had Subchapter C status in these years.
(4) Adjusted EBITDA represents income from operations plus depreciation and amortization and officer stock option compensation expenses. Adjusted EBITDA is not intended to represent cash flow from operations and should not be considered as an alternative to operating or net income computed in accordance with GAAP, as an indicator of the Company's operating performance, as an alternative to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. The Company believes that Adjusted EBITDA is a standard measure commonly reported and widely used by analysts and investors as a measure of profitability for companies with significant depreciation and amortization expense. However, not all companies calculate Adjusted EBITDA using the same methods; therefore, the Adjusted EBITDA figures set forth above may not be comparable to Adjusted EBITDA reported by other companies.
(5) Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues.
(6) For purposes of computing a ratio of earnings to fixed charges, "earnings" consist of the consolidated income (loss) before (provision for) benefit from income taxes and extraordinary items and fixed charges. "Fixed charges" consist of interest expense, which includes the amortization of debt issue costs and the interest portion of the Company's rent expense, and preferred stock dividend and accretion requirements. Fixed charges exceeded earnings by $0.9 million for the year ended December 31, 1996, $8.1 million for the year ended December 31, 1997, $1.3 million for the nine months ended September 30, 1997, and by $2.1 million for the nine months ended September 30, 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The matters discussed herein may include forward-looking statements that involve risks and uncertainties which could result in operating performance that is materially different from management's projections. The section of this prospectus entitled "Risk Factors" should be read in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

     The following discussion and analysis of the Company's consolidated financial condition and consolidated results of operations should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto and the Company's Unaudited Pro Forma Consolidated Financial Data and the Notes thereto, appearing elsewhere in this prospectus.

OVERVIEW

     The Company is one of the largest and fastest growing equipment rental companies in the United States. In addition to its rental business, the Company acts as a dealer of new equipment on behalf of several nationally recognized equipment manufacturers. The Company also sells used equipment, spare parts and merchandise and provides ongoing repair and maintenance services. Prior to 1995, the Company primarily acted as a dealer of new equipment on behalf of several nationally recognized equipment manufacturers. During this time, many of the Company's dealer locations (six locations) also operated as rental locations. In 1995, the Company, responding to changes in the industry, began to modify its operating structure to focus resources of the Company on the rental equipment business. As part of this strategy, in December 1995, the Company entered into a strategic partnership with GE Capital to take advantage of the growth and consolidation opportunities in the equipment rental industry.

     Since 1995, the Company has pursued a disciplined growth strategy, increasing its number of equipment rental and sales locations to 83, as of September 30, 1998. The Company has achieved this growth through the addition of 51 equipment rental locations as a result of acquisitions and the opening of 26 new equipment rental locations primarily throughout the southeast and southwest regions of the United States. The Company intends to continue to pursue its growth strategy by (1) making additional acquisitions of equipment rental companies; (2) increasing fleet at its existing equipment rental locations in both existing and new product lines; (3) selectively opening new equipment rental locations; and (4) expanding its dealership operations.

     Since March 1, 1995, the Company has opened 26 start-up rental equipment locations. Management believes the Company's recent financial performance does not fully reflect the benefit of these rental locations. Based on the Company's historical experience, a new equipment rental location tends to incur costs during the early period of operations without the benefit of the revenue stream of a mature location. New rental locations realize significant increases in revenues and cash flow during the first three years of operation, and generally become profitable in the third year of operation as more equipment is added to the rental fleet and as the location matures. Because there is relatively little incremental operating expense associated with such revenues, there is a greater proportionate increase in cash flow and profitability as a rental location matures. The Company believes the revenues, cash flow and profitability of the 26 start-up locations opened since March 1, 1995 will continue to increase as these locations mature.

     The Company primarily derives revenue from (1) the rental of equipment;
(2) sales of new and used equipment; and (3) sales of parts and service. On a pro forma basis for the Acquisitions, the Company's primary source of revenue is the rental of equipment to construction and industrial customers. Growth in rental revenue is dependent upon several factors, including the demand for rental equipment, the amount of equipment available for rent, rental rates and the general economic environment. The level of new and used equipment sales is primarily a function of the supply and demand for such equipment, price and general economic conditions. The age, quality and mix of the Company's rental fleet also affect revenues from the sale of used equipment. Revenues derived from the sale of parts and service is generally correlated with sales of new equipment.

     Costs of revenues include cost of equipment sold, depreciation and maintenance costs of rental equipment and cost of parts and service. Cost of equipment sold consists of the net book value of rental equipment at the time of sale and cost for new equipment sales. Depreciation of rental equipment represents the depreciation costs attributable to rental equipment. Maintenance of rental equipment represents the costs of servicing and maintaining rental equipment on an ongoing basis. Cost of parts and service represents costs attributable to the sale of parts directly to customers and service provided for the repair of customer owned equipment.

     Depreciation of rental equipment is calculated on a straight-line basis over the estimated service life of the asset (generally four to seven years with a 10% residual value). Since January 1, 1996, the Company has made certain changes to its depreciation assumptions to recognize extended estimated service lives and increased residual values of its rental equipment. The Company believes that these changes in estimates will more appropriately reflect its financial results by better allocating the cost of its rental equipment over the service lives of these assets. In addition, the new lives and residual values more closely conform to those prevalent in the industry.

     Selling, general and administrative expenses include sales and marketing expenses, payroll and related costs, professional fees, property and other taxes and other administrative overhead. Other depreciation and amortization represents the depreciation associated with property and equipment (other than rental equipment) and the amortization of goodwill and intangible assets.

     Prior to December 26, 1995, the Company had Subchapter S Corporation status under the provisions of the Internal Revenue Code. As a result, the stockholders of the Company were responsible for income taxes for the period prior to December 26, 1995. In 1995, the Company recorded a deferred tax liability for timing differences which existed at the time the Company changed its tax status (see the Consolidated Financial Statements and the Notes thereto included elsewhere in this prospectus).

RESULTS OF OPERATIONS

     In view of the Company's growth, management believes that the period-to-period comparisons of its financial results should not be relied upon as an indication of future performance. In addition, the Company's results of operations may fluctuate from period to period in the future as a result of the cyclical nature of the industry in which the Company operates. See "Risk Factors--Seasonality and Quarterly Fluctuations."

     The following table sets forth, for the periods indicated, information derived from the consolidated statements of operations of the Company expressed as a percentage of total revenues. There can be no assurance that the trends in the table below will continue in the future.

                                                                                                    NINE MONTHS ENDED
                                                                YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                                          ------------------------------------   -----------------------
                                                             1995         1996         1997         1997         1998
                                                          ----------   ----------   ----------   ----------   ----------
Revenues:
 Rental revenue .......................................       29.8%        37.7%        47.9%        44.2%        54.2%
 Equipment sales ......................................       50.5         46.5         35.6         37.2         33.1
 Parts and service ....................................       19.7         15.8         16.5         18.6         12.7
                                                             -----        -----        -----        -----        -----
  Total revenues ......................................      100.0%       100.0%       100.0%       100.0%       100.0%
                                                             -----        -----        -----        -----        -----
Cost of revenues:
 Cost of equipment sold ...............................       39.5         35.4         28.7         29.9         25.3
 Depreciation of rental equipment .....................       17.5         20.9         17.2         16.3         17.8
 Maintenance of rental equipment ......................        5.2          8.5         13.9         11.9         15.0
 Cost of parts and service ............................       11.1          8.6          9.7         11.2          8.3
                                                             -----        -----        -----        -----        -----
  Total cost of revenues ..............................       73.3         73.4         69.5         69.3         66.4
                                                             -----        -----        -----        -----        -----
Gross profit ..........................................       26.7         26.6         30.5         30.7         33.6
 Selling, general and administrative expenses .........       16.3         19.4         21.2         22.0         18.5
 Other depreciation and amortization ..................        1.4          1.5          1.8          1.6          2.7
 Officer stock option compensation ....................         --           --          3.1           --          1.4
                                                             -----        -----        -----        -----        -----
Income from operations ................................        9.0%         5.7%         4.4%         7.1%        11.0%
                                                             =====        =====        =====        =====        =====

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     REVENUES. Total revenues for the nine months ended September 30, 1998 increased 135.0% to $227.0 million from $96.8 million for the nine months ended September 30, 1997. This growth in revenues is primarily attributable to an increase in revenues from the maturation of the 26 new rental locations opened since March 1995 of approximately $34.7 million and approximately $71.2 million attributable to revenues generated by acquisitions.

     GROSS PROFIT. Gross profit for the nine months ended September 30, 1998 increased 157.2% to $76.3 million or 33.6% of total revenues from $29.7 million or 30.6% of total revenues for the nine months ended September 30, 1997. This increase is primarily attributable to an increase in gross profit of approximately $12.6 million associated with the maturation of the 26 new rental locations opened since March 1995 and approximately $29.4 million associated with the growth in revenues arising from acquisitions. The increase in gross profit as a percentage of revenues is primarily attributable to improved rental revenue margins coupled with a larger mix of rental revenues. The Company had 83 rental locations at September 30, 1998 compared to 50 at September 30, 1997.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for the nine months ended September 30, 1998 increased 97.2% to $41.9 million or 18.5% of total revenues from $21.3 million or 22.0% of total revenues for the nine months ended September 30, 1997. The increase in selling, general and administrative expenses is primarily attributable to the opening of 7 new rental locations since September 30, 1997 and the increase in regional and corporate personnel in anticipation of continued growth through acquisitions and new location openings.

     OTHER DEPRECIATION AND AMORTIZATION. Other depreciation and amortization expense for the nine months ended September 30, 1998 increased 290.9% to $6.2 million or 2.7% of total revenues from $1.6 million or 1.6% of total revenues. The increase is primarily attributable to amortization of goodwill resulting from acquisitions and to increased expenditures on computer equipment, management information systems and property and equipment needed to support the Company's expansion.

     INTEREST EXPENSE. Interest expense for the nine months ended September 30, 1998 increased 249.8% to $24.1 million from $6.9 million. The increase is primarily attributable to the Company's borrowings related to acquisitions and to additional borrowings related to the Company's continued investment in rental equipment.

     EXTRAORDINARY LOSS. During 1998, as a result of modifications to the Company's credit facility, the Company recorded extraordinary losses from the write-off of debt issue costs associated with the early extinguishment of debt of $2.7 million, net of related income taxes.

1997 COMPARED TO 1996

     REVENUES. Total revenues for 1997 increased 49.5% to $142.0 million from $95.0 million in 1996. This growth in revenues primarily resulted from an increase in revenues of (i) approximately $12.3 million attributable to the continued maturation of existing rental locations; (ii) approximately $16.1 million associated with the Company's acquisition of 26 rental locations in August 1997; and (iii) approximately $9.2 million from the opening of 11 new rental locations during the period.

     GROSS PROFIT. Gross profit for 1997 increased 70.9% to $43.3 million or 30.5% of total revenues from $25.3 million or 26.6% of total revenues in 1996. These increases can primarily be attributed to an increase in gross profit of
(i) approximately $9.3 million from the continued growth of revenues from the 10 locations opened during 1995 and 1996; (ii) approximately $4.8 million from the growth in revenues arising from the acquisition of 26 rental locations in August 1997; and (iii) approximately $3.2 million from the growth in revenues associated with the opening of 11 new rental locations during 1997. These increases in gross profit include approximately $3.3 million related to the change in the Company's depreciation policy to recognize extended service lives and increased salvage values of its rental equipment.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1997 increased 63.1% to $30.1 million or 21.2% of total revenues from $18.5 million or 19.4% of total revenues in 1996. The increase in selling, general and administrative expenses as a percent of revenues is primarily attributable to the opening of 11 new rental locations and the increase in regional and corporate personnel in anticipation of continued growth through acquisitions and new location openings. In 1996, selling, general and administrative expenses included approximately $0.9 million of expenses related to the investigation of alternative financing arrangements.

     OTHER DEPRECIATION AND AMORTIZATION. Other depreciation and amortization expense for 1997 increased 77.9% to $2.5 million from $1.4 million in 1996. The increase in other depreciation and amortization is primarily attributable to increased expenditures on computer equipment, management information systems and property and equipment needed to support the Company's expansion.

     OFFICER STOCK OPTION COMPENSATION EXPENSE. Officer stock option compensation expense of $4.4 million represents changes in estimated market value of the shares to be issued to a key employee under an option agreement.

     INTEREST EXPENSE. Interest expense for 1997 increased to $12.0 million from $6.0 million in 1996. This increase is attributable to additional borrowings related to the Company's continued investment in rental equipment and the Company's acquisition of 26 locations in August 1997.

     EXTRAORDINARY LOSS. During 1997, as a result of modifications to the Company's credit facility, the Company recorded extraordinary losses from the write-off of debt issue costs associated with the early extinguishment of debt of $0.5 million, net of related income taxes.

1996 COMPARED TO 1995

     REVENUES. Total revenues for 1996 increased 41.3% to $95.0 million from $67.3 million in 1995. This increase was primarily attributable to the increase in the number of rental locations operated by the Company. The increase in rental locations resulted from the opening of eight new rental locations during 1996. In addition, several changes were made to the Company's operating structure to focus resources of the Company on the rental equipment business which also increased revenues at existing locations.

     GROSS PROFIT. Gross profit for 1996 increased 40.9% to $25.3 million, or 26.6% of total revenues from $18.0 million or 26.7% of total revenues in 1995. The increase in gross profit is primarily attributable to (i) the continued growth of revenues from the two locations opened during 1995; (ii) the growth in revenues associated with the opening of eight new rental locations during 1996; and (iii) the change in the Company's depreciation policy to recognize extended service lives of its rental equipment. The increases were offset by lower margins at new rental locations. As a result, gross profit as a percentage of total revenues was relatively consistent year to year.

     SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses for 1996 increased 68.7% to $18.5 million, or 19.4% of total revenues from $11.0 million or 16.3% of total revenues in 1995. The increase in selling, general and administrative expenses is primarily attributable to the opening of eight new rental locations. In addition, the Company incurred approximately $0.9 million of expenses related to the investigation of alternative financing arrangements during 1996. No such costs were incurred in 1995.

     OTHER DEPRECIATION AND AMORTIZATION. Other depreciation and amortization expense for 1996 increased 56.3% to $1.4 million from $0.9 million in 1995. The increase in other depreciation and amortization is primarily attributable to increased expenditures on computer equipment as a result of the Company's new location expansion.

     INTEREST EXPENSE. Interest expense for 1996 increased to $6.0 million from $3.1 million in 1995. This increase is attributable to additional borrowings related to the Company's investment in rental equipment for its new locations.

     EXTRAORDINARY LOSS. During 1996, as a result of modifications to the Company's credit facility, the Company recorded extraordinary losses from the write-off of deferred financing costs associated with the early extinguishment of debt of $0.8 million, net of related income taxes. There were no such transactions in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company completed the May 1998 Offerings to reduce the Company's indebtedness, extend its debt maturities to reflect the long-term nature of its assets and provide increased operational and financial flexibility to allow the Company to pursue its growth strategy. In addition, the Company amended and restated its Credit Facility, which was increased from $300.0 million to $310.0 million on September 9, 1998. The Credit Facility terminates on April 30, 2003.

     Proceeds from the May 1998 Offerings were used to repay a $100.0 million term loan, redeem the Company's Series A Cumulative Redeemable Preferred Stock, repay a mortgage related to properties the Company owns in Florida and reduce outstanding borrowings under the Credit Facility.

     During 1997, the Company's operating activities provided net cash flow of $8.9 million as compared to $7.2 million for 1996. For the nine months ended September 30, 1998, net cash flows provided by operating activities amounted to $36.0 million as compared to net cash used in operating activities of $9.7 million for the nine months ended September 30, 1997. These increases are primarily attributable to the growth in the Company's operations resulting from an increase in the number of rental locations operated by the Company.

     Net cash used in investing activities was $173.3 million for 1997 as compared to $44.7 million in the same period for the prior year. This increase is primarily attributable to the Buckner Acquisition, increased expenditures for fleet, computer equipment and other property and equipment necessary to support the Company's expansion. Net cash used in investing activities for the nine months ended

September 30, 1998 was $258.1 million as compared to $150.6 million for the nine months ended September 30, 1997. This increase is primarily attributable to acquisitions and increased expenditures for fleet in connection with the Company's expansion.

     Net cash provided by financing activities was $162.3 million for 1997 as compared to $37.2 million for 1996. The net cash provided by financing activities was primarily attributable to borrowings under the Company's Credit Facility and a term loan used to finance the Buckner Acquisition and capital expenditures supporting the Company's expansion. Net cash provided by financing activities for the nine months ended September 30, 1998 was $222.0 million as compared to $137.3 million for the nine months ended September 30, 1997. The net cash provided by financing activities was attributable to net proceeds received from the May 1998 Offerings and to borrowings under the Company's Credit Facility, net of various debt repayments previously described. These amounts were used to finance acquisitions and capital expenditures supporting the Company's expansion.

     The Company used the proceeds of the Private Debt Offering to reduce outstanding borrowings under the Credit Facility. As of September 30, 1998, on a pro forma basis after giving effect to the Private Debt Offering and the application of proceeds therefrom, the Company would have had approximately $112.8 million available under its Credit Facility. Based upon current expectations, the Company believes that cash flow from operations, together with amounts which may be borrowed under the Credit Facility will be adequate for it to meet its capital requirements and pursue its business strategy for the next 12 months.

YEAR 2000

     The Company is aware of the issues associated with the programming code in existing computer and software systems as the millennium ("Year 2000") approaches. The Year 2000 problem is pervasive and complex, as virtually every computer operation could be affected in some way by the rollover of the two-digit year value to "00". The issue is whether systems will properly recognize date sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause complete system failures. The Company has completed an assessment of the effect of Year 2000 issues on its computer systems. Based upon this assessment management believes the Company is Year 2000 compliant. The total cost to the Company to become Year 2000 compliant was not material. The Company has received confirmation from all of its current systems' vendors that each of their systems will properly handle the rollover to the Year 2000. Although there can be no assurance, management believes the Year 2000 problem will not have a material effect on the financial position, results of operations or cash flows of the Company. In addition, there can be no assurance that the systems of other companies with which the Company does business will properly handle the rollover to the Year 2000 and will not have an adverse effect on the Company's operations.

INFLATION AND GENERAL ECONOMIC CONDITIONS

     Although the Company cannot accurately anticipate the effect of inflation on its operations, it does not believe that inflation has had, or is likely in the foreseeable future to have, a material impact on its results of operations. The Company's operating results may be adversely affected by events or conditions in a particular country or region, such as economic, weather and other factors. In addition, the Company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity, while simultaneously resulting in higher interest payments by the Company under its variable rate credit facilities. See "Risk Factors--Regional Conditions and Cyclicality" and "Risks Associated with the Argentina Acquisition."

     Although much of the Company's business is with customers in industries that are cyclical in nature, management believes that certain characteristics of the equipment rental industry and the Company's operating strategies should help to mitigate the effects of an economic downturn. These characteristics include (1) the flexibility and low cost offered to customers by renting, which may be a more attractive alternative to capital purchases; (2) the Company's ability to redeploy equipment during regional recessions; and (3) the diversity of the Company's industry and customer base.

                              THE EXCHANGE OFFER

     THE FOLLOWING DISCUSSION SUMMARIZES THE MATERIAL TERMS OF THE EXCHANGE OFFER, INCLUDING THOSE SET FORTH IN THE LETTER OF TRANSMITTAL DISTRIBUTED WITH THIS PROSPECTUS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DOCUMENTS UNDERLYING THE EXCHANGE OFFER, INCLUDING THE INDENTURE AND THE REGISTRATION RIGHTS AGREEMENT, WHICH ARE EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, which together constitute the Exchange Offer, we will accept for exchange Old Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. The term
"Expiration Date" means 5:00 p.m., New York City time, on      , 1999;
provided, however, that if we, in our sole discretion, extend the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which we extend the Exchange Offer.

     As of the date of this prospectus, $100 million aggregate principal amount at maturity of the Old Notes is outstanding. We are sending this prospectus,
together with the letter of transmittal, on or about      , 1999, to all
Holders of Old Notes known to us. Our obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions set forth under "--Conditions of the Exchange Offer" below.

     Old Notes tendered in the Exchange Offer must be in denominations of principal amount at maturity of $1,000 and any integral multiple thereof. We will return any Old Notes not accepted for exchange for any reason without expense to the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

     We expressly reserve the right to (1) delay accepting any Old Notes tendered for exchange, (2) extend the period of time during which the Exchange Offer is open, (3) amend the terms of the Exchange Offer in any manner or (4) terminate the Exchange Offer, and not to accept for exchange any Old Notes not yet accepted for exchange, if any of the conditions of the Exchange Offer specified below under "--Conditions of the Exchange Offer" are not satisfied. We will give written or oral notice of any delay, extension, amendment, non-acceptance or termination to the Holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

RESALE OF NEW NOTES

     We are making the Exchange Offer in reliance on an interpretation by the Staff set forth in no-action letters issued to third parties, including "Shearman & Sterling" (available July 2, 1993), "K-III Communications Corporation" (available May 14, 1993), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991), "Warnaco, Inc." (available October 11, 1991) and "Exxon Capital Holdings Corporation" (available May 13, 1988). The Company has not sought its own no-action letter from the Staff and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in the no-action letters mentioned above. Based on this interpretation, the Company believes that, except as described below, Holders of New Notes issued pursuant to the Exchange Offer may offer for resale, resell and otherwise transfer such New Notes, other than any Holder which is a broker-dealer or an "affiliate" of the Company or the Guarantors within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     /bullet/ such New Notes are acquired in the ordinary course of the Holder's business,

     /bullet/ the Holder has no arrangement or understanding with any person to participate in the distribution of such New Notes, and

     /bullet/ the Holder is not engaged in, and does not intend to engage in, a distribution of such New Notes.

     By tendering Old Notes for New Notes, each Holder will represent to us that:

     /bullet/ the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder,

     /bullet/ neither the Holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes and if such Holder is not a broker-dealer, neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act; and

     /bullet/ neither the Holder nor any such person is an affiliate of the Company or the Guarantors as defined in Rule 405 under the Securities Act.

     If any Holder of Old Notes cannot make the requisite representations to the Company, that Holder: (1) cannot participate in the Exchange Offer, (2) cannot rely on the Staff's interpretation set forth in the no-action letters mentioned above and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Old Notes, unless an exemption from such requirements is otherwise available. This prospectus may be used in connection with an offer to resell, resale or other transfer of Notes only as specifically set forth in this prospectus.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes it acquired as a result of market-making activities or other trading activities, must acknowledge that (1) it will deliver a prospectus in connection with any resale of such New Notes, and (2) it has not entered into any arrangements or understanding with the Company or any affiliate of the Company to distribute New Notes in connection with any resale of such New Notes. See "Plan of Distribution." The letter of transmittal states that by so acknowledging and delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

INTEREST ON THE NEW NOTES

     The New Notes will bear interest at 10 1/4% per annum. Interest on the New Notes will be payable semi-annually, in arrears, on June 1 and December 1 of each year, commencing on June 1, 1999. Holders of New Notes will receive interest on June 1, 1999 from the date of initial issuance of the New Notes, plus an amount equal to interest accrued on the Old Notes from the most recent date on which interest was paid to the date of exchange for New Notes. Interest on Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

PROCEDURES FOR TENDERING OLD NOTES

     The tender of Old Notes and the acceptance of Old Notes by the Company will constitute an agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Except as set forth below, a Holder who wishes to tender Old Notes pursuant to the Exchange Offer must send a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" on or before the Expiration Date. In addition, certificates for the Old Notes must be received by the

Exchange Agent along with the letter of transmittal or the Holder must comply with the guaranteed delivery procedures described below.

     Old Notes may also be tendered by book-entry transfer into the Exchange Agent's account at DTC ("Book-Entry Transfer") in accordance with the procedures described in this section and under "--Book Entry Transfer." Holders who chose to tender their Old Notes by Book-Entry Transfer should make sure an "Agent's Message" is sent to the Exchange Agent on or before the Expiration Date instead of a properly completed and duly executed letter of transmittal. An "Agent's Message" is a message, transmitted by DTC to and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the Holder tendering Old Notes stating that the Holder has received and agrees to be bound by the letter of transmittal and that the Company may enforce such letter of transmittal against the Holder. If Old Notes are tendered by Book-Entry Transfer, the Exchange Agent must receive confirmation of the book-entry transfer (a "Book-Entry Confirmation") on or before the Expiration Date, instead of certificates for the Old Notes or compliance with the guaranteed delivery procedures.

     THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, HOLDERS SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT HOLDERS USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, HOLDERS SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. HOLDERS SHOULD NOT SEND LETTERS OF TRANSMITTAL OR OLD NOTES TO THE COMPANY.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution unless the Old Notes surrendered for exchange (1) are signed by a registered Holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) are tendered for the account of an Eligible Institution. An "Eligible Institution" is any of the following: a firm which is a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions").

     If the letter of transmittal is signed by a person other than the registered Holder of Old Notes being tendered, the Old Notes must be endorsed or accompanied by powers of attorney, in either case signed by the registered Holder exactly as the name of the registered Holder appears on the Old Notes and such signature must be guaranteed by an Eligible Institution.

     If the letter of transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal, unless we waive this requirement.

     We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of Old Notes tendered for exchange, in our sole discretion. Our determination shall be final and binding. We reserve the absolute right to reject any and all Old Notes which are not properly tendered or Old Notes which it might, in our judgment or our counsel's judgment, be unlawful to accept. We also reserve the absolute right to waive any defects or irregularities or conditions of tender as to any particular Old Note either before or after the Expiration Date, including the right to waive the ineligibility of any Holder who seeks to tender Old Notes in the Exchange Offer. Our interpretation of the terms and conditions of the Exchange Offer, including terms and conditions set forth in the letter of transmittal and its instructions, as to any particular Old Note either before or after the Expiration Date shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with the tender of Old Notes for exchange must be cured within the period of time determined by us. Neither we nor the Exchange Agent nor any other person shall be under any duty to notify any Holder of any defect or irregularity with respect to any tender of Old Notes, nor shall we nor the Exchange Agent nor any other person incur any liability for failure to give such notice.

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's transfer procedures. DTC will (1) verify that the participant has accepted the Exchange Offer, (2) execute a book-entry transfer of the tendered Old Notes into the Exchange Agent's account at DTC and (3) send the Exchange Agent Book-Entry Confirmation of such transfer and the Agent's Message. Although delivery of Old Notes may be effected through book-entry transfer at DTC, Book-Entry Confirmation, an Agent's Message and any other required documents, with any required signature guarantees, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or before the Expiration Date or there must be compliance with the guaranteed delivery procedures described below. Old Notes will not be deemed tendered until the Exchange Agent receives the foregoing documents. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

GUARANTEED DELIVERY PROCEDURES

     If a Holder of Old Notes desires to tender such Old Notes and (1) the Old Notes are not immediately available, (2) there is not enough time for the Holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date, a tender may be effected if:

     (a) the tender is made through an Eligible Institution,

     (b) prior to the Expiration Date, the Exchange Agent receives from the Eligible Institution a Notice of Guaranteed Delivery, substantially in the form we provide by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the Holder of the Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of the execution of the Notice of Guaranteed Delivery, certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or a copy of the letter of transmittal or an Agent's Message instead of the letter of transmittal with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the Exchange Agent, and

     (c) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or a copy of the letter of transmittal or an Agent's Message instead of the letter of transmittal with any required signature guarantees and all other documents required by the letter of transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, promptly after the Expiration Date we will accept all Old Notes properly tendered and not withdrawn. See

"--Conditions of the Exchange Offer" below. We shall be deemed to have accepted properly tendered Old Notes when, as and if we have given oral or written notice of acceptance of the Old Notes to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     For each Old Note accepted for exchange, the holder of the Old Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes are not subject to (1) certain transfer restrictions and registration rights which the Old Notes are subject to and (2) certain provisions providing for additional interest to be paid to the Holders of Old Notes under certain circumstances relating to the timing of the Exchange Offer.

     In all cases, issuance of New Notes for Old Notes accepted for exchange will be made only after the Exchange Agent receives, on or before the Expiration Date, (1) certificates for the Old Notes or a timely Book-Entry Confirmation of the Old Notes into the Exchange Agent's account at DTC, (2) a properly completed and duly executed letter of transmittal or an Agent's Message instead of the letter of transmittal and (3) all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the Holder wishes to exchange, we will return, without expense to the Holder, the unaccepted or non-exchanged Old Notes to the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer. If the Old Notes are tendered by book-entry transfer into the Exchange Agent's account at DTC, the non-exchanged Old Notes will be credited to an account maintained with DTC.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

WITHDRAWAL RIGHTS

     Holders may withdraw tenders of Old Notes at any time before 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw Old Notes tendered in the Exchange Offer, a Holder must deliver a written notice of withdrawal to the Exchange Agent at the address set forth below under "--Exchange Agent" before 5:00 p.m., New York City time, on the Expiration Date. The notice of withdrawal must (1) specify the name of the person having tendered the Old Notes to be withdrawn (the "Depositor"), (2) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount at maturity of such Old Notes), (3) contain a statement that the Holder of the Old Notes is withdrawing its election to tender the Old Notes, (4) be signed by the Holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer instructing the Trustee to register the transfer of the Old Notes in the name of the person withdrawing the tender and (5) specify the name in which the Old Notes are registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with DTC's procedures.

     We will determine all questions as to the validity, including time of receipt, form and eligibility of withdrawal notices, in our sole discretion. Our determination shall be final and binding on all parties. Any Old Notes withdrawn from the Exchange Offer will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. We will return, without expense to the Holder, any Old Notes that have been tendered for exchange but which are not exchanged for any reason to the Holder as soon as practicable after the expiration or termination of the Exchange Offer. If the Old Notes are tendered by book-entry transfer into the Exchange Agent's account at DTC, the Old Notes will be credited to an account maintained with DTC for the Old Notes. Properly withdrawn Old Notes may retendered by following the procedures described under "--Procedures for Tendering Old Notes" above at any time on or before 5:00 p.m., New York City time, on the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

     The Exchange Offer is not conditioned upon any minimum principal amount at maturity of Old Notes being tendered for exchange. However, notwithstanding any other provisions of the Exchange Offer, we will not accept any Old Notes for exchange and may terminate or amend the Exchange Offer as provided in this prospectus before the acceptance of any Old Notes, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in our sole judgment, might materially impair our ability to proceed with the Exchange Offer,

     (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statue, rule or regulation is interpreted by the Staff in a manner, which, in our sole judgment, might materially impair our ability to proceed with the Exchange Offer,

     (c) any governmental approval which we, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby, is not obtained, or

     (d) the Commission or any state securities agency shall have issued a stop order suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to the our knowledge, threatened, for that purpose.

     If we determine in our sole discretion that any of these conditions are not satisfied, we may (1) refuse to accept any Old Notes and return all tendered Old Notes to the tendering Holders, (2) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders who tendered such Old Notes to withdraw their tendered Old Notes, or (3) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or we may waive these conditions in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right, and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

EXCHANGE AGENT

     State Street Bank & Trust Company will act as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be sent to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                       State Street Bank & Trust Company

                BY MAIL:                           OVERNIGHT COURIER:
    State Street Bank & Trust Company       STATE STREET BANK & TRUST COMPANY
         Corporate Trust Department            CORPORATE TRUST DEPARTMENT
              P.O. Box 778                       TWO INTERNATIONAL PLACE
         Boston, Massachusetts 02102           BOSTON, MASSACHUSETTS 02110
           Attention: Kellie Mullen             ATTENTION: KELLIE MULLEN

  BY HAND IN NEW YORK (AS DROP AGENT):             BY HAND IN BOSTON:
State Street Bank & Trust Company, N.A.     State Street Bank & Trust Company
              61 Broadway                        Two International Place
    15th Floor, Corporate Trust Window  Fourth Floor, Corporate Trust Department
          New York, New York 10006             Boston, Massachusetts 02110

            FACSIMILE TRANSMISSION:               CONFIRM BY TELEPHONE:
    (For Eligible Institutions Only)                 (617) 664-5314
             (617) 664-5290

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. We will pay the expenses to be incurred in connection with the Exchange Offer. These expenses are estimated in the
aggregate to be approximately $     . These expenses include fees and expenses
of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with the Exchange Offer. If, however, (1) certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange, are to be delivered to, registered or issued in the name of any person other than the registered Holder of the tendered Old Notes, (2) tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal, or (3) a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes, whether imposed on the registered Holder or on any other persons, will be payable by the tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions in the Indenture and in the legends on the Old Notes regarding transfer and exchange of the Old Notes. Accordingly, such Old Notes may be resold only (1) to us (upon redemption of the Old Notes or otherwise), (2) pursuant to an effective registration statement under the Securities Act, (3) as long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (4) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable state securities laws. We do not currently anticipate that we will register the resale of any Old Notes that remain outstanding after consummation of the Exchange Offer under the Securities Act. This is subject to any applicable limited exceptions.

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

     Holders of the Old and New Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether Holders of the requisite percentage of the Notes have taken certain actions or exercised certain rights under the Indenture.

     Upon consummation of the Exchange Offer, Holders of Old Notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Exchange Offer; Registration Rights."

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in the Company's accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the Exchange Offer.

                                   BUSINESS

GENERAL

     Neff is one of the largest and fastest growing equipment rental companies in the United States, with 84 rental locations in 15 states and South America. We rent a wide variety of equipment, including backhoes, air compressors, loaders, lifts and compaction equipment to construction and industrial customers. We also act as a dealer of new equipment on behalf of several nationally recognized equipment manufacturers. In addition, we sell used equipment, spare parts and merchandise and provides ongoing repair and maintenance services. We have increased our total revenues from $67.3 million in 1995 to $142.0 million in 1997; pro forma for the Acquisitions, our total revenues for 1997 were $274.5 million.

     According to industry sources, the U.S. equipment rental industry grew from approximately $600 million in revenues in 1982 to an estimated $18 billion in 1997. This growth is primarily attributable to construction and industrial companies increasingly outsourcing their equipment needs to reduce investment in non-core assets and convert costs from fixed to variable. The equipment rental industry is highly fragmented, with an estimated 17,000 equipment rental companies in the United States. As a result, we believe that well-capitalized operators like us have substantial consolidation opportunities. According to RENTAL EQUIPMENT REGISTER and studies prepared by Manfredi & Associates, Inc. on the size of the equipment rental market, no single company's rental revenues represented more than 3% of total market revenues in 1997. Relative to smaller competitors, we have several advantages, including increased purchasing power, larger inventories to service larger accounts and the ability to transfer equipment among rental locations in response to changing patterns of customer demand.

COMPETITIVE STRENGTHS

     We believe we have several competitive strengths which provide us with the opportunity for continued growth and increased profitability.

     STRONG MARKET POSITION. Neff is one of the largest and fastest growing construction and industrial equipment rental companies in the United States, and is a leading competitor with a significant presence in the Southeast and Gulf Coast regions. We operate 84 rental locations in 15 states, including Florida, Georgia, Alabama, Mississippi, South Carolina, North Carolina, Tennessee, Louisiana, Texas, Oklahoma, Arizona, Nevada, Utah, California and Colorado, and South America. From December 31, 1995 to September 30, 1998, we increased our equipment rental locations from eight to 83 and expanded our rental fleet from $62.0 million to $433.5 million based on original cost. We believe our size and geographic diversity help insulate us from regional economic downturns.

     HIGH QUALITY RENTAL FLEET. Management believes our rental fleet is one of the newest, most comprehensive and well-maintained in the equipment rental industry. As of September 30, 1998, the average age of a piece of equipment in our rental fleet was approximately 20 months. We make ongoing capital investments in new equipment, engage in regular sales of new equipment and conduct an advanced preventative maintenance program. Management believes this maintenance program increases fleet utilization, extends the useful life of equipment and produces higher resale values.

     EXCELLENT CUSTOMER SERVICE. We differentiate ourselves from our competitors by providing high quality, responsive service to its customers. Service initiatives include (1) reliable on-time equipment delivery directly to customers' job sites; (2) on-site repairs and maintenance of rental equipment by factory trained mechanics, generally available 24 hours a day, seven days a week; and (3) ongoing training of an experienced sales force to consult with customers regarding their equipment needs.

     STATE-OF-THE-ART MANAGEMENT INFORMATION SYSTEM. We have developed a customized, state-of-the-art management information system capable of monitoring operations at up to 300 sites. We use this system to maximize fleet utilization and determine the optimal fleet composition by market. The system links all of our rental locations and allows management to track customer and sales information, as well as the location, rental status and maintenance history of every piece of equipment in the rental fleet. Rental location managers can search our entire rental fleet for needed equipment, quickly determine the closest location of such equipment, and arrange for delivery to the customer's work site, thus maximizing equipment utilization.

     EXPERIENCED MANAGEMENT TEAM. Since 1995, we have significantly increased the quality and depth of our management team to help oversee our growth strategy. Our senior management team has extensive experience in the equipment rental industry and our seven regional managers have, on average, 21 years of experience and substantial knowledge of the local markets served within their regions. We believe that our management team has the ability to continue the Company's strong growth as well as manage the Company on a much larger scale. We are not dependent on recruiting additional operating, acquisition, finance or other personnel to implement our growth strategy. The Mas family, the majority owner of the Company, is also the majority owner of MasTec, Inc., a public company engaged in the telecommunications construction business. Management believes the Mas family and GE Capital, another of our major stockholders, will be valuable in identifying and evaluating acquisitions in both North and South America.

BUSINESS STRATEGY

     Our objective is to increase revenue, cash flow and profitability by building and maintaining a leading market position in the equipment rental industry. Key elements of our business strategy include:

     INCREASE PROFITABILITY OF RECENTLY OPENED RENTAL LOCATIONS. Since March 1, 1995, we have opened 26 start-up rental equipment locations including 11 locations in 1997 and five locations in the first nine months of 1998. Because we incur significant expenses in connection with the opening of new locations, management believes our financial performance does not yet fully recognize the benefit of these rental locations. Based on our historical experience, a new equipment rental location tends to realize significant increases in revenues, cash flow and profitability during the first three years of operation as more prospective customers become aware of its operation and as the rental equipment fleet is customized to local market demand. Because there is relatively little incremental operating expense associated with these revenues, cash flow and profitability increase significantly as a rental location matures.

     INCREASE FLEET AT EXISTING LOCATIONS. We believe we can capitalize on the demand for rental equipment in the markets we serve and increase revenues by increasing the size of our rental fleet and adding new product lines at existing locations. We believe that this strategy allows us to attract new customers and serve as a single source supplier for our customers. Because the start-up expenditures associated with increasing the fleet and expanding product lines at existing locations are relatively modest, these investments typically generate higher and faster returns than investments in new locations.

     ACQUIRE EQUIPMENT RENTAL COMPANIES. We intend to continue to expand primarily through acquisitions of equipment rental companies and believes there are a significant number of acquisition opportunities in North and South America which would complement our existing operations. After completing an acquisition, we generally integrate the operations of the acquired company into our management information system, consolidate equipment purchasing and resale functions and centralize fleet management as quickly as possible while assuring consistent, high quality service to the acquired company's customers. Since July 1997, we have made several strategic acquisitions which have more than doubled our number of rental locations, significantly enhanced our geographic presence and further diversified our customer base. We also acquired 65% of S.A. Argentina, a leading equipment rental company and dealer of new equipment in South America.

     SELECTIVE OPENINGS OF START-UP EQUIPMENT RENTAL LOCATIONS. Although we intend to expand our operations primarily through acquisitions, we may open additional start-up locations in markets where we are not able to identify attractive acquisition candidates. We have been successful in opening start-up equipment rental locations in existing markets and new markets. We have opened 26 start-up equipment rental locations since March 1995. Our decision to open a start-up equipment rental location is based upon a review of demographic information, business growth projections and the level of existing competition. Because our management team has extensive experience opening start-up locations, our growth strategy is not dependent on the availability of acquisition candidates on satisfactory terms. See "--Recent Acquisitions."

ACQUISITION STRATEGY

     We believe we can successfully implement our acquisition strategy because of (1) our access to financial resources; (2) the potential for increased profitability due to the centralizing of certain administrative functions, enhanced systems capabilities, greater purchasing power and economies of scale; and (3) the potential for owners of the businesses we acquire to participate in our planned growth while realizing liquidity. We have developed a set of financial, geographic and management criteria designed to assist management in its evaluation of acquisition candidates. These criteria are used to evaluate a variety of factors, including, but not limited to, (1) historical and projected financial performance; (2) composition and size of the candidate's customer base; (3) relationship of the candidate's geographic location to our market areas; (4) potential synergies gained through acquisition of the candidate; and
(5) liabilities, contingent or otherwise, of the candidate.

     We intend to evaluate acquisition candidates in South America as well as the United States. Management believes we can capitalize on the business relationships of our major stockholders, GE Capital and the Mas family, and our affiliate, MasTec, Inc., in South America in locating potential South American acquisition candidates and consummating such acquisitions. Based on the RENTAL EQUIPMENT REGISTER and our experience evaluating potential acquisitions in South America, we estimate that the equipment rental market in South America is 20 to 30 years behind the North American market and will experience significant growth in the next five to ten years.

     In June 1998, we expanded our operations into South America by acquiring 65% of the outstanding stock of S.A. Argentina. S.A. Argentina rents and sells industrial and construction equipment throughout South America, including Argentina, Brazil, Uruguay, Paraguay, Chile and Bolivia. S.A. Argentina's revenues for 1997 were approximately $57.3 million and its revenues for the first nine months of 1998 were approximately $38.7 million. S.A. Argentina's principal operations are located in Buenos Aires, Argentina; it also has locations in Cordoba and Rosario, Argentina and an assembly plant in San Luis, Argentina. We have retained the former management of S.A. Argentina to oversee the day-to-day management of S.A. Argentina after the acquisition. We have the option to purchase the remaining 35% of the outstanding stock of S.A. Argentina from the Argentina Stockholders. This option will be exercisable until December 31, 2000. In addition, the Argentina Stockholders have the option during the same period to require us to purchase the remaining 35% of the outstanding stock of S.A. Argentina. The exercisability of these options is subject to certain additional terms and conditions, including restrictions imposed by the terms of our indebtedness on our ability to make acquisitions and incur additional indebtedness. Pursuant to the terms of the Argentina Acquisition, our lenders have issued a $10.0 million letter of credit to the Argentina Stockholders, which the Argentina Stockholders may draw upon if we default on payment of the earn-out payments described above. See "Risk Factors--Risks Associated with the Argentina Acquisition."

OPERATIONS

     Our operations primarily consist of renting equipment, and, to a lesser extent, selling used equipment, complementary parts and merchandise to a wide variety of construction and industrial customers. In addition, to service our customer base more fully, we also act as a dealer of new equipment on behalf of several nationally known equipment manufacturers and provide ongoing maintenance and repair services for the equipment we sell and rent. Our locations are grouped together by geographic area and a regional manager oversees operations within each region.

     EQUIPMENT RENTALS. We are one of the largest and fastest growing equipment rental companies in the United States, with 84 rental locations in 15 states and South America. Our rental fleet is comprised of a complete line of light and heavy construction and industrial equipment from a wide variety of manufacturers, including John Deere, Case, Bomag, Terex Americas, JCB, Sullivan Industries, Ingersoll-Rand, Gradall, Lull, JLG, Bobcat, MultiQuip and Wacker. Major categories of equipment represented the following percentages (based on original cost) of our total rental fleet as of December 31, 1997 on a pro forma basis for the Richbourg Acquisition:

                                  PERCENTAGE OF TOTAL RENTAL FLEET
MAJOR EQUIPMENT CATEGORY              (BASED ON ORIGINAL COST)
------------------------------   ---------------------------------
   Earthmoving ...............                  41.0%
   Material Handling .........                  16.1
   Aerial ....................                  12.7
   Compressors ...............                   6.2
   Compaction ................                   6.1
   Trucks ....................                   4.2
   Cranes ....................                   3.8
   Welders ...................                   2.7
   Pumps .....................                   1.3
   Generators ................                   1.3
   Lighting ..................                   1.3
   Other .....................                   3.3

     We attempt to differentiate ourselves from our competitors by providing a broad selection of new and well-maintained rental equipment, and through high-quality, responsive service to our customers. As of September 30, 1998, our equipment rental fleet had an original cost of approximately $433.5 million and an average age of 20 months, which management believes compares favorably with other leading equipment rental companies. We make ongoing capital investments in new equipment, engage in regular sales of used equipment and conduct an advanced preventative maintenance program. This program increases fleet utilization, extends the useful life of equipment and produces higher resale values.

     In addition to providing a new and reliable equipment rental fleet, management believes providing high quality customer service is essential to our future success. The equipment rental business is a service industry requiring quick response times to satisfy customers' needs. Though some activity is arranged with lead-time, much of the rental initiation process takes place within a 48-hour period. Consequently, equipment availability, branch location and transportation capabilities play a major role in earning repeat business. Rental customers prefer a quick selection process and seek quick, concise communication when ordering equipment. Punctuality and reliability are key components of the servicing process, as well as maintenance performance, timely equipment removal at the rental termination, and simplified billing. Our service initiatives include (1) reliable on-time equipment delivery directly to customers' job sites; (2) on-site repairs and maintenance of rental equipment by factory trained mechanics, which are generally available 24 hours a day, seven days a week; and (3) ongoing training of an experienced sales force to consult with customers regarding their equipment needs.

     NEW EQUIPMENT SALES. We are a distributor of new equipment on behalf of several nationally known equipment manufacturers. We are the sole authorized distributor of John Deere industrial and construction equipment in central and southern Florida; we are one of the largest John Deere construction equipment dealerships in the United States. We also have distributor arrangements with Bomag to sell heavy compaction equipment, and with Terex Americas to sell off-road trucks, in central and southern Florida. Our sales line consists of nine categories of John Deere, Bomag and Terex Americas equipment and a total of 58 different machines, including: John Deere backhoe loaders, forklifts, crawler dozers, four-wheel-drive loaders, scrapers, skid steers, motor graders and excavators; Bomag vibratory rollers, static rollers, recyclers and trash compacters; and a complete line of articulated off-road trucks manufactured by Terex Americas.

     Our ability to sell new equipment offers flexibility to our customers and enhances our customer relations. In addition, our dealership operations provide us with several competitive advantages, including the opportunity to achieve favorable pricing by combining equipment purchases for our dealership and rental fleets, the reduction of costs in certain locations by sharing service, maintenance and administrative personnel and better knowledge of our local markets by pooling management information. We currently operate new equipment dealerships at six of our locations.

     In addition to standard equipment sales, we also offer customers the option to rent-to-purchase equipment for a period of time. Under this program, the customer applies a portion of the rental payment to the purchase price, thus accruing equity over the term of the rental period. Our rent-to-purchase customers generally rent new equipment for a period of six to 18 months with the option to purchase at the end of the rental period. Sales under our rent-to-purchase program represented approximately 65% of our new equipment sales in 1997.

     We effectively compete against other dealers by offering John Deere and other quality equipment lines for sale, and by providing high quality service. All personnel, from management to mechanics, are factory trained. The training of mechanics is continually upgraded as new product lines are introduced. We can transfer equipment from one store to another based upon a particular customer's needs. Customers also have the opportunity to rent equipment from our rental fleet if their own equipment is under repair. The parts department features ample stock to limit customer down time. Maintenance vehicles are equipped to handle minor repairs in the field to prevent costly down time.

     USED EQUIPMENT SALES. We maintain a regular program of selling used equipment in order to adjust the size and composition of our rental fleet to changing market conditions and to maintain the quality and low average age of our rental fleet. Management attempts to balance the objective of obtaining acceptable prices from equipment sales against the revenues obtainable from used equipment rentals. We are generally able to achieve favorable resale prices for our used equipment due to our strong preventative maintenance program and our practice of selling used equipment before it becomes obsolete or irreparable. We believe the proactive management of our rental fleet allows us to adjust the rates of new equipment purchases and used equipment sales to maximize equipment utilization rates and respond to changing economic conditions. Such proactive management, together with our broad geographic diversity, minimizes the impact of regional economic downturns.

     PARTS AND SERVICE. We sell a full complement of parts, supplies and merchandise to our customers in conjunction with our equipment rental and sales business. We also offer maintenance service to customers that own equipment and generate revenues from damage waiver charges, delivery charges and warranty income. Management believes that these revenues are more stable than equipment sales revenues because of the recurring nature of the parts and service business. Management also believes that during economic downturns, the parts and service business may actually increase as customers postpone new equipment purchases and instead attempt to maintain their existing equipment.

MANAGEMENT INFORMATION SYSTEM

     We have developed a state-of-the-art, customized management information system, capable of monitoring operations on a real-time basis at up to 300 sites that can be upgraded to support additional locations or terminals. We currently employ seven management information system employees who continually update and refine the system. We use this system to maximize fleet utilization and determine the optimal fleet composition by market. This system links all of our rental locations and allows management to track customer and sales information, as well as the location, rental status and maintenance history of every piece of equipment in our rental fleet. Using this system, rental equipment branch managers can search our entire rental fleet for needed equipment, quickly determine the closest location of such equipment and arrange for delivery to the customer's work site. This practice helps diminish "lost rents," improve utilization and make equipment available in markets where it can earn increased revenues. Our communications system can handle multiple protocols and allows the integration of systems running on different platforms. This feature allows us to include systems used by locations acquired in an acquisition of an existing equipment rental company in its central databases while the acquired locations are integrated into our system. We are in the process of integrating the locations acquired in the Acquisitions into our management information system.

CUSTOMERS

     Our customers include commercial, industrial and civil construction contractors, manufacturers, public utilities, municipalities, golf courses, shippers, commercial farmers, military bases, offshore platform operators and maintenance contractors, refineries and petrochemical facilities and a variety of other industrial accounts. Pro forma for the Acquisitions, during 1997 we served over 75,000 customers. Pro forma for the Acquisitions, our top 10 customers in 1997 represented 5.4% of our total revenues.

     Our rental equipment customers vary in size from large Fortune 500 companies who have elected to outsource much of their equipment needs to small construction contractors, subcontractors, and machine operators whose equipment needs are job-based and not easily measured in advance. Our new and used equipment sales customers are generally large construction contractors who regularly purchase wholesale goods and annually budget for fleet maintenance purchases.

     We do not currently provide our own purchase financing to customers. We rent equipment, sell parts, and provide repair services on account to customers who are screened through a credit application process. Customers can finance purchases of large equipment with a variety of creditors, including manufacturers, banks, finance companies and other financial institutions.

SALES AND MARKETING

     We maintain a strong sales and marketing orientation throughout our organization in order to increase our customer base and better understand and serve our customers. Managers at each of our branches are responsible for supervising and training all sales employees at that location and directing the salesforce by conducting regular sales meetings and participating in selling activities. Managers develop relationships with local customers and assist them in planning their equipment requirements. Managers are also responsible for managing the mix of equipment at their locations, keeping abreast of local construction activity and monitoring competitors in their respective markets.

     To stay informed about their local markets, salespeople track new equipment sales and construction projects in the area through EQUIPMENT DATA REPORTS, FW DODGE REPORTS and PEC REPORTS (PLANNING, ENGINEERING AND CONSTRUCTION), follow up on referrals and visit construction sites and potential equipment users who are new to the local area. Our salespeople also use targeted marketing strategies to address the specific needs of local customers.

PURCHASING

     We purchase equipment from vendors with reputations for product quality and reliability. Our Vice President--Asset Management and Procurement directs fleet purchasing, asset utilization and fleet maintenance for the rental equipment fleet. We believe our size and the quantity of equipment we purchase enables us to purchase equipment directly from vendors pursuant to national purchasing agreements at lower prices and on more favorable terms than many smaller competitors. We seek to maintain close relationships with our vendors to ensure the timely delivery of new equipment.

     We believe that we have sufficient alternative sources of supply for the equipment we purchase in each of our principal product categories. The following table summarizes our principal categories of equipment and specifies our major suppliers of such equipment:

PRODUCT CATEGORY                            PRIMARY VENDORS
-----------------------------------------   ---------------------------------------------------
Air Compressors and Equipment ...........   Sullivan, Ingersoll-Rand and Atlas Copco
Earthmoving Equipment (such as Backhoes,
 Loaders, Dozers, Excavators and Material
 Handling Equipment) ....................   John Deere, Case, JCB, Daewoo and Bobcat
Compaction Equipment, Rollers
 and Recyclers ..........................   Bomag, Wacker, MultiQuip and Stone
Pumps ...................................   MultiQuip, Wacker and Thompson
Generators ..............................   MultiQuip, Wacker and Atlas Copco
Welders .................................   MultiQuip and Miller
Electric Tools ..........................   Bosch, Kango and Hitachi
Light Towers ............................   Specialty Lighting, Coleman and Amida
Forklifts ...............................   JCB, Gradall, Lull and Ingersoll-Rand
Trucking ................................   Terex Americas, Ford and International
Aerial ..................................   Skyjack, JLG, Mark Industries and Genie Industries
Concrete ................................   Partner, Edco, Whiteman, Miller, MultiQuip, Wacker
                                            and Stone
Hydraulic Hammers .......................   Kent

LOCATIONS

     Our locations typically include (1) offices for sales, administration and management; (2) a customer showroom displaying equipment and parts; (3) an equipment service area; and (4) outdoor and indoor storage facilities for equipment. Each location offers a full range of rental equipment for rental, with the mix designed to meet the anticipated needs of the customers in each location. Our equipment dealerships typically operate at the same sites as rental equipment locations.

     Each stand-alone rental equipment location is staffed by, on average, approximately 15 full-time employees, including a branch manager, a rental coordinator, service manager, sales representatives, an office administrator, mechanics and drivers. Each dealership has approximately 25 full-time employees including a branch manager, parts manager, service manager, sales representatives, departmental personnel, including mechanics, and administrative staff. These employees are in addition to the full-time employees used to staff the rental equipment operations located at the same sites.

DEALERSHIP AGREEMENTS

     Neff Machinery has entered into several dealership agreements with each of John Deere, Bomag and Terex Americas in central and southern Florida. These dealership agreements appoint Neff Machinery as the equipment manufacturer's authorized dealer in certain "Areas of Responsibility," which generally includes 100% of certain counties in southern and central Florida. Under the dealership agreements, the equipment manufacturers agree to sell equipment to Neff Machinery for resale in these areas. The dealership agreements typically do not have a specific term, but may be terminated by either party upon 120 days written notice, or immediately by the equipment manufacturer for cause, which generally includes, among other things, (1) default by Neff Machinery under any security agreement between Neff Machinery and the equipment manufacturer, (2) dissolution or liquidation of Neff Machinery, or (3) a significant change in the control, ownership or capital structure of Neff Machinery without the equipment manufacturer's prior written consent. The John Deere dealership agreements further provide that John Deere may terminate the agreements for cause if GE Capital's beneficial ownership of equity in the Company exceeds 25% before September 25, 1999 or exceeds 20% on or after September 25, 1999. See "Certain Relationships and Transactions."

     We receive cash incentives and volume-related discounts from the equipment manufacturers which we represent. We use most of these cash rebates and marketing fund contributions to give customers price discounts. In addition, John Deere, Bomag and Terex Americas offer us standard dealer cash discounts or limited interest-free financing.

COMPETITION

     EQUIPMENT RENTALS. The equipment rental industry is highly fragmented and very competitive. We compete with independent third parties in all of the markets in which we operate. Most of our competitors in the rental business tend to operate in specific, limited geographic areas, although some larger competitors do compete on a national basis. We also compete with equipment manufacturers which sell and rent equipment directly to customers. Some of our competitors have greater financial resources and name recognition than we have.

     EQUIPMENT SALES. The equipment distribution market consists of many firms which operate dealerships representing equipment manufacturers, such as Caterpillar, John Deere, Case and Komatsu. As the authorized dealer of John Deere equipment in central and southern Florida, we compete with dealers who sell other manufacturers' equipment in the same area. Key competitive factors include fleet quality, pricing and the ability of a particular dealer to provide satisfactory service and parts. John Deere provides promotional programs which help the dealerships increase market share against competitors.

ENVIRONMENTAL AND SAFETY REGULATION

     Our facilities and operations are subject to certain federal, state and local laws and regulations relating to environmental protection and occupational health and safety, including those governing wastewater discharges, the treatment, storage and disposal of solid and hazardous wastes and materials, and the remediation of contamination associated with the release of hazardous substances. We believe that we are in material compliance with such requirements and do not currently anticipate any material capital expenditures for environmental compliance or remediation for the current or succeeding fiscal years. Certain of our present and former facilities have used substances and generated or disposed of wastes which are or may be considered hazardous, and we may incur liability in connection therewith. Moreover, there can be no assurance that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. Such future changes or interpretations, or the identification of adverse environmental conditions currently unknown to us, could result in additional environmental compliance or remediation costs to us. Such compliance and remediation costs could be material to our financial condition or results of operations.

     In particular, at our owned and leased facilities we store and dispense petroleum products from aboveground storage tanks and have in the past stored and dispensed petroleum products from underground storage tanks. We also use hazardous materials, including solvents, to clean and maintain equipment, and generate and dispose of solid and hazardous wastes, including used motor oil, radiator fluid and solvents. In connection with such activities, we have incurred capital expenditures and other compliance costs which are expensed on a current basis and which, to date, have not been material to our financial condition. Based on currently available information, we believe that we will not be required to incur material capital expenditures or other compliance or remediation costs on environmental and safety matters in the foreseeable future. See "Risk Factors--Environmental and Safety Regulation."

EMPLOYEES

     As of November 30, 1998, we had approximately 1,500 employees. None of our employees is represented by a union or covered by a collective bargaining agreement. We believe our relations with our employees are good.

RETENTION OF MANAGEMENT OF ACQUIRED COMPANIES

     Our policy is to retain any available members of an acquired company's management who have strengths that are beneficial to us. In connection with the Buckner Acquisition, we retained all members of Buckner's senior management. Those management personnel are now responsible for the day-to-day operation of Neff Rental's Gulf Region. In connection with the Richbourg Acquisition, we retained substantially all management personnel with the exception of Richbourg's founder, Bruce Richbourg. Those personnel continue to hold management positions at the Neff Rental branch locations acquired in the Richbourg Acquisition. The management of S.A. Argentina has been retained to continue to oversee the day-to-day operations of S.A. Argentina.

PROPERTIES

     We lease 16,000 square feet for our corporate headquarters in an office building in Miami, Florida. We own the buildings and/or the land at 10 of our locations. All other sites are leased, generally for terms of five years. Owned and leased sites range from approximately 10,000 to 25,000 square feet on lots ranging up to 22 acres, and include showrooms, equipment service areas and storage facilities. We do not consider any specific leased location to be material to our operations. We believe that equally suitable alternative locations are available in all areas where we currently do business.

LEGAL PROCEEDINGS

     We are a party to pending legal proceedings arising in the ordinary course of business. While the results of such proceedings cannot be predicted with certainty, we do not believe any of these matters are material to our financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

     The table below sets forth the names and ages of the directors, executive officers and significant employees of the Company and its subsidiaries as well as the positions and offices held by such persons, as of November 30, 1998. Jorge Mas, Juan Carlos Mas and Jose Ramon Mas, all of whom are members of the Board of Directors, are brothers. There are no other family relationships among the directors or officers of the Company.

NAME                              AGE                          POSITION
------------------------------   -----   ----------------------------------------------------
Jorge Mas ....................    35     Chairman of the Board of Directors
Kevin P. Fitzgerald ..........    42     Chief Executive Officer, President and Director
Peter A. Gladis ..............    49     Senior Vice President--Neff Rental
Robert G. Warren .............    41     Senior Vice President--Neff Machinery
Bonnie S. Biumi ..............    36     Chief Financial Officer
John Anderson ................    43     Vice President--Neff Rental--National Sales Manager
William Derenbecker ..........    43     Regional Vice President--Neff Rental--Gulf Coast
Steve Halliwell ..............    40     Regional Vice President--Neff Rental--Florida
Graham Hood ..................    43     Regional Vice President--Neff Rental--Southeast
Steven Michaels ..............    40     Vice President--Neff Rental--Asset Management
                                         and Procurement
Wes Parks ....................    36     Regional Vice President--Neff Rental--Atlantic
Bruce Pope ...................    53     Regional Vice President--Neff Rental--Southwest
Thomas Vandever ..............    53     Regional Vice President--Neff Rental--Central
Jon Zier .....................    43     Regional Vice President--Neff Rental--West
Arthur B. Laffer .............    58     Director
Joel-Tomas Citron ............    36     Director
Juan Carlos Mas ..............    33     Director
Jose Ramon Mas ...............    27     Director

     JORGE MAS. Mr. Mas has been Chairman of Neff Corp. and its predecessor, MP Equipment ("MP") since he founded MP in 1988. Since 1994, Mr. Mas has been the President and CEO, and a director of MasTec, Inc., a provider of telecommunications related engineering and construction services. Mr. Mas has been Chairman of MasTec, Inc. since November 1997. Mr. Mas is a member of the boards of directors of Supercanal Holdings, S.A., Primera Fila, S.A. and Santos Capital. Mr. Mas has an M.B.A. and a B.A. in business administration.

     KEVIN P. FITZGERALD. Mr. Fitzgerald joined the Company in 1995 as President and CEO. From 1991 through July, 1995, he was a Senior Vice President for the investment banking firm of Houlihan Lokey Howard and Zukin. He is also a member of the boards of directors of Supercanal Holdings, S.A., Primera Fila, S.A. and Santos Capital. Mr. Fitzgerald holds an M.B.A. in finance and a B.S. in electrical engineering.

     PETER A. GLADIS. Mr. Gladis joined the Company in 1995 after 20 years of employment with Hertz Corporation, most recently, as Regional Vice President of western region operations. Mr. Gladis is the Senior Vice President of Neff Rental. Mr. Gladis has a B.S. in business administration and marketing and a total of 25 years of experience in the equipment rental industry.

     ROBERT G. WARREN. Mr. Warren joined the Company in 1988 after being employed by Hertz Corporation as Regional Vice President. Mr. Warren is Senior Vice President of Neff Machinery. Mr. Warren has a total of 20 years of experience in the equipment sales and rental industry.

     BONNIE S. BIUMI. Ms. Biumi is Chief Financial Officer of the Company. She joined the Company in 1997 after being employed as Executive Vice President and Chief Financial Officer of Peoples Telephone Company, Inc., a publicly traded telecommunication services company, from 1994 to 1997.

From 1983 to 1994, Ms. Biumi was employed by Price Waterhouse LLP in Miami, Florida, most recently as a Senior Manager. Ms. Biumi is a certified public accountant and holds a B.S. in business administration.

     JOHN ANDERSON. Mr. Anderson joined the Company in 1997 as Neff Rental's National Sales Manager after 15 years of employment with Hertz Corporation, where he most recently served as Regional Vice President--Midwest. He has 17 years of experience in the equipment rental industry.

     WILLIAM G. DERENBECKER. Mr. Derenbecker joined the Company in August 1997 as Neff Rental's Vice President for the Gulf Coast Region. He previously served for 11 years in a variety of senior management positions at Buckner.

     STEVE HALLIWELL. Mr. Halliwell joined the Company in 1990 after one year with Wacker as Territory Manager and two years with Hood Equipment as a Sales Representative. Mr. Halliwell serves as Neff Rental's Vice President for the Florida Region. Mr. Halliwell has a total of 12 years of experience in the equipment rental industry.

     GRAHAM HOOD. Mr. Hood joined the Company in 1995 after 17 years of employment with Hertz Corporation, where he most recently served as Regional Vice President. Mr. Hood serves as Neff Rental's Vice President for the Southwest Region. Mr. Hood has a total of 20 years of experience in the equipment rental industry.

     STEVEN MICHAELS. Mr. Michaels joined the Company in May 1998 after spending 13 years with Hertz Equipment Rental, the last 5 years as Vice President--Fleet Operations. Mr. Michaels has a business degree in marketing and a total of 15 years in the equipment rental industry.

     WES PARKS. Mr. Parks joined the Company in 1995 after eight years of employment with Hertz Corporation, where he served as Branch Manager. Mr. Parks serves as Neff Rental's Vice President for the Atlantic Region. Mr. Parks has a total of 13 years in the equipment rental industry.

     BRUCE POPE. Mr. Pope joined the Company in 1995 after being employed by Hertz Corporation as Branch Manager. Mr. Pope serves as Neff Rental's Vice President for the Southwest Region. Mr. Pope has a total of 33 years of experience in the equipment rental industry.

     THOMAS VANDEVER. Mr. Vandever joined the Company in 1997 after being employed by Hertz Corporation as Regional Manager. Mr. Vandever serves as Neff Rental's Vice President for the Central Region. Mr. Vandever has a total of 16 years of experience in the equipment rental industry.

     JON ZIER. Mr. Zier joined the Company in 1996 after being employed by Hertz Corporation as Regional Manager. Mr. Zier serves as Neff Rental's Vice President for the West Region. Mr. Zier has a total of 20 years of experience in the equipment rental industry.

     ARTHUR B. LAFFER. Mr. Laffer became a Director of the Company in October 1998. He has been a member of the Board of Directors of MasTec, Inc. since March 1994. Mr. Laffer has been Chief Executive Officer and Chairman of the Board of Directors of Laffer Associates, an economic research and financial consulting firm, since 1979; Chief Executive Officer and Chairman of the Board of Directors, Laffer Advisors Inc., an investment advisor and broker-dealer, since 1981; and Chief Executive Officer and Chairman of the Board of Directors, Calport Asset Management, a money management firm, since 1992. Mr. Laffer is also a director of U.S. Filter Corporation, Oxigene Inc., Nicholas Applegate Mutual Funds, and Coinmach Laundry Corporation.

     JOEL-TOMAS CITRON. Mr. Citron became a Director of the Company in October 1998. He has been a member of the Board of Directors of MasTec, Inc. since 1998. He has also been an Executive Vice President of MasTec, Inc. since 1998. Mr. Citron is the managing partner of Triscope Capital LLC, a private investment partnership. In addition, Mr. Citron was Chairman of Proventes Inc., the U.S. subsidiary of a privately held investment company based in Stockholm between 1992-1997.

     JUAN CARLOS MAS. Mr. Mas has been a Director of the Company and MP since 1989. He is currently Director and President of the Construction Division of Church and Tower, a subsidiary of MasTec, Inc., where he has been employed for the past five years. Mr. Mas holds a B.A. in business administration and a J.D.


     JOSE RAMON MAS. Jose Ramon Mas has been a Director of the Company and MP since 1989. Mr. Mas is Director and President of the Telecommunications Division of Church and Tower, a subsidiary of MasTec, Inc., where he has been employed for the past five years. He has a B.A. in business administration and an M.B.A.

BOARD OF DIRECTORS

     The Company's Board of Directors is currently composed of six directors, Jorge Mas, Mr. Fitzgerald, Juan Carlos Mas, Jose Ramon Mas, Arthur B. Laffer and Joel-Tomas Citron. The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes. The members of each class of directors serve for staggered three-year terms. Jorge Mas and Mr. Fitzgerald serve as Class I directors, Juan Carlos Mas and Jose Ramon Mas serve as Class II directors and Messrs. Laffer and Citron serve as Class III directors.

     Pursuant to the Stockholders' Agreement, if GE Capital transfers Common Stock representing at least 15% of the equity of the Company to a third party (the "GE Transferee"), the Company will increase the Board of Directors from six to seven members, and the parties to the Stockholders' Agreement have agreed to vote their shares of Common Stock to elect the GE Transferee's nominee as a director to fill the vacancy.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established an Audit Committee and a Compensation Committee, each composed of two directors, Messrs. Laffer and Citron. The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. The Compensation Committee administers the Company's Incentive Stock Plan and makes recommendations to the Board of Directors regarding compensation for the Company's executive officers.

COMPENSATION OF DIRECTORS

     Each of the Company's nonemployee directors will receive an annual retainer in an amount to be determined. Directors may also receive additional fees for attending special board meetings or committee meetings not held in conjunction with a regular board meeting. All directors are reimbursed for expenses incurred in connection with attending board and committee meetings. Pursuant to the Company's Stock Incentive Plan, the Company's nonemployee directors receive automatic grants of options to purchase 10,000 shares of Class A Common Stock upon their initial appointment. These options have an exercise price equal to 100% of the fair market value on the date of the grant, and vest over a five year period (20% each year). The options expire in ten years, unless (1) the director leaves the Board of Directors for any reason other than disability, death or cause, in which case the director will have three months after termination to exercise his vested options; (2) the director is dismissed from the Board of Directors for cause, in which case all options will terminate immediately; (3) the director's service terminates by reason of disability or resignation, in which case the director will have one year after the termination date to exercise vested options; or (4) the director dies, in which case the director's estate will have one year to exercise vested options.

     On October 1, 1998, upon their initial appointment to the Board of Directors, Arthur B. Laffer and Joel-Tomas Citron received automatic grants under the Company's Stock Incentive Plan of options to purchase 10,000 shares of Class A Common Stock at an exercise price of $6.00 per share (the fair market value of the Class A Common Stock at the date of grant). Also, on October 1, 1998, Messrs. Laffer and Citron each received options to purchase 5,000 shares of Class A Common Stock under the Stock Incentive Plan at an exercise price of $14.00 per share.

     Jorge Mas, Jose Ramon Mas and Juan Carlos Mas are not treated as nonemployee directors and thus do not receive the annual retainer or stock option grants described above. Jorge Mas, the Chairman of the Board of Directors, has options to purchase 100,000 shares of Class A Common Stock at $14.00 per share, the initial offering price per share to the public in the Common Stock Offering. These options are currently exercisable and expire on May 21, 2008.

LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS

     The Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. The provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws. The Certificate of Incorporation of the Company generally provides that the Company shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding (each, a "Proceeding") by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, against expenses (including attorneys' fees) and losses, claims, liabilities, judgments, fines and amounts paid in settlement actually incurred by such person in connection with such Proceeding. The Company has entered into, or intends to enter into, agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Certificate of Incorporation. These agreements, among other things, will indemnify the Company's directors and executive officers for certain expenses (including attorneys' fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such persons arising out of or in connection with their service as a director or officer of the Company to the fullest extent permitted by applicable law. In addition, the Company has obtained director and officer liability insurance that insures the Company's directors and officers against certain liabilities.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of November 30, 1998, information with respect to the beneficial ownership of the Company's Common Stock by (1) each person known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Class A Common Stock; (2) each person known to the Company to beneficially own more than 5% of the outstanding shares of the Company's Class B Common Stock; (3) each director and each executive officer of the Company; and (4) all directors and executive officers of the Company as a group. Unless otherwise indicated, (1) each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder and (2) has the same address as the Company.

                                      NUMBER OF SHARES                   NUMBER OF SHARES
                                         OF CLASS A         PERCENT OF      OF CLASS B     PERCENT OF
                                        COMMON STOCK       CLASS OWNED     COMMON STOCK    CLASS OWNED
                                     ------------------   ------------- ----------------- ------------
Jorge Mas ..........................      3,802,744(1)         17.9%           --               --
Juan Carlos Mas ....................      2,381,303(1)         11.3            --               --
Jose Ramon Mas .....................      2,381,303(1)         11.3            --               --
GE Capital .........................      5,100,000(2)         24.1     5,100,000              100%
Santos .............................        900,000(3)          4.3            --               --
Santos Capital .....................      1,500,000(4)          7.1            --               --
Kevin P. Fitzgerald ................        757,220(1)          3.5            --               --
Robert G. Warren ...................         97,816               *            --               --
Peter A. Gladis ....................          7,333               *            --               --
Bonnie S. Biumi ....................          6,333               *            --               --
Arthur B. Laffer ...................          2,000               *            --               --
Joel-Tomas Citron ..................          4,000               *            --               --
All executive officers and directors
 as a group (9 persons) ............      9,440,052            42.6%           --               --

----------------
 *  Less than 1%.
(1) Does not include shares beneficially owned through Santos or Santos
    Capital.
(2) The amount shown includes shares owned by GECFS, Inc., an affiliate of GE Capital. All of these shares are convertible into Class A Common Stock. The amount shown also includes 1,500,000 shares of Class B Common Stock subject to an option held by Santos Capital. Santos Capital has agreed to convert these shares to Class A Common Stock upon exercise. GE Capital's and GECFS, Inc.'s address is: 777 Long Ridge Road, Building B, First Floor, Stamford, CT 06927.
(3) Santos is beneficially owned by Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Kevin P. Fitzgerald.
(4) The amount shown includes an option currently exercisable by Santos Capital, an affiliate of Santos, to purchase 1,500,000 shares of Common Stock from GE Capital. Santos Capital is beneficially owned by Jorge Mas, Juan Carlos Mas, Jose Ramon Mas and Kevin P. Fitzgerald.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

MASTEC, INC.

     MasTec, Inc., an affiliate of the Company controlled by the Mas family, purchases and leases construction equipment from the Company. During the years ended December 31, 1996 and 1997, revenues from MasTec, Inc. amounted to approximately $1.5 million and $0.7 million, respectively. The Company believes that these payments were substantially equivalent to the payments that would have been made between unrelated parties acting at arm's length.

ATLANTIC REAL ESTATE HOLDINGS CORPORATION

     In May 1997, the Company acquired six properties that it previously leased from Atlantic Real Estate Holdings Corp., an affiliate of the Company owned by Jorge Mas, Juan Carlos Mas and Jose Ramon Mas, for approximately $13.9 million. The Company operated its Miami, West Palm Beach, Fort Myers, Orlando, Pompano Beach and Tampa equipment rental and dealership locations at these properties. The Company does not intend to acquire any other assets owned by the Mas family.

GE CAPITAL, SANTOS AND SANTOS CAPITAL

     The Company and GE Capital have entered into a registration rights agreement with respect to the Class B Common Stock held by GE Capital (the "GE Capital Shares"). The registration rights agreement provides that GE Capital may, after the earlier of (1) December 29, 1998 or (2) an initial public offering of the Company's Common Stock and subject to certain limitations, make two demand registrations with respect to all or part of the GE Capital Shares. The GE Capital Shares being registered must be converted to shares of Class A Common Stock prior to registration. The registration rights agreement also provides GE Capital with piggyback registration rights with respect to certain registration statements filed by the Company. In any registration, the Company must pay the registration expenses of GE Capital, excluding GE Capital's legal fees, underwriting commissions and discounts. The Company has agreed to indemnify GE Capital against certain liabilities under the Securities Act in connection with the registration of the GE Capital Shares.

     In 1998, GE Capital and the Company consummated a series of transactions pursuant to which GE Capital (1) exchanged its 800,000 shares of the Company's Series B Preferred Stock and 800,000 shares of Series C Preferred Stock for 6,000,000 shares of the Company's Class B Common Stock and (2) sold 900,000 shares of Class B Common Stock to Santos, which Santos then converted into Class A Common Stock. Santos Capital purchased an option from GE Capital to acquire an additional 1,500,000 shares of Common Stock, exercisable for a period of 18 months. The $16.5 million purchase price for the shares of Class A Common Stock was paid in part by the delivery by Santos of a promissory note to GE Capital for $11.5 million. This promissory note is secured by the shares of Class A Common Stock Santos purchased from GE Capital. In addition, in May 1998, the Company redeemed all of the then issued and outstanding shares of its Series A Cumulative Redeemable Preferred Stock, $0.01 par value, which were beneficially owned by GE Capital, for $13,914,679.

     In response to concerns raised by John Deere regarding the size of GE Capital's equity interest in the Company, GE Capital and the Company have entered into the Standstill Agreement which provides that, subject to certain exceptions, GE Capital and its affiliates will maintain their equity interest in the Company below 25% during the period ending October 29, 1999, and will maintain their equity interest below 20% during the period from October 29, 1999 until Neff Machinery is no longer a dealer for John Deere or certain other conditions are satisfied. Santos has agreed to exercise its option to acquire Company stock from GE Capital if necessary to reduce GE Capital's equity ownership to 20% on or before September 25, 1999. GE Capital has also agreed that it will not seek to obtain control of or exercise influence over the Company.

     Santos, Santos Capital and the Company have entered into a registration rights agreement with respect to the shares of Class A Common Stock held by Santos and Santos Capital. The terms of this agreement are substantially equivalent to the terms of the registration rights agreement for GE Capital and the Company.

PEP CONSULTING

     PEP Consulting receives a consultant fee of $5,663 per month for services rendered to Neff Rental. The owner of PEP Consulting, Jose Perez, was a director of Neff Rental from December 1995 until October 1997.

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

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 100,000,000 shares of Class A Common Stock, $0.01 par value, 20,000,000 shares of Class B Common Stock, $0.01 par value and 19,350,000 shares of preferred stock, $0.01 par value (the "Preferred Stock"), which includes 1,000,000 shares of Series B Junior Participating Preferred Stock, $0.01 par value (the "Series B Junior Preferred Stock"). As of September 30, 1998, there were issued and outstanding 16,065,350 shares of Class A Common Stock, 5,100,000 shares of Class B Common Stock, and no shares of Series B Junior Participating Preferred Stock. The Company had authorized 650,000 shares of a series of Preferred Stock, Series A Cumulative Redeemable Preferred Stock, $0.01 par value ("Series A Preferred Stock"). In May 1998 the Company redeemed all 309,093 issued and outstanding shares of Series A Preferred Stock and retired the remaining 340,907 authorized shares of Series A Preferred Stock. In addition, 1,741,870 shares of Class A Common Stock have been reserved for issuance in connection with the grant of options to purchase Class A Common Stock, and 5,100,000 shares have been reserved in connection with the conversion of Class B Common Stock.

COMMON STOCK

     The Company's Class A Common Stock and Class B Common Stock are equal in all respects except for dividend and liquidation rights and conversion rights of the Class B Common Stock, as discussed more fully below. All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable.

     VOTING RIGHTS; CONVERSION OF CLASS B COMMON STOCK INTO CLASS A COMMON STOCK. The holders of Class A and Class B Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Class A and Class B Common Stock do not have cumulative rights, so that holders of more than 50% of the shares of Common Stock present at a meeting at which a quorum is present are able to elect all of the Company's directors eligible for election in a given year. Shares of Class B Common Stock are convertible into shares of Class A Common Stock, in whole or part, at any time and from time to time at the option of the holder, on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. In the event of any increase or reduction in the number of shares of Class A Common Stock, or the exchange of Class A Common Stock for a different number or kind of securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, stock split or reverse stock split, change in corporate structure or otherwise, the number of shares of Class B Common Stock and the liquidation preference of each share thereof will be proportionately increased or reduced, as appropriate. The Company is obligated to at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, such number of shares of Class A Common Stock issuable upon the conversion of all outstanding shares of Class B Common Stock. Class A Common Stock has no conversion rights.

     LIQUIDATION RIGHTS. Upon the liquidation, dissolution or winding up of the Company, after satisfaction of all the Company's liabilities and the payment of the liquidation preference of any Preferred Stock that may be outstanding, the holder of each share of Class B Common Stock is entitled to receive before any distribution or payment is made upon any other capital stock of the Company, an amount in cash equal to $11.67. The holders of Class B Common Stock shall not be entitled to any further payment. Upon the liquidation, dissolution or winding up of the Company, the holders of shares of Class A Common Stock are entitled to share pro rata in the distribution of all of the Company's assets remaining available for distribution after satisfaction of all the Company's liabilities and the payment of the liquidation preference of any Preferred Stock that may be outstanding and the payment of the liquidation preference to holders of Class B Common Stock described above.

     DIVIDEND RIGHTS. Holders of the Class A Common Stock and the Class B Common Stock are entitled to receive ratably such dividends, if any, as are declared by the Company's Board of Directors

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out of funds legally available for that purpose, subject to the preferential rights of any holder of Preferred Stock that may from time to time be outstanding. The terms of the Credit Facility and the Indentures limit the Company's ability to pay dividends on the Common Stock.

     OTHER PROVISIONS. The holders of Class A Common Stock and Class B Common Stock have no preemptive or other subscription rights to purchase shares of stock of the Company, and there are no redemptive or sinking fund provisions applicable to the Class A Common Stock and Class B Common Stock.

     REGISTRATION RIGHTS. The Company is a party to agreements pursuant to which GE Capital, the Mas family, Santos, Santos Capital and Mr. Fitzgerald have the right, among other matters, to require the Company to register their shares of Class A Common Stock under the Securities Act under certain circumstances. These rights cover approximately 15,122,570 shares of Class A Common Stock. See "Management--Company Compensation and Benefits" and "Certain Relationships and Transactions."

PREFERRED STOCK

     The Certificate of Incorporation authorizes the Company's Board of Directors to issue shares of Preferred Stock in series and to establish the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Because the Board of Directors has the power to establish the preferences and rights of the shares of any such series of Preferred Stock, it may afford the holders of any Preferred Stock that may be outstanding, preferences, powers and rights (including voting rights) senior to the rights of the holders of Class A Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company.

     The Board of Directors has established a class of Preferred Stock designated Series B Junior Preferred Stock, consisting of 1,000,000 shares. The Series B Junior Preferred Stock is reserved for issuance in connection with the Stockholders' Rights Plan. See "--Stockholders' Rights Plan."

DELAWARE LAW AND CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AND BY-LAWS

     The Certificate of Incorporation, the Company's By-Laws and Section 203 of the DGCL contain certain provisions that may make the acquisition of control of the Company by means of a tender offer, open market purchase, proxy fight or otherwise, more difficult.

     BUSINESS COMBINATIONS. The Company is a Delaware corporation and is subject to Section 203 of the DGCL. In general, subject to certain exceptions,
Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (1) upon consummation of such transaction, the interested stockholder owned 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the number of shares outstanding those shares owned by
(x) persons who are directors and also officers and (y) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); (2) the business combination is, or the transaction in which such person became an interested stockholder was, approved by the board of directors of the corporation before the stockholder became an interested stockholder; or (3) the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the corporation's stockholders by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder. For purposes of Section 203, a "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder; an "interested stockholder" is a person who, together with affiliates and associates, owns (or, in the case of affiliates and associates of the issuer, did own

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

within the last three years) 15% or more of the corporation's voting stock other than a person who owned such shares on December 23, 1987. An interested stockholder who became an interested stockholder at a time when the restrictions of Section 203 did not apply to the corporation shall not be subject to such restrictions.

     BOARD OF DIRECTORS AND RELATED PROVISIONS. The Certificate of Incorporation provides that the number of directors of the Company shall be fixed from time to time by a resolution of a majority of the Board of Directors of the Company. The Certificate of Incorporation provides that the Board of Directors shall have no less than three and no more than 11 members and shall be divided into three classes. The members of each class of directors will serve for staggered three-year terms. Thereafter, the number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors by action of the stockholders of the Company. In accordance with the DGCL, directors serving on classified boards of directors may only be removed from office for cause. Vacancies on the Board of Directors may be filled by a majority of the remaining directors, or by the sole remaining director or by the stockholders. The Certificate provides that stockholders may take action by the written consent of 66 2/3% of the stockholders, and that a special meeting of stockholders may be called only by the Board of Directors. The By-Laws of the Company provide that stockholders must follow an advance notification procedure for certain stockholder nominations of candidates for the Board of Directors and for certain other stockholder business to be conducted at an annual meeting. These provisions could, under certain circumstances, operate to delay, defer or prevent a change in control of the Company.

     AUTHORIZED AND UNISSUED PREFERRED STOCK. The Company's Certificate of Incorporation authorizes the Board of Directors to issue one or more series of Preferred Stock and to establish the designations, powers, preferences and rights of each series of Preferred Stock. The existence of authorized and unissued Preferred Stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in the Company's best interests, the Board of Directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group or create a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors. See "--Preferred Stock."

     SPECIAL MEETINGS OF STOCKHOLDERS. The By-Laws provide that special meetings of the stockholders of the Company may be called only by the Board of Directors of the Company, the Chairman of the Board of the Company or the President of the Company. This provision will render it more difficult for stockholders to take action opposed by the Board of Directors.

     INDEMNIFICATION. The Certificate of Incorporation provides that the Company shall indemnify each director, officer, employee or agent of the Company to the fullest extent permitted by law. The Certificate of Incorporation limits the liability of the Company's directors and stockholders for monetary damages in certain circumstances. The Certificate of Incorporation also provides that the Company may purchase insurance on behalf of the directors, officers, employees and agents of the Company against certain liabilities they may incur in such capacity, whether or not the Company would have the power to indemnify against such liabilities.

STOCKHOLDERS' RIGHTS PLAN

     On May 21, 1998, the Company declared a dividend distribution of one right (a "Right") for each outstanding share of Class A Common Stock, without par value (the "Common Shares"), of the Company. The dividend was payable to the stockholders of record on May 21, 1998 (the "Record Date"), and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution

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Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Preferred Stock, without par value (the "Preferred Shares"), of the Company (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and a Rights Agent (the "Rights Agent").

     Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (1) the date of a public announcement that, without the prior consent of a majority of the members of the Board of Directors, a person or group of affiliated or associated persons having acquired beneficial ownership of 15% or more of the outstanding Common Shares (except pursuant to a Permitted Offer (as defined) or except for certain transactions by Grandfathered Stockholders (as defined in the Rights Agreement) including the Mas Family, Mr. Fitzgerald, Santos, Santos Capital or GE Capital, and certain of their affiliates) or (2) 10 days (or such later date as the Board may determine) following the commencement or announcement of an intention to make a tender or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person (as defined) (the earliest of such dates being called the "Distribution Date"). A person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause (1) above is an "Acquiring Person." The date that a person or group announces publicly that it has become an Acquiring Person is the "Shares Acquisition Date."

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire on the tenth anniversary of the Record Date unless earlier redeemed by the Company as described below.

     In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of the members of the Board of Directors determines to be adequate and in the best interests of the Company and its stockholders, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise the number of units of one one-thousandth of a Preferred Share (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

     In the event that, at any time following the Shares Acquisition Date, (1) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Common Shares immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power or (2) more than 50% of the Company's assets or earning power is sold or transferred, in either case with or to an Acquiring Person or any Affiliate or Associate thereof, or any other person in which such Acquiring Person, Affiliate or Associate has an

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

interest, or any person acting on behalf of or in concert with such Acquiring Person, Affiliate or Associate, or, if in such transaction all holders of Common Shares are not treated alike, any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

     The Purchase Price payable, and the number of Preferred Shares, Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (2) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (3) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the Purchase Price payable are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but, if greater, will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share; thereafter, and after the holders of the Common Shares receive a liquidation payment of $1.00 per share, the holders of the Preferred Shares and the holders of the Common Shares will share the remaining assets in the ratio of 1,000 to 1 (as adjusted) for each Preferred Share and Capital Share so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions. In the event that the amount of accrued and unpaid dividends on the Preferred Shares is equivalent to six full quarterly dividends or more, the holders of the Preferred Shares shall have the right, voting as a class, to elect two directors in addition to the directors elected by the holders of the Common Shares until all cumulative dividends on the Preferred Shares have been paid through the last quarterly dividend payment date or until non-cumulative dividends have been paid regularly for at least one year.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depository receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the Common Shares, the Board of Directors of the Company may exchange the Rights (other than the Rights owned by the Acquiring Person or its Associates and Affiliates, which shall have become void) at an exchange ratio of one Common Share per Right (subject to adjustment).

     At any time prior to the earlier to occur of (1) a person becoming an Acquiring Person or (2) the expiration of the Rights the Company may redeem the Rights in whole, but not in part, at a price of

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

$0.001 per Right (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors. Additionally, following the Shares Acquisition Date, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price, that such redemption is in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike but not involving an Acquiring Person or Transaction Person or any Affiliates or Associates thereof. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     All of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

     Each outstanding Common Share on the Record Date will receive one Right. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share so that all such shares will have attached rights. 1,000,000 Preferred Shares will be reserved for issuance upon exercise of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on (1) the Rights being redeemed; (2) a substantial number of Rights being acquired or (3) a determination by the Board of Directors that the offer will be deemed a "Permitted Offer" under the Rights Agreement. However, the Rights should not interfere with any merger or other business combination in connection with a Permitted Offer or that is approved by the Company because the Rights are redeemable under certain circumstances.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Class A Common Stock is First Union National Bank. The Company has not appointed a transfer agent for the Class B Common Stock.

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                         DESCRIPTION OF CREDIT FACILITY

     The Company's Credit Facility is a $310.0 million revolving credit facility with a syndicate of Lenders and Bankers Trust Company, as agent. Each of Neff, Neff Rental and Neff Machinery can borrow, repay and reborrow funds under the Credit Facility for general corporate purposes. The Credit Facility terminates on April 30, 2003.

     The Credit Facility allows borrowings based upon eligible accounts receivable, rental fleet and inventory amounts. The interest rates on balances outstanding under the Credit Facility will vary based upon the leverage ratio maintained by the Company and range from Prime rate to Prime plus 1.25% or LIBOR plus 1.0% to LIBOR plus 2.25%. The interest rate as of November 30, 1998 was Prime plus 0.875% or LIBOR plus 1.875%. The Credit Facility is secured by substantially all of the Company's assets and contains various restrictive covenants which, among other things, place restrictions on indebtedness, require the Company to maintain certain interest coverage and leverage ratios and place certain restrictions on payment of dividends.

     The terms and conditions of the indebtedness of the Company under the Credit Facility impose restrictions that prohibit the Company from taking certain actions without the prior written consent of the members of the syndicate, including but not limited to merging with another company, incurring certain kinds of indebtedness, changing the Company's capital structure, selling assets other than in the ordinary course of business and declaring dividends. See "Risk Factors--Dependence on Additional Capital for Future Growth; Reliance on Credit Facility."

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                           DESCRIPTION OF THE NOTES

     THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF THE INDENTURE DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE INDENTURE AND THE TRUST INDENTURE ACT OF 1939, AS AMENDED (THE "TIA"). YOU SHOULD READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, WILL DEFINE YOUR RIGHTS AS A HOLDER OF NEW NOTES. A COPY OF THE INDENTURE IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS CONSTITUTES A PART.

     The Old Notes were issued, and the New Notes will be issued, under an indenture (the "Indenture"), dated as of December 9, 1998 by and among the Company, the Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee"). The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this section, references to the "Company" include only the Company and not its Subsidiaries. For purposes of this section, all references herein to "Notes" shall be deemed to refer collectively to the Old Notes and the New Notes, unless the context otherwise requires.

GENERAL

     The New Notes:

     /bullet/ will be unsecured obligations of the Company;

     /bullet/ will rank subordinate in right of payment to all existing and future Senior Debt of the Company; and

     /bullet/ will rank equally in right of payment with the May 1998 Notes. The May 1998 Indenture is similar to the Indenture.

     The Guarantees of the New Notes:

     /bullet/ will be unsecured obligations of each Guarantor;

     /bullet/ will rank subordinate in right of payment to all existing and future Guarantor Senior Debt; and

     /bullet/ will rank equally in right of payment with the May 1998
Guarantees.

     The New Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples of $1,000. Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to Holders of the Notes.

     Any Old Notes that remain outstanding after the completion of the Exchange Offer and the New Notes issued pursuant to the Exchange Offer will be treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to repurchase the Notes under certain circumstances.

PRINCIPAL, MATURITY AND INTEREST

     The Old Notes and the New Notes are limited in aggregate principal amount to $200.0 million. The Notes will mature on June 1, 2008. Old Notes in an aggregate principal amount of $100.0 million were issued in the Private Debt Offering. The Company will issue New Notes with a maximum aggregate principal amount of $100.0 million. Additional amounts of Notes may be issued in one or more series from time to time, subject to limits in the Indenture and the Credit Agreement on the Company's incurrence of additional Indebtedness.

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

     Interest on the Notes will accrue at the rate of 10 1/4% per annum. Interest on the Notes will be payable semiannually in cash on each June 1 and December 1 commencing on June 1, 1999. The Company will make each June 1 interest payment to the registered Holders on the immediately preceding May 15. It will make each December 1 interest payment to the registered Holders November 15 on the immediately preceding November 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Notes will not have the benefit of any mandatory redemption or mandatory sinking fund.

     The Company will pay principal and premium, if any, on the Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders.

REDEMPTION

     OPTIONAL REDEMPTION. On and after June 1, 2003, the Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice. The Company shall redeem the Notes at the following redemption prices, which are expressed as percentages of the principal amount, if the Notes are redeemed during the twelve months commencing on June 1 of the years set forth below, plus, in each case, accrued and unpaid interest on the Notes redeemed, if any:

YEAR                                        PERCENTAGE
---------------------------------------   -------------
  2003 ................................       105.125%
  2004 ................................       103.417%
  2005 ................................       101.708%
  2006 and thereafter .................       100.000%

     OPTIONAL REDEMPTION UPON QUALIFIED EQUITY OFFERINGS. On or before June 1, 2001, at any time, or from time to time, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 30% of the aggregate principal amount of the Notes at a redemption price equal to 110.250% of the principal amount of the Notes redeemed, plus accrued and unpaid interest on the Notes redeemed, if any. At least 70% of the aggregate principal amount of the Notes issued under the Indenture must remain outstanding immediately after any such redemption. If the Company wishes to redeem Notes with the proceeds of a Public Equity Offering, it must do so within 120 days of the consummation of the Public Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

     If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption in compliance with the requirements of the principal national securities exchange on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a PRO RATA basis, by lot or by any method the Trustee deems fair and appropriate. No Notes of a principal amount of $1,000 or less shall be redeemed in part. Subject to DTC procedures, if a partial redemption is made with the proceeds of a Public Equity Offering, the Trustee shall select Notes or portions of Notes for redemption only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable, unless such method is otherwise prohibited.

     Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption shall state what portion of the principal amount of the Note is to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder upon cancellation of the original Note. Interest will cease to accrue on Notes or portions of Notes called for redemption on the redemption date if the Company has deposited funds sufficient to pay the applicable redemption price with the Paying Agent.

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

SUBORDINATION

     The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt whether outstanding on the Issue Date or thereafter incurred, including, without limitation, the Company's obligations under the Credit Agreement. The Notes will rank PARI PASSU with the May 1998 Notes.

     The Holders of Senior Debt will be entitled to receive payment in full of all Obligations due or to become due upon all Senior Debt, or such payment must be provided for to the satisfaction of the Holders of Senior Debt, before any payment or distribution of any kind is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes, in the event of any payment or distribution to the Company's creditors:

     (1) upon any total or partial liquidation, dissolution, winding up or reorganization of the Company;

     (2) upon the assignment for the benefit of creditors or marshaling of assets of the Company; or

     (3) in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary.

     In addition, the Company may not make any payment with respect to any Obligations on the Notes or acquire any of the Notes if:

     (1) any payment default occurs and is continuing with respect to any Designated Senior Debt; or

     (2) any other event of default occurs and is continuing with respect to any Designated Senior Debt permitting the holders of the Designated Senior Debt to accelerate its maturity and the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice").

     Payments on the Notes may and shall be resumed,

     (1) in the case of a payment default, when all events of default have been cured or waived or have ceased to exist; and

     (2) in the case of a non-payment default, the earlier of (a) the date on which the default is cured or waived, (b) 180 days after the delivery of the Default Notice (the "Blockage Period") or (c) the date the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period.

     Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due. Only one Blockage Period may be commenced within any 360 consecutive days.

     No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of the Designated Senior Debt whether or not within a period of 360 consecutive days, unless the event of default is cured or waived for a period of not less than 90 consecutive days. Any subsequent action, or any breach of any financial covenants for a period commencing after the date a Blockage Period begins, that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose.

     By reason of the subordination of the Notes, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Notes, may recover less ratably than holders of Senior Debt.

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

     As of September 30, 1998, on a pro forma basis after giving effect to the Private Debt Offering and the application of the estimated net proceeds therefrom, the Company would have had Senior Debt of approximately $189.3 million. See "Risk Factors--Subordination of the Notes and Guarantees; Asset Encumbrances."

GUARANTEES

     Each Guarantor unconditionally guarantees, on a senior subordinated basis, jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Notes, including the payment of principal of and interest on the Notes. The Guarantees are subordinated to Guarantor Senior Debt on the same basis as the Notes are subordinated to Senior Debt. The Guarantees rank PARI PASSU with the May 1998 Guarantees. The obligations of each Guarantor are limited as necessary so that its Guarantee will not constitute a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in PRO RATA amount based on the net assets of each Guarantor, determined in accordance with GAAP.

     Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "Certain Covenants--
Merger, Consolidation and Sale of Assets." In the event all of the Capital Stock or all or substantially all of the assets of a Guarantor is sold by the Company and the sale complies with the provisions set forth in "Certain Covenants--Limitation on Asset Sales," the Guarantor's Guarantee will be released.

     Separate financial statements of the Guarantors are not included herein because the Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis for each of the three years in the period ended December 31, 1997. As a result of the Argentina Acquisition, since S.A. Argentina is not a Guarantor, the aggregate net assets, earnings and equity of the Company on a consolidated basis are no longer substantially equivalent to the net assets, earnings, and equity of the Guarantors and the Company. The Company has therefore included in its notes to the unaudited consolidated financial statements for the nine months ended September 30, 1998 included in this prospectus, and undertakes to include footnotes to the Company's audited financial statements in its annual reports on Form 10-K and quarterly reports on Form 10-Q, until the Guarantees are all released or expire by their terms, condensed consolidating financial statements of the Company, the Subsidiary Guarantors and any future Guarantors and S.A. Argentina. These condensed consolidating financial statements will be presented for the same periods for which financial statements are presented for the Company; will be audited for those periods for which the Company's financial statements are audited; and will provide, in a columnar format:

     (a) condensed financial statements of the Company, carrying its investments in any non-guarantor subsidiaries under the equity method,

     (b) condensed financial statements of the Subsidiary Guarantors and any future Guarantors,

     (c) condensed financial statements for S.A. Argentina, and

     (d) elimination entries for purposes of consolidation.

CHANGE OF CONTROL

     The Indenture provides that if a Change of Control occurs, each Holder will have the right to require the Company to purchase all or a portion of the Holder's Notes pursuant to the offer

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

described below (the "Change of Control Offer"). The purchase price in a Change of Control Offer will be equal to 101% of the principal amount of Notes purchased plus accrued and unpaid interest to the date of purchase. The Indenture provides that the Company is not required to make a Change of Control Offer if a third party makes a Change of Control Offer that would comply with the provisions described in this section if it were made by the Company and such third party purchases (for the consideration referred to in the immediately preceding sentence) the Notes validly tendered and not withdrawn.

     The Indenture provides that, before the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to either:

     (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control,

     (b) offer to repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt and repay the Indebtedness owed to each lender which accepts the Company's offer, or

     (c) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the Notes as provided below.

     The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause (3) and not in clause (2) under "Events of Default" below.

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to complete the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note and surrender the Note to the Paying Agent at the address specified in the notice before the close of business on the third business day before the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. This right, as well as restrictions in the Indenture described in this prospectus on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales, may make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover

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

a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture will contain, among others, the following covenants:

     LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness other than Permitted Indebtedness, except as described in the next sentence. The Company or any Guarantor may incur indebtedness, including, without limitation, Acquired Indebtedness, if (1) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness, and (2) on the date of the incurrence of the Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 if the date of incurrence is on or before June 1, 2000 and greater than 2.25 to 1.0 thereafter. For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant,

     (1) guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and

     (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitations on Liens" covenant described below shall not be treated as Indebtedness.

     LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

     (a) declare or pay any dividend or make any distribution other than dividends or distributions payable in Qualified Capital Stock of the Company on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

     (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

     (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes or

     (d) make any Investment other than Permitted Investments (each of the foregoing actions set forth in clauses (a), (b) (c) and (d) being referred to as a "Restricted Payment"),

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

          if at the time of such Restricted Payment or immediately after giving effect thereto,

          (1) a Default or an Event of Default shall have occurred and be continuing,

          (2) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or

          (3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made after May 28, 1998 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of the following amounts (without duplication):

               (a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period beginning on July 1, 1998 and ending on the last day of the last fiscal quarter preceding the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

               (b) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale after May 28, 1998 and on or before the Reference Date of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company; plus

               (c) 100% of the aggregate net cash proceeds received after May 28, 1998 by the Company from any Person (other than a Subsidiary of the Company) from the issuance or sale of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock, together with the aggregate cash received by the Company at the time of such conversion or exchange; plus

               (d) 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus

               (e) an amount equal to the net reduction in Investment made pursuant to this first paragraph of the "Limitation on Restricted Payments" covenant in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary (except to the extent any such payment is included in the calculation of Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries valued in each case as provided in the definition of "Investments," not to exceed the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

     Notwithstanding the foregoing, the preceding provisions do not prohibit:

     (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or the giving of notice of such irrevocable redemption if the dividend or redemption would have been permitted on the date of declaration or the giving of such irrevocable redemption notice;

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

     (2) if no Default or Event of Default shall have occurred and be continuing:

          (a) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company, either

               (i) solely in exchange for shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company or

               (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company and other than the Common Stock Offering) of shares of Qualified Capital Stock of the Company, or any options, warrants or other rights to acquire Qualified Capital Stock of the Company;

          (b) the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either

               (i) solely in exchange for shares of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company,

               (ii) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of the Company and other than the Common Stock Offering of shares, of Qualified Capital Stock of the Company or any options, warrants or other rights to acquire Qualified Capital Stock of the Company, or

               (iii) if the acquisition of such Indebtedness would constitute Refinancing Indebtedness;

          (c) the redemption at maturity of, or the payment of dividends in the form of additional shares of Preferred Stock on the Series A Preferred Stock to the extent required pursuant to the terms thereof or the payment of cash dividends on the Series A Preferred Stock in an amount not to exceed $1.0 million in any fiscal year; and

          (d) repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1.0 million in any calendar year.

     In determining the aggregate amount of Restricted Payments made after the Issue Date for purposes of compliance with the Limitation on Incurrence of Additional Indebtedness, amounts expended pursuant to clauses (1), (2)(a)(ii),
(2)(b)(ii), (2)(ii)(c), 2(c) and 2(d) shall be included in such calculation.

     Not later than the date any Restricted Payment is made, the Company shall deliver to the Trustee an officers' certificate stating that such Restricted Payment complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available internal quarterly financial statements.

     LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless

     (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

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

     (2) at least 70% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

     (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds of the Asset Sale within 365 days of receipt either

          (A) to prepay any Senior Debt or Guarantor Senior Debt and, in the case of any Senior Debt or Guarantor Senior Debt under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility,

          (B) to invest in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), or

          (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B).

     On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds of the Asset Sale as set forth in clauses
(3)(A), (3)(B) and (3)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") from all Holders on a PRO RATA basis an amount of Notes equal to the Net Proceeds Offer Amount. Purchases of Notes pursuant to a Net Proceeds Offer shall be made on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date. The purchase price for Notes purchased pursuant to a Net Proceeds Offer shall equal 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

     The Company will mail each Net Proceeds Offer to the record Holders and the Trustee within 30 days following the Net Proceeds Offer Trigger Date. The Net Proceeds Offer must comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. If Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis based on amounts tendered. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

     Notwithstanding anything to the contrary in the previous paragraphs, if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, other than interest received with respect to any such non-cash consideration, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

     The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to the Indenture.

     In the event of the transfer of substantially all, but not all, of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under

"--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Notwithstanding the restrictions described in the paragraphs above, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs if

     (1) at least 80% of the consideration for such Asset Sale constitutes Replacement Assets and

     (2)  such Asset Sale is for fair market value;

PROVIDED that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraphs.

     The Company will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

     (a) pay dividends or make any other distributions on or in respect of its Capital Stock;

     (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

     (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

      (1) applicable law;

      (2) the Indenture;

      (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

      (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of thePerson so acquired;

      (5) the Credit Agreement;

      (6) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

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

      (7) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

      (8) restrictions imposed by any agreement to sell assets permitted under the Indenture to any Person pending the closing of such sale;

      (9) any agreement or instrument governing Capital Stock of any Person that is acquired; or

     (10) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4), (5) or (6) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or
          (6), respectively.

     LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock, other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company, or permit any Person, other than the Company or a Wholly Owned Restricted Subsidiary of the Company, to own any Preferred Stock of any Restricted Subsidiary of the Company.

     LIMITATION ON LIENS. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (2) in all other cases, the Notes are equally and ratably secured, except for:

     (A) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

     (B)  Liens securing Senior Debt and Liens securing Guarantor Senior Debt;

     (C)  Liens securing the Notes and the Guarantees;

     (D) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Subsidiary of the Company;

     (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (1) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (2) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

     (F)  Permitted Liens.

     PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

     MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, (1) consolidate or merge with or into any Person, or (2) sell, assign, transfer,

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lease, convey or otherwise dispose of, or cause or permit any Restricted
Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of the Company's assets, determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries, whether as an entirety or substantially as an entirety to any Person unless:

     (1) either (a) the Company shall be the surviving or continuing corporation or (b) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or which acquires the properties and assets of the Company and of the Company's Restricted Subsidiaries (the "Surviving Entity")is a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia

     (2) the Surviving Person expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

     (3) immediately after giving effect to the transaction and the assumption contemplated by clause (2) above, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction, the Company or such Surviving Entity, as the case may be:

          (a) has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction and is able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant;

          (b) no Default or Event of Default shall have occurred or be continuing; and

     (4) the Company or the Surviving Entity delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer by lease, assignment, sale or otherwise, in a single transaction or series of transactions of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such surviving entity had been named as such.

     Each Guarantor, other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction complying with the

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

provisions of "--Limitation on Asset Sales", will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

     (1) the entity formed by or surviving any such consolidation or merger, if other than the Guarantor, or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

     (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a PRO FORMA basis, the Company (a) has a Consolidated Net Worth equal to or greater than its Consolidated Net Worth immediately before such transaction and (b) is able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, pursuant to the "--Limitation on Incurrence of Additional Indebtedness" covenant.

     A Guarantor may merge or consolidate with and into the Company, if the Company is the surviving entity, or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company without complying with the provisions of the covenant regarding Merger, Consolidation and Sale of Assets if the Company delivers to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation or merger complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

     LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than transactions on terms that are no less favorable than those that might reasonably be obtained in a comparable transaction at that time on an arm's-length basis.

     The Board of Directors of the Company or its Restricted Subsidiary, as the case may be, must approve all Affiliate Transactions and each series of related Affiliate Transactions which are similar or part of a common plan involving aggregate payments or other property with a fair market value in excess of $5,000,000. This approval will be evidenced by a Board Resolution stating that the Board of Directors has determined that the transaction complies with the restrictions set forth in the Indenture. If the Company or any of its Restricted Subsidiaries enters into an Affiliate Transaction or a series of related Affiliate Transactions related to a common plan that involves an aggregate fair market value of more than $10,500,000, the Company or the Restricted Subsidiary, as the case may be, before the transaction is consummated, must obtain a favorable opinion as to the fairness of the transaction to the Company or the Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

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

     In addition, the Company and its Restricted Subsidiaries may enter into the following Affiliate Transactions without obtaining the approval of the Board of Directors of the Company or Restricted Subsidiary or the fairness opinion described in the preceding paragraph:

     (1) payment of reasonable fees and compensation to, loans or advances to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

     (2) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

     (3) any payments or transactions pursuant to agreements in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

     (4)  Restricted Payments permitted by the Indenture; and

     (5) any Investments by an Affiliate of the Company in the Capital Stock, other than Disqualified Stock, of the Company or any Restricted Subsidiary of the Company.

     ADDITIONAL SUBSIDIARY GUARANTEES. If (1) the Company or any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, any property with a fair market value of $500,000 or more to any domestic Restricted Subsidiary that is not a Guarantor, or (2) the Company or any of its Restricted Subsidiaries organizes, acquires or otherwise invests in another domestic Restricted Subsidiary having total assets with a book value in excess of $500,000, then such transferee or acquired or other domestic Restricted Subsidiary must become a Guarantor. To become a Guarantor, the Restricted Subsidiary must execute a supplemental indenture reasonably satisfactory to the Trustee and deliver an opinion of counsel to the Trustee that the supplemental indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Restricted Subsidiary. Thereafter, the Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

     CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     REPORTS TO HOLDERS. The Indenture provides that the Company will deliver to the Trustee, copies of the quarterly and annual reports and the information, documents and other reports, if any, which the Company is required to file with the Commission, within 15 days after filing. The Indenture further provides that, at all times from and after the earlier of (1) the date of the commencement of an Exchange Offer or the effectiveness of the Shelf Registration Statement and (2) May 11, 1999, in either case notwithstanding that the Company may not be subject to the reporting requirements of the Exchange Act, the Company will file with the Commission, to the extent permitted, the annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act for so long as any Notes are outstanding. The Company will also comply with the other provisions of TIA /section/ 314(a).

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

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

     (1) the failure to pay interest when due and payable on any Notes and the default continues for 30 days, whether or not payment is prohibited by the subordination provisions of the Indenture;

     (2) the failure to pay the principal when due and payable on any Notes, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer, whether or not the payment is prohibited by the subordination provisions of the Indenture;

     (3) default in the observance or performance of any other covenant or agreement in the Indenture which default continues for 30 days after the Company receives written notice of the default and demanding that the default be remedied from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes, except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default once the Company receives written notice of the default;

     (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any of its Restricted Subsidiaries and the failure continues for 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or the Restricted Subsidiary of notice of any such acceleration, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $5,000,000 or more at any time;

     (5) one or more judgments in an aggregate amount in excess of $5,000,000 is rendered against the Company or any of its Significant Subsidiaries and the judgments remain undischarged, unpaid or unstayed for 60 days after the judgment or judgments become final and non-appealable;

     (6) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries, or

     (7) any of the Guarantees of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee other than by reason of release of the Guarantor in accordance with the terms of the Indenture.

     If an Event of Default, other than an Event of Default which occurs as a result of certain bankruptcy events affecting the Company, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under the Credit Agreement, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or 5 business days after receipt by the Company and the Representative under the Credit Agreement of such Acceleration Notice, but only if such Event of Default is then continuing. If an Event of Default occurs as a result of certain bankruptcy events affecting the Company and is continuing, then all unpaid principal of, and premium, if any, and

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

accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

     (1)  if the rescission would not conflict with any judgment or decree,

     (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration,

     (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal. which has become due otherwise than by such declaration of acceleration, has been paid,

     (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances, and

     (5) in the event of the cure or waiver of an Event of Default which occurs as a result of certain bankruptcy events affecting the Company or any of its Significant Subsidiaries, the Trustee shall have received an officers' certificate and an opinion of counsel that the Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

     Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless the Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any officer obtaining knowledge of any Default or Event of Default (provided that the officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Company is deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

     (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

     (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

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

     (3) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

     (4)  the Legal Defeasance provisions of the Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events described under "Events of Default", other than the non-payment, bankruptcy, receivership, reorganization and insolvency events, will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance,

     (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

     (2) in the case of Legal Defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, the Company shall deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (4) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes, or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture, other than a Default or Event of Default resulting from the incurrence of Indebtedness, all or a portion of the proceeds of which will be used to defease the Notes, or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (6) the Company shall deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

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     (7)  the Company shall deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

     (8) the Company shall deliver to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (9)  certain other customary conditions precedent are satisfied.

     Notwithstanding the foregoing, the opinion of counsel required by clause
(2) above need not be delivered if all Notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture, as to all outstanding Notes when:

     (1)  either

          (a) all the Notes previously authenticated and delivered have been delivered to the Trustee for cancellation, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, or

          (b) all Notes not previously delivered to the Trustee for cancellation have become due and payable and the funds have been irrevocably deposited with the Trustee in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2) the Company has paid all other sums payable under the Indenture by the Company; and

     (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee is entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel.

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

     Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

     (1)  reduce the amount of Notes whose Holders must consent to an amendment;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

     (4)  make any Notes payable in money other than that stated in the Notes;

     (5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

     (6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

     (7) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes or any Guarantee in a manner which adversely affects the Holders; or

     (8) release any Guarantor from any of its obligations under its Guarantee or the Indenture other than in accordance with the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; PROVIDED that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

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CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing (1) at the time such Person becomes a Restricted Subsidiary of the Company or (2) at the time it merges or consolidates with the Company or any of its Subsidiaries or (3) assumed in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "ASSET ACQUISITION" means

     (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

     (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person, other than a Restricted Subsidiary of the Company, which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease, other than operating leases entered into in the ordinary course of business, assignment or other transfer for value by the Company or any of its Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of

     (a)  any Capital Stock of any Restricted Subsidiary of the Company; or

     (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

          (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million,

          (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets,"

          (3) disposals or replacements of obsolete or outdated equipment in the ordinary course of business and

          (4) the sale or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof in the ordinary course of business and not as part of a financing transaction.

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     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "CAPITAL STOCK" means:

     (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and

     (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "CASH EQUIVALENTS" means:

     (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States. in each case maturing within one year from the date of acquisition thereof;

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition. having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service. Inc. ("Moody's");

     (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition. having a rating of at least A-1 from S&P or at least P-1 from Moody's;

     (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

     (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

     (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

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     "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

     (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, whether or not otherwise in compliance with the provisions of the Indenture, other than to the Permitted Holders;

     (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company, whether or not otherwise in compliance with the provisions of the Indenture;

     (3) any Person or Group, other than the Permitted Holders(s), shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or

     (4) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period. and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

     "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents, however designated and whether voting or non-voting, of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "COMMON STOCK OFFERING" means the initial public offering of the Company's Class A Common Stock, including the exercise of the over-allotment option, if any, pursuant to the Registration Statement on Form S-1 (333-48077), originally filed on March 17, 1998, as amended, modified or supplemented.

     "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum without duplication of:

     (1)  Consolidated Net Income and

     (2)  to the extent Consolidated Net Income has been reduced thereby,

          (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business,

          (B)  Consolidated Interest Expense and

          (C) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated

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Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed
Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a PRO FORMA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) basis for the period of such calculation to:

     (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries and the application of the proceeds thereof giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and the application of the proceeds thereof, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be and the application of the proceeds thereof, occurred on the first day of the Four Quarter Period and

     (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (PROVIDED that such Consolidated EBITDA shall be included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator but not the numerator of this "Consolidated Fixed Charge Coverage Ratio,"

     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

     (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate. a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

     (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

     (1)  Consolidated Interest Expense, plus

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     (2)  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person, other than dividends paid in Qualified Capital Stock, paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

     (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation,

          (a) any amortization of debt discount and amortization or write-off of deferred financing costs,

          (b)  the net costs under Interest Swap Obligations,

          (c)  all capitalized interest and

          (d)  the interest portion of any deferred payment obligation; and

     (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED NET INCOME" means. with respect to any Person. for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

     (a) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, after-tax gains or losses (net of any related fees and expenses) from Asset Sales or abandonments or reserves relating thereto,

     (b) after-tax items classified as extraordinary or nonrecurring gains or losses,

     (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person,

     (d) the net income but not loss of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise,

     (e) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person (in the case that any such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, the portion of net income included therein will be equal to the Company's interest in such Restricted Subsidiary),

     (f) for purposes of calculating the Consolidated Fixed Charge Coverage Ratio only, any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

     (g) income or loss attributable to discontinued operations, including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, and

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     (h)  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP less, without duplication, amounts attributable to Disqualified Capital Stock of such Person, provided that the Consolidated Net Worth of any Person shall exclude the effect of any non-cash charges relating to the acceleration of stock options or similar securities of such Person or another Person with which such Person is merged or consolidated.

     "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period.

     "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of May 1, 1998, among the Company, Neff Rental, Inc., Neff Machinery, Inc., the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto, including, without limitation, any guarantee agreements and security documents, in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "DEFAULT" means an event or condition the occurrence of which is. or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "DESIGNATED SENIOR DEBT" means:

     (1)  Indebtedness under or in respect of the Credit Agreement and

     (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "ELIGIBLE ACCOUNTS" has the meaning specified in the Credit Agreement.

     "ELIGIBLE FINANCED EQUIPMENT" has the meaning specified in the Credit Agreement.

     "ELIGIBLE PARTS INVENTORY" has the meaning specified in the Credit
Agreement.

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     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith, which determination shall be conclusive, and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the Indenture shall be made without giving effect to (1) the deduction or amortization of any premiums, fees and expenses incurred in connection with any financings or any other permitted incurrence of Indebtedness and (2) depreciation, amortization or other expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17.

     "GUARANTOR" means:

     (1) each of Air Rental & Supply, Inc., Neff Asset Management, Inc., Neff Rental, Inc. and Neff Machinery, Inc. and

     (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; PROVIDED that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

     "GUARANTOR SENIOR DEBT" means with respect to any Guarantor, the principal of, premium, if any, and interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on and all other amounts owing in respect of, (x) all monetary obligations, including guarantees thereof, of every nature of such Guarantor under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations, including guarantees thereof, and (z) all obligations, including guarantees thereof, under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

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

     Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

     (1) any Indebtedness of such Guarantor to a Restricted Subsidiary of such Guarantor or any Affiliate of such Guarantor or any of such Affiliate's Subsidiaries,

     (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of such Guarantor or any Restricted Subsidiary of such Guarantor, including, without limitation, amounts owed for compensation,

     (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, excluding purchase money indebtedness to equipment manufacturers,

     (4)  Indebtedness represented by Disqualified Capital Stock,

     (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor,

     (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not, or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not, violate such provisions of the Indenture,

     (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and

     (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

     "INDEBTEDNESS" means with respect to any Person, without duplication,

     (1)  all Obligations of such Person for borrowed money,

     (2) all Obligations of such Person evidenced by bonds, debentures. notes or other similar instruments,

     (3)  all Capitalized Lease Obligations of such Person,

     (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business),

     (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

     (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below,

     (7)  all Obligations of any other Person of the type referred to in clauses
          (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

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     (8)  all Obligations under currency agreements and interest swap agreements of such Person and

     (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. Indebtedness shall not include any liability for

          (a)  federal, state, local or other taxes,

          (b) endorsements or negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or

          (c) any indebtedness that has been defeased or satisfied in accordance with the terms of the documents governing such indebtedness.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance on such date of all unconditional Obligations as described above, and the maximum liability upon the occurrence of the contingency giving rise to the Obligation, on any contingent Obligations at such date; PROVIDED, HOWEVER, that the amount outstanding at any time of any Indebtedness incurred with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

     "INDEPENDENT FINANCIAL ADVISOR" means a firm

     (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and

     (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit, including, without limitation, a guarantee, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.

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     For the purposes of the "Limitation on Restricted Payments" covenant,

     (1) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and

     (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment, PROVIDED that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company, other than all of the Common Stock of such Restricted Subsidiary, such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "ISSUE DATE" means the date of original issuance of the Notes.

     "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

     "MAY 1998 INDENTURE" means the indenture dated as of May 28, 1998 by and among the Company, the Guarantors and State Street Bank and Trust Company.

     "MAY 1998 NOTES" means the 10 1/4% Senior Subordinated Notes due 2008 of the Company issued in May 1998.

     "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, other than the portion of any such deferred payment constituting interest, received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of

     (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions,

     (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

     (c)  payment of Indebtedness that either

          (A)  is secured by a Lien on the property or assets sold or

          (B) is required to be repaid in connection with such Asset Sale or in order to obtain a consent required in connection therewith,

     (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with

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          such Asset Sale and retained by the Company or any Restricted
          Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale,

     (e) any consideration for an Asset Sale, which would otherwise constitute Net Cash Proceeds, that is required to be held in escrow pending determination of whether a purchase price adjustment will be made, but amounts under this clause (e) shall become Net Cash Proceeds at such time and to the extent such amounts are released to such Person and

     (f) a pro rata portion of the amount of cash or Cash Equivalents received by any non-Guarantor Restricted Subsidiary that are held by Persons other than the Company or its Restricted Subsidiaries.

     "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "PARTS INVENTORY" has the meaning specified in the Credit Agreement.

     "PERMITTED HOLDER(S)" means:

     (1) Jorge Mas, Jr., Juan Carlos Mas and Jose Ramon Mas and any of their respective Affiliates, spouses, siblings, lineal descendants or lineal ascendants, or any trust for the benefit of such persons,

     (2) General Electric Capital Corporation and GECFS, Inc. and their Affiliates,

     (3)  Kevin P. Fitzgerald,

     (4) Santos Fund L.L.P, Santos Capital Advisors, Inc. and their Affiliates and

     (5) an entity (a "Holding Company") that owns, directly or indirectly, beneficially or of record, 100% of the ordinary voting power represented by the outstanding Capital Stock of the Company, PROVIDED that no Person or Group, other than a Permitted Holder, becomes the owner, directly or indirectly, beneficially or of record, of more than 50% of the ordinary voting power represented by the outstanding Capital Stock of such Holding Company.

     "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

      (1) Indebtedness under the Notes, the Indenture and the Guarantees in an aggregate principal amount not to exceed $100.0 million;

      (2) Indebtedness under the May 1998 Notes, and the indenture and the guarantees related thereto, in an aggregate principal amount not to exceed $100.0 million;

      (3) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of
          (A) $350.0 million or (B) the sum of

          (a) 100% of the net book value of Eligible Financed Equipment of the Company and its Restricted Subsidiaries,

          (b) 85% of the book value of the Eligible Accounts of the Company and its Restricted Subsidiaries and

          (c) 60% of Parts Inventory of the Company and its Restricted Subsidiaries, reduced in the case of the preceding clause (A) by any required permanent repayments from the

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               application of the use of proceeds from Asset Sales (which in the case of a revolving credit facility are accompanied by a corresponding permanent commitment reduction) thereunder;

      (4) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof,

      (5) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

      (6) Indebtedness under Currency Agreements; PROVIDED that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

      (7) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement, in each case subject to no Lien held by a Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement, PROVIDED that if as of any date any Person other than the Company, a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness pursuant to this clause (7);

      (8) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement, in each case subject to no Lien, other than a lien in favor of the lenders or collateral agent under the Credit Agreement; PROVIDED that

               (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Notes and

               (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the lenders or collateral agent under the Credit Agreement owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company pursuant to this clause (8);

      (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, except in the case of daylight overdrafts, drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within two business days of incurrence;

     (10) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in

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          order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (11) Refinancing Indebtedness;

     (12) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of its Restricted Subsidiaries not to exceed $20.0 million at any one time outstanding;

     (13) Indebtedness permitted by clauses (3) and (13) of the definition of "Permitted Investments;"

     (14) guarantees of Indebtedness otherwise permitted under the Indenture;
          and

     (15) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount (or, in the case of Indebtedness issued at a discount, an accreted amount (determined in accordance with GAAP)) not to exceed $10.0 million at any one time outstanding, which may, but need not, be incurred in whole or in part under the Credit Agreement.

     For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Permitted Indebtedness described in the above clauses, the Company, in its sole discretion shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Any Permitted Indebtedness initially incurred pursuant to any of the clauses in the preceding paragraph may at any time at the sole discretion of the Company be treated as having been incurred pursuant to any other clause as long as the outstanding amount of such Permitted Indebtedness at the time of any reclassification could be made pursuant to such other clause.

     "PERMITTED INVESTMENTS" means:

      (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company;

      (2) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and, to the extent made by a Restricted Subsidiary that is not a Guarantor, subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and the Indenture;

      (3) Investments in an aggregate amount not to exceed $10.0 million by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a non-Guarantor Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a non-Guarantor Restricted Subsidiary of the Company;

      (4) an Investment in the amount of up to $38.0 million to purchase 51% of the Capital Stock of Sullair Argentina;

      (5) investments in cash and Cash Equivalents;

      (6) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

      (7) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

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      (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

      (9) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

     (10) Investments existing on the Issue Date;

     (11) guarantees of Indebtedness otherwise permitted under the Indenture,

     (12) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officers' or employee's acquisition of shares of Common Stock of the Company so long as no cash is paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations; and

     (13) additional Investments in an aggregate amount that, together with all other Investments made pursuant to this clause (13), does not exceed $25.0 million.

     For purposes of determining compliance with the "Limitation on Restricted Payments" covenant, in the event that an Investment meets the criteria of more than one of the types of Permitted Investments described in the clauses in the preceding paragraph, the Company, in its sole discretion, shall classify such Permitted Investment and only be required to include the amount and type of such Permitted Investment in one of such clauses. Any Permitted Investment initially made pursuant to any of the clauses in the preceding paragraph may at any time at the sole discretion of the Company be treated as having been made pursuant to any other clause as long as the outstanding amount of such Permitted Investment at the time of any reclassification could be made pursuant to such other clause.

     "PERMITTED LIENS" means the following types of Liens:

      (1) Liens for taxes, assessments or governmental charges or claims that are either (a) not yet due or are delinquent for less than ninety days or (b) being contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves, if any, as may be required pursuant to GAAP;

      (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

      (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

      (4) Liens securing

          (a) letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of- money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money, and any bank's unexercised right of set off with respect to deposits made in the ordinary course and

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          (b)  indemnity obligations in respect of the disposition of any business or assets of the Company or any Restricted Subsidiary, PROVIDED that the property subject to such Lien does not have a fair market value in excess of the cash or cash equivalent proceeds received by the Company and its Restricted Subsidiaries in connection with such disposition;

      (5) Liens securing indebtedness incurred in accordance with the covenant "Limitation on Incurrence of Additional Indebtedness" owing to John Deere Construction Equipment Company and its Affiliates;

      (6) judgment Liens not giving rise to an Event of Default;

      (7) Liens on parts inventory, as incurred in accordance with the Credit Agreement;

      (8) easements, rights-of-way, municipal ordinances, zoning restrictions and other similar charges, encumbrances, title defects or irregularities not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

      (9) any interest or title of a lessor under any Capitalized Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

     (10) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that

          (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets, including the cost of design, development, improvement, production, acquisition, construction, installation and integration, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and any improvements and

          (B) the Lien securing such Indebtedness shall be created within six months of such acquisition, construction or improvement;

     (11) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (12) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

     (14) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

     (15) Liens securing Indebtedness under Currency Agreements;

     (16) any lease or sublease to a third party not interfering in any material respect with the business of the Company and its Restricted Subsidiaries;

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     (17) Liens placed upon assets of a foreign Restricted Subsidiary of the
          Company to service Indebtedness of such foreign Restricted Subsidiary that is otherwise permitted under the Indenture and;

     (18) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that

          (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and

          (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

     "PERSON" means an individual, partnership, corporation, unincorporated organization, association, limited liability company, joint stock company, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

     "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "PUBLIC EQUITY OFFERING" means an underwritten public offering of Qualified Capital Stock, other than the Common Stock Offering, of the Company for cash after the Issue Date pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

     "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

     "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, other than pursuant to clause (3), (5), (6), (7), (8), (9), (10) or (15) of the definition of Permitted Indebtedness), in each case that does not

     (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing, plus the amount of any interest or premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company in connection with such Refinancing, or

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     (2)  create Indebtedness with

          (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

          (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representa6ve in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "SENIOR DEBT" means the principal of, premium, if any, and interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law, on, and all other amounts owing in respect of, (x) all monetary obligations, including guarantees thereof, of every nature of the Company under the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, (y) all Interest Swap Obligations, including guarantees thereof, and (z) all obligations, including guarantees thereof, under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

     Notwithstanding the foregoing, "Senior Debt" shall not include:

     (1) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries,

     (2) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company, including, without limitation, amounts owed for compensation,

     (3) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, excluding purchase money indebtedness to equipment manufacturers,

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     (4)  Indebtedness represented by Disqualified Capital Stock,

     (5) any liability for federal, state, local or other taxes owed or owing by the Company,

     (6) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture),

     (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, and

     (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

     "SERIES A PREFERRED STOCK" means the 340,907 shares of the Company's Series A Cumulative Redeemable Preferred Stock with detachable stock purchase warrant, S.01 par value per share.

     "SIGNIFICANT SUBSIDIARY" shall have the meaning set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "SUBSIDIARY" with respect to any Person, means:

     (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

     (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "UNRESTRICTED SUBSIDIARY" of any Person means:

     (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and

     (2)  any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the

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"Limitation on Incurrence of Additional Indebtedness" covenant and (y)
immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing

     (a) the then outstanding aggregate principal amount of such Indebtedness into

     (b)  the sum of the total of the products obtained by multiplying

          (1) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

          (2) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities, other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

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                      EXCHANGE OFFER; REGISTRATION RIGHTS

     THE FOLLOWING SUMMARY OF CERTAIN PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT IS NOT COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, ALL THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT. A COPY OF THE REGISTRATION RIGHTS AGREEMENT IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS CONSTITUTES A PART.

     Holders of New Notes are not generally entitled to any registration rights with respect to such New Notes. In connection with the initial issuance and sale of the Old Notes, the Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement pursuant to which the Company and the Guarantors agreed that they would, at their cost, for the benefit of the Holders, (1) within 75 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer, I.E., the Exchange Offer, to exchange the Old Notes for the New Notes, which will have terms substantially identical in all material respects to the Old Notes, except that the New Notes will not contain terms with respect to transfer restrictions and the requirement, under certain circumstances, to pay liquidated damages, and (2) to use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. The Company and the Guarantors agreed to offer the New Notes in exchange for surrender of the Old Notes when the Exchange Offer Registration Statement is declared effective. The Company and the Guarantors will keep the Exchange Offer open for at least 20 business days or longer if required by applicable law after the date notice of the Exchange Offer is mailed to the Holders. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue (A) from the later of (1) the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor, and (2) if the Old Note is surrendered for exchange on a date after the record date for an interest payment date to occur on or after the date the Old Note is exchanged, the date of such interest payment date or
(B) if no interest has been paid on the Old Notes, from the Issue Date.

     The New Notes will be issued without legend restricting their transfer and may generally be offered and resold without restrictions or limitations under the Securities Act if the Holder of such New Notes is not an affiliate of the Company or the Guarantors, subject to the terms and conditions set forth by the Staff in several no-action letters to third parties. Each Holder that wishes to exchange its Old Notes for New Notes will be required to represent (1) that any New Notes received by it will be acquired in the ordinary course of its business, (2) that at the time the Exchange Offer begins it has no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the New Notes in violation of the Securities Act, (3) that it is not an "affiliate" (as defined in Rule 405 promulgated under the Securities Act) of the Company or the Guarantors, (4) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of New Notes and (5) if such Holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making or other trading activities, that it will deliver a prospectus in connection with any resale of such New Notes. The Company and the Guarantors will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirement of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of New Notes.

     If, (1) because of any change in law or in currently prevailing interpretations of the Staff, the Company and the Guarantors are not permitted to effect the Exchange Offer, (2) the Exchange Offer is not consummated within 190 days of the Issue Date, (3) in certain circumstances, certain Holders of unregistered Notes so request, or (4) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than because such Holder as an "affiliate" of the Company or any Guarantor within the meaning of the Securities Act), then in each case, the

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Company and the Guarantors will (a) promptly deliver to the Holders and the
Trustee written notice thereof and (b) at their sole expense, (1) as promptly as practicable, file a shelf registration statement covering resales of the Notes (the "Shelf Registration Statement"), (2) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (3) use their best efforts to keep the Shelf Registration Statement effective until two years after the Issue Date or such earlier time when all of the applicable Notes have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder that sells Notes pursuant to the Shelf Registration Statement will be (1) required to be named as a selling security holder in the related prospectus, (2) to deliver a prospectus to purchasers,
(3) subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (4) bound by certain provisions of the Registration Rights Agreement, including certain indemnification rights and obligations.

     If the Company or the Guarantors fail to comply with the above provisions or if (1) the Exchange Offer Registration Statement or the Shelf Registration Statement is not filed with the Commission on or before the date specified in the Registration Rights Agreement, (2) either of these registration statements has not been declared effective by the Commission on or before the date specified for effectiveness in the Registration Rights Agreement, (3) the Exchange Offer has not been consummated seventy-five days after the effective date or (4) the Shelf Registration Statement ceases to be effective at any time before the second anniversary of the Issue Date, other than after such time as all Old Notes have been disposed of thereunder, then the Company has agreed to pay as liquidated damages, additional interest (the "Additional Interest") to each Holder of Old Notes. If one of the events listed in clauses (1) through
(4) above (a "Registration Default") occurs, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per annum, for the first 90 days immediately following the Registration Default, and such Additional Interest rate will increase by an additional 0.50% per annum at the beginning of each subsequent 90-day period. The Additional Interest rate on the Old Notes may not exceed in the aggregate 2.0% per annum and shall cease to accrue when the Registration Default is cured.

     Any amounts of Additional Interest due will be payable in cash, on the same original interest payment dates as the Old Notes. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Old Notes multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

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                         BOOK-ENTRY; DELIVERY AND FORM

     The certificates representing the New Notes will be issued in fully registered form. Except as described in the next paragraph, the New Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of a nominee of DTC.

     New Notes exchanged for Old Notes which were (1) originally purchased by or transferred to purchasers other than U.S. persons, ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) or (2) held by "qualified institutional buyers" (as defined in Rule 144A promulgated under the Securities Act) "("QIBs") or institutional "accredited investors" (as defined in Rule 501 promulgated under the Securities Act) who are not QIBs, who elected to take physical delivery of their certificates instead of holding their interests through a Global Note (and who are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered form (the "Certificated Security"). Upon the transfer to a QIB of any Certificated Security initially issued to a Non-Global Purchaser, such Certificated Security will, unless the transferee requests otherwise or the Global Notes have previously been exchanged in whole for Certificated Securities, be exchanged for an interest in a Global Note.

THE GLOBAL NOTES

     Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. The Company expects that, pursuant to procedures established by DTC, (1) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of New Notes of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with DTC and (2) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

     As long as DTC, or its nominee, is the registered owner or Holder of the New Notes, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the New Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the New Notes.

     Payments of the principal of, premium, if any, or interest, including Additional Interest, on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner of the Global Notes. None of the Company, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest, including Additional Interest, on the Global Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Transfers between participants in DTC will be effected in the ordinary way through DTC's sameday funds system in accordance with DTC's rules and will be settled in same day funds. If a

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Holder requires physical delivery of a certificated security ("Certificated
Securities") for any reason, including to sell New Notes to persons in states which require physical delivery of the New Notes or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with DTC's normal procedures and with the procedures set forth in the Indenture.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, or its participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

     If DTC is at any time unwilling or unable to continue as a depository for the Global Notes and a successor depository is not appointed by the Company within 90 days, Certificated Securities will be issued in exchange for the Global Notes.

           MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the material United States federal income tax consequences to Holders of owning and disposing of the New Notes. This discussion does not deal with all aspects of the United States federal income taxation that may be relevant to holders of the New Notes in light of their personal circumstances or to certain types of holders which may be subject to special treatment under U.S. federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, and holders who have hedged the risk of owning a Note and does not deal with tax consequences arising under the laws of any foreign, state or local jurisdiction. This discussion is based upon the provisions of existing law on the date hereof, including, in particular, the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder and other administrative and judicial interpretations thereof, all of which are subject to change at any time, with or without retroactive effect. This discussion also generally assumes that each holder holds the Note as a capital asset within the meaning of Section 1221 of the Code and that any amounts received by a Non-U.S. Holder with respect to the New Notes are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States. The following summary provides general information only. Accordingly, each prospective holder is advised to consult its own tax advisers with respect to current and possible future tax consequences of acquiring, holding and disposing of the Notes.

     As used herein, the term "U.S. Holder" means a beneficial owner of a New Note that is, for U.S. federal income tax purposes, a citizen or individual resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless

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of its source or a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code. The term "Non-U.S. Holder" means a beneficial owner of a Note other than a U.S. Holder.

     An individual may, subject to certain exceptions, be deemed to be a resident alien (as opposed to a nonresident alien) by virtue of being present in the United States for at least 31 days in the calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year). Resident aliens are subject to United States federal income tax as if they were U.S. citizens.

EXCHANGE OFFER

     The exchange of Old Notes for New Notes in the Exchange Offer will not be a taxable exchange for federal income tax purposes and, accordingly, for such purposes a holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange. Holders of Old Notes should consult their own tax advisors regarding the particular U.S. federal, state and local and foreign income and other tax consequences of exchanging the Old Notes for New Notes in the Exchange Offer.

U.S. HOLDERS

     PAYMENTS OF INTEREST. In general, stated interest paid on a New Note will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes.

     MARKET DISCOUNT AND BOND PREMIUM. If a U.S. Holder purchases a New Note (or purchased the Old Note for which the New Note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over the U.S. Holder's purchase price will be treated as "market discount." However, such market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. Holder purchased such New Note (or Old Note). Under the market discount rules of the Code, a U.S. Holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a New Note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. Holder may be required to defer, until the maturity of the New Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such New Note (or the Old Note for which the New Note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of acquisition of the New Note (or Old Note for which the New Note was exchanged, as the case may be) to the maturity date of the New Note, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the New Note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

     If a U.S. Holder purchases a New Note (or purchased the Old Note for which the New Note was exchanged, as the case may be) for an amount in excess of the amount payable at maturity of the New Note, such holder will be considered to have purchased the New Note (or Old Note) with "bond premium" equal to the excess of the U.S. Holder's purchase price over the amount payable at

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maturity) or on an earlier call date if it results in a smaller amortizable bond premium). A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the New Note (or until an earlier call date if it results in a smaller amortizable bond premium). The amortized amount of such premium for a taxable year generally will be treated first as a reduction of interest on such New Note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. Holder's prior interest inclusions on such New Note, and finally as a carryforward allowable against the U.S. Holder's future interest inclusions on such New Note. Such election, once made, is irrevocable without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

     GAIN ON DISPOSITION OF THE NEW NOTES. Upon the sale, exchange or retirement of a New Note, a U.S. Holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on such sale, exchange or retirement and such holder's adjusted tax basis in the New Note. A U.S. Holder's adjusted tax basis in a New Note will generally equal the cost of such New Note (or, in the case of a New Note acquired in exchange for an Old Note in the Exchange Offer, the tax basis of such Old Note, as discussed above under "Certain Federal Income Tax Consequences of the Exchange Offer"), increased by the amount of any market discount previously included in the U.S. Holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to such New Note. Gain or loss recognized by a U.S. Holder on the sale, exchange or retirement of a New Note generally will be capital gain or loss (except with respect to amounts received upon a disposition attributable to accrued but unpaid interest or accrued market discount not previously included income, which in either case will be taxable or ordinary income). Such capital gain or loss will be long-term capital gain or loss if the New Note has been held for more than one year at the time of the disposition.

     BACKUP WITHHOLDING. In general, "backup withholding" at a rate of 31% may apply to payments of principal and interest made on a New Note, and to the proceeds of a sale or exchange of a New Note before maturity, that are made to a U.S. Holder if such holder fails to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. Holder's U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service.

NON-U.S. HOLDERS

     PAYMENTS OF INTEREST. A Non-U.S. Holder will not be subject to United States federal income tax at a 30% rate (or lower treaty rate) by withholding or otherwise on payments of interest on a New Note (provided that the beneficial owner of the New Note fulfills the statement requirements set forth in applicable Treasury regulations and described below) unless (A) such Non-U.S. Holder (1) actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(2) is a controlled foreign corporation related, directly or indirectly, to the Company through stock ownership, or (3) is a bank receiving interest described in Section 881(c)(3)(A) of the Code or (B) such interest is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States (or, if a tax treaty applies, is attributable to a permanent establishment in the United States maintained by such Non-U.S. Holder).

     The statement requirement referred to above will be fulfilled if the beneficial owner of a New Note certifies, under penalties of perjury, that it is not a U.S. person and provides its name and address, and (1) such beneficial owner files such certification with the withholding agent or (2) in the case of a New Note held on behalf of the beneficial owner by a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business, such financial institution files with the withholding agent a statement that it has received the certification from the holder and furnishes the withholding agent with a copy thereof. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

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

     Recently finalized Treasury Regulations generally effective for payments made after December 31, 1999 (the "Final Regulations") will provide alternative methods for satisfying the certification requirement described in the second paragraph of "Payments of Interest" above and will require a Non-U.S. Holder which provides an IRS Form 4224 or successor form, and may also require a Non-U.S. Holder claiming the benefit of an income tax treaty, to provide its U.S. taxpayer identification number. The Final Regulations generally also will require, in the case of a New Note held by a foreign partnership, that (x) the certification described in the second paragraph of "Payments of Interest" above be provided by the partners and (y) the partnership provide certain information, including a U.S. taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.

     GAIN ON DISPOSITION OF THE NOTES. A Non-U.S. Holder will not be subject to United States federal income tax withholding or otherwise on any gain realized upon the sale, exchange, redemption, retirement at maturity or other disposition of a New Note unless (1) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States or, if a tax treaty applies, is attributable to a permanent establishment in the United States maintained by such Non-U.S. Holder, (2) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met or (3) the Non-U.S. Holder is subject to provisions of U.S. tax law applicable to certain U.S. expatriates.

     EFFECTIVELY CONNECTED INCOME. To the extent that interest income or gain on the disposition of the New Note is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, or, if a tax treaty applies, is attributable to a permanent establishment in the United States maintained by such Non-U.S. Holder, such income will be subject to United States federal income tax on a net income basis at the same rates generally applicable to U.S. persons. Additionally, in the case of a Non-U.S. Holder that is a corporation, such effectively connected income may be subject to the United States branch profits tax at the rate of 30% (or lower treaty rate).

     TREATIES. A tax treaty between the United States and a country in which a Non-U.S. Holder is a resident may alter the tax consequences described above.

     INFORMATION REPORTING AND BACKUP WITHHOLDING. Backup withholding of United States federal income tax at a rate of 31% and information reporting generally will apply to payments of principal, interest and premium (if any) to a Non-U.S. Holder that is not an "Exempt Recipient" and that fails to provide certain information as may be required by United States law and applicable regulations. Backup withholding will not apply to payments by the Company on a New Note if the statement requirement described above in "Payments of Interest" is satisfied, provided that the payor does not have actual knowledge that the payee is a U.S. person. The payment of the proceeds of the disposition of New Notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and backup withholding at a rate of 31% unless the owner certifies its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption, provided the broker does not have actual knowledge that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds of the disposition of New Notes to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is
(1) a "controlled foreign corporation" for U.S. federal income tax purposes;
(2) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (3) for payments made after December 31, 1999, a partnership with certain connections to the United States. In the case of the payment of proceeds from the disposition of New Notes to or through a non-U.S. office of a broker that is either a U.S. person or a

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U.S. related person, information reporting is required on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

     Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situation, the availability of an exemption therefrom and the procedures for obtaining such exemption, and regarding the effect of the Final Regulations. Any amounts withheld from a payment to a Non-U.S. Holder under the back-up withholding rules will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund, provided that the required information is furnished to the IRS.

                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company and the Subsidiary Guarantors have agreed that, for a period of 190 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 190 days after the Expiration Date, the Company will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

     The Company and the Guarantors have agreed to pay all expenses incident to this Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the Holders of the New Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes offered hereby will be passed upon for the Company by Fried, Frank, Harris, Shriver & Jacobson, Washington, D.C.

                                     EXPERTS

     The audited financial statements of Neff Corp. and subsidiaries and of Richbourg's Sales & Rentals, Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this prospectus and the related financial statement schedule of Neff Corp. and subsidiaries included elsewhere in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the registration statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheets as of July 31, 1996 and July 31, 1997 and the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended July 31, 1997 of Industrial Equipment Rentals, Inc. and subsidiary included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The consolidated financial statements of Sullair Argentina Sociedad Anonima and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in this prospectus have been so included in reliance upon the report of Price Waterhouse & Co., Buenos Aires, Argentina, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                   PAGE
                                                                                  -----
NEFF CORP.
  Independent Auditors' Report ................................................    F-3
  Consolidated Balance Sheets as of December 31, 1996 and 1997 ................    F-4
  Consolidated Statements of Operations for each of the three years
    in the period ended December 31, 1997 .....................................    F-5
  Consolidated Statements of Common Stockholders' Deficit
    for each of the three years in the period ended December 31, 1997 .........    F-6
  Consolidated Statements of Cash Flows for each of the three years
    in the period ended December 31, 1997 .....................................    F-7
  Notes to Consolidated Financial Statements ..................................    F-8
  Consolidated Balance Sheets as of December 31, 1997 and September 30, 1998
    (unaudited) ...............................................................   F-23
  Consolidated Statements of Operations for the nine months ended
    September 30, 1997 and 1998 (unaudited) ...................................   F-24
  Consolidated Statement of Common Stockholders' Equity (Deficit)
    for the nine months ended September 30, 1998 (unaudited) ..................   F-25
  Consolidated Statements of Cash Flows for the nine months ended
    September 30, 1997 and 1998 (unaudited) ...................................   F-26
  Notes to Consolidated Financial Statements (unaudited) ......................   F-27

INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY
  Report of Independent Public Accountants ....................................   F-35
  Consolidated Balance Sheets as of July 31, 1996 and 1997 ....................   F-36
  Consolidated Statements of Operations for each of the three years
    in the period ended July 31, 1997 .........................................   F-37
  Consolidated Statements of Stockholders' Equity for each of the three years
    in the period ended July 31, 1997 .........................................   F-38
  Consolidated Statements of Cash Flows for each of the three years
    in the period ended July 31, 1997 .........................................   F-39
  Notes to Consolidated Financial Statements ..................................   F-40

RICHBOURG'S SALES AND RENTALS, INC.
  Independent Auditors' Report ................................................   F-52
  Balance Sheets as of December 31, 1996 and 1997 .............................   F-53
  Statements of Income for each of the three years
    in the period ended December 31, 1997 .....................................   F-54
  Statements of Common Stockholders' Equity for each of the three years
    in the period ended December 31, 1997 .....................................   F-55
  Statements of Cash Flows for each of the three years
    in the period ended December 31, 1997 .....................................   F-56
  Notes to Financial Statements ...............................................   F-57

                                                                                             PAGE
                                                                                            -----
SULLAIR ARGENTINA SOCIEDAD ANONIMA AND ITS SUBSIDIARY
SULLAIR SAN LUIS SOCIEDAD ANONIMA
  Report of Independent Accountants .....................................................   F-61
  Consolidated Balance Sheets as of December 31, 1997 and 1996 ..........................   F-62
  Consolidated Statements of Income for the years ended
    December 31, 1997, 1996 and 1995 ....................................................   F-63
  Consolidated Statements of Changes in Shareholders' Equity for the years ended
    December 31, 1997, 1996 and 1995 ....................................................   F-64
  Consolidated Statements of Cash Flows for the years ended
    December 31, 1997, 1996 and 1995 ....................................................   F-65
  Notes to the Consolidated Financial Statements ........................................   F-66
  Consolidated Balance Sheets as of September 30, 1998 (unaudited) ......................   F-84
  Consolidated Statements of Income for the nine months ended September 30, 1998 and
    1997 (unaudited) ....................................................................   F-85
  Consolidated Statement of Changes in Shareholders' Equity for the nine months ended
    September 30, 1998 (unaudited) ......................................................   F-86
  Consolidated Statements of Cash Flows for the nine months ended
    September 30, 1998 and 1997 (unaudited) .............................................   F-87
  Notes to Consolidated Financial Statements (unaudited) ................................   F-88

                         INDEPENDENT AUDITORS' REPORT

To Neff Corp.:

     We have audited the accompanying consolidated balance sheets of Neff Corp. and subsidiaries (the "Company"), as of December 31, 1996 and 1997, and the related consolidated statements of operations, common stockholders' deficit and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

Miami, Florida
March 11, 1998, except for the third
paragraph of Note 5 and the fourth paragraph of Note 1 as to which the dates are April 23, 1998 and May 20, 1998, respectively

                                  NEFF CORP.

                          CONSOLIDATED BALANCE SHEETS

                                (IN THOUSANDS)

                                                                                       DECEMBER 31,
                                                                                 -------------------------
                                                                                     1996          1997
                                                                                 -----------   -----------
                                    ASSETS
Cash and cash equivalents ....................................................    $  4,989      $   2,885
Accounts receivable, net of allowance for doubtful accounts of $375 in 1996
 and $1,092 in 1997...........................................................      10,313         25,007
Inventories ..................................................................       7,429         11,312
Rental equipment, net ........................................................      76,794        179,547
Property and equipment, net ..................................................       4,304         23,737
Goodwill, net ................................................................         667         29,444
Intangible assets, net .......................................................         200            622
Prepaid expenses and other assets ............................................       4,422          8,236
                                                                                  --------      ---------
   Total assets ..............................................................    $109,118      $ 280,790
                                                                                  ========      =========
              LIABILITIES AND COMMON STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
 Accounts payable ............................................................    $  7,291      $  10,871
 Accrued expenses ............................................................       1,068         11,248
 Senior credit facility ......................................................      58,250        161,825
 Term loan payable ...........................................................          --         49,916
 Notes payable ...............................................................          --         14,462
 Capitalized lease obligations ...............................................       1,454          2,320
 Deferred income taxes .......................................................       2,264          1,136
                                                                                  --------      ---------
   Total liabilities .........................................................      70,327        251,778
                                                                                  --------      ---------
Redeemable preferred stock
 Series A Cumulative Redeemable Preferred Stock, $.01 par value;
   520 shares authorized; 324 and 341 shares issued and outstanding in
   1996 and 1997, respectively ...............................................       9,486         10,649
 Series B Cumulative Convertible Redeemable Preferred Stock,
   $.01 par value; 800 shares authorized, issued and outstanding..............       5,324          8,336
 Series C Cumulative Convertible Redeemable Preferred Stock,
   $.01 par value; 800 shares authorized, issued and outstanding..............      31,489         31,562
 Preferred stock dividend payable--Series B and C ............................          --          3,200
                                                                                  --------      ---------
   Total redeemable preferred stock ..........................................      46,299         53,747
                                                                                  --------      ---------
Commitments and contingencies (Note 12) ......................................          --             --
Common stockholders' deficit
 Class A Common Stock, $.01 par value; 100,000 shares authorized;
   8,465 shares issued and outstanding .......................................          85             85
 Additional paid-in capital ..................................................          --             --
 Accumulated deficit .........................................................      (7,593)       (24,820)
                                                                                  --------      ---------
   Total common stockholders' deficit ........................................      (7,508)       (24,735)
                                                                                  --------      ---------
   Total liabilities and common stockholders' equity (deficit) ...............    $109,118      $ 280,790
                                                                                  ========      =========

      The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                     ----------------------------------------
                                                                        1995          1996           1997
                                                                     ----------   ------------   ------------
Revenues
 Rental revenue ..................................................    $ 20,019      $ 35,808       $ 68,056
 Equipment sales .................................................      33,943        44,160         50,578
 Parts and service ...............................................      13,292        15,045         23,385
                                                                      --------      --------       --------
   Total revenues ................................................      67,254        95,013        142,019
                                                                      --------      --------       --------
Cost of revenues
 Cost of equipment sold ..........................................      26,562        33,605         40,766
 Depreciation of rental equipment ................................      11,747        19,853         24,490
 Maintenance of rental equipment .................................       3,469         8,092         19,748
 Cost of parts and service .......................................       7,504         8,143         13,741
                                                                      --------      --------       --------
   Total cost of revenues ........................................      49,282        69,693         98,745
                                                                      --------      --------       --------
Gross profit .....................................................      17,972        25,320         43,274
                                                                      --------      --------       --------
Other operating expenses
 Selling, general and administrative expenses ....................      10,956        18,478         30,129
 Other depreciation and amortization .............................         916         1,432          2,548
 Officer stock option compensation ...............................          --            --          4,400
                                                                      --------      --------       --------
   Total other operating expenses ................................      11,872        19,910         37,077
                                                                      --------      --------       --------
Income from operations ...........................................       6,100         5,410          6,197
                                                                      --------      --------       --------
Other expense
 Interest expense ................................................       3,090         6,012         11,976
 Amortization of debt issue costs ................................          --           325          2,362
                                                                      --------      --------       --------
   Total other expense ...........................................       3,090         6,337         14,338
                                                                      --------      --------       --------
Income (loss) before (provision for) benefit from income taxes and
 extraordinary item ..............................................       3,010          (927)        (8,141)
(Provision for) Benefit from income taxes ........................      (2,860)         (461)         1,748
                                                                      --------      --------       --------
Income (loss) before extraordinary item ..........................         150        (1,388)        (6,393)
Extraordinary loss, net of income taxes ..........................          --          (809)          (451)
                                                                      --------      --------       --------
Net income (loss) ................................................    $    150      $ (2,197)      $ (6,844)
                                                                      ========      ========       ========
Unaudited pro forma net income
 Income before pro forma provision for income taxes ..............    $  3,010
 Pro forma provision for income taxes ............................      (1,176)
                                                                      --------
Pro forma net income .............................................    $  1,834
                                                                      ========
Basic and diluted earnings per common share (pro forma for 1995)
Income (loss) before extraordinary item ..........................    $    .22      $   (.56)      $  (1.64)
Extraordinary loss, net ..........................................          --          (.10)         ( .05)
                                                                      --------      --------       --------
Net income (loss) ................................................    $    .22      $   (.66)      $  (1.69)
                                                                      ========      ========       ========
Weighted average common shares outstanding
 (basic and diluted) .............................................       8,465         8,465          8,465
                                                                      ========      ========       ========

      The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

                       CONSOLIDATED STATEMENT OF COMMON
                     STOCKHOLDERS' DEFICIT FOR EACH OF THE
               THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1997

                                (IN THOUSANDS)

                                                        COMMON STOCK     ADDITIONAL
                                                      -----------------   PAID-IN    ACCUMULATED
                                                       SHARES   AMOUNT    CAPITAL      DEFICIT       TOTAL
                                                      -------- -------- ----------- ------------ -------------
Balance, December 31, 1994 (after giving retroactive
 effect to the transaction discussed in Note 1) .....  8,465    $85      $  2,799    $   1,321     $   4,205
Net income ..........................................     --     --            --          150           150
Distributions to common stockholders ................     --     --        (2,799)      (3,487)       (6,286)
                                                       -----    ---      --------    ---------     ---------
Balance, December 31, 1995 ..........................  8,465     85            --       (2,016)       (1,931)
Net loss ............................................     --     --            --       (2,197)       (2,197)
Preferred stock dividend ............................     --     --            --         (980)         (980)
Accretion of Series A Preferred Stock and
 Detachable Stock Purchase Warrant ..................     --     --            --       (2,400)       (2,400)
                                                       -----    ---      --------    ---------     ---------
Balance, December 31, 1996 ..........................  8,465     85            --       (7,593)       (7,508)
Net loss ............................................     --     --            --       (6,844)       (6,844)
Adjustment for acquired property and equipment
 (Note 13), net of taxes ............................     --     --            --       (2,936)       (2,936)
Dividends in kind--Series A Preferred Stock .........     --     --            --         (657)         (657)
Preferred stock dividends accrued--Series B and C ...     --     --            --       (3,200)       (3,200)
Accretion of Series A, B and C Preferred Stock ......     --     --            --       (3,590)       (3,590)
                                                       -----    ---      --------    ---------     ---------
Balance, December 31, 1997 ..........................  8,465    $85      $     --    $ (24,820)    $ (24,735)
                                                       =====    ===      ========    =========     =========

      The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (IN THOUSANDS)

                                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------------
                                                                         1995          1996           1997
                                                                     -----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ................................................    $     150     $  (2,197)     $   (6,844)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
 Depreciation and amortization ...................................       12,663        21,610          29,399
 Officer stock option compensation ...............................           --            --           4,400
 Gain on sale of equipment .......................................       (7,381)      (10,555)         (9,812)
 Extraordinary loss on debt extinguishment .......................           --         1,298             722
 Provision (benefit) for/(from) deferred income taxes ............        2,860          (596)         (1,748)
 Change in operating assets and liabilities
  Accounts receivable ............................................       (1,487)       (3,329)         (8,341)
  Other assets ...................................................         (191)          255          (4,093)
  Accounts payable and accrued expenses ..........................          866         2,831           5,240
  Accrued financing costs ........................................        2,143        (2,143)             --
                                                                      ---------     ---------      ----------
   Net cash provided by operating activities .....................        9,623         7,174           8,923
                                                                      ---------     ---------      ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment ...........................................      (52,795)      (86,886)       (143,515)
Proceeds from sale of equipment ..................................       33,943        44,160          50,578
Purchases of property and equipment ..............................       (1,483)       (1,972)        (16,747)
Cash paid for acquisitions .......................................           --            --         (63,605)
                                                                      ---------     ---------      ----------
   Net cash used in investing activities .........................      (20,335)      (44,698)       (173,289)
                                                                      ---------     ---------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs .................................................       (1,623)       (3,989)         (2,425)
Net borrowings (repayments) under Senior Credit Facility .........         (250)           --         103,576
Advances under revolving credit facility .........................           --        58,250              --
Borrowings under mortgage note ...................................           --            --          13,400
Borrowings under capitalized lease obligations ...................           --            --             866
Net borrowings (repayments) under floor plans payable ............       10,039       (31,493)             --
Borrowings under term loan .......................................       17,135            --          49,916
Repayments of notes payable ......................................      (11,285)      (16,852)           (135)
Repayments of notes payable to stockholders ......................       (4,836)           --              --
Repayments under capitalized lease obligations ...................           --          (222)             --
Issuance of Series A Preferred Stock with detachable stock
 purchase warrant, net of costs ..................................       11,430            --              --
Issuance of Series C Preferred Stock, net of costs ...............           --        31,489              --
Distributions to stockholders ....................................       (6,286)           --          (2,936)
                                                                      ---------     ---------      ----------
   Net cash provided by financing activities .....................       14,324        37,183         162,262
                                                                      ---------     ---------      ----------
Net increase (decrease) in cash and cash equivalents .............        3,612          (341)         (2,104)
Cash and cash equivalents, beginning of year .....................        1,718         5,330           4,989
                                                                      ---------     ---------      ----------
Cash and cash equivalents, end of year ...........................    $   5,330     $   4,989      $    2,885
                                                                      =========     =========      ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--GENERAL

DESCRIPTION OF BUSINESS

     Neff Corp. (the "Company") owns and operates equipment rental locations throughout the southern and western regions of the United States. In addition to its rental business, the Company acts as a dealer of new equipment on behalf of several nationally recognized equipment manufacturers. The Company also sells used equipment, spare parts and merchandise and provides ongoing repair and maintenance services.

     Neff Corp. was formed in 1995 to serve as a holding company for its wholly-owned subsidiaries, Neff Machinery, Inc. ("Machinery") and Neff Rental, Inc. ("Rental"). On December 26, 1995, the stockholders of Machinery and Rental contributed 100% of their ownership interest in Machinery and Rental to Neff Corp. in exchange for a 100% ownership interest in Neff Corp. The transaction was accounted for as a reorganization of entities under common control (similar to a pooling of interest business combination due to their common ownership). As a result, the financial statements of Neff Corp. have been presented herein as if Neff Corp. had conducted Machinery's and Rental's businesses since their inception.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

STOCK SPLIT

     The Company has effected a 84.65 for 1.00 stock split. The accompanying financial statements reflect the stock split on a retroactive basis from the beginning of the periods presented.

ACQUISITION

     In August 1997, the Company purchased the common stock of Industrial Equipment Rentals, Inc. ("IER") for approximately $63.6 million. This purchase was funded by a $50 million term loan and borrowings under the Company's Senior Credit Facility (see Note 5). IER has rental equipment operations similar to the Company's in Alabama, Louisiana, Mississippi and Texas. The transaction was accounted for under the purchase method. In connection with this purchase, goodwill of approximately $29.2 million was recorded. Subsequent to the acquisition, IER was merged into Neff Rental, Inc.

                                  NEFF CORP.

NOTE 1--GENERAL--(CONTINUED)

UNAUDITED PRO FORMA INFORMATION

     The following unaudited pro forma information has been prepared to reflect the IER acquisition as if it was consummated as of January 1, 1996, after giving effect to certain pro forma adjustments described below (in thousands).

                                                                           FOR THE YEAR ENDED
                                                                              DECEMBER 31,
                                                                        -------------------------
                                                                            1996          1997
                                                                        -----------   -----------
   Revenues .........................................................    $129,172      $162,906
                                                                         ========      ========
   (Loss) income before (provision for) benefit from income taxes and
    extraordinary item ..............................................    $    (63)     $ (8,625)
                                                                         ========      ========
   Net (loss) income ................................................    $ (1,895)     $ (6,797)
                                                                         ========      ========
   Basic and diluted earnings per common share
    Basic ...........................................................    $   (.62)     $  (1.68)
                                                                         ========      ========
    Diluted .........................................................    $   (.62)     $  (1.68)
                                                                         ========      ========

     Pro forma adjustments reflect amortization of intangible assets, depreciation of property and equipment and increased interest on borrowings to finance the acquisitions. The unaudited pro forma information is based upon certain assumptions and estimates and does not necessarily represent operating results that would have occurred had the acquisitions been consummated as of the beginning of the periods presented, nor is it necessarily indicative of expected future operating results.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECOGNITION OF REVENUE

     Rental agreements are structured as operating leases and the related revenues are recognized over the rental period. Sales of equipment and parts are recognized at the time of shipment or, if out on lease, at the time a sales contract is finalized. Equipment may at times be delivered to customers for a trial period. Revenue on such sales are recognized at the time a sales contract is finalized. Service revenues are recognized at the time the services are rendered.

CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories, which consist principally of parts and new equipment held for sale, are stated at the lower of cost or market, with cost determined on the first-in, first-out basis for parts and specific identification basis for equipment. Substantially all inventory represents finished goods held for sale.

                                  NEFF CORP.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

RENTAL EQUIPMENT

     Rental equipment is stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful life of the related equipment (generally four to seven years with a 10% residual value). For certain equipment, depreciation is matched against the related rental income earned by computing depreciation on individual equipment at the rate of 80% of the rental income earned. Routine repairs and maintenance are expensed as incurred; improvements are capitalized at cost.

     The Company routinely reviews the assumptions utilized in computing depreciation of its rental equipment. Changes to the assumptions (such as service lives and/or residual values) are made when, in the opinion of management, such changes more appropriately allocate asset costs to operations over the service life of the assets. Management utilizes, among other factors, historical experience and industry comparison in determining the propriety of any such changes.

     During 1996 and 1997, the Company made certain changes to its depreciation assumptions to recognize extended estimated service lives and increased residual values of its rental equipment. The Company believes that these changes in estimates will more appropriately reflect its financial results by better allocating the cost of its rental equipment over the service life of these assets.

     This change in accounting estimate reduced depreciation of rental equipment, loss before extraordinary item and net loss by approximately $5.3 million and $3.3 million or $.63 and $.39 per common share, for the years ended December 31, 1996 and 1997, respectively.

     Rental Fleet accumulated depreciation at December 31, 1996 and 1997 was approximately $20.6 million and $34.8 million, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is recorded using accelerated and straight-line methods over the estimated useful lives of the related assets. Significant improvements are capitalized at cost. Repairs and maintenance are expensed as incurred.

     The capitalized cost of equipment and vehicles under capital leases is amortized over the lesser of the lease term or the asset's estimated useful life, and is included in depreciation and amortization expense in the consolidated statements of operations.

INTANGIBLE ASSETS

     Intangible assets primarily result from business combinations and include agreements not to compete and other identifiable intangible assets. These assets are amortized on a straight-line basis over the estimated useful life (five to 15 years). Accumulated amortization at December 31, 1996 and 1997 was approximately $0.2 million and $2.5 million, respectively.

     Goodwill arising from acquisitions is being amortized over 40 years using the straight-line method. Accumulated amortization at December 31, 1996 and 1997 was approximately $0.1 million and $0.5 million, respectively.

                                  NEFF CORP.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The carrying value of intangible assets is periodically reviewed by the Company and impairments, if any, are recognized when the expected future undiscounted cash flows derived from such intangible assets are less than their carrying value.

     During the first quarter of 1996, the Company adopted Statement No. 121, ("SFAS 121"), ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The adoption of SFAS 121 did not have a material impact on the financial results of the Company for the year ended December 31, 1996.

PREPAID EXPENSES AND OTHER ASSETS

     Prepaid expenses and other assets primarily include debt issue costs, prepaid expenses and deposits. Debt issue costs are amortized over the term of the debt on a straight-line basis. For the years ended December 31, 1996 and 1997, amortization of debt issue costs was $0.3 million and $2.4 million, respectively. There was no amortization in 1995.

STOCK OPTIONS

     In October 1995, the FASB issued Statement No. 123 ("SFAS 123"), ACCOUNTING FOR STOCK-BASED COMPENSATION, which requires companies to either recognize expense for stock-based awards based on their fair value on the date of grant or provide footnote disclosures regarding the impact of such changes. The Company adopted the provisions of SFAS 123 on January 1, 1996, but will continue to account for options issued to employees or directors under the Company's non-qualified stock option plans in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued Statement No. 130 ("SFAS 130"), REPORTING COMPREHENSIVE INCOME, which is required to be adopted in the first quarter of 1998. SFAS 130 established standards for the reporting and display of comprehensive income and its components. Comprehensive income includes certain non-owner changes in equity that are currently excluded from net income.

     In June 1997, Statement No. 131 ("SFAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, was issued. SFAS 131 establishes standards for the way that public companies disclose selected information about operating segments in annual financial statements and requires that those companies disclose selected information about segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. Accordingly, the Company is not required to adopt SFAS 131 until the fiscal year ending December 31, 1998. SFAS 131 relates solely to disclosure provisions, and therefore will not have any effect on the results of operations, financial position and cash flows of the Company.

RECLASSIFICATIONS

     Certain amounts for the prior years have been reclassified to conform with the current year presentation.

                                  NEFF CORP.

NOTE 3--ACCOUNTS RECEIVABLE

     The majority of the Company's customers are engaged in the construction and industrial business throughout the southern and western regions of the United States. The Company extends credit to its customers based upon an evaluation of the customer's financial condition and credit history. For sales of certain construction equipment, the Company's policy is to secure its accounts receivable by obtaining liens on the customer's projects and issuing notices thereof to the projects' owners and general contractors. All other receivables are generally unsecured.

NOTE 4--PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (dollars in thousands):

                                                    DECEMBER 31,            ESTIMATED
                                              -------------------------    USEFUL LIVES
                                                  1996          1997        (IN YEARS)
                                              -----------   -----------   -------------
   Land ...................................    $     --      $  5,407           --
   Buildings and improvements .............          --         6,540          2-30
   Office equipment .......................       2,944         2,768          2-7
   Service equipment and vehicles .........       2,784         9,994          2-5
   Shop equipment .........................       1,060         2,075           7
   Capitalized lease equipment ............       1,706         3,230          3-5
                                               --------      --------
                                                  8,494        30,014
   Less accumulated depreciation ..........      (4,190)       (6,277)
                                               --------      --------
                                               $  4,304      $ 23,737
                                               ========      ========

     The Company has entered into lease arrangements for certain property and equipment which are classified as capital leases. Future minimum lease payments under capitalized lease obligations are as follows (in thousands):

                                                                       1997
                                                                    ---------
   1998 .........................................................    $  802
   1999 .........................................................       813
   2000 .........................................................       466
   2001 .........................................................       390
   2002 .........................................................       215
                                                                     ------
   Total future minimum lease payments ..........................     2,686
   Less amounts representing interest (6.00% to 13.5%) ..........      (366)
                                                                     ------
   Present value of net future minimum lease payments ...........    $2,320
                                                                     ======

                                  NEFF CORP.

NOTE 5--NOTES PAYABLE AND DEBT

     Notes payable and debt consist of the following (in thousands)

                                                                                          DECEMBER 31,
                                                                                    ------------------------
                                                                                       1996          1997
                                                                                    ----------   -----------
   $250 million revolving line of credit with interest rates ranging from the
    Lender's Prime rate plus 1.5% to LIBOR plus 3.5%. At December 31,
    1997, the Lender's Prime rate was 8.5% and the LIBOR rate was
    5.718% ......................................................................    $58,250      $161,825

   $50 million Term Loan with an interest rate of LIBOR plus 3.5%................         --        49,916

   Mortgage note payable with an interest rate of LIBOR plus 2% .................         --        13,400

   Various notes payable assumed through acquisition of IER with interest
    rates ranging from 7% to 12% and maturity dates through 2001. ...............         --         1,062
                                                                                     -------      --------
                                                                                     $58,250      $226,203
                                                                                     =======      ========

     In December 1996, the Company and its subsidiaries (collectively referred to as the "Borrowers") executed a $250 million revolving credit facility (the "Senior Credit Facility") with a syndicate of lenders (the "Lenders"). Borrowings under the Senior Credit Facility are based upon eligible accounts receivable, rental fleet and inventory amounts.

     During July and December 1997, the Borrowers amended the Senior Credit Facility (the "Amendments") with the Lenders. The Amendments, among other things, allowed the Company to complete the IER and Richbourg acquisitions (see
Note 1 and Note 15) and revised certain financial covenants. The interest rates on balances outstanding under the amended facility vary based upon the leverage ratio maintained by the Borrowers. All outstanding principal balances are due in October 1998 unless the Borrowers successfully complete the sale of at least $200 million of Qualified Debt Securities (as defined in the Amendments) in which case they become due in October 2001. A commitment fee of 1/2 of 1% is charged on the aggregate daily unused balance of the Senior Credit Facility.

     The Senior Credit Facility is secured by substantially all of the Borrowers' assets and contains certain restrictive covenants which, among other things, require the Borrowers to maintain certain financial coverage ratios and places certain restrictions on the payment of dividends. At December 31, 1997, the Company was not in compliance with the minimum EBITDA covenant, as defined in the Senior Credit Facility. For the year ended December 31, 1997, the minimum EBITDA calculation was $44.8 million of EBITDA but was required to be $45.9 million. The lenders under the Senior Credit Facility have waived this non-compliance.

     During August 1997, the Company entered into a $50 million term loan (the "Term Loan") in connection with its acquisition of IER (see Note 1). The Term Loan is secured by assets acquired and is due in January 1999. During January 1998, the Company repaid all outstanding principal balances due under the Term Loan with borrowings under its Senior Credit Facility.

     In May 1997, the Company purchased land and buildings related to several of its locations (see Note 13). The purchase was financed with a lender in the principal amount $13.4 million. The interest rate on the outstanding balance varies based upon the leverage ratio of the Company. As of

                                  NEFF CORP.

NOTE 5--NOTES PAYABLE AND DEBT--(CONTINUED)

December 31, 1997 interest was being charged at an annual rate of LIBOR plus 2%. Five annual principal payment installments commence in May 2002. The mortgage is secured by the land and buildings acquired.

     During 1996 and 1997, the Company recorded extraordinary losses of approximately $1.3 million and $0.7 million from the write-off of debt issue costs associated with the early extinguishment of debt, before the related income tax benefit of approximately $0.5 million and $0.3 million, respectively.

     Future maturities of the notes payable and debt, based upon amounts outstanding as of December 31, 1997, are as follows (in thousands)

   1998 ...............    $212,077
   1999 ...............         312
   2000 ...............         274
   2001 ...............         140
   2002 ...............       2,680
   Thereafter .........      10,720
                           --------
                           $226,203
                           ========

NOTE 6--REDEEMABLE PREFERRED STOCK AND DETACHABLE STOCK PURCHASE WARRANT

     During December 1995, the Company issued 300,000 shares of Series A Cumulative Redeemable Preferred Stock ("Series A"), and a detachable stock purchase warrant (the "Redeemable Warrant") for $12.0 million ($11.4 million net of certain related costs). Series A provides for the semiannual payment of preferential dividends at an annual rate of 8% (5% beginning January 1, 1997) of the liquidation value. The dividends are payable in cash or in additional shares through the later of December 31, 1999 or the expiration of the Company's Senior Credit Facility (see Note 5). Series A is scheduled to be redeemed by the Company in December 2002 and restricts the payment of dividends or any other distributions to holders of the Company's common stock.

     The Redeemable Warrant granted the holder the right to acquire approximately 20% of the common stock of the Company at a purchase price of $.01 per share. The Redeemable Warrant was redeemable at the holder's option during a specified period and at a price equal to its fair market value. The Company had the option for a specified period of time to redeem the Redeemable Warrant from the holder at a price equal to its fair market value as defined. Series A and the Redeemable Warrant were recorded at their pro rata estimated fair value in relation to the proceeds received on the date of issuance ($8.0 million for the Series A and $3.4 million for the Redeemable Warrant, net of issue costs). Series A will be accreted to its liquidation value at maturity of $12.0 million utilizing the effective interest method. The Redeemable Warrant was being accreted to its fair value on a prospective basis until the mandatory redemption date in December 2000. Through December 31, 1996, accretion to the Series A and the Redeemable Warrant amounted to approximately $0.5 million and $1.9 million, respectively.

     During December 1996, in connection with the execution of the Senior Credit Facility, the Company, and GE Capital, entered into certain agreements, including an agreement to exercise the Redeemable Warrant for approximately 20% of the Company's common stock. Simultaneously with

                                  NEFF CORP.

NOTE 6--REDEEMABLE PREFERRED STOCK AND DETACHABLE STOCK PURCHASE
        WARRANT--(CONTINUED)

this exercise, the Company and GE Capital agreed to exchange the shares of common stock for 800,000 shares of Series B Cumulative Convertible Redeemable Preferred Stock ("Series B"). The accreted balance of the Redeemable Warrant on the date these agreements were entered into was approximately $5.3 million which represented the carrying value of Series B as of December 31, 1996. Series B is scheduled to be redeemed in December 2003 and provides for the payment of dividends upon redemption of or upon conversion into common stock at an annual rate of 5%. For the year ended December 31, 1997, accretion of Series A and Series B amounted to approximately $0.5 million and $3.0 million, respectively.

     In a separate transaction related to the Senior Credit Facility, the Company issued 800,000 shares of Series C Cumulative Convertible Redeemable Preferred Stock ("Series C") to GE Capital in exchange for $32.0 million ($31.5 million net of certain related costs). Series C is scheduled to be redeemed in December 2003 and provides for the payment of dividends upon redemption or upon conversion into common stock at an annual rate of 5%. For the year ended December 31, 1997, accretion of Series C amounted to approximately $0.1 million. Series B and C may be converted to common stock for a conversion fee of $1 per share. The conversion fee shall increase by $1 per share in June and December of each year until conversion. Similarly to Series A, Series B and Series C will be accreted to their ultimate total liquidation value of $64 million.

NOTE 7--STOCK OPTION PLANS

     In December 1995, the Company granted a key employee the option to purchase 3% (on a fully-diluted basis) of the common stock of the Company. Since the number of shares ultimately issuable to the key employee is not known at the grant date, the Company estimates compensation expense at each reporting date based upon the estimated market value of the shares to be issued. Changes in the estimated market value of the shares to be issued continue to affect the amount of compensation expense until the number of shares issuable are known. No compensation expense was recognized in 1995 and 1996 since the exercise price approximated the market value of the shares to be issued. Compensation expense of $4.4 million was recognized in 1997. This option was one-third vested on December 7, 1995, two-thirds vested on December 31, 1995 and fully vested on December 31, 1996. The total exercise price for each one-third option block, determined based upon a multiple of the Company's adjusted earnings, is approximately $0.4 million, $0.5 million and $0.7 million, respectively. The portion of the option that vested in 1995 expires in the year 2005 and the balance of the option expires in the year 2006.

     In May 1996, the Company also granted to another key employee an option to purchase 84,650 shares of the Company's common stock at an exercise price of approximately $0.5 million, determined based upon a multiple of the Company's adjusted earnings. Since the number of shares ultimately issuable to the key employee and the exercise price is known at the date, compensation expense is measured only at the date of grant. No compensation expense has been recognized at the date of grant since the exercise price of these options approximated the estimated market value of the shares to be issued at the date of grant.

                                  NEFF CORP.

NOTE 7--STOCK OPTION PLANS--(CONTINUED)

     The following table sets forth pro forma net loss and earnings per share as if the stock options were accounted for under the fair value method:

                                                    FOR THE YEAR ENDED
                                                       DECEMBER 31,
                                                 -------------------------
                                                    1995          1996
                                                 ----------   ------------
   Pro forma net loss (in thousands) .........     $ (189)      $ (2,439)
                                                   ======       ========
   Pro forma earnings per share
     Basic ...................................     $ (.02)      $   (.69)
                                                   ======       ========
     Diluted .................................     $ (.02)      $   (.69)
                                                   ======       ========

     The fair value of options granted, in accordance with the provisions of SFAS 123, were determined using the Black-Scholes option pricing model with a risk-free interest rate of 6.74%, zero volatility and expected life of 10 years.

     Effective January 1, 1997, the Company adopted a phantom stock plan (the "Phantom Plan"). The Phantom Plan is designed to reward employees for increases in the Company's performance. The Phantom Plan enables the Company to award employees individual units representing a hypothetical share of the Company's stock (the "Phantom Share"). Each Phantom Share is assigned a share value on the date granted as determined by the administrator of the Phantom Plan. The difference between the calculated share value, as determined pursuant to a formula set forth in the Phantom Plan, of the Phantom Share on the date redeemed by the employee and the value assigned on the date of grant represents the cash award the employee is entitled to receive on the redemption date. The Phantom Shares generally vest over five years. As of December 31, 1997, the Company had granted 155,500 Phantom Shares with an assigned per share value of $9. No compensation expense had been recorded in the accompanying statements of operations as the assigned share value on the date of grant exceeds the calculated share value as of December 31, 1997.

     The Company has granted to GE Capital an option to acquire common stock of the Company in an amount that would equal 51% ownership after conversion of the Series B and Series C preferred stock. In connection with the conversion of the Series B and Series C preferred stock, (see Note 15), the Company and GE Capital plan to cancel this option. The exercise price for this option is based upon fair market value of the Company determined on the date the option is exercised. GE Capital may exercise the option at any time from July 1, 1998 until June 30, 1999.

NOTE 8--RETIREMENT PLAN

     In February 1996, the Company adopted a qualified 401(k) profit sharing plan (the "401(k) Plan"). The 401(k) Plan covers substantially all employees of the Company. Participating employees may contribute to the 401(k) Plan through salary reductions. The Company may contribute, at its discretion, matching contributions equal to 50% of the employee's contribution not to exceed 3% of the employee's annual salary. The Company contributed approximately $0.2 million and $0.3 million to the 401(k) Plan for the years ended December 31, 1996 and 1997, respectively.

                                  NEFF CORP.

NOTE 9--INCOME TAXES

     As a result of the contribution by the stockholders of their ownership interest as described in Note 1, the Company lost its Subchapter S Corporation status under the provisions of the Internal Revenue Code. The Subchapter S provisions provide that taxable income be included in the federal income tax returns of the individual stockholders. As a result, the Company's net income for the period from January 1, 1994 through December 26, 1995 is included in the individual tax returns of the stockholders of the Company and therefore a provision for income taxes related to this period is not included in the accompanying statements of operations. Additionally, under the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES, the Company recorded a deferred tax liability upon losing Subchapter S status for existing timing differences in the amount of approximately $2.9 million. The components of the (provision for) benefit from income taxes is as follows (in thousands):

                                 FOR THE YEARS ENDED
                                     DECEMBER 31,
                        --------------------------------------
                            1995          1996          1997
                        ===========   ============   =========
   Current ..........    $     --       $ (1,057)     $   --
   Deferred .........      (2,860)           596       1,748
                         --------       --------      ------
   Total ............    $ (2,860)      $   (461)     $1,748
                         ========       ========      ======

     The following table summarizes the tax effects comprising the Company's net deferred tax liabilities (in thousands):

                                                                           DECEMBER 31,
                                                                     -------------------------
                                                                         1996          1997
                                                                     -----------   -----------
   DEFERRED TAX ASSETS:
    Net operating loss carryforwards .............................    $    809      $  4,347
    Alternative minimum tax credits ..............................         247           874
    Deferred stock option compensation ...........................          --         1,672
    Intangible assets, allowance for bad debts and other .........         219         1,037
                                                                      --------      --------
       Total deferred tax assets .................................       1,275         7,930
   Valuation allowance ...........................................        (809)       (1,368)
   DEFERRED TAX LIABILITIES--Depreciation ........................      (2,730)       (7,698)
                                                                      --------      --------
   NET DEFERRED TAX LIABILITY ....................................    $ (2,264)     $ (1,136)
                                                                      ========      ========

     As of December 31, 1997, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $11.4 million and $12.7 million, respectively, expiring in 2012 (includes net operating loss carryforwards for federal and state income tax purposes of approximately $4.4 million and $5.6 million, respectively, acquired in connection with the acquisition of IER described in Note 1). IER's net operating loss carryforwards may only be utilized by Rental. In addition, the Company has reduced the adjustment to stockholders' equity by $1.8 million related to the tax benefit of the acquisition of property from a related party (see Note 13).

     Current accounting standards require that deferred income taxes reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their bases for financial reporting purposes. In addition, future tax benefits, such as net operating loss (NOL) carryforwards,

                                  NEFF CORP.

NOTE 9--INCOME TAXES--(CONTINUED)

are required to be recognized to the extent that realization of such benefits is more likely than not. A valuation allowance is established for those benefits that do not meet the more likely than not criteria.

     Even though the Company has incurred tax losses for the past two years, management believes that it is more likely than not that the Company will generate taxable income sufficient to realize the majority of the tax benefits associated with future deductible temporary differences and NOL carryforwards prior to their expiration. This belief is based upon, among other factors, the fact that all of the Company's taxable temporary differences will reverse within the period that the deductible temporary differences will be realized, the availability of tax planning strategies, and projection of future taxable income.

     The following table summarizes the differences between the statutory federal income tax rate and the Company's effective income tax rate (in dollars thousands):

                                                                   FOR THE YEARS ENDED DECEMBER 31,
                                           ---------------------------------------------------------------------------------
                                                      1995                        1996                        1997
                                           --------------------------   -------------------------   ------------------------
                                              AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE      AMOUNT      PERCENTAGE
                                           -----------   ------------   ----------   ------------   ----------   -----------
   Statutory federal income tax
    rate ...............................    $     --            --%       $  315          34.0%       $2,768         34.0%
   State income tax, net of
    federal income tax benefit .........          --            --            33           3.5           171          2.1
   Change in valuation allowance                  --            --          (809)        (87.3)         (559)        (6.9)
   Non-deductible expenses .............          --            --            --            --          (716)        (8.8)
   Loss of Subchapter S status on
    December 26, 1995 ..................      (2,860)        (95.0)           --            --            --
   Other ...............................          --            --            --            --            84          1.1
                                            --------         -----        ------         -----        ------         ----
                                            $ (2,860)        (95.0)%      $ (461)        (49.8)%      $1,748         21.5%
                                            ========         =====        ======         =====        ======         ====

     Pro forma net income is presented in the accompanying statements of operations to show the effects of income taxes as if the Company had been subject to federal and applicable state income taxes based on the tax laws and rates in effect during the applicable period. In addition, pro forma net income has been adjusted for the effect of the deferred tax liability recognized by the Company upon Machinery and Rental losing their Subchapter S Corporation status in December 1995 as if the entities lost their Subchapter S status at the beginning of each period presented.

                                  NEFF CORP.

NOTE 10--EARNINGS PER SHARE

     For the years ended December 31, 1995, 1996 and 1997, the treasury stock method was used to determine the dilutive effect of the options and warrants on earnings per share data. Net loss from continuing operations per share and the weighted average number of shares outstanding used in the computations are summarized as follows (in thousands, except per share data):

                                               DECEMBER 31, 1995        DECEMBER 31, 1996         DECEMBER 31, 1997
                                            ----------------------- ------------------------- -------------------------
                                               BASIC      DILUTED       BASIC       DILUTED       BASIC       DILUTED
                                            ----------- ----------- ------------ ------------ ------------ ------------
   Net income (loss) ......................   $ 1,834     $ 1,834     $ (2,197)    $ (2,197)   $  (6,844)   $  (6,844)
   Deduct:
    Preferred stock dividend ..............        --          --          980          980        3,857        3,857
    Accretion of preferred stock ..........        --          --        2,400        2,400        3,590        3,590
                                              -------     -------     --------     --------    ---------    ---------
   Income (loss) for per share
    computations ..........................   $ 1,834     $ 1,834     $ (5,577)    $ (5,577)   $ (14,291)   $ (14,291)
   Number of shares:
    Weighted average common
      shares outstanding ..................     8,465       8,465        8,465        8,465        8,465        8,465
   Add:
    Net additional shares
      issued(1) ...........................        --          --           --           --           --           --
                                              -------     -------     --------     --------    ---------    ---------
   Weighted average shares used
    in the per share computations .........     8,465       8,465        8,465        8,465        8,465        8,465
                                              =======     =======     ========     ========    =========    =========
   Net income (loss) ......................   $   .22     $   .22     $   (.66)    $   (.66)   $   (1.69)   $   (1.69)
                                              =======     =======     ========     ========    =========    =========

----------------
(1) Assumes exercise of outstanding Common Stock equivalents (options and warrants) at the beginning of the period, net of 20% limitation, if applicable, on the assumed repurchase of stock.

NOTE 11--FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair market value of financial instruments held by the Company at December 31, 1997 are based on a variety of factors and assumptions and may not necessarily be representative of the actual gains or losses that will be realized in the future and do not include expenses that could be incurred in an actual sale or settlement.

DEBT

     The fair value of the Company's credit facility is assumed to be equal to its carrying value. At December 31, 1996 and 1997 approximately $58.2 million and $161.8 million was outstanding under the credit facility, respectively.

     The Company's Term Loan, mortgage note payable, other notes payable and capitalized lease obligations are estimated to approximate fair value as determined based on rates currently available to the Company from other lenders.

PREFERRED STOCK

     Series A, Series B and Series C do not have a quoted market price and the Company does not believe it is practicable to estimate a fair value different from each of the security's carrying value because of features unique to these securities including, but not limited to, the right to appoint two

                                  NEFF CORP.

NOTE 11--FAIR VALUE OF FINANCIAL INSTRUMENTS--(CONTINUED)

directors and super majority voting requirements. The amounts due upon redemption of Series A, Series B and Series C is approximately $13.6 million, $32.0 million and $32.0 million plus accrued and unpaid dividends, respectively.

NOTE 12--COMMITMENTS AND CONTINGENCIES

     The Company has agreements with certain equipment manufacturers which appoint the Company, through its subsidiary, as the manufacturer's authorized dealer in certain defined geographic areas. These agreements may be terminated by dealers at any time. There can be no assurance that the Company will be able to continue its current, or obtain additional, dealership agreements. The Company's operating results could be materially adversely impacted if these dealership agreements were terminated for any reason.

     The Company is a party to certain legal actions arising in the normal course of business. In the opinion of management, the ultimate outcome of such litigation is not expected to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 13--RELATED PARTY TRANSACTIONS AND OTHER COMMITMENTS

     In May 1997, the Company acquired certain land and buildings used in its Florida operations for approximately $13.9 million from Atlantic Real Estate Holdings Corp. ("Atlantic"), an affiliate of the Company through common ownership ("Atlantic Acquisition"). Prior to the acquisition of these assets, the Company leased these properties from Atlantic. The Company financed approximately $13.4 million of the purchase price with a mortgage note payable (see Note 5). The remaining purchase price consisted of the forgiveness of approximately $0.5 million in notes receivable from Atlantic. The assets have been recorded at Atlantic's historical carrying value and approximately $2.9 million, net of income tax benefit of approximately $1.8 million, has been recorded as a distribution to common stockholders in the accompanying statement of common stockholders' deficit.

     During 1995, 1996, and 1997, revenues from affiliated companies amounted to approximately $1.7 million, $1.5 million and $0.7 million, respectively.

OPERATING LEASES

     Prior to the Atlantic Acquisition the Company leased certain office and operating facilities from Atlantic and from other unaffiliated entities under noncancellable operating leases expiring from 2000 through 2007. During 1995, 1996, and 1997, rental expense under noncancellable operating lease arrangements amounted to approximately $1.7 million, $2.1 million, and $1.8 million, respectively.

                                  NEFF CORP.

NOTE 13--RELATED PARTY TRANSACTIONS AND OTHER COMMITMENTS--(CONTINUED)

     As of December 31, 1997, future minimum rental payments under operating lease arrangements are as follows for the years ending December 31 (in thousands):

   1998 ...............    $ 2,400
   1999 ...............      2,192
   2000 ...............      1,999
   2001 ...............      1,549
   2002 ...............        957
   Thereafter .........      2,029
                           -------
                           $11,126
                           =======

NOTE 14--SUPPLEMENTAL STATEMENTS OF CASH FLOWS INFORMATION

                                                                                  FOR THE YEAR ENDED
                                                                                     DECEMBER 31,
                                                                          ----------------------------------
                                                                             1995        1996        1997
                                                                          ---------   ---------   ----------
                                                                                    (IN THOUSANDS)
   SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest ............................................    $3,173      $6,012      $10,367
                                                                           ======      ======      =======
    Cash paid for taxes ...............................................    $   --      $   --      $   711
                                                                           ======      ======      =======
   SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES
    Purchase of equipment under capitalized lease obligations .........    $   --      $1,235      $    --
                                                                           ======      ======      =======

NOTE 15--SUBSEQUENT EVENTS

     During January 1998, the Company acquired substantially all of the assets of Richbourg's Sales and Rentals, Inc. ("Richbourg") for approximately $100 million. Richbourg has rental equipment operations similar to the Company's with 15 locations in three states. In connection with this acquisition, the Company amended its Senior Credit Facility (see Note 5) and executed a $100 million term loan (the "Richbourg Term Loan") with terms and requirements similar to the Company's Senior Credit Facility.

     In February 1998, the Company entered into letters of intent to acquire three equipment rental companies. These businesses have a total of three equipment rental locations in California and Texas. Each of these acquisitions is subject to a number of closing conditions, including the execution of definitive purchase agreements, and there can be no assurance that these acquisitions will be consummated.

     The Company plans to commence an initial public offering of its Class A Common Stock (the "Public Offering"). The Company expects to receive approximately $100 million in proceeds from the Public Offering. The Company intends to use the net proceeds to repay the Richbourg Term Loan.

     Prior to the Public Offering, the Company's Senior Credit Facility is expected to be amended (the "New Credit Facility"). Borrowings under the New Credit Facility will continue to be based upon eligible accounts receivable, rental fleet and inventory amounts. The interest rates on balances outstanding under the New Credit Facility will vary based upon the leverage ratio maintained by the

                                  NEFF CORP.

NOTE 15--SUBSEQUENT EVENTS--(CONTINUED)

Company and range from prime rate or LIBOR plus 1% to prime plus 1.25% or LIBOR plus 2.25%. In the event the Company repays the Richbourg Term Loan prior to October 31, 1998, the maturity of the New Credit Facility will be due in April 2003, otherwise, the New Credit Facility will mature on October 31, 1998.

     In addition, GE Capital is expected to exchange its Series B and Series C preferred stock for shares of the Company's Class B Common Stock, liquidation preference $11.67, prior to the Public Offering. It is also contemplated that the Company will establish an incentive stock plan for officers and employees concurrent with the Public Offering.

     The Company also expects to commence a private debt offering (the "Private Debt Offering"). Proceeds from the Private Debt Offering will be used to redeem Series A and reduce amounts outstanding under the New Credit Facility.

     There can be no assurance that the Public Offering or Private Debt Offering will be consummated.

                                  * * * * * *

                                  NEFF CORP.

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                       DECEMBER 31,   SEPTEMBER 30,
                                                                                           1997           1998
                                                                                      -------------- --------------
                                                                                                       (UNAUDITED)
                                      ASSETS
Cash and cash equivalents ...........................................................   $   2,885      $   2,769
Accounts receivable, net of allowance for doubtful accounts of
 $2,589 in 1998 and $1,092 in 1997...................................................      25,007         61,156
Inventories .........................................................................      11,312         29,294
Rental equipment, net ...............................................................     179,547        328,630
Property and equipment, net .........................................................      23,737         44,499
Goodwill, net .......................................................................      29,444         92,894
Deferred tax asset, net .............................................................          --          3,227
Prepaid expenses and other assets ...................................................       8,858          8,005
                                                                                        ---------      ---------
   Total assets .....................................................................   $ 280,790      $ 570,474
                                                                                        =========      =========
               LIABILITIES AND COMMON STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
 Accounts payable ...................................................................   $  10,871      $  28,101
 Accrued expenses ...................................................................      11,248         32,301
 Senior credit facility .............................................................     161,825        281,913
 Senior subordinated notes ..........................................................          --        100,000
 Term loan payable ..................................................................      49,916             --
 Notes payable ......................................................................      14,462         17,307
 Capitalized lease obligations ......................................................       2,320          1,745
 Deferred income taxes ..............................................................       1,136             --
                                                                                        ---------      ---------
   Total liabilities ................................................................     251,778        461,367
                                                                                        ---------      ---------
Redeemable preferred stock
 Series A Cumulative Redeemable Preferred Stock, $.01 par value;
   520 shares authorized; 341 shares issued and outstanding in 1997 .................      10,649             --
 Series B Cumulative Convertible Redeemable Preferred Stock,
   $.01 par value; 800 shares authorized, issued and outstanding in 1997.............       8,336             --
 Series C Cumulative Convertible Redeemable Preferred Stock,
   $.01 par value; 800 shares authorized, issued and outstanding in 1997.............      31,562             --
 Preferred stock dividend payable--Series B and C ...................................       3,200             --
                                                                                        ---------      ---------
   Total redeemable preferred stock .................................................      53,747             --
                                                                                        ---------      ---------
Commitments and contingencies                                                                  --             --
                                                                                        ---------      ---------
Minority interest ...................................................................          --         12,335
                                                                                        ---------      ---------
Common stockholders' equity (deficit)
 Class A Common Stock, $.01 par value; 100,000 shares authorized; 8,465 and
   16,065 shares issued and outstanding in 1997 and 1998, respectively ..............          85            161
 Class B Special Common Stock, $.01 par value, liquidation preference
   $11.67; 20,000 shares authorized; 5,100 shares issued and outstanding in 1998.....          --             51
 Preferred Stock, $.01 par value; 18,350 shares authorized; none issued and
   outstanding ......................................................................          --             --
 Series B Junior Participating Preferred Stock; $.01 par value; 1,000 shares
   authorized, none issued and outstanding ..........................................          --             --
Additional paid-in capital ..........................................................          --        127,854
Accumulated deficit .................................................................     (24,820)       (31,294)
                                                                                        ---------      ---------
  Total common stockholders' equity (deficit) .......................................     (24,735)        96,772
                                                                                        ---------      ---------
  Total liabilities and common stockholders' equity (deficit) .......................   $ 280,790      $ 570,474
                                                                                        =========      =========

The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 FOR THE NINE MONTHS ENDED
                                                                                      SEPTEMBER 30,
                                                                                 ------------------------
                                                                                     1997         1998
                                                                                 ------------ -----------
Revenues
 Rental revenue ................................................................   $ 42,743    $122,962
 Equipment sales ...............................................................     36,019      75,208
 Parts and service .............................................................     18,019      28,839
                                                                                   --------    --------
   Total revenues ..............................................................     96,781     227,009
                                                                                   --------    --------
Cost of revenues
 Cost of equipment sold ........................................................     28,965      57,499
 Depreciation of rental equipment ..............................................     15,735      40,326
 Maintenance of rental equipment ...............................................     11,557      34,145
 Cost of parts and service .....................................................     10,865      18,765
                                                                                   --------    --------
   Total cost of revenues ......................................................     67,122     150,735
                                                                                   --------    --------
Gross profit ...................................................................     29,659      76,274
                                                                                   --------    --------
Other operating expenses
 Selling, general and administrative expenses ..................................     21,264      41,939
 Other depreciation and amortization ...........................................      1,587       6,203
 Officer stock option compensation .............................................         --       3,198
                                                                                   --------    --------
   Total other operating expenses ..............................................     22,851      51,340
                                                                                   --------    --------
Income from operations .........................................................      6,808      24,934
                                                                                   --------    --------
Other expense
 Interest expense ..............................................................      6,880      24,065
 Amortization of debt issue costs ..............................................      1,268       2,963
                                                                                   --------    --------
   Total other expense .........................................................      8,148      27,028
                                                                                   --------    --------
Income (loss) before income taxes, minority interest and extraordinary item ....     (1,340)     (2,094)
Benefit from income taxes ......................................................        224       1,043
                                                                                   --------    --------
Income (loss) before minority interest and extraordinary item ..................     (1,116)     (1,051)
Minority interest ..............................................................         --        (413)
                                                                                   --------    --------
Loss before extraordinary item .................................................     (1,116)     (1,464)
Extraordinary loss, net of income taxes ........................................         --      (2,675)
                                                                                   --------    --------
Net loss .......................................................................   $ (1,116)   $ (4,139)
                                                                                   ========    ========
Basic and diluted loss per common share
Loss before extraordinary item .................................................   $  (0.79)   $  (0.41)
Extraordinary loss, net ........................................................         --       (0.17)
                                                                                   --------    --------
Net loss .......................................................................   $  (0.79)   $  (0.58)
                                                                                   ========    ========
Weighted average common shares outstanding
 Basic and diluted .............................................................      8,465      15,834
                                                                                   ========    ========

The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

               STATEMENT OF COMMON STOCKHOLDERS' EQUITY (DEFICIT)

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                           (UNAUDITED, IN THOUSANDS)

                                         COMMON STOCK A    COMMON STOCK B    ADDITIONAL
                                        ----------------- -----------------   PAID-IN    ACCUMULATED
                                         SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL      DEFICIT       TOTAL
                                        -------- -------- -------- -------- ----------- ------------ -------------
Balance, December 31, 1997 ............   8,465    $ 85       --       --          --    $ (24,820)    $ (24,735)
Net loss ..............................      --      --       --       --          --       (4,139)       (4,139)
Preferred stock dividends accrued--
 Series A, B and C ....................      --      --       --       --          --       (1,010)       (1,010)
Accretion of Series A, B and C
 Preferred Stock ......................      --      --       --       --          --       (1,325)       (1,325)
Exchange of Preferred Stock
 Series B and C for Class B
 Common Stock .........................      --      --    6,000     $ 60    $ 44,876           --        44,936
Conversion of Class B
 Common Stock to
 Class A Common Stock .................     900       9     (900)      (9)         --           --            --
Net proceeds from Common offering .....   6,700      67       --       --      85,746           --        85,813
Redemption of Series A
 Preferred Stock ......................      --      --       --       --      (2,768)          --        (2,768)
                                          -----    ----    -----     ----    --------    ---------     ---------
Balance, September 30, 1998 ...........  16,065    $161    5,100     $ 51    $127,854    $ (31,294)    $  96,772
                                         ======    ====    =====     ====    ========    =========     =========

The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (UNAUDITED, IN THOUSANDS)

                                                                                 FOR THE NINE MONTHS ENDED
                                                                                       SEPTEMBER 30,
                                                                                ---------------------------
                                                                                    1997           1998
                                                                                ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ...........................................................    $   (1,116)    $   (4,139)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
 operating activities
  Depreciation and amortization .............................................        18,590         49,492
  Officer stock option compensation .........................................            --          3,198
  Gain on sale of equipment .................................................        (7,054)       (17,709)
  Minority interest .........................................................            --            413
  Extraordinary loss on debt extinguishment .................................            --          2,675
  Provision for (benefit from) deferred income taxes ........................            --         (1,043)
 Change in operating assets and liabilities
  Accounts receivable .......................................................        (3,992)       (13,984)
  Other assets ..............................................................        (3,555)        (2,127)
  Accounts payable and accrued expenses .....................................         6,833         19,174
  Other .....................................................................
   Net cash (used in) provided by operating activities ......................         9,706         35,950
                                                                                 ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment ......................................................      (107,451)      (164,495)
Proceeds from sale of equipment .............................................        36,019         75,208
Purchases of property and equipment .........................................       (15,570)       (13,740)
Cash paid for acquisitions ..................................................       (63,605)      (155,660)
Other .......................................................................            --            573
                                                                                 ----------     ----------
   Net cash used in investing activities ....................................      (150,607)      (258,114)
                                                                                 ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs ............................................................            --         (5,072)
Net borrowings under Senior Credit Facility .................................       125,788        120,088
Borrowings (repayments) under capitalized lease obligations .................         1,928           (575)
Proceeds from issuance of senior subordinated notes .........................            --         97,000
Proceeds from common stock offering .........................................            --         85,813
Net repayments under term loan ..............................................            --        (49,916)
Net borrowings (repayments) under notes and mortgages payable ...............        12,548        (11,375)
Redemption of Series A Preferred Stock ......................................            --        (13,915)
Distribution to stockholders ................................................        (2,936)            --
                                                                                 ----------     ----------
   Net cash provided by financing activities ................................       137,328        222,048
                                                                                 ----------     ----------
Net increase (decrease) in cash and cash equivalents ........................        (3,573)          (116)
Cash and cash equivalents, beginning of period ..............................         4,989          2,885
                                                                                 ----------     ----------
Cash and cash equivalents, end of period ....................................    $    1,416     $    2,769
                                                                                 ==========     ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                  NEFF CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 1--UNAUDITED INTERIM INFORMATION

     The accompanying interim consolidated financial data are unaudited; however, in the opinion of management, the interim data include all adjustments necessary for a fair presentation of the results for the interim periods. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     The results of operations for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

     The interim unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1997 appearing elsewhere in this Prospectus.

NOTE 2--FISCAL QUARTERS

     Effective October 1, 1997, the Company changed its fiscal reporting periods to calendar quarters. Prior to October 1997, the Company's fiscal quarters were based on three four-week periods.

NOTE 3--CHANGE IN ACCOUNTING POLICIES

     During the first quarter of 1998, the Company adopted Statement No. 130 ("SFAS 130"), Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components. Comprehensive income includes certain non-owner changes in equity that are currently excluded from net income. The adoption of SFAS 130 had no effect on the Company's consolidated financial statements.

NOTE 4--ACQUISITIONS

     During January 1998, the Company acquired substantially all of the assets of Richbourg's Sales and Rentals, Inc. ("Richbourg") for approximately $100 million. Richbourg has rental equipment operations similar to the Company's with 15 locations in three states. In connection with this acquisition, the Company amended its Senior Credit Facility and executed a $100 million term loan (the "Richbourg Term Loan") with terms and requirements similar to the Company's Senior Credit Facility. This transaction was accounted for under the purchase method. In connection with this purchase, goodwill of approximately $40.8 million was recorded.

     During May and June 1998, the Company acquired three equipment rental companies for an aggregate purchase price of approximately $9.3 million. These businesses have a total of three equipment rental locations in California, Florida and Texas. Each of these transactions was accounted for under the purchase method. In connection with these purchases, goodwill of approximately $4.6 million was recorded.

     On June 30, 1998, the Company acquired 65% of the outstanding stock of Sullair Argentina Sociedad Anonima ("S.A. Argentina"), for approximately $36.1 million and earn-out payments equal

                                  NEFF CORP.

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 4--ACQUISITIONS--(CONTINUED)

to 82.8% of S.A. Argentina's net income for 1998 and 1999, with such earn-out payments not to exceed $12.6 million in the aggregate. S.A. Argentina rents and sells industrial and construction equipment throughout South America. In connection with this purchase, goodwill of approximately $14.0 million was recorded.

     The following pro forma information has been prepared to reflect the Industrial Equipment Rentals, Inc. (August 1997), Richbourg (January 1998), and S.A. Argentina (June 1998) acquisitions as if they were consummated on January 1, 1997, after giving effect to certain pro forma adjustments described below (in thousands):

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                           -------------------------
                                                               1997          1998
                                                           -----------   -----------
   Revenues ............................................    $187,809      $253,551
   Net (loss) income ...................................    $ (2,583)     $ (2,993)
   Basic and diluted earnings per common share .........    $  (0.97)     $  (0.51)

     Pro forma adjustments reflect amortization of intangible assets, depreciation of property and equipment and increased interest on borrowings to finance the acquisitions. The unaudited pro forma information is based upon certain assumptions and estimates and does not necessarily represent operating results that would have occurred had the acquisitions been consummated as of the beginning of the periods presented, nor is it necessarily indicative of expected future operating results.

NOTE 5--COMMON STOCK

     During May 1998, the Company consummated its initial public offering (the "Offering") of 6.7 million shares of Class A Common Stock at $14 per share. The Company received net proceeds of approximately $85.8 million.

NOTE 6--DEBT

     During May 1998, the Company completed the sale of $100 million of Senior Subordinated Notes due 2008 (the "Senior Notes") as well as the Offering (see
Note 5). The net proceeds of approximately $182.8 million from the sale of the Senior Notes and the Offering were used to repay the Richbourg Term Loan, redeem the Series A Cumulative Redeemable Preferred Stock, repay the mortgage notes payable and reduce the amount outstanding under the Company's New Credit Facility.

     The Senior Notes bear interest at 101/4% per annum, payable semiannually beginning December 1, 1998. The Senior Notes are senior unsecured obligations of the Company and are redeemable at the option of the Company, in whole or in part, on or after June 1, 2003, at pre-established redemption prices together with accrued and unpaid interest to the redemption date.

     On May 1, 1998, the Company amended and restated its $250 million revolving credit facility (as amended and restated, the "New Credit Facility"). Borrowings under the New Credit Facility are based upon eligible accounts receivable, rental fleet and inventory amounts. The interest rates on balances outstanding under the New Credit Facility vary based upon the leverage ratio maintained by

                                  NEFF CORP.

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 6--DEBT--(CONTINUED)

the Company and range from Prime to Prime plus 1.25% or LIBOR plus 1% to LIBOR plus 2.25%. As a result of the repayment of the Richbourg Term Loan, the New Credit Facility was extended to April 30, 2003.

     During 1998, the Company recorded an extraordinary loss of approximately $4.3 million from the write-off of debt issue costs associated with the early extinguishment of debt, before the related income tax benefit of approximately $1.6 million.

     On September 9, 1998, the Company increased the New Credit Facility to $310 million. There were no other changes to the terms and requirements under the New Credit Facility.

     At September 30, 1998, the Company had approximately $10.5 million of letters of credit outstanding.

NOTE 7--PREFERRED STOCK

     Effective March 25, 1998, General Electric Capital Corporation exchanged its Series B and Series C Cumulative Convertible Redeemable Preferred Stock for Class B Common Stock, liquidation preference $11.67.

NOTE 8--EARNINGS PER SHARE

     The table below sets forth the figures used for net income (loss) per common share and the weighted average common shares in determining basic and diluted earnings (loss) per common share. The treasury stock method was used to determine the dilutive effect of options on earnings per share data.

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                     ---------------------------
                                                                         1997           1998
                                                                     ------------   ------------
                                                                        (IN THOUSANDS, EXCEPT
                                                                           PER SHARE DATA)
   Net income (loss) .............................................     $ (1,116)      $ (4,139)
   Deduct:
    Preferred stock dividend .....................................       (2,892)        (1,010)
    Accretion of preferred stock .................................       (2,694)        (4,093)
                                                                       --------       --------
   Net income (loss) (basic and diluted) .........................     $ (6,702)      $ (9,242)
                                                                       ========       ========
   Number of shares:
    Weighted average common shares outstanding--Basic ............        8,465         15,834
    Employee stock options(1) ....................................           --             --
                                                                       --------       --------
    Weighted average common shares--Diluted(2) ...................        8,465         15,834
                                                                       ========       ========
   Net income (loss) per common share--Basic and Diluted .........     $  (0.79)      $  (0.58)
                                                                       ========       ========

----------------
(1) Assumes exercise of outstanding options at the beginning of the period, net of 20% limitation, if applicable, on the assumed repurchase of stock by the Company.
(2) The incremental shares resulting from the assumed exercise of options for the nine months ended 1998 would be antidilutive and are therefore, excluded from the computation of diluted earnings (loss) per share.

                                  NEFF CORP.

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 9--SUPPLEMENTAL STATEMENTS OF CASH FLOWS INFORMATION

                                                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,
                                                      ----------------------
                                                         1997        1998
                                                      ---------   ----------
                                                          (IN THOUSANDS)
   Supplemental Disclosure of Cash Flow Information
    Cash paid for interest ........................    $5,163      $18,194
                                                       ======      =======
    Cash paid for taxes ...........................    $  608      $   142
                                                       ======      =======

NOTE 10--CONDENSED CONSOLIDATING FINANCIAL INFORMATION

     Neff Corp. ("Parent") issued $100 million of senior subordinated unsecured notes on May 22, 1998. On June 30, 1998, Neff Corp. acquired 65% of S.A. Argentina (See Note 4). S.A. Argentina is not a guarantor of the unsecured notes of the Parent and financial information for this subsidiary is presented separately. All of the Parent's subsidiaries other than S.A. Argentina are wholly owned. Parent and its subsidiaries other than S.A. Argentina have fully and unconditionally guaranteed the unsecured notes on a joint and several basis. The subsidiaries' financial information is presented on a combined basis and Parent is shown separately. Separate financial statements and other disclosures for the individual guarantor subsidiaries are not presented because, in the opinion of management, such information is not material to investors. Prior to June 30, 1998, there were no non-guarantor subsidiaries and therefore, separate comparative statements are not presented for periods prior to July 1, 1998.

                                  NEFF CORP.

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 10--CONDENSED CONSOLIDATING FINANCIAL INFORMATION--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                           AS OF SEPTEMBER 30, 1998

                                (IN THOUSANDS)

                                                   GUARANTOR      NON-GUARANTOR
                                                 SUBSIDIARIES      SUBSIDIARY        PARENT       ELIMINATIONS     CONSOLIDATED
                                                --------------   --------------   ------------   --------------   -------------
                   ASSETS
Cash and cash equivalents ...................     $    1,670        $ 1,099        $      --       $      --        $   2,769
Accounts receivable, net ....................         44,165         16,991               --              --           61,156
Inventories .................................         12,170         17,124               --              --           29,294
Rental equipment, net .......................        308,115         20,515               --              --          328,630
Property and equipment, net .................         23,653         10,299           10,547              --           44,499
Goodwill, net ...............................         79,070             --               --          13,824           92,894
Deferred tax asset, net .....................         (1,439)          (603)           5,269              --            3,227
Prepaid expenses and other assets ...........          3,523            300           70,973         (66,791)           8,005
(Due to) from affiliates ....................       (158,413)            --          158,413              --               --
                                                  ----------        -------        ---------       ---------        ---------
  Total assets ..............................     $  312,514        $65,725        $ 245,202       $ (52,967)       $ 570,474
                                                  ==========        =======        =========       =========        =========
             LIABILITIES AND COMMON
        STOCKHOLDERS EQUITY (DEFICIT)
Liabilities
 Accounts payable ...........................     $   14,903        $12,958        $     240       $      --        $  28,101
 Accrued expenses ...........................         20,122          1,018           11,161              --           32,301
 Senior credit facility .....................        244,884             --           37,029              --          281,913
 101/4% senior subordinated notes ...........             --             --          100,000              --          100,000
 Notes payable ..............................            801         16,506               --              --           17,307
 Capitalized lease obligations ..............          1,745             --               --              --            1,745
                                                  ----------        -------        ---------       ---------        ---------
                                                     282,455         30,482          148,430              --          461,367
                                                  ----------        -------        ---------       ---------        ---------
Commitments and contingencies ...............             --             --               --              --               --
Minority interest ...........................             --             --               --          12,335           12,335
Common stockholders' equity
 Class A Common stock; $.01 par value;
   100,000 shares authorized; 16,065
   shares issued and outstanding ............             --             --              161              --              161
 Class B special common stock; $.01 par
   value; 20,000 shares authorized; 5,100
   shares issued and outstanding ............             --             --               51              --               51
 Capital stock ..............................             --             90               --             (90)              --
 Additional paid-in capital .................         37,077             13          127,854         (37,090)         127,854
 Retained earnings
   (accumulated deficit) ....................         (7,018)        35,140          (31,294)        (28,122)         (31,294)
                                                  ----------        -------        ---------       ---------        ---------
  Total common stockholders' equity .........         30,059         35,243           96,772         (65,302)          96,772
                                                  ----------        -------        ---------       ---------        ---------
  Total liabilities and common
    stockholders' equity ....................     $  312,514        $65,725        $ 245,202       $ (52,967)       $ 570,474
                                                  ==========        =======        =========       =========        =========

                                  NEFF CORP.

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 10--CONDENSED CONSOLIDATING FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998

                                (IN THOUSANDS)

                                                       GUARANTOR    NON-GUARANTOR
                                                     SUBSIDIARIES    SUBSIDIARY      PARENT    ELIMINATIONS   CONSOLIDATED
                                                    -------------- -------------- ----------- -------------- -------------
Revenues
 Rental revenue ...................................    $ 47,305       $ 3,353      $     --       $   --        $50,658
 Equipment sales ..................................      21,181         6,355            --           --         27,536
 Parts and service ................................       9,849         2,409            --           --         12,258
                                                       --------       -------      --------       ------        -------
  Total revenues ..................................      78,335        12,117            --           --         90,452
Cost of revenues
 Cost of equipment sold ...........................      16,608         5,378            --           --         21,986
 Depreciation of rental equipment .................      14,397         1,086            --           --         15,483
 Maintenance of rental equipment ..................      12,920         1,009            --           --         13,929
 Cost of parts and service ........................       6,201         1,825            --           --          8,026
                                                       --------       -------      --------       ------        -------
  Total cost of revenues ..........................      50,126         9,298            --           --         59,424
                                                       --------       -------      --------       ------        -------
Gross profit ......................................      28,209         2,819            --           --         31,028
                                                       --------       -------      --------       ------        -------
Other operating expenses
 Selling, general and administrative
   expenses .......................................      15,784           680           282           --         16,746
 Other depreciation and amortization ..............       2,031           190           147           --          2,368
                                                       --------       -------      --------       ------        -------
  Total other operating expenses ..................      17,815           870           429           --         19,114
                                                       --------       -------      --------       ------        -------
Income from operations ............................      10,394         1,949          (429)          --         11,914
                                                       --------       -------      --------       ------        -------
Other expense
 Interest expense .................................       7,591           475           751           --          8,817
 Amortization of debt issue costs .................          87            --            88           --            175
                                                       --------       -------      --------       ------        -------
  Total other expense .............................       7,678           475           839           --          8,992
                                                       --------       -------      --------       ------        -------
Income (loss) before income taxes and
 minority interest ................................       2,716         1,474        (1,268)          --          2,922
(Provision for) benefit from income taxes .........      (1,019)         (295)          476           --           (838)
                                                       --------       -------      --------       ------        -------
Income (loss) before minority interest ............       1,697         1,179          (792)          --          2,084
Minority interest .................................          --            --            --         (413)          (413)
                                                       --------       -------      --------       ------        -------
Net income (loss) .................................    $  1,697       $ 1,179      $   (792)      $ (413)       $ 1,671
                                                       ========       =======      ========       ======        =======

                                  NEFF CORP.

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 10--CONDENSED CONSOLIDATING FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                (IN THOUSANDS)

                                                       GUARANTOR    NON-GUARANTOR
                                                     SUBSIDIARIES    SUBSIDIARY      PARENT    ELIMINATIONS   CONSOLIDATED
                                                    -------------- -------------- ----------- -------------- -------------
Revenues
 Rental revenue ...................................    $119,609       $ 3,353      $     --       $   --       $122,962
 Equipment sales ..................................      68,853         6,355            --           --         75,208
 Parts and service ................................      26,430         2,409            --           --         28,839
                                                       --------       -------      --------       ------       --------
  Total revenues ..................................     214,892        12,117            --           --        227,009
                                                       --------       -------      --------       ------       --------
Cost of revenues
 Cost of equipment sold ...........................      52,121         5,378            --           --         57,499
 Depreciation of rental equipment .................      39,240         1,086            --           --         40,326
 Maintenance of rental equipment ..................      33,136         1,009            --           --         34,145
 Cost of parts and service ........................      16,940         1,825            --           --         18,765
                                                       --------       -------      --------       ------       --------
  Total cost of revenues ..........................     141,437         9,298            --           --        150,735
                                                       --------       -------      --------       ------       --------
Gross profit ......................................      73,455         2,819            --           --         76,274
                                                       --------       -------      --------       ------       --------
Other operating expenses
 Selling, general and administrative
   expenses .......................................      40,861           680           398           --         41,939
 Other depreciation and amortization ..............       5,810           190           203           --          6,203
 Officer stock option compensation ................          --            --         3,198           --          3,198
  Total other operating expenses ..................      46,671           870         3,799           --         51,340
                                                       --------       -------      --------       ------       --------
Income from operations ............................      26,784         1,949        (3,799)          --         24,934
Other (income) expense
 Interest expense .................................      22,696           475           894           --         24,065
 Amortization of debt issue costs .................       2,845            --           118           --          2,963
                                                       --------       -------      --------       ------       --------
  Total other expense .............................      25,541           475         1,012           --         27,028
                                                       --------       -------      --------       ------       --------
Income (loss) before income taxes, minority
 interest and extraordinary item ..................       1,243         1,474        (4,811)          --         (2,094)
(Provision for) benefit from income taxes .........        (466)         (295)        1,804           --          1,043
                                                       --------       -------      --------       ------       --------
Income (loss) before minority interest and
 Extraordinary item ...............................         777         1,179        (3,007)          --         (1,051)
Minority interest .................................          --            --            --         (413)          (413)
                                                       --------       -------      --------       ------       --------
Income (loss) before extraordinary item ...........         777         1,179        (3,007)        (413)        (1,464)
Extraordinary loss, net ...........................      (2,675)           --            --           --         (2,675)
                                                       --------       -------      --------       ------       --------
Net income (loss) .................................    $ (1,898)      $ 1,179      $ (3,007)      $ (413)      $ (4,139)
                                                       ========       =======      ========       ======       ========

                                  NEFF CORP.

                              SEPTEMBER 30, 1998
                                  (UNAUDITED)

NOTE 10--CONDENSED CONSOLIDATING FINANCIAL INFORMATION--(CONTINUED)

                     CONSOLIDATING STATEMENT OF CASH FLOWS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                (IN THOUSANDS)

                                                              GUARANTOR    NON-GUARANTOR
                                                            SUBSIDIARIES    SUBSIDIARY
                                                           -------------- --------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ........................................  $    (1,898)    $   1,179
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities
 Depreciation and amortization ...........................       47,895         1,276
 Officer stock option compensation .......................           --            --
 Gain on sale of equipment ...............................      (16,732)         (977)
 Minority Interest .......................................           --            --
 Extraordinary loss on debt extinguishment ...............        2,675            --
 Provision for (benefit from) deferred income taxes ......          466           295
Change in operating assets and liabilities
 Accounts receivable .....................................      (13,540)         (444)
 Inventories .............................................           --            --
 Other assets ............................................       (2,117)          (53)
 Accounts payable and accrued expenses ...................       13,606         1,765
                                                            -----------     ---------
 Net cash provided by operating activities ...............       30,355         3,041
                                                            -----------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment ...................................     (154,812)       (9,683)
Proceeds from sale of equipment ..........................       68,853         6,355
Purchases of property and equipment ......................      (12,106)       (1,277)
Cash paid for acquisitions ...............................     (119,607)           --
Other ....................................................          573            --
                                                            -----------     ---------
 Net cash used in investing activities ...................     (217,099)       (4,605)
                                                            -----------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs .........................................       (4,814)           --
Net borrowings under senior credit facility ..............       83,059            --
Net repayments under capitalized lease obligations .......         (575)           --
Proceeds from issuance of senior subordinated notes ......           --            --
Proceeds from common stock offering ......................           --            --
Net repayments under term loan ...........................      (49,916)           --
Net borrowings (repayments) under notes and
 mortgage payable ........................................         (259)        2,284
Redemption of Series A Preferred Stock ...................           --            --
Due to (from) affiliates .................................      158,413            --
                                                            -----------     ---------
 Net cash provided by financing activities ...............      185,908         2,284
                                                            -----------     ---------
Net (decrease) increase in cash and cash equivalents .....         (836)          720
Cash and cash equivalents, beginning of period ...........        2,885            --
                                                            -----------     ---------
Cash and cash equivalents, end of period .................  $     2,049     $     720
                                                            ===========     =========

                                                               PARENT     ELIMINATIONS   CONSOLIDATED
                                                           ------------- -------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) ........................................  $    (3,007)     $ (413)     $    (4,139)
Adjustments to reconcile net income (loss) to net cash
 provided by operating activities
 Depreciation and amortization ...........................          321          --           49,492
 Officer stock option compensation .......................        3,198          --            3,198
 Gain on sale of equipment ...............................           --          --          (17,709)
 Minority Interest .......................................           --         413              413
 Extraordinary loss on debt extinguishment ...............           --          --            2,675
 Provision for (benefit from) deferred income taxes ......       (1,804)         --           (1,043)
Change in operating assets and liabilities
 Accounts receivable .....................................           --          --          (13,984)
 Inventories .............................................           --          --               --
 Other assets ............................................           43          --           (2,127)
 Accounts payable and accrued expenses ...................        3,803          --           19,174
                                                            -----------      ------      -----------
 Net cash provided by operating activities ...............        2,554          --           35,950
                                                            -----------      ------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment ...................................           --          --         (164,495)
Proceeds from sale of equipment ..........................           --          --           75,208
Purchases of property and equipment ......................         (357)         --          (13,740)
Cash paid for acquisitions ...............................      (36,053)         --         (155,660)
Other ....................................................           --          --              573
                                                            -----------      ------      -----------
 Net cash used in investing activities ...................      (36,410)         --         (258,114)
                                                            -----------      ------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Debt issue costs .........................................         (258)         --           (5,072)
Net borrowings under senior credit facility ..............       37,029          --          120,088
Net repayments under capitalized lease obligations .......           --          --             (575)
Proceeds from issuance of senior subordinated notes ......       97,000          --           97,000
Proceeds from common stock offering ......................       85,813          --           85,813
Net repayments under term loan ...........................           --          --          (49,916)
Net borrowings (repayments) under notes and
 mortgage payable ........................................      (13,400)         --          (11,375)
Redemption of Series A Preferred Stock ...................      (13,915)         --          (13,915)
Due to (from) affiliates .................................     (158,413)         --               --
                                                            -----------      ------      -----------
 Net cash provided by financing activities ...............       33,856          --          222,048
                                                            -----------      ------      -----------
Net (decrease) increase in cash and cash equivalents .....           --          --             (116)
Cash and cash equivalents, beginning of period ...........           --          --            2,885
                                                            -----------      ------      -----------
Cash and cash equivalents, end of period .................  $        --      $   --      $     2,769
                                                            ===========      ======      ===========

To the Stockholders of
Industrial Equipment Rentals, Inc.

     We have audited the accompanying consolidated balance sheets of Industrial Equipment Rentals, Inc. (a Delaware corporation), and subsidiary (the Company) as of July 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended July 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based upon our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1997, in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements do not reflect any adjustments associated with the sale of the Company on August 1, 1997 (see Note
2).

ARTHUR ANDERSEN LLP

Houston, Texas
September 18, 1997

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                         (IN THOUSANDS, EXCEPT SHARES)

                                                                                      JULY 31,
                                                                             ---------------------------
                                                                                 1996           1997
                                                                             ------------   ------------
                                ASSETS
Current Assets
 Cash and cash equivalents ...............................................    $   2,160      $   1,582
 Accounts receivable, net ................................................        5,487          6,058
 Inventories .............................................................        1,321          1,247
 Prepaid expenses and other ..............................................        1,006          1,100
                                                                              ---------      ---------
  Total Current Assets ...................................................        9,974          9,987
Property, Plant and Equipment, at Cost
 Rental equipment ........................................................       37,890         39,812
 Other ...................................................................        4,626          5,100
                                                                              ---------      ---------
                                                                                 42,516         44,912
 Less: Accumulated depreciation ..........................................      (10,729)       (16,779)
                                                                              ---------      ---------
                                                                                 31,787         28,133
Other Assets, net ........................................................        2,306          1,787
                                                                              ---------      ---------
  Total Assets ...........................................................    $  44,067      $  39,907
                                                                              =========      =========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Accounts payable ........................................................    $   2,345      $   1,956
 Accrued expenses ........................................................        1,845          1,602
 Current portion of subordinated debentures ..............................            0          8,171
 Capital lease obligation ................................................          103             74
 Current portion of long-term debt .......................................        5,809         22,630
                                                                              ---------      ---------
  Total Current Liabilities ..............................................       10,102         34,433
Long-Term Liabilities
 Long-term debt, less current portion ....................................       21,288            621
 Other long-term liabilities .............................................          454            225
 Subordinated debentures, less current portion ...........................        7,811              0
 Deferred taxes ..........................................................          831          1,078
                                                                              ---------      ---------
  Total Long-Term Liabilities ............................................       30,384          1,924
                                                                              ---------      ---------
  Total Liabilities ......................................................       40,486         36,357
                                                                              ---------      ---------
Senior mandatorily redeemable convertible preferred stock, Series A
  $1 par; 107,500 shares outstanding; $20 per share redemption value......        1,226          1,347
                                                                              ---------      ---------
Stockholders' Equity
 Senior redeemable convertible preferred stock, Series B .................          495            495
 Junior preferred stock ..................................................           19             19
 Common stock, $.01 par; 876,500 and 881,500 shares
   outstanding, respectively .............................................            9              9
 Paid-in capital .........................................................        2,806          2,806
 Retained deficit ........................................................         (974)        (1,126)
                                                                              ---------      ---------
  Total Stockholders' Equity .............................................        2,355          2,203
                                                                              ---------      ---------
  Total Liabilities and Stockholders' Equity .............................    $  44,067      $  39,907
                                                                              =========      =========

       The following notes are an integral part of these consolidated financial statements.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)

                                                                                 FOR THE YEAR ENDED JULY 31,
                                                                             ------------------------------------
                                                                                1995         1996         1997
                                                                             ----------   ----------   ----------
Revenues:
 Rentals and related revenues ............................................    $17,522      $26,056      $30,012
 Sales revenues ..........................................................      3,841        4,225        3,999
 Sales of fixed assets ...................................................      1,798        2,925        1,860
                                                                              -------      -------      -------
  Total Revenues .........................................................     23,161       33,206       35,871
Costs and Expenses:
 Rentals and related expenses ............................................      4,374        6,663        7,019
 Cost of sales ...........................................................      2,611        3,353        3,155
 Cost of fixed assets disposed ...........................................        748        2,016        1,203
 Wages and benefits ......................................................      6,461        8,671        9,075
 Depreciation ............................................................      3,454        5,961        7,308
 Facilities ..............................................................        864        1,400        1,636
 Selling and administrative expenses .....................................      1,446        1,796        1,659
 Amortization expense ....................................................        533          596          689
                                                                              -------      -------      -------
  Total Costs and Expenses ...............................................     20,491       30,456       31,744
                                                                              -------      -------      -------
Operating Income .........................................................      2,670        2,750        4,127
 Interest expense ........................................................      2,001        3,057        3,291
 Other ...................................................................         97           97          328
                                                                              -------      -------      -------
Income (Loss) Before Taxes ...............................................        572         (404)         508
 Income Tax Expense (Benefit) ............................................        267          (47)         296
                                                                              -------      -------      -------
Net Income (Loss) Before Extraordinary Item ..............................        305         (357)         212
 Extraordinary loss on debt refinancing, net of tax benefit of $83........         --         (136)          --
                                                                              -------      -------      -------
Net Income (Loss) ........................................................    $   305      $  (493)     $   212
                                                                              =======      =======      =======

       The following notes are an integral part of these consolidated financial statements.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

         FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JULY 31, 1997

                                (IN THOUSANDS)

                                                  SENIOR
                                                REDEEMABLE
                                                CONVERTIBLE
                                                 PREFERRED     JUNIOR
                                                   STOCK     PREFERRED   COMMON   PAID-IN    RETAINED
                                                 SERIES B      STOCK      STOCK   CAPITAL     DEFICIT     TOTAL
                                               ------------ ----------- -------- --------- ------------ ---------
   Balance, July 31, 1994 ....................     $ --         $19        $ 9    $1,490     $    (58)   $1,460
   Net Income ................................       --          --         --        --          305       305
   Proceeds from Preferred Stock Issuance ....      495          --         --     1,318           --     1,813
   Dividends .................................       --          --         --        --         (243)     (243)
   Accretion of Preferred Stock ..............       --          --         --        --         (121)     (121)
                                                   ----         ---        ---    ------     --------    ------
   Balance, July 31, 1995 ....................      495          19          9     2,808         (117)    3,214
   Net Loss ..................................       --          --         --        --         (493)     (493)
   Cost of Preferred Stock
     Issuance ................................       --          --         --        (2)          --        (2)
   Dividends .................................       --          --         --        --         (243)     (243)
   Accretion of Preferred Stock ..............       --          --         --        --         (121)     (121)
                                                   ----         ---        ---    ------     --------    ------
   Balance, July 31, 1996 ....................      495          19          9     2,806         (974)    2,355
   Net Income ................................       --          --         --        --          212       212
   Dividends .................................       --          --         --        --         (243)     (243)
   Accretion of Preferred Stock ..............       --          --         --        --         (121)     (121)
                                                   ----         ---        ---    ------     --------    ------
   Balance, July 31, 1997 ....................     $495         $19        $ 9    $2,806     $ (1,126)   $2,203
                                                   ====         ===        ===    ======     ========    ======

          The following notes are an integral part of these consolidated financial statements.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                               FOR THE YEAR ENDED JULY 31,
                                                                         ----------------------------------------
                                                                             1995          1996           1997
                                                                         -----------   ------------   -----------
Cash Flows from Operating Activities:
 Net income (loss) ...................................................    $    305      $    (493)     $    212
 Depreciation and amortization expense ...............................       3,987          6,557         7,997
 Less: Gain on sale of property and equipment ........................        (966)          (909)         (657)
 Increase (decrease) in deferred tax liability .......................         259           (192)          247
 Increase (decrease) in operating cash flows resulting from:
  Accounts receivable ................................................      (1,088)          (746)         (311)
  Inventories ........................................................        (534)           511            73
  Prepaid expense and other ..........................................         165             69           151
  Accounts payable ...................................................         973           (395)         (402)
  Accrued expenses ...................................................         309            479          (257)
                                                                          --------      ---------      --------
Net Cash Provided by Operating Activities ............................       3,410          4,881         7,053
Cash Flows from Investing Activities:
 Cost of acquisitions, net ...........................................         (96)        (3,481)       (1,710)
 Purchases of property and equipment
  Rental equipment ...................................................      (4,866)       (10,101)       (3,376)
  Other property and equipment .......................................      (1,070)        (1,277)         (432)
 Proceeds from sale of property and equipment ........................       1,798          2,925         1,860
                                                                          --------      ---------      --------
Net Cash used for Investing Activities ...............................      (4,234)       (11,934)       (3,658)
Cash Flows from Financing Activities:
 Payments of equipment contracts .....................................        (752)        (1,924)       (2,675)
 Retirement of debt on equipment contracts ...........................        (397)        (1,600)         (328)
 Payments/principal reductions on term loan ..........................      (3,015)        (2,166)         (995)
 Payments of other long-term capital financings ......................        (139)          (229)       (3,891)
 Net borrowings under revolving facility .............................       1,156          1,818           332
 Proceeds from Capex notes ...........................................       4,362          7,151         3,466
 Proceeds from issuance of subordinated debentures, including interest
   payable ...........................................................       3,666            337           361
 Cost relating to issuance of subordinated debentures ................         (42)            --            --
 Proceeds from issuance of Series B senior redeemable convertible
   preferred stock, net ..............................................       1,813             --            --
 Cost relating to refinancing of debt agreement ......................          --            129            --
 Dividends paid on preferred stock ...................................        (243)          (243)         (243)
                                                                          --------      ---------      --------
Net Cash Provided by (used for) Financing Activities .................       6,409          3,273        (3,973)
Net Increase (Decrease) in Cash and cash equivalents .................       5,585         (3,780)         (578)
 Cash and cash equivalents at beginning of period ....................         355          5,940         2,160
                                                                          --------      ---------      --------
 Cash and cash equivalents at end of period ..........................    $  5,940      $   2,160      $  1,582
                                                                          ========      =========      ========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND
  FINANCING ACTIVITIES:
 Vendor financing of equipment purchases .............................    $    618      $   8,408      $  1,430
 Business assets acquired through seller financing ...................          90            750           266
 Proceeds from capital lease obligations .............................          --             79            --
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
 Cash paid during the year for:
  Interest ...........................................................    $  1,972      $   3,010      $  2,926
  Income taxes .......................................................          25             70            48

The following notes are an integral part of these consolidated financial statements.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--ORGANIZATION

     The accompanying consolidated financial statements include the accounts of Industrial Equipment Rentals, Inc. ("IER") and its wholly-owned subsidiary, Buckner Rental Service, Inc. ("BRS," formerly IER Acquisition Corp.). IER and BRS (the "Company"), were incorporated in the state of Delaware in May 1993. The Company is a full service equipment rental company servicing industrial, commercial and construction customers along the Gulf Coast. The Company rents, sells and services a broad line of construction and industrial equipment at each of its rental locations.

NOTE 2--SALE OF BUSINESS AND BASIS OF ACCOUNTING

     Effective August 1, 1997, the Company shareholders sold their stock in the Company to Neff Corp. The accompanying consolidated financial statements present the Company's financial position as of July 31, 1996 and 1997 and the results of operations and cash flows for the three years in the period ended July 31, 1997, prior to the sale. Accordingly, the consolidated financial statements do not include any of the expected purchase price adjustments associated with the sale of the Company listed below, among others.

     a. A pushdown of the buyer's purchase accounting, (including elimination of existing goodwill) was made immediately following the sale of the Company.

     b. In connection with the above transaction, the Company's corporate structure has been reorganized. As part of the restructuring, IER was merged into its wholly-owned subsidiary ("BRS"), which has become the wholly-owned subsidiary of another corporate entity. Shortly after closing the transaction, the newly merged entity was merged into its new owner.

     c. Due to the redemption of the 107,500 shares of non-voting $1 par Series A Senior Redeemable Convertible Preferred Stock (the "Senior Series A") on August 1, 1997, there was a charge to retained earnings of $0.8 million to accrete the stock to its redemption value (see Note
          9). A similar charge of $0.4 million was made for the redemption of the 18,936 shares of non-voting, $1 par Junior Preferred Stock (the "Junior Series") along with adjustments for conversion of the 495,000 shares of voting $1 par Series B Redeemable Convertible Preferred Stock (the "Senior Series B") into one share of common stock which were redeemed for $10.2 million immediately upon sale of the Company (see Note 9).

     d. On August 1, 1997, substantially all of the Company's long-term debt was repaid using proceeds from the sale. As a result, the Company was required to pay approximately $81,000 in prepayment penalties and write off a total of $0.1 milion in unamortized debt issue costs immediately after the long-term debt was paid.

     e. The Company incurred $1 million in closing fees, including $0.3 million in closing bonuses, in conjunction with the sale.

     f. Due to the change of control and separate return limitations as a result of the sale of the Company, the deferred tax assets recorded for federal and state tax net operating losses and alternative minimum tax carryforwards of approximately $2.1 million as of July 31, 1997 will be subject to restrictions on use. No adjustment has been reflected in the accompanying financial statements to allow for such potential restrictions.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and BRS. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

     The Company recognizes revenue on monthly contracts and other open contracts based on the number of days of equipment usage occurring prior to the end of the fiscal year. Accounts receivable are net of allowances for doubtful accounts of $0.2 million at July 31, 1996 and 1997.

INVENTORIES

     The Company maintains inventories of equipment for resale, parts, merchandise and tools. Inventories are valued at the lower of cost (first-in, first-out) or market. There was no work-in-process inventory at July 31, 1996 or 1997.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated on a straight-line basis over the estimated useful lives of the assets. Rental equipment with useful lives of five, seven and ten years is depreciated to a 20 percent salvage value at the end of their useful lives. All other property and equipment is fully depreciated with no salvage value assumed. Prior to August 1, 1994, no salvage values were assumed on rental equipment with useful lives of five and seven years. The change in estimate reduced depreciation expense by approximately $0.6 million in the fiscal year ended July 31, 1995. Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs are charged to expense as incurred. Sales of the Company's rental fleet are common but incidental to the Company's primary rental business and are typically made to rental customers. When property is retired, sold or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts, and any proceeds are recognized as revenues and included in the statement of operations.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     In March 1995, Statement of Financial Accounting Standards SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued. SFAS No. 121, which became effective for fiscal years beginning after December 15, 1995, requires that certain long-lived assets be reviewed for impairment whenever events indicate that the carrying amount of an asset may not be recoverable and that an impairment loss be recognized under certain circumstances in the amount by which the carrying value exceeds the fair market value of the asset. The Company adopted SFAS No. 121 in the fiscal year ended July 31, 1997, as required, and the adoption did not have a material effect on the Company's results of operations or financial position.

OTHER ASSETS

     Other assets consist of the following at July 31 (in thousands):

                                                     AMORTIZATION
                                                        PERIOD          1996          1997
                                                    -------------   -----------   -----------
   Long-term portion of note receivable .........           N/A      $    247      $     --
   Debt issue costs .............................         5 yrs           204           204
   Goodwill .....................................      5,20 yrs           775           990
   Non-competition agreements ...................       2,5 yrs         2,572         2,772
   Other ........................................           N/A            36            38
                                                                     --------      --------
                                                                        3,834         4,004
   Less: Accumulated amortization ...............                      (1,528)       (2,217)
                                                                     --------      --------
                                                                     $  2,306      $  1,787
                                                                     ========      ========

ACCOUNTING FOR INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes," which requires that deferred income taxes be computed using the liability method. Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying statutory tax rates to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of operations in the period of the enactment date.

RECLASSIFICATIONS

     Certain amounts for the prior years have been reclassified to conform with the current year presentation.

NOTE 4--ACQUISITIONS

A-L RENTAL CENTER

     On June 14, 1995, the Company purchased substantially all of the assets of A-l Rental Center. The acquisition price of $186,000 consisted of $90,000 in cash, a $90,000 promissory note with 60 equal

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 4--ACQUISITIONS--(CONTINUED)

monthly payments with final payment due June 14, 2000, and directly related acquisition expenses of $6,000. As part of the transaction, the Company entered into a noncompetition agreement with the seller for the payment of $1,333 per month commencing on July 14, 1995, with the last payment due and payable on June 14, 2000. The Company also entered into an agreement to lease a facility owned by the seller. The lease is an operating lease and requires payments of $2,200 a month over a period of five years.

RENTAL WORLD

     On August 1, 1995, the Company purchased substantially all of the assets of Rental World of the Valley, Inc. ("Rental World"). The acquisition price of $4.3 million consisted of $3.5 million in cash, $1.5 million of which was funded using proceeds of a term loan, a $0.8 million promissory note dated August 1, 1995 bearing interest at 7%, along with directly related acquisition expenses of $55,600, of which $52,800 had been incurred as of July 31, 1995. The promissory note is payable in twenty-four interest-only monthly installments of $4,375 beginning September 1, 1995, and is equal to the interest accrued on the principal, and forty-eight consecutive monthly installments of principal and interest of $17,960 beginning on September 1, 1997. As part of the transaction, the Company entered into a noncompetition agreement with the seller for the payment of $8,333 per month commencing on September 1, 1995 with the last payment due and payable on August 1, 2000.

     In conjunction with the acquisition, the Company entered into five year lease agreements, commencing on the purchase date, to lease four of the rental properties of the previous owner. The yearly rental expense of the four payments is $0.2 million and is included in facilities expense.

CAMERON

     On October 1, 1996, the Company purchased all of the assets of Cameron Rental and Tank, Inc. (Cameron). The acquisition price of $1.5 million consisted of $1.2 million in cash, a $0.3 million non-interest bearing promissory note dated October 1, 1996 and acquisition expenses of $13,500. A portion of the cash purchase price was funded using proceeds from the Capex facility. The promissory note matured on January 28, 1997 and the face amount was reduced by $6,453 in accordance with the terms of the note which required an adjustment for the amount of cash collected by the Company 90 days after the closing from accounts receivable and accrued or unbilled revenue of Cameron above or below $0.3 million. As part of the transaction, the Company entered into non-competition agreements for a period of two years with the two officers of Cameron for the payment of $0.1 million to each payable at closing.

     In conjunction with the acquisition, the Company entered into an agreement to lease a facility owned by one of the officers of Cameron. The lease is an operating lease and requires payments of $2,250 a month over a period of five years.

     The A-1 Rental Center, Rental World and Cameron acquisitions were accounted for as purchases and accordingly, the purchase prices were allocated to assets acquired based on their estimated fair market values. The results of operations of the acquired assets are included in the accompanying financial statements since the effective date of each acquisition.

     The pro forma operating results for these acquisitions have not been disclosed either because the effect of the acquisitions was not material (in the case of A-1 Rental Center) or the acquisitions took place at or near the beginning of the fiscal year.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 5--PROPERTY AND EQUIPMENT

     Property and equipment consist of the following as of July 31, 1996 and 1997 (in thousands):

                                                          USEFUL LIFE        1996           1997
                                                         -------------   ------------   ------------
   Rental fleet ......................................     2-10 yrs       $  37,890      $  39,812
   Autos and trucks ..................................   3, 5, 7yrs             621            678
   Buildings .........................................     31.5 yrs             432            432
   Furniture, fixtures and office equipment ..........        5 yrs           1,010          1,091
   Leasehold improvements ............................    5, 10 yrs           1,375          1,572
   Land ..............................................          N/A             322            322
   Shop equipment ....................................        5 yrs             866          1,005
                                                                          ---------      ---------
                                                                             42,516         44,912
   Less: Accumulated depreciation ....................                      (10,729)       (16,779)
                                                                          ---------      ---------
                                                                          $  31,787      $  28,133
                                                                          =========      =========

NOTE 6--LONG-TERM DEBT AND SUBORDINATED DEBT

     Substantially all of the Company's debt was repaid subsequent to July 31, 1997 as a result of the sale of the Company and accordingly, is classified as current liabilities in the accompanying consolidated balance sheet (see Note
2).

     Secured and unsecured long-term debt consists of the following at July 31, 1996 and 1997 (in thousands):

                                                           1996          1997
                                                        ----------   ------------
   The Credit Agreement:
    Term Loan and Revolving Facility ................    $ 11,227     $   8,417
    Capex Facility ..................................       5,897         6,435
                                                         --------     ---------
                                                           17,124        14,852
   Equipment Contracts ..............................       9,149         7,592
   Promissory Notes .................................         824           807
                                                         --------     ---------
   Senior Secured Borrowings ........................      27,097        23,251
   Less: Current Portion ............................      (5,809)      (22,630)
                                                         --------     ---------
     Total Long-Term Debt ...........................    $ 21,288     $     621
                                                         ========     =========
   9% Subordinated Debentures plus interest .........    $  4,011     $   4,371
   12% Subordinated Debentures ......................       3,800         3,800
                                                         --------     ---------
     Total Subordinated Debentures ..................    $  7,811     $   8,171
                                                         ========     =========

THE CREDIT AGREEMENT

     On July 31, 1997, the Company had in place a credit facility that originated on June 18, 1993 under a loan and security agreement (the "Credit Agreement") with a financial institution (the "Lender") that initially provided BRS with a borrowing base of up to $12 million which was increased to $18 million on July 21, 1994 ("Amendment No. 1") and $27 million on August 18, 1995

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 6--LONG-TERM DEBT AND SUBORDINATED DEBT--(CONTINUED)

("Amendment No. 3"). The Credit Agreement provides for a term loan (the "Term Loan") as well a revolving line of credit (the "Revolving Facility") and a capital expenditure facility (the "Capex Facility").

     The Credit Agreement was significantly amended through Amendment No. 3 to include equipment and other eligible inventory held for resale in the borrowing base and extend the original term of the Credit Agreement to August 31, 2000. The existing balances as of August 18, 1995, in the Revolving Facility and the Capex Facility were converted into the Term Loan and an additional $1 million was funded by the Lender to increase the principal balance in the Term Loan to $15 million. Borrowing capacity under the Capex Facility was increased to $12 million. In consideration of Amendment No. 3, the Company agreed to pay the Lender an amendment fee of $90,000 which was paid upon the execution by Borrower. As of July 31, 1996, the unamortized amount of this fee was $72,000 of which a total of $18,000 was expensed ratably during fiscal year 1997. Due to the significant modification of the Credit Agreement, the remaining unamortized balance of previous debt issue costs related to this Credit Agreement of $0.2 million was expensed during fiscal year ended July 31, 1996 and have been reflected in the Company's consolidated statement of operations as an extraordinary item net of income tax benefit of $83,355. During fiscal 1996 and 1997, minor modifications were made to the Credit Agreement covenants by amendments No. 4, No. 5 and No. 6; the associated costs of these minor amendments were expensed in the respective periods.

     The Lender has a security interest in substantially all of the Company's assets except for otherwise encumbered equipment financed by creditors other than the Lender. The Credit Agreement requires the maintenance of certain covenants. As of July 31, 1997, the Company was in compliance with or obtained waivers for all such covenants. The Credit Agreement restricts BRS from advancing or paying dividends to IER if BRS is in default under the Credit Agreement or if its available borrowings under the Revolving Facility are below a specified amount. Amounts outstanding under the Credit Agreement bear interest at a rate equal to prime rate plus 2.0 percent (10.75 percent effective rate) at July 31, 1995 prior to Amendment No. 3 and prime plus 1.5 percent thereafter or, alternatively, at the Company's option, LIBOR plus 4 percent. The Company elected the LIBOR option and as of July 31, 1996 and 1997, the effective rates were 9.45 percent and 9.63 percent, respectively.

     The Revolving Facility may be used by the Company to meet general working capital requirements, purchase equipment, finance down payments on certain third-party financed equipment purchases, and issue letters of credit. The total borrowings available under the Revolving Facility are approximately equal to 80 percent of the Company's eligible accounts receivable, 65 percent of eligible inventory of equipment held for sale, and 50 percent of eligible inventory comprised of all goods (other than equipment) intended for sale, rental or lease and all work in process and raw materials not to exceed $0.4 million. Additionally, the Revolving Facility is limited to remaining borrowings under the $27 million total credit facility after subtraction of the Term Loan and the Capex Facility. As of July 31, 1996 and 1997, there were no outstanding balances on the Revolving Facility. As calculated, $3.2 million and $4.7 million of additional borrowing was available as of July 31, 1996 and 1997, respectively.

     In accordance with the Credit Agreement, proceeds from the sale of collateralized rental equipment sold in the ordinary course of business of $1.3 million during fiscal 1996 and $1 million

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 6--LONG-TERM DEBT AND SUBORDINATED DEBT--(CONTINUED)

during fiscal 1997 were applied to the outstanding principal balance of the Term Loan and, as a result, the scheduled monthly payments of principal were reduced. The outstanding balance on the Term Loan and Revolving Facility was $11.2 million and $8.4 million as of July 31, 1996 and 1997, respectively, and was paid in full on August 1, 1997 in conjunction with the sale of the Company (see Note 2).

     The Capex Facility may be used by the Company to finance up to 80 percent of the purchase price of capital expenditures. At six month intervals, any outstanding Capex Loan balance is converted into a Capex Note which must be repaid in sixty ratable monthly payments. During August 1996 and March 1997, portions of the Capex Loan were converted into Capex Notes in the amount of $6.1 million and $1.3 million, respectively. During fiscal 1997, $1.2 million in principal payments were made against these notes. Interest on the Capex Loan is charged against the Revolving Facility each month.

EQUIPMENT CONTRACTS

     The equipment contracts, bearing interest at rates ranging from 7.5 percent to 11 percent, are secured by equipment purchased and are payable in various monthly principal installments.

SUBORDINATED DEBENTURES

     The total amount of subordinated debentures outstanding was $7.8 million and $8.2 million as of July 31, 1996 and 1997, respectively. These amounts include $3.8 million as of July 31, 1996 and 1997 of subordinated debentures that bear interest which is payable quarterly at a rate of 12 percent per annum (the "12% Subordinated Debentures") and $3.7 million in subordinated debentures that bear interest at a rate of nine percent per annum (the "9% Subordinated Debentures") as well as accrued interest payable of $0.3 million at July 31, 1996 and $0.7 million at July 31, 1997 on the 9% Subordinated Debentures. All debentures are owed to a group of the Company's preferred shareholders and were paid in full on August 1, 1997 in conjunction with the sale of the Company (see
Note 2). As of July 31, 1996 and 1997, accrued interest payable on the 12% Subordinated Debentures was $38,000.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 6--LONG-TERM DEBT AND SUBORDINATED DEBT--(CONTINUED)

DEBT MATURITIES

     The aggregate annual maturities of the senior secured subordinated and unsecured debt as of July 31, 1997 are as follows (in thousands):

YEAR ENDED                   CREDIT       EQUIPMENT CONTRACTS     SUBORDINATED
 JULY 31                   AGREEMENT     AND PROMISSORY NOTES      DEBENTURES       TOTAL
-----------------------   -----------   ----------------------   -------------   ----------
     1998 .............     $14,852             $7,778               $8,171       $30,801
     1999 .............          --                200                   --           200
     2000 .............          --                213                   --           213
     2001 .............          --                208                   --           208
     2002 .............          --                 --                   --            --
   Thereafter .........          --                 --                   --            --
                            -------             ------               ------       -------
                            $14,852             $8,399               $8,171       $31,422
                            =======             ======               ======       =======

NOTE 7--LEASES

     At July 31, 1997, the Company had minimum annual lease commitments under noncancelable operating leases as follows (in thousands):

YEAR ENDED JULY 31      OPERATING LEASES
--------------------   -----------------
     1998 ..........         $  698
     1999 ..........            403
     2000 ..........            367
     2001 ..........            148
     2002 ..........             48
                             ------
                             $1,664
                             ======

     The Company leases its facilities at various monthly rental terms which expire at various dates through September 2006. The above amounts include commitments from the A-l Rental Center, Rental World, and Cameron acquisitions (see Note 4). Total rent of $0.4 million, $0.7 million and $0.7 million for the periods ended July 31, 1995, 1996, and 1997 were charged to facilities expense.

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 7--LEASES--(CONTINUED)

     At July 31, 1997, the Company had future payments under capital leases as follows (in thousands):

YEAR ENDED JULY 31                         CAPITAL LEASE OBLIGATIONS
---------------------------------------   --------------------------
     1998 .............................             $  85
     1999 .............................                --
     2000 .............................                --
     2001 .............................                --
     2002 .............................                --
                                                    -----
                                                       85
   Less: Interest .....................               (11)
                                                    -----
   Capital Lease Obligations ..........             $  74
                                                    =====

     The Company is party to several capital leases primarily related to computers and computer-related equipment. These leases have been capitalized using interest rates ranging from 7 percent to 12 percent. Amortization on the capitalized amounts is included in depreciation expense. All of the capitalized leases were repaid subsequent to July 31, 1997 as a result of the sale of the Company and accordingly, all capital leases payable were classified as current liabilities in the accompanying consolidated balance sheets.

NOTE 8--INCOME TAXES

     The provision (benefit) for income taxes consists of the following for the years ended July 31 (in thousands):

                         1995       1996       1997
                        ------   ---------   -------
   Current
    Federal .........    $ --     $   --      $ --
    State ...........       8         --        --
                         ----     ------      ----
                            8         --        --
                         ----     ------      ----
   Deferred
    Federal .........     233       (117)      266
    State ...........      26        (13)       29
                         ----     ------      ----
                          259       (130)      296
                         ----     ------      ----
                         $267     $ (130)     $296
                         ====     ======      ====

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 8--INCOME TAXES--(CONTINUED)

     The reconciliation of the tax provision to the tax provision computed at statutory rates is as follows for the years ended July 31 (in thousands):

                                                     1995       1996        1997
                                                    ------   ----------   -------
   Federal tax at statutory rate (34%) ..........    $195      $ (212)     $173
   Nondeductible expenses .......................      42          54        48
   State taxes ..................................      22         (25)       20
   Valuation allowance and other ................       8          53        55
                                                     ----      ------      ----
                                                     $267      $ (130)     $296
                                                     ====      ======      ====

     The deferred income tax balances consist of the following (in thousands):

                                                                         JULY 31,
                                                                   ---------------------
                                                                      1996        1997
                                                                   ---------   ---------
           DEFERRED TAX LIABILITIES:
             Property and equipment basis differences ..........    $2,694      $3,336
                                                                    ------      ------
             Total deferred tax liabilities ....................     2,694       3,336
                                                                    ------      ------

           DEFERRED TAX ASSETS:
             Net operating loss carryforwards ..................     1,371       1,721
             Alternative minimum tax credit ....................       627         627
             Other .............................................       279         324
                                                                    ------      ------
             Total deferred tax assets .........................     2,277       2,672

           Valuation allowance for deferred tax assets .........      (177)       (226)
                                                                    ------      ------
           Net deferred tax assets .............................     2,100       2,446
                                                                    ------      ------
           Net deferred tax liabilities ........................    $  594      $  890
                                                                    ======      ======

     Included in prepaid expense and other are current deferred tax assets of $237 and $188 at July 31, 1996 and 1997, respectively.

     The Company had net operating loss carryforwards for federal and state income tax purposes of approximately $0.8 million and $2.2 million, respectively, at July 31, 1995, $3.5 million and $4.4 million, respectively, at July 31, 1996 and $4.4 million and $5.7 million, respectively, at July 31, 1997. The Company also has alternative minimum tax credit carryovers of approximately $627,000 for federal income tax purposes at July 31, 1995, 1996 and 1997. For financial reporting, the loss and credit carryforwards were recognized as deferred tax assets and an appropriate valuation allowance was recorded to reflect the uncertainty about ultimate realization.

NOTE 9--PREFERRED STOCK

SERIES A SENIOR MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The holders of the 107,500 shares of non-voting, $1 par Senior Series A are entitled to receive dividends thereon in cash at the rate of 6% per annum based on a face value of $20 per share when,

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 9--PREFERRED STOCK--(CONTINUED)

as and if declared by the Company's Board of Directors, out of legally available funds. The dividends compound and accrue quarterly and are cumulative from the date of issuance. As of July 31, 1996 and 1997, accrued dividends payable for Senior Series A shares were $10,750. The Senior Series A was recorded at issuance at its estimated fair market value of $0.9 million ($7.93 per Senior Series A share) and is being accreted up to its redemption value through charges to retained earnings over the period from June 18, 1993 to the date it is mandatorily redeemable. As of July 31, 1996 and 1997, accumulated accretion from June 18, 1993 on Senior Series A shares were $0.4 million and $0.5 million, respectively. Also, dividends on the Senior Series A shares are accrued, whether or not declared, during the period to which they relate since the mandatory redemption amount includes dividends and are included in accrued expenses in the accompanying consolidated balance sheets. On August 1, 1997, the holders of the Senior Series A redeemed their shares upon a change in ownership for $20 per share (see Note 2).

SERIES B SENIOR REDEEMABLE CONVERTIBLE PREFERRED STOCK

     The holders of the 495,000 shares of voting $1 par Senior Series B are not entitled to receive dividends but have the option to redeem their shares upon a change in ownership. The Senior Series B is not mandatorily redeemable. Accretion of the Senior Series B is not necessary as it was recorded at its redemption value of $3.704 per share not including the share of common stock to be received upon redemption. The Senior Series B shares were recorded upon issuance at the amount of net proceeds of $1.8 million which included par value of $0.5 million with excess proceeds over par recorded as additional paid in capital. On August 1, 1997 the holders of the Senior Series B converted their shares into one share of common stock which were redeemed for $10.2 million immediately upon the sale of the Company (see Note 2).

JUNIOR PREFERRED STOCK

     The holders of the 18,936 shares of non-voting, $1 par Junior Series are entitled to receive dividends in cash at the rate of 6% per annum based on a face value of $100 per share when, as and if declared by the Board. The dividends compound and accrue quarterly and are cumulative from the date of issuance. As of July 31, 1996 and 1997, accrued dividends payable for Junior Series shares were $9,468. No dividends shall be declared or paid on the Junior Series unless full cumulative dividends have been declared or paid on the Senior Series. The Junior Series was recorded at issuance at its estimated fair market value of $1.5 million ($80.75 per Junior Series share). Since the Junior Series is not mandatorily redeemable, it is not being accreted up to its redemption value. Also, dividends on the Junior Series are accrued, whether or not declared, during the period to which they relate and are included in accrued expenses in the accompanying consolidated balance sheets. On August 1, 1997, the holders of the Junior Series redeemed for $1.9 million their shares upon a change in ownership (see Note 2).

NOTE 10--EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution profit sharing plan (the "Plan") covering substantially all of its employees. All employees who are at least
20.5 years old, perform at least 1,000 hours of service annually and have satisfied the six month service requirement, are eligible to participate. Participants accumulate ownership in the Plan assets according to a vesting schedule over a period of

               INDUSTRIAL EQUIPMENT RENTALS, INC. AND SUBSIDIARY

NOTE 10--EMPLOYEE BENEFIT PLAN--(CONTINUED)

six years. Company contributions to the Plan are made on an annual basis at the discretion of management, and are allocated to participants' accounts according to annual compensation. No contribution to the plan was made for the plan years ended July 31, 1995, 1996 or 1997.

     Effective January 1, 1994, an amendment was made to the Plan to allow 401(k) contributions by the employee. The employer matches these contributions at a rate based on a discretionary formula. Since the amendment, the Company agreed to match 50 percent of the employee's contribution up to 6 percent of the participants' gross pay. Such employer contributions vest over a period of six years and totaled $67,263 during fiscal 1995, $86,318 during fiscal 1996 and $104,451 during fiscal 1997. As of July 31, 1995, 1996 and 1997, no material amounts were outstanding and payable from the Company to the Plan.

NOTE 11--RELATED PARTY TRANSACTIONS

     The Company leases eleven facilities from a corporation owned by a stockholder, director and officer of the Company. Lease costs totaling approximately $0.3 million for the years ended July 31, 1995, 1996 and 1997 were incurred under these lease agreements. As of July 31, 1997, these lease agreements require minimum lease payments of approximately $346,800 per year and expire at various times during the years from 1998 to 2002. No amendments or terminations of any of these leases have been made as a result of the sale of the Company (see Note 2).

     The Company held one 5.33 percent interest bearing note receivable as of July 31, 1996 and two 5.33 percent interest bearing notes receivable as of July 31, 1997 totaling approximately $301,000 and $297,000, respectively, from certain stockholders and officers of the Company. Both notes receivable were collected by the Company in full subsequent to July 31, 1997.

     The Company paid a related party $120,000 for consulting services in fiscal years ended July 31, 1995, 1996 and 1997, and subsequently, this agreement was mutually terminated as of August 1, 1997.

NOTE 12--COMMITMENTS AND CONTINGENCIES

     The Company is involved in certain claims and lawsuits arising in the normal course of business. Management does not believe that uninsured losses, if any, resulting form the ultimate resolution of these matters will have a material adverse effect on the financial position, results of operations or liquidity of the Company.

                          INDEPENDENT AUDITORS' REPORT

Richbourg's Sales & Rentals, Inc.:

     We have audited the accompanying balance sheets of Richbourg's Sales & Rentals, Inc. (the "Company") as of December 31, 1996 and 1997, and the related statements of income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Charlotte, North Carolina
February 27, 1998

                       RICHBOURG'S SALES & RENTALS, INC.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997

              (IN THOUSANDS, EXCEPT PAR VALUE AND PER SHARE DATA)

                                                                                      1996         1997
                                                                                   ----------   ---------
ASSETS (NOTE 8)
Cash and cash equivalents ......................................................    $   338      $   161
Marketable securities--trading (Note 1) ........................................        670          593
Trade accounts receivable, net of allowance for doubtful accounts of $35 in 1996
  and $81 in 1997 ..............................................................      4,214        3,126
Inventories ....................................................................        396          420
Rental fleet, net of accumulated depreciation of $27,856 in 1996 and $34,351 in
  1997 (Note 1) ................................................................     55,029       57,604
Property and equipment, net (Note 2) ...........................................      4,250        3,068
Other assets ...................................................................        171           12
                                                                                    -------      -------
TOTAL ..........................................................................    $65,068      $64,984
                                                                                    =======      =======
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
 Accounts payable--trade and accrued expenses ..................................    $ 2,283      $   930
 Accounts payable--equipment purchases .........................................      6,468           --
 Revolving credit loan (Note 3) ................................................     16,296       26,526
 Notes payable (Note 4) ........................................................      5,054           --
                                                                                    -------      -------
  Total liabilities ............................................................     30,101       27,456
                                                                                    -------      -------
COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)

STOCKHOLDER'S EQUITY:
 Common stock, $100 par value, 500 shares authorized, 100 shares issued
   and outstanding .............................................................         10           10
 Additional paid-in capital ....................................................         20           20
 Retained earnings .............................................................     34,937       37,498
                                                                                    -------      -------
  Total stockholder's equity ...................................................     34,967       37,528
                                                                                    -------      -------
TOTAL ..........................................................................    $65,068      $64,984
                                                                                    =======      =======

                       See notes to financial statements.

                       RICHBOURG'S SALES & RENTALS, INC.

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                                        1995         1996         1997
                                                                     ----------   ----------   ----------
REVENUES:
 Rental of equipment .............................................    $ 26,507     $ 29,717     $ 28,894
 Sales of equipment ..............................................       5,402        5,305        6,510
                                                                      --------     --------     --------
  Total revenues .................................................      31,909       35,022       35,404
                                                                      --------     --------     --------
COST OF REVENUES:
 Depreciation of rental fleet ....................................       6,366        7,899       10,928
 Maintenance of rental fleet .....................................      10,063       10,284       10,714
 Cost of equipment sold ..........................................       2,416        1,851        1,956
                                                                      --------     --------     --------
  Total cost of revenues .........................................      18,845       20,034       23,598
                                                                      --------     --------     --------
GROSS MARGIN .....................................................      13,064       14,988       11,806
                                                                      --------     --------     --------
OPERATING EXPENSES:
 Selling .........................................................       1,342        1,403        1,445
 General and administrative ......................................       2,193        2,692        2,715
 Other depreciation ..............................................         840        1,006          880
                                                                      --------     --------     --------
  Total operating expenses .......................................       4,375        5,101        5,040
                                                                      --------     --------     --------
INCOME FROM OPERATIONS ...........................................       8,689        9,887        6,766
OTHER INCOME (EXPENSE):
 Interest expense ................................................      (1,726)      (1,749)      (2,406)
 Investment income ...............................................         127           84           11
 Realized gain on sale of marketable securities ..................          13           75           41
 Unrealized holding gain (loss) on marketable securities .........          51          (29)          58
 Other ...........................................................         150           90           30
                                                                      --------     --------     --------
  Total other expense, net .......................................      (1,385)      (1,529)      (2,266)
                                                                      --------     --------     --------
INCOME BEFORE EXTRAORDINARY LOSS ON EARLY
  EXTINGUISHMENT OF DEBT .........................................       7,304        8,358        4,500
EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT OF
  DEBT (Note 3) ..................................................          --         (225)          --
                                                                      --------     --------     --------
NET INCOME (Note 1) ..............................................    $  7,304     $  8,133     $  4,500
                                                                      ========     ========     ========

                       See notes to financial statements.

                       RICHBOURG'S SALES & RENTALS, INC.

                       STATEMENTS OF STOCKHOLDER'S EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                               COMMON STOCK
                                         ------------------------    ADDITIONAL
                                          OUTSTANDING                 PAID-IN       RETAINED
                                             SHARES       AMOUNT      CAPITAL       EARNINGS       TOTAL
                                         -------------   --------   -----------   -----------   ----------
BALANCE, DECEMBER 31, 1994 ...........        100           $10         $20        $ 23,484      $ 23,514
 Net income ..........................         --            --          --           7,304         7,304
 Distribution to stockholder .........         --            --          --          (1,445)       (1,445)
                                              ---           ---         ---        --------      --------
BALANCE, DECEMBER 31, 1995 ...........        100            10          20          29,343        29,373
 Net income ..........................         --            --          --           8,133         8,133
 Distribution to stockholder .........         --            --          --          (2,539)       (2,539)
                                              ---           ---         ---        --------      --------
BALANCE, DECEMBER 31, 1996 ...........        100            10          20          34,937        34,967
 Net income ..........................         --            --          --           4,500         4,500
 Distribution to stockholder .........         --            --          --          (1,939)       (1,939)
                                              ---           ---         ---        --------      --------
BALANCE, DECEMBER 31, 1997 ...........        100           $10         $20        $ 37,498      $ 37,528
                                              ===           ===         ===        ========      ========

                       See notes to financial statements.

                       RICHBOURG'S SALES & RENTALS, INC.

                            STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997
                                 (IN THOUSANDS)

                                                                         1995          1996          1997
                                                                     -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ......................................................    $   7,304     $   8,133     $   4,500
 Adjustments to reconcile net income to net cash provided by operating activities:
   Extraordinary loss on early extinguishment of debt ............           --           225            --
   Depreciation ..................................................        7,206         8,905        11,808
   Gain on sale of rental fleet and equipment ....................       (1,385)       (1,065)       (1,481)
   Realized gain on sale of marketable securities ................          (13)          (75)          (41)
   Unrealized (gain) loss on marketable securities ...............          (51)           29           (58)
   Changes in operating assets and liabilities:
    Decrease (increase) in trade accounts receivable .............       (1,143)         (121)        1,088
    Decrease (increase) in inventories ...........................          807          (287)          (24)
    (Decrease) increase in accounts payable and accrued
       expenses ..................................................          136         1,018        (1,353)
    Decrease (increase) in other assets ..........................         (663)          543           159
    Purchase of trading marketable securities ....................         (979)       (1,938)          (77)
    Proceeds from sale of trading marketable securities ..........        1,025         1,711           252
                                                                      ---------     ---------     ---------
     Net cash provided by operating activities ...................       12,244        17,078        14,773
                                                                      ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of rental fleet and equipment .........................      (19,309)      (20,648)      (22,123)
 Proceeds from sale of rental fleet and equipment ................        1,538         3,557         3,937
                                                                      ---------     ---------     ---------
                                                                        (17,771)      (17,091)      (18,186)
                                                                      ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Net advances under revolving credit facility ....................           --        16,296        10,230
 Borrowings under notes payable ..................................       19,069         3,136         2,364
 Repayment of notes payable ......................................      (11,378)      (18,998)       (7,419)
 Distributions to stockholder ....................................       (1,445)       (2,539)       (1,939)
                                                                      ---------     ---------     ---------
     Net cash (used in) provided by financing activities .........        6,246        (2,105)        3,236
                                                                      ---------     ---------     ---------
NET (DECREASE) INCREASE IN CASH AND
  CASH EQUIVALENTS ...............................................          719        (2,118)         (177)
CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR ..............................................        1,737         2,456           338
                                                                      ---------     ---------     ---------
CASH AND CASH EQUIVALENTS,
  END OF YEAR ....................................................    $   2,456     $     338     $     161
                                                                      =========     =========     =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION--Cash paid during the year for interest ............    $   1,599     $   1,665     $   2,260
                                                                      =========     =========     =========

                       See notes to financial statements.

                       RICHBOURG'S SALES & RENTALS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     DESCRIPTION OF BUSINESS--Richbourg's Sales & Rentals, Inc. (the "Company") is engaged in the rental and sale of construction and industrial machinery and equipment. The Company presently operates from sixteen locations in the southeastern United States.

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS--The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     INVESTMENT IN MARKETABLE SECURITIES--The Company's securities investments are classified as trading securities and are primarily investments in stocks of publicly traded companies. Trading securities are recorded at fair value in the accompanying balance sheets, with the change in fair value during the period included in earnings. Realized gains or losses in the sale of securities are based on the specific identification method. The fair value of securities is based on quoted market prices.

     Proceeds from sales of investments for the years ended December 31, 1995, 1996 and 1997 were $1.0 million, $1.7 million and $0.3 million, respectively. Realized and unrealized gains (losses) on trading securities during 1995, 1996 and 1997 were not significant.

     ACCOUNTS RECEIVABLE--The Company carries trade accounts receivable at the amount it deems to be collectible. Accordingly, the Company provides allowances for trade accounts receivable it deems to be uncollectible based on management's best estimates. Recoveries are recognized in the period they are received. The ultimate amount of accounts receivable that becomes uncollectible could differ from those estimated. The majority of the Company's customers are engaged in the construction business. The Company assesses its customers' credit worthiness prior to extending credit. The collectibility of these receivables is dependent, in part, on the economic conditions within the construction industry.

     INVENTORIES--Inventories, which consist principally of repair parts and supplies, are stated at the lower of cost or market (cost is determined on the first-in, first-out basis).

     RENTAL FLEET--Rental fleet is comprised principally of heavy construction equipment which is leased by the Company to customers under operating leases. The rental fleet is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years, giving effect to an estimated salvage value of one-tenth of original cost. Routine repairs and maintenance are expensed as incurred; improvements are capitalized at cost. The Company sells equipment in its rental fleet as part of its regular operations; accordingly, a portion of the rental fleet may be sold within one year. The remaining book value is charged to cost of equipment when sold.

     PROPERTY AND EQUIPMENT--Property and equipment, which consists of land, buildings, service and office equipment utilized in the Company's operations, is stated at cost less accumulated depreciation.

                       RICHBOURG'S SALES & RENTALS, INC.

                 YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

NOTE 1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

Depreciation is recorded using the straight-line method over the estimated useful lives of the related assets. Significant improvements are capitalized at cost; repairs and maintenance are expensed as incurred.

     ADVERTISING COSTS--The Company expenses advertising costs as incurred. Advertising costs for the years ending December 31, 1995, 1996 and 1997 amounted to $0.1 million each year.

     REVENUE RECOGNITION--Rental revenues are recognized over the rental period using the straight-line method. Sales of assets in the rental fleet are recognized at the time of shipment.

     INCOME TAXES--The Company has elected S Corporation status for income tax purposes. Accordingly, no provision for federal and state income taxes has been made in these financial statements because any income tax liability is the responsibility of the stockholder.

     LONG-LIVED ASSETS--Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. This standard requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. The adoption of this standard had no effect on the Company's results of operations or financial position. On an ongoing basis, the Company will evaluate its long-lived assets. If circumstances suggest that their value may be impaired, an assessment of recoverability will be performed.

NOTE 2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):

                                                          DECEMBER 31,            ESTIMATED
                                                    -------------------------    USEFUL LIVES
                                                        1996          1997        (IN YEARS)
                                                    -----------   -----------   -------------
   Land .........................................    $    428      $    428            --
   Buildings and leasehold improvements .........       2,529         1,779          7-31
   Service equipment ............................       4,558         4,625           2-5
   Office furniture and equipment ...............         583           569           2-5
                                                     --------      --------
                                                        8,098         7,401
   Less accumulated depreciation ................      (3,848)       (4,333)
                                                     --------      --------
                                                     $  4,250      $  3,068
                                                     ========      ========

NOTE 3. REVOLVING CREDIT LOAN

     In September 1996, the Company entered into a revolving credit line (revolving loan) with a bank. Initial proceeds from this revolving loan were used to pay off existing notes payable with another bank, as well as to fund new equipment purchases. In connection with this refinancing, the Company was charged a penalty of $0.2 million by the former bank lender for early payoff of the

                       RICHBOURG'S SALES & RENTALS, INC.

                 YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

NOTE 3. REVOLVING CREDIT LOAN--(CONTINUED)

notes payable. This charge is shown as "Extraordinary Loss on Early Extinguishment of Debt" in the accompanying Statements of Income.

     The revolving loan provided for maximum borrowings up to $35.0 million based on qualified machinery and equipment. Outstanding borrowings were due in September 1999, with interest based on the 90 day LIBOR rate plus 1.85 (7.787% at December 31, 1997). At December 31, 1996 and 1997, the Company had $16.3 million and $26.5 million, respectively, in outstanding borrowings on the revolving loan. Subsequent to December 31, 1997, the Company paid off all borrowings under its revolving credit agreement (see Note 8).

NOTE 4. NOTES PAYABLE

     The Company has historically financed a portion of its rental fleet and other fixed asset purchases through notes payable to banks, equipment vendors, finance companies and others. In contemplation of sale of the business (see
Note 8), during December 1997 the Company paid off all its outstanding notes payable.

     Notes payable at December 31, 1996 consisted of the following (in thousands, except payment amounts):

   Series of 24 installment purchase notes, payable in monthly installments ranging
    from $276 to $797, plus interest at 6.9%..............................................    $  204
   6.8% installment purchase note, payable in monthly installments of $7,116, including
    interest .............................................................................       165
   7.3% installment purchase note, payable in monthly installments of $9,576, including
    interest .............................................................................       222
   6.5% installment purchase note, payable in monthly installments of $4,841, including
    interest .............................................................................       126
   6.5% installment purchase note, payable in monthly installments of $4,841, including
    interest .............................................................................       121
   7.25%, 10.25% and 10.5% installment purchase notes, payable in monthly
    installments ranging from $1,426 to $3,440, including interest........................     1,755
   Installment purchase note, payable in monthly installments of $43,858..................       570
   Series of seven installment purchase notes, payable in monthly installments ranging from $3,084 to $15,770, including interest (interest rates vary per note from 4.90%
    to 7.75%) ............................................................................       840
   Mortgage payable in monthly installments of $5,000 plus interest at prime (81/4% at
    December 31, 1996) ...................................................................       445
   Mortgage payable in monthly installments of $3,334 plus interest at prime..............       268
   Note payable in monthly installments of $5,000 plus interest at prime..................       225
   Note payable in monthly installments of $1,050 plus interest at prime..................       113
                                                                                              ------
   Total notes payable ...................................................................    $5,054
                                                                                              ======

                       RICHBOURG'S SALES & RENTALS, INC.

                 YEARS ENDED DECEMBER 31, 1995, 1996 AND 1997

NOTE 5. RELATED PARTY TRANSACTIONS

     The Company rents certain office and yard space from its sole stockholder on a month to month basis. During 1995, 1996 and 1997, the Company paid rental expense to its sole stockholder of approximately $0.4 million, $0.4 million and $0.5 million, respectively.

     The Company purchases automobiles and receives automotive electric services from certain companies owned by its sole stockholder. During 1995, 1996 and 1997, the Company paid $0.1 million, $0.1 million and $0.1 million to these related parties.

NOTE 6. RETIREMENT PLAN

     The Company maintains a 401(k) defined contribution plan which covers substantially all employees. Employees may contribute up to 5% of their compensation. Employer matching contributions are not mandatory but the Company is allowed to match employee contributions up to limits specified in the plan. The Company did not make any contributions in 1995, 1996 or 1997.

NOTE 7. LEGAL MATTERS

     The Company is a defendant in legal proceedings arising out of the conduct of the Company's business. In the opinion of management, the ultimate outcome of these legal proceedings will not have a material adverse affect on the financial position or future results of operations and cash flows of the Company.

NOTE 8. SUBSEQUENT EVENT--SALE OF BUSINESS

     Effective January 1, 1998, the Company sold its rental fleet and certain other tangible and intangible assets to Neff Corp., Miami, Florida, for $100.0 million cash. In addition, the purchaser assumed certain liabilities, as defined in the purchase agreement, which consist principally of accounts payable and accrued expenses. After the sale, the Company's assets consist of cash, marketable securities, land, buildings and leasehold improvements. The Company or other affiliated entities will rent certain real estate to Neff Corp. under operating lease agreements.

     The sale of net assets resulted in a significant gain, which will be recorded in 1998. Subsequent to receipt of the sale proceeds the Company paid off the entire balance of borrowings under its revolving loan agreement with bank (see Note 3).

                                    ********

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Sullair Argentina Sociedad Anonima

     1. We have audited the accompanying consolidated balance sheets of Sullair Argentina Sociedad Anonima and its subsidiary Sullair San Luis Sociedad Anonima as of December 31, 1997 and 1996, and the related consolidated statements of income and of changes in shareholders' equity and in financial position (cash flows) for the years ended December 31, 1997, 1996 and 1995, all expressed in constant Argentine pesos--P$--through August 31, 1995 and in nominal pesos thereafter (see Note 1.2.). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     2. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

     3. Accounting principles generally accepted in Argentina require companies with controlling financial interest in the other companies to present both parent company, where investments in subsidiaries are accounted for by the equity method, and consolidated financial statements, as primary and supplementary information, respectively. Because of the special purpose of these financial statements, parent company financial statements are not included. This procedure has been adopted for the convenience of the reader of the financial statements.

     4. In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Sullair Argentina Sociedad Anonima and its subsidiary Sullair San Luis Sociedad Anonima at December 31, 1997 and 1996, and the results of their operations, the changes in their shareholders' equity and the changes in their financial position (cash flows) for the years ended December 31, 1997, 1996 and 1995 in conformity with accounting principles generally accepted in Argentina.

     5. Accounting principles generally accepted in Argentina vary in certain important respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of consolidated net income expressed in constant Argentine pesos through August 31, 1995 and in nominal pesos thereafter (see Note 1.2.) for each of the three mentioned years, and the determination of consolidated shareholders' equity and financial position also expressed in constant Argentine pesos through August 31, 1995 and in nominal pesos thereafter (see
Note 1.2.) at December 31, 1997, 1996 and 1995 to the extent summarized in Notes 10, 11, and 12 to the consolidated financial statements.

     6. The accompanying consolidated financial statements expressed in constant Argentine pesos through August 31, 1995 and in nominal pesos thereafter include a column that gives effect to the translation into U.S. dollars of the balances at December 31, 1997, on the basis described in Note 1.2(c). This translation should not be construed as representing that the peso amounts actually represent or have been, or could be, converted into U.S. dollars.

Buenos Aires, Argentina     PRICE WATERHOUSE & CO.
March 25, 1998              Daniel A. Lopez Lado (Partner)

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                          CONSOLIDATED BALANCE SHEETS

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                       THEREAFTER--NOTE 1.2.)

                                                                       YEAR ENDED DECEMBER 31,
                                                            ---------------------------------------------
                                                                 1997            1997            1996
                                                            -------------   -------------   -------------
                                                                US$(1)                   P$
                                                            -------------   -----------------------------
ASSETS
CURRENT ASSETS
Cash and banks ..........................................       305,876         305,876         542,989
Accounts receivable (Note 2.a)) .........................    13,961,371      13,961,371      10,533,229
Other receivables (Note 2.b)) ...........................     2,321,217       2,321,217       4,694,592
Inventories (Note 2.c)) .................................    12,687,639      12,687,639      11,596,926
                                                             ----------      ----------      ----------
Total current assets ....................................    29,276,103      29,276,103      27,367,736
                                                             ----------      ----------      ----------
NON-CURRENT ASSETS
Other receivables (Note 2.d)) ...........................       657,658         657,658         657,658
Long-term investments (Note 2.e)) .......................       233,756         233,756         266,756
Property and equipment, net (Note 3) ....................    26,477,686      26,477,686      24,702,859
Other ...................................................        67,377          67,377          67,377
                                                             ----------      ----------      ----------
Total non-current assets ................................    27,436,477      27,436,477      25,694,650
                                                             ----------      ----------      ----------
Total assets ............................................    56,712,580      56,712,580      53,062,386
                                                             ==========      ==========      ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable (Note 2.f)) ............................    11,737,769      11,737,769      13,138,278
Short-term bank borrowings (Note 2.g)) ..................     6,613,730       6,613,730       8,311,896
Taxes payables ..........................................     1,059,209       1,059,209         181,630
Payroll and social security .............................       274,995         274,995         238,974
Advances from customers .................................       116,978         116,978         593,339
Other ...................................................            --              --         490,440
                                                             ----------      ----------      ----------
Total current liabilities ...............................    19,802,681      19,802,681      22,954,557
                                                             ----------      ----------      ----------
NON-CURRENT LIABILITIES
Long-term bank borrowings (Note 2.h)) ...................     5,342,376       5,342,376       3,560,501
                                                             ----------      ----------      ----------
Total non-current liabilities ...........................     5,342,376       5,342,376       3,560,501
                                                             ----------      ----------      ----------
Total liabilities .......................................    25,145,057      25,145,057      26,515,058
                                                             ----------      ----------      ----------
MINORITY INTEREST IN CONSOLIDATED
  SUBSIDIARY ............................................           727             727             450
                                                             ----------      ----------      ----------
SHAREHOLDERS' EQUITY (as per related statement) .........    31,566,796      31,566,796      26,546,878
                                                             ----------      ----------      ----------
Total liabilities and shareholders' equity ..............    56,712,580      56,712,580      53,062,386
                                                             ==========      ==========      ==========

----------------
(1) See Note 1.2.c)

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA
                       CONSOLIDATED STATEMENTS OF INCOME

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                            THEREAFTER--NOTE 1.2.)

                                                                            YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------------------------------
                                                            1997             1997             1996             1995
                                                      ---------------- ---------------- ---------------- ----------------
                                                           US$(1)                              P$
                                                      ---------------- --------------------------------------------------
Net sales, rentals and services (Note 2.j)) .........     57,322,289       57,322,289       39,368,237       35,297,551
Operating costs
 Cost of sales, rentals and services
   (Note 2.k)) ......................................    (44,086,860)     (44,086,860)     (29,151,402)     (28,096,627)
 Administrative expenses ............................     (1,830,707)      (1,830,707)      (1,446,250)      (1,222,513)
 Selling expenses ...................................     (3,205,862)      (3,205,862)      (2,763,704)      (2,707,561)
 Other ..............................................       (676,674)        (676,674)        (690,775)        (778,873)
                                                         -----------      -----------      -----------      -----------
Operating income ....................................      7,522,186        7,522,186        5,316,106        2,491,977
Non-operating income (expenses)
 Financial expenses (Note 2.l)) .....................     (1,118,454)      (1,118,454)      (1,545,224)        (925,601)
 Other non-operating income net
   (Note 7.a)) ......................................        629,000          629,000          681,521          628,734
                                                         -----------      -----------      -----------      -----------
Income before taxes, minority interest and
 extraordinary results ..............................      7,032,732        7,032,732        4,452,403        2,195,110
Income tax ..........................................     (2,012,537)      (2,012,537)      (1,128,499)        (300,578)
                                                         -----------      -----------      -----------      -----------
Income before minority interest and
 extraordinary results ..............................      5,020,195        5,020,195        3,323,904        1,894,532
Minority interest in results of
 consolidated subsidiaries ..........................           (277)            (277)            (172)            (161)
                                                         -----------      -----------      -----------      -----------
Net income before extraordinary results .............      5,019,918        5,019,918        3,323,732        1,894,371
                                                         -----------      -----------      -----------      -----------
Extraordinary results (Note 9)(2) ...................             --               --         (709,666)              --
                                                         -----------      -----------      -----------      -----------
Net income for the year .............................      5,019,918        5,019,918        2,614,066        1,894,371
                                                         ===========      ===========      ===========      ===========

----------------
(1) See Note 1.2.c).
(2) This amount includes P$349,537 (Gain) corresponding to the effect of income taxes.

     The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                            THEREAFTER--NOTE 1.2.)

                                                                                   EARNINGS
                                                          ADJUSTMENTS     ---------------------------
                                                          TO CAPITAL                   UNAPPROPRIATED        TOTAL
                                            CAPITAL          STOCK          LEGAL         RETAINED       SHAREHOLDERS'
                                             STOCK      (NOTE 1.5. I))     RESERVE        EARNINGS          EQUITY
                                           ---------   ----------------   ---------   ---------------   --------------
At December 31, 1994 ...................    86,000          12,723         26,708        21,913,010       22,038,441
Net income for the year ................        --              --             --         1,894,371        1,894,371
                                            ------          ------         ------        ----------       ----------
At December 31, 1995 ...................    86,000          12,723         26,708        23,807,381       23,932,812
Net income for the year ................        --              --             --         2,614,066        2,614,066
                                            ------          ------         ------        ----------       ----------
At December 31, 1996 ...................    86,000          12,723         26,708        26,421,447       26,546,878
Net income for the year ................        --              --             --         5,019,918        5,019,918
                                            ------          ------         ------        ----------       ----------
At December 31, 1997 ...................    86,000          12,723         26,708        31,441,365       31,566,796
                                            ======          ======         ======        ==========       ==========
At December 31, 1997 in US$(1) .........    86,000          12,723         26,708        31,441,365       31,566,796
                                            ======          ======         ======        ==========       ==========

----------------
(1) See Note 1.2.c).

     The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                     CONSOLIDATED STATEMENT OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                            THEREAFTER--NOTE 1.2.)

                                                                             YEAR ENDED DECEMBER 31,
                                                         ---------------------------------------------------------------
                                                               1997            1997            1996            1995
                                                         --------------- --------------- --------------- ---------------
                                                              US$(1)                           P$
                                                         --------------- -----------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the year ................................     5,019,918       5,019,918       2,614,066       1,894,371
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
  Depreciation .........................................     6,360,947       6,360,947       3,272,048       2,281,111
  Allowance for doubtful accounts ......................       300,176         300,176         307,633         527,235
  Minority interest ....................................           277             277             172             161
  Fixed assets disposals ...............................     1,526,084       1,526,084         658,570         966,698
  Taxes on income ......................................     2,012,537       2,012,537         778,962         300,578
  Financial and holding results on assets other than
    cash or cash equivalents and on liabilities ........      (163,833)       (163,833)        281,219       1,831,085
  Decrease (increase) in assets:
   Accounts receivable .................................    (3,699,866)     (3,699,866)     (5,097,293)        106,500
   Other receivables ...................................     2,643,375       2,643,375        (556,051)     (1,926,963)
   Other assets ........................................            --              --              (3)             34
   Inventories .........................................    (1,090,713)     (1,090,713)     (1,337,138)     (2,079,787)
  Increase (decrease) in liabilities:
   Accounts payable ....................................    (1,400,509)     (1,400,509)      5,554,258         385,394
   Payroll and social security .........................        36,021          36,021          14,062         (56,403)
   Other liabilities ...................................      (490,440)       (490,440)         12,143         452,310
   Taxes payable .......................................       848,287         848,287         (48,074)     (1,530,653)
   Advances from customers .............................      (476,361)       (476,361)       (106,140)        413,295
                                                            ----------      ----------      ----------      ----------
Cash provided by operations ............................    11,425,900      11,425,900       6,348,434       3,564,966
                                                            ----------      ----------      ----------      ----------
CASH FLOWS FROM INVESTMENT
 ACTIVITIES
Purchases of property and equipment ....................    (9,580,339)     (9,580,339)     (4,524,287)     (3,405,256)
Investments other than cash equivalents ................        33,000          33,000         537,384              --
                                                            ----------      ----------      ----------      ----------
Cash used in investment activities .....................    (9,547,339)     (9,547,339)     (3,986,903)     (3,405,256)
                                                            ----------      ----------      ----------      ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans ...............................    39,132,529      39,132,529      13,269,291       6,388,024
Repayments of bank loans ...............................   (39,476,652)    (39,476,652)    (13,838,018)     (5,617,809)
Interest and related cost payments .....................    (1,771,551)     (1,771,551)     (1,632,095)       (716,609)
                                                           -----------     -----------     -----------      ----------
Cash (used in) provided by financing activities ........    (2,115,674)     (2,115,674)     (2,200,822)         53,606
                                                           -----------     -----------     -----------      ----------
(DECREASE) INCREASE IN CASH AND
 CASH EQUIVALENTS ......................................      (237,113)       (237,113)        160,709         213,316
Cash and cash equivalents at the beginning of year .....       542,989         542,989         382,280         168,964
                                                           -----------     -----------     -----------      ----------
CASH AND CASH EQUIVALENTS
 AT THE END OF YEAR ....................................       305,876         305,876         542,989         382,280
                                                           ===========     ===========     ===========      ==========

----------------
(1) See Note 1.2.c).

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

1.1. BASIS OF PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

     These consolidated financial statements include the accounts of Sullair Argentina Sociedad Anonima and its subsidiary, Sullair San Luis Sociedad Anonima. All material intercompany balances, transactions and profits have been eliminated.

     Sullair Argentina Sociedad Anonima holds 99.99% of the shares of Sullair San Luis Sociedad Anonima. In addition to its participation in Sullair San Luis Sociedad Anonima, Sullair Argentina Sociedad Anonima holds 100% of the shares of Bahian S.A., a company located in Uruguay. Bahian S.A. holds 49% of the shares of Sullair Do Brasil Ltd., a Brazilian company.

     The participation in Bahian S.A. has not been consolidated in view of its low materiality and is shown in the consolidated financial statements under non-current investments, at its cost value. This situation does not give rise to any significant distortion that could affect the valuation and disclosure of the consolidated financial statements.

     The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet dates, and the reported amounts of revenues and expenses during the reporting years. Actual results may differ from these estimates.

1.2. RECOGNITION OF THE EFFECTS OF INFLATION

     a) Pursuant to the restatement methodology established under technical pronouncements issued by the Federacion Argentina de Consejos Profesionales de Ciencias Economicas (Argentine Federation of Professional Councils in Economic Sciences, or "FACPCE"), the consolidated financial statements of Sullair Argentina Sociedad Anonima were stated in constant Argentine pesos through August 31, 1995. To account for the effects of inflation in Argentina and in accordance with Argentine GAAP, prior to September 1, 1995, the Company's financial statements were periodically restated based on the changes in the Precios Mayoristas Nivel General (General Wholesale Price Index, or "WPI"). However, pursuant to resolutions of the Inspeccion General de Justicia (General Inspection of Justice or "IGJ"), Argentine companies are not permitted to reflect the effects of inflation on their financial statements as of any date or for any period after September 1, 1995.

     Accordingly, for fiscal year 1995, Sullair Argentina Sociedad Anonima and Sullair San Luis Sociedad Anonima are required to reflect the effects of inflation on their financial statements through August 31, 1995, but are not permitted to do so for the four-month period ended December 31, 1995 or for subsequent periods. Except for the portion of the fiscal year ended December 31, 1995 prior to August 31, 1995, which has been restated in constant pesos at August 31, 1995, financial data at and for such fiscal year has not been restated in constant pesos. For the years ended December 31, 1997 and 1996, as the change in the WPI since August 31, 1995 has been less than 8%, financial statements prepared in accordance with Argentine GAAP need not be adjusted for inflation after that date. Financial statements that are not restated to reflect the effects of inflation will not include the

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

restatement of non-monetary assets and the net gain or loss (holding gains or losses) on exposure of monetary assets and liabilities to price level changes. In March 1992, the monetary correction system was discontinued for tax purposes in Argentina.

     b) On January 1, 1992 the peso replaced the austral as Argentina's official currency at a convertion rate of 10,000 australes per peso. One peso currently is, and current Argentine law requires that one peso will continue to be, exchangeable for not less than one dollar.

     The following table shows, for the years indicated, certain information regarding the exchange rates for U.S. dollars, expressed in nominal pesos per dollar. The Federal Reserve Bank of New York does not report a non-buying rate for Argentine pesos.

 YEAR ENDED
DECEMBER 31,              HIGH          LOW        AVERAGE(1)     END OF PERIOD
-------------------   -----------   -----------   ------------   --------------
     1995 .........       1.0000        0.9990        0.9995          1.0000
     1996 .........       1.0000        1.0000        1.0000          1.0000
     1997 .........       1.0000        1.0000        1.0000          1.0000

----------------
(1) Average of month-end rates.
SOURCES: CENTRAL BANK--BANCO DE LA NACION ARGENTINA.

     c) The consolidated financial statements of Sullair Argentina Sociedad Anonima at December 31, 1997, as well as the related notes and exhibits, have been prepared in Argentine pesos on the basis of accounting records carried in Argentina in that currency. These financial statements include a column that gives effect to the translation into U.S. dollars of the balances at December 31, 1997. Balances have been translated at the exchange rate at December 31, 1997, indicated in Note 1.2.b).

1.3. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements have been prepared in accordance with Argentine GAAP and with the requirements of the IGJ, and are presented in Argentine pesos ("P$").

1.4. CASH AND CASH EQUIVALENTS

     In the consolidated statements of cash flows, the Company considers cash and cash equivalents all its highly liquid investments purchased with an original maturity at three months or less.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

1.5. VALUATION CRITERIA

     The principal valuation criteria used in the preparation of the consolidated financial statements are as follows:

     a) Foreign currency

     Assets and liabilities denominated in foreign currency are presented at the nominal value of the foreign currency converted to local currency at year-end exchange rates. Exchange differences have been included in the determination of the net income.

     b) Accounts and other receivables

     Accounts receivable are stated at estimated realizable values and an allowance for doubtful accounts is provided in an amount considered by management to be sufficient to meet probable future losses related to uncollectible accounts. Accounts and other receivables deemed uncollectible by management are charged against the allowance for doubtful accounts at the time of such determination.

     c) Inventories

     Inventories are valued at replacement cost which, in the aggregate, is less than recoverable value on the following basis:

          Imported raw materials and supplies: at replacement cost in the currency of origin converted at the year-end exchange rate plus the percentage of import duties incurred.

          Domestic raw materials and supplies: at replacement cost.

          Imports in progress: at their import cost in the currency of origin converted at the year-end exchange rate plus expenses incurred since the date of origin through each year end.

     d) Property and equipment

     Property and equipment are presented at cost restated through August 31, 1995 (Note 1.2.), less accumulated depreciation.

     Depreciation commences in the month following acquisition or placement of the assets in service and is computed on a straight-line basis over the estimated useful lives of the assets. Aggregate net value does not exceed recoverable value.

     Management considers that there has been no impairment in the carrying value of property and equipment.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     e) Long-term investments

     The government bond of "Argentina Bond" has been valued at its cost, increased on a exponential basis according to the internal rate of return at the time of its incorporation to assets and time elapsed thereafter.

     Equity investment in Bahian S.A. (Note 1.1.)

     f) Administrative and selling expenses

     Administrative and selling expenses are charged to income when incurred.

     g) Employee severance indemnities

     Employee severance indemnities are expensed as paid.

     h) Income tax

     Income taxes are those estimated to be paid for each year. The income tax has been estimated by applying the 33% statutory tax rate to taxable income of the years ended December 31, 1997 and 1996 and the 30% statutory tax rate to taxable income of the year ended December 31, 1995. The resulting amount was charged to income tax in the consolidated statement of income.

     i) Shareholders' equity

     Shareholders' equity accounts have been restated in constant pesos as of the end of each year (Note 1.2.), except for the capital stock account which is stated at nominal value. The adjustment required to restate such value into constant pesos is included in the "Adjustment to capital" account.

     j) Sales, rentals and services recognition

     Sales, rentals and services are recognized on an accrual basis. The Company's revenues are presented net of sales discounts.

     k) Statement of income

     These accounts have been restated on a constant Argentine pesos basis through August 31, 1995 (Note 1.2.), as follows:

     --Accounts accumulating monetary transactions throughout the year
       (revenues, direct operating costs and non-operating expenses) have been restated as from the month when the transaction took place.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     --Charges to income related to non-monetary assets reflect their adjustment to restated cost (depreciation of property and equipment), and charges related to materials reflect their adjustment to replacement cost.

NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS

                                                                            YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------------
                                                                    1997             1997              1996
                                                               --------------   --------------   ---------------
                                                                   US$(1)                      P$
                                                               --------------   --------------------------------
   BALANCE SHEETS
   CURRENT ASSETS
   a) Accounts receivable
     Trade receivable ......................................     11,359,844       11,359,844         7,577,756
     Notes receivable ......................................      2,009,205        2,009,205         3,099,894
     Export letters receivable .............................        864,046          864,046         1,462,404
     Less: Allowance for doubtful account (Note 4) .........       (271,724)        (271,724)       (1,606,825)
                                                                 ----------       ----------        ----------
                                                                 13,961,371       13,961,371        10,533,229
                                                                 ==========       ==========        ==========
   b) Other receivables
     Recoverable taxes .....................................      1,399,761        1,399,761         2,055,431
     Advances to employees .................................        132,078          132,078            72,173
     Prepaid expenses ......................................        355,698          355,698           225,731
     Commissions receivable ................................        165,228          165,228            73,917
     Prepaid insurance .....................................        196,362          196,362           106,743
     Loans to Directors ....................................         34,651           34,651         1,348,933
     Others ................................................         37,439           37,439           688,848
     Export credit bonds ...................................             --               --           122,816
                                                                 ----------       ----------        ----------
                                                                  2,321,217        2,321,217         4,694,592
                                                                 ==========       ==========        ==========
   c) Inventories
     Finished goods ........................................      7,458,646        7,458,646         7,919,539
     Manufactured materials ................................      2,505,660        2,505,660         1,795,516
     Supplies in transit ...................................      2,427,091        2,427,091         1,856,765
     Advances to suppliers .................................        296,242          296,242            25,106
                                                                 ----------       ----------        ----------
                                                                 12,687,639       12,687,639        11,596,926
                                                                 ==========       ==========        ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS--(CONTINUED)

                                                                      YEAR ENDED DECEMBER 31,
                                                           ---------------------------------------------
                                                                1997            1997            1996
                                                           -------------   -------------   -------------
                                                               US$(1)                   P$
                                                           -------------   -----------------------------
   NON-CURRENT ASSETS
   d) Other receivables
     Receivables due to the partial suspension of the
       tax credit ......................................        41,396          41,396          41,396
     Credits Decree No. 2054/92--VAT Purchases .........       608,604         608,604         608,604
                                                               -------         -------         -------
     Subtotal (Note 7.b)) ..............................       650,000         650,000         650,000
     Other tax credits .................................         7,658           7,658           7,658
                                                               -------         -------         -------
                                                               657,658         657,658         657,658
                                                               =======         =======         =======
   e) Long-term investments
     Bahian S.A. .......................................       199,756         199,756         199,756
     Argentina Bond ....................................        34,000          34,000          67,000
                                                               -------         -------         -------
                                                               233,756         233,756         266,756
                                                               =======         =======         =======
   CURRENT LIABILITIES
   f) Accounts payable
     Trade
      Suppliers ........................................    10,627,915      10,627,915      12,379,320
      Related companies ................................     1,109,854       1,109,854         758,958
                                                            ----------      ----------      ----------
                                                            11,737,769      11,737,769      13,138,278
                                                            ==========      ==========      ==========
   g) Short-term bank borrowings (Note 5)
     Banks
      Overdrafts .......................................       596,176         596,176         211,165
      Unsecured notes ..................................     6,017,554       6,017,554       8,100,731
                                                            ----------      ----------      ----------
                                                             6,613,730       6,613,730       8,311,896
                                                            ==========      ==========      ==========
   NON-CURRENT LIABILITIES
   h) Long-term bank borrowings
     Banks
      Unsecured notes ..................................     5,342,376       5,342,376       3,560,501
                                                            ==========      ==========      ==========

----------------
(1) See Note 1.2.c).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEETS AND STATEMENTS OF INCOME ACCOUNTS--(CONTINUED)

     i) Aging breakdown of balance sheet accounts (amounts expressed in P$)

                                                                        NOT DUE
                                       -------------------------------------------------------------------------
                                           1ST         2ND          3RD        4TH         2ND
ITEMS                                    QUARTER     QUARTER      QUARTER    QUARTER      YEAR         TOTAL
-------------------------------------- ----------- ----------- ------------ --------- ------------ -------------
   ASSETS
   Accounts receivable ...............  8,697,997   5,202,381     332,717         --          --    14,233,095
   Other receivables .................    731,402     866,588     670,226     53,001     657,658     2,978,875
                                        ---------   ---------     -------     ------     -------    ----------
   Total assets ......................  9,429,399   6,068,969   1,002,943     53,001     657,658    17,211,970
                                        =========   =========   =========     ======     =======    ==========
   LIABILITIES
   Accounts payable ..................  5,519,884   6,217,885          --         --          --    11,737,769
   Notes payable to banks(1) .........  3,181,602   1,771,986     889,308    770,834   5,342,376    11,956,106
   Social security charges ...........    274,995          --          --         --          --       274,995
   Accrued taxes .....................    162,041     897,168          --         --          --     1,059,209
   Advances from customers ...........    116,978          --          --         --          --       116,978
                                        ---------   ---------   ---------    -------   ---------    ----------
   Total liabilities .................  9,255,500   8,887,039     889,308    770,834   5,342,376    25,145,057
                                        =========   =========   =========    =======   =========    ==========

----------------
(1) Corresponding to an annual rate of 7.70%.

                                                                     YEAR ENDED DECEMBER 31,
                                            -------------------------------------------------------------------------
                                                  1997               1997               1996               1995
                                            ----------------   ----------------   ----------------   ----------------
                                                 US$(1)                                  P$
                                            ----------------   ------------------------------------------------------
   STATEMENTS OF INCOME
   j) Net revenues
     Sales, rentals and services
      Sales .............................       37,403,570         37,403,570         25,000,149         25,067,779
      Rentals and services ..............       20,673,613         20,673,613         14,927,114         10,433,168
      Discounts .........................         (754,894)          (754,894)          (559,026)          (203,396)
                                                ----------         ----------         ----------         ----------
                                                57,322,289         57,322,289         39,368,237         35,297,551
                                                ==========         ==========         ==========         ==========
   k) Cost of sales, rentals and services
     Sales ..............................      (31,074,571)       (31,074,571)       (19,739,648)       (19,566,701)
     Rentals and services ...............      (13,012,289)       (13,012,289)        (9,411,754)        (8,529,926)
                                               -----------        -----------        -----------        -----------
                                               (44,086,860)       (44,086,860)       (29,151,402)       (28,096,627)
                                               ===========        ===========        ===========        ===========
   l) Financial expenses
     On assets ..........................          670,402            670,402            998,317            (19,979)
     On liabilities .....................       (1,788,856)        (1,788,856)        (2,543,541)          (905,622)
                                               -----------        -----------        -----------        -----------
                                                (1,118,454)        (1,118,454)        (1,545,224)          (925,601)
                                               ===========        ===========        ===========        ===========

----------------
(1) See Note 1.2.c).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 3--PROPERTY AND EQUIPMENT

                                                                YEAR ENDED DECEMBER 31, 1997
                                               --------------------------------------------------------------
                                                AVERAGE
                                       USEFUL   ANNUAL    ORIGINAL     ACCUMULATED    NET BOOK     NET BOOK
                                        LIVES    RATE       VALUE     DEPRECIATION      VALUE        VALUE
                                      -------- -------- ------------ -------------- ------------ ------------
                                        YEARS      %                       P$                       US$(1)
                                      -------- -------- ---------------------------------------- ------------
Fixed assets
  Land ..............................     --      --      2,638,964            --     2,638,964    2,638,964
  Buildings .........................     50       2      3,740,035       713,284     3,026,751    3,026,751
  Fixtures ..........................     50       2        273,077        38,650       234,427      234,427
  Vehicles ..........................      5      20      1,917,016     1,308,577       608,439      608,439
  Machines and equipment ............     10      10      1,119,784       771,071       348,713      348,713
  Office and equipment ..............     10      10      1,004,644       558,161       446,483      446,483
  Other .............................      4      25      1,393,747     1,050,953       342,794      342,794
                                                          ---------     ---------     ---------    ---------
Subtotal ............................                    12,087,267     4,440,696     7,646,571    7,646,571
Rental machines and equipment .......      5      20     17,838,062     8,161,271     9,676,791    9,676,791
Fixed assets investment Petrolera
  Argentina San Jorge S.A. ..........    12.5      8     11,908,436     2,754,112     9,154,324    9,154,324
                                                         ----------     ---------     ---------    ---------
Total ...............................                    41,833,765    15,356,079    26,477,686   26,477,686
                                                         ==========    ==========    ==========   ==========

----------------
(1) See Note 1.2.c).

     Depreciation for 1997 amounted to P$6,360,947 of which P$6,107,952 was allocated to "Cost of sales, rentals and services"; P$126,497 to "Administrative expenses" and P$126,498 to "Selling expenses".

                                                                      YEAR ENDED DECEMBER 31, 1996
                                                         -------------------------------------------------------
                                                          AVERAGE
                                               USEFUL     ANNUAL      ORIGINAL       ACCUMULATED      NET BOOK
                                                LIVES      RATE         VALUE       DEPRECIATION        VALUE
                                              --------   --------   ------------   --------------   ------------
                                                YEARS        %                           P$
                                              --------   --------   --------------------------------------------
Fixed assets
  Land ....................................       --        --       2,638,964               --      2,638,964
  Buildings ...............................       50         2       3,348,076          638,484      2,709,592
  Fixtures ................................       50         2         265,812           33,189        232,623
  Vehicles ................................        5        20       1,632,683        1,079,824        552,859
  Machines and equipment ..................       10        10         962,189          685,937        276,252
  Office and equipment ....................       10        10         780,130          481,577        298,553
  Other ...................................        4        25       1,212,486        1,010,100        202,386
                                                                     ---------        ---------      ---------
Subtotal ..................................                         10,840,340        3,929,111      6,911,229
Rental machines and equipment .............        7        14      12,178,247        4,675,613      7,502,634
Fixed assets investment Petrolera Argentina
  San Jorge S.A. ..........................      12.5        8      11,725,018        1,436,022     10,288,996
                                                                    ----------        ---------     ----------
Total .....................................                         34,743,605       10,040,746     24,702,859
                                                                    ==========       ==========     ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 3--PROPERTY AND EQUIPMENT--(CONTINUED)

     Depreciation for 1996 amounted to P$3,272,048; of which P$3,133,470 was allocated to "Cost of sales, rentals and services"; P$55,491 to "Administrative expenses" and P$69,140 to "Selling expenses" and P$13,947 to "Other".

NOTE 4--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------------------------------------
                                                          1997                  1997                1996
                                                    ---------------   -----------------------   ------------
                                                         US$(1)                         P$
                                                    ---------------   --------------------------------------
   Balance at the beginning of the year .........       1,606,825             1,606,825          1,309,587
   Increase .....................................         300,176               300,176            307,633
   Decrease .....................................      (1,635,277)           (1,635,277) (2)       (10,395)
                                                       ----------            ----------          ---------
   Balance at the end of the year ...............         271,724               271,724          1,606,825
                                                       ==========            ==========          =========

----------------
(1) See Note 1.2.c).
(2) Until the year ended December 31, 1996 the Company held in its accounts receivable an amount of long-outstanding bad debts which was offset by a corresponding allowance. During 1997 the Company reduced the bad debt allowance by P$1,635,277 with a corresponding reduction in the related accounts receivable. This adjustment has had no impact on results for the year.

NOTE 5--SHORT-TERM BANK BORROWINGS

                                                          YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------
                                                   1997             1997             1996
                                              --------------   --------------   --------------
                                                  US$(1)                     P$
                                              --------------   -------------------------------
   Credit balances with banks .............        596,176          596,176          211,165
   Loans ..................................      6,017,554        6,017,554        8,100,731
                                                 ---------        ---------        ---------
                                                 6,613,730        6,613,730        8,311,896
                                                 =========        =========        =========
   Weighted average interest rate .........           7.70%            7.70%            9.50%

----------------
(1) See Note 1.2.c).

NOTE 6--TRANSACTIONS WITH RELATED PARTIES

                                        YEAR ENDED DECEMBER 31,
                                  ------------------------------------
                                      1997          1997        1996
                                  -----------   -----------   --------
                                     US$(1)               P$
                                  -----------   ----------------------
   Sullair Corporation(2)
     Accounts payable .........   1,109,854     1,109,854     758,958
                                  =========     =========     =======

----------------
(1) See Note 1.2.c).
(2) Sullair Argentina Sociedad Anonima and Sullair San Luis Sociedad Anonima buy Sullair Corporation machines and equipment.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 7--SUBSTITUTION OF THE INDUSTRIAL PROMOTION REGIME IN SULLAIR SAN LUIS SOCIEDAD ANONIMA

     a) The fiscal benefits obtained by Sullair San Luis Sociedad Anonima under the industrial promotion regime were substituted as established by Decree No. 2054/92 of the National Government. These benefits are currently ruled by a DGI (tax authorities) computerized current account which can be applied, up to a maximum per year, to the payment of tax obligations corresponding to the remaining years of the project.

     Accordingly, these benefits are accounted for under the accrual basis once the Company complies with the obligations that produce the benefit. During the year ended December 31, 1997 Sullair San Luis Sociedad Anonima has used US$629,000 from the computerized current account, accounted in the consolidated statement of income under the "Other non-operating income net" line, and "current other receivable--recoverable taxes" (Note 2.b.).

     b) In accordance with Decree No. 2054/92, the companies which were exempt from payment of VAT on purchases until Decree No. 435/90 was annulled were granted a tax credit for an amount equivalent to the tax paid to suppliers of raw material and semi-manufactured products from April 1, 1990 up to November 30, 1992. Decree No. 2054/92 also established the maximum amount of the tax credit to be recognized which cannot be exceeded. Despite the total amount of the VAT credit paid during the abovementioned period by Sullair San Luis Sociedad Anonima amounted to US$ 1,599,128, the Company management believes that, although the Company is entitled to file claims, the amount to be credited by the DGI in accordance with the provisions of the abovementioned decree will not exceed US$650,000. This amount is shown as a receivable (see
Note 2d) and was charged to income in previous years, as the benefits were accrued.

     During June 1995, in compliance with the terms of DGI Resolutions Nos. 3838 and 3905, Sullair San Luis Sociedad Anonima applied to this authority for the fiscal credit certificates. The DGI has resolved to grant $232,144.68 as an anticipated refund without recognizing the origin of the credit requested under the terms of General Resolution No. 3838, pursuant to the provisions of General Resolution No. 4182 by virtue of the period of suspension of the promotion benefits implemented by sections IV and V of Law No. 23697 and complementary regulations. The DGI has not as yet issued any opinion as regards General Resolution No. 3905.

NOTE 8--CONTRACT WITH PETROLERA ARGENTINA SAN JORGE S.A.

     During March 1995, the Company signed a contract with Petrolera Argentina San Jorge S.A. for a term of 10 years for the execution of work for the expansion of the power station located at the "El Trapial" field in the province of Neuquen, and for the providing of an electricity supply service that includes the making available of certain turbo-generators and power plants, as well as their maintenance and commissioning.

     In fiscal 1997, income has been generated for approximately US$4,107,113 and costs have been generated for approximately US$1,721,770.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 9--EXTRAORDINARY RESULTS

     In 1996, during the execution of work carried out under the agreement with Petrolera Argentina San Jorge S.A., the Company incurred in extraordinary costs in the amount, net of the effect of income taxes, of P$ 709,666, from the incorporation of equipment of a higher standard than originally planned to improve service and client attention, as well as in the absorption of unplanned expenditure during the construction and development stage of this new business.


NOTE 10--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

     The consolidated financial statements have been prepared in accordance with Argentine GAAP, which differ in certain significant respects from US GAAP. The significant differences as at and for the years ended December 31, 1997, 1996 and 1995 are reflected in the reconciliations provided in Note 11 and principally relate to the items discussed in the following paragraphs:

     a) Restatement of financial statements for general price-level changes

     The Argentine GAAP consolidated financial statements of the Company were restated through August 31, 1995 and updated through August 31, 1995 price-levels to reflect the effects of inflation in accordance with specified rules as more fully explained in Note 1.2.

     In most circumstances, US GAAP do not allow for the restatement of financial statements. Under US GAAP, account balances and transactions are generally stated in the units of currency of the year when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. However, as the economy of Argentina experienced periods of significant inflation prior to September 1995, the presentation of the consolidated financial statements restated for general price-level changes is substantially similar to the methodology prescribed by Accounting Principles Board Statement ("APB") No. 3, "Financial Statements Restated for General Price Level Changes". This statement requires that companies operating in hyper-inflationary environments in which inflation has exceeded 100% over the last three years and which report in local currency restate their financial statements on the basis of a general price-level index. August 1993 was the first month in which the rate of inflation in Argentina, as measured by the WPI, was below 100% for the first time in 36 consecutive months since the release of Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency--Translation". The US GAAP reconciliation does not reverse the effects of the general price-level restatement included in the Argentine GAAP financial statements through August 31, 1995.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 10--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

     b) Presentation of the parent company financial statements

     Argentine GAAP require companies with controlling financial interest in other companies to present both parent company, where investments in subsidiaries are accounted for by the equity method, and consolidated financial statements, as primary and supplementary information, respectively. Because of the special purpose of these financial statements, parent financial statements are not included.

     c) Capitalized interest

     Argentine GAAP do not require capitalization of interest on work in progress. Under US GAAP interest incurred on working progress should be capitalized as part of the cost of acquiring the assets until placed into service. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 11.

     d) Advances to suppliers

     Under Argentine GAAP, funds advanced to suppliers are capitalized and included under Property and equipment prior to purchase and specific identification. Under US GAAP these funds are treated as a deposit until the related assets procured by such funds have been purchased and specifically identified. Accordingly, such funds are generally classified as "Other assets".

     However, due to the nature of such funds and their relative immateriality to the consolidated financial statements taken as a whole (Note 3), the quantitative difference between Argentine and US GAAP would be a reclassification from Property and equipment to Other assets and, accordingly, it does not affect the reconciliation of net income and shareholders' equity in
Note 11.

     e) Recoverability of long-lived assets to be held and used in the business

     Management reviews long-lived assets, primarily Property and equipment, to be held and used in the business, and Long-term investments for the purposes of determining and measuring impairment. Under US GAAP, SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", requires a company to review assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

     Management estimates that there is no significant impairment of assets.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 10--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

     f) Vacation accrual

     Under Argentine GAAP, there are no specific requirements governing the recognition of accruals for vacations. The accepted practice in Argentina is to expense vacation when taken and to accrue only the amount of vacation in excess of normal remuneration.

     Under US GAAP, vacation expense is fully accrued in the year the employee renders service to earn such vacation. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 11.

     g) Income taxes

     Under Argentine GAAP, income tax expense is generally recognized based upon the estimate of the current income tax liability. When income and expense recognition for financial statement purposes does not occur in the same period as income and expense recognition for tax purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.

     Under US GAAP, the liability method is used to calculate the income tax provision. Under the liability method, deferred tax assets or liabilities are recognized with a corresponding charge or credit to income for differences between the financial and tax basis of assets and liabilities at each year-end. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 11.

     h) Severance indemnities

     US GAAP require the accrual of liability for certain post-employment benefits if they are related to services already rendered, are related to rights that accumulate or vest, or are likely to be paid and can be reasonable estimated.

     As described in Note 1.5.g), the Company expenses severance indemnities when paid. Under Argentine law, the Company is required to pay a minimum severance indemnity based on years of service and age when an employee is dismissed without adequate justification. While the Company expects to make severance payments in the future, it is unable to reasonably estimate the amount of liability, if any, at the present time. As a result, no adjustment has been made in the US GAAP reconciliation.

     i) Inventories

     As described in Note 1.5.c) the Company values its inventories at replacement cost. Under US GAAP inventories are to be valued at the lower of cost or realizable value. There are no material

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 10--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

differences between the replacement cost and the US GAAP cost. As a result, no adjustment has been made in the US GAAP reconciliation.

     j) Extraordinary items

     Unplanned expenditures during the construction of the project described in
Note 9 are included as an extraordinary loss under Argentine GAAP.

     This concept does not qualify as an extraordinary item under US GAAP.

NOTE 11--RECONCILIATION OF NET INCOME (LOSS) AND SHAREHOLDERS' EQUITY TO US
         GAAP

     The following is a summary of the significant adjustments to net income and shareholders' equity for the years ended December 31, 1997, 1996 and 1995, which would be required if US GAAP were applied instead of Argentine GAAP in the financial statements.

                                                   YEAR ENDED DECEMBER 31,
                                 -----------------------------------------------------------
                                             1997                          1997
                                 ----------------------------- -----------------------------
                                            US$(1)                          P$
                                 ----------------------------- -----------------------------
                                      NET       SHAREHOLDERS'       NET       SHAREHOLDERS'
                                     INCOME         EQUITY         INCOME         EQUITY
                                 ------------- --------------- ------------- ---------------
AMOUNTS PER
  ACCOMPANYING
  FINANCIAL STATEMENTS .........   5,019,918     31,566,796      5,019,918     31,566,796
US GAAP ADJUSTMENTS
Deferred income tax ............      74,911        (79,187)        74,911        (79,187)
Vacation accrual ...............     (29,738)      (399,033)       (29,738)      (399,033)
Capitalized interest ...........       7,486         16,104          7,486         16,104
                                   ---------     ----------      ---------     ----------
AMOUNTS UNDER
  US GAAP ......................   5,072,577     31,104,680      5,072,577     31,104,680
                                   =========     ==========      =========     ==========

                                          YEAR ENDED DECEMBER 31,
                                 ------------------------------------------
                                             1996                  1995
                                 ----------------------------- ------------
                                                     P$
                                 ------------------------------------------
                                      NET       SHAREHOLDERS'       NET
                                     INCOME         EQUITY        INCOME
                                 ------------- --------------- ------------
AMOUNTS PER
  ACCOMPANYING
  FINANCIAL STATEMENTS .........   2,614,066     26,546,878     1,894,371
US GAAP ADJUSTMENTS
Deferred income tax ............     134,320       (154,098)       90,063
Vacation accrual ...............      54,092       (369,295)      (23,387)
Capitalized interest ...........     (11,428)         8,618        20,046
                                   ---------     ----------     ---------
AMOUNTS UNDER
  US GAAP ......................   2,791,050     26,032,103     1,981,093
                                   =========     ==========     =========

----------------
(1) See Note 1.2.c).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS

     a) Income taxes

     The Company's deferred income taxes under US GAAP are comprised as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                 -----------------------------------------------------------
                                                     1997           1997            1996            1995
                                                 ------------   ------------   -------------   -------------
                                                    US$(1)                           P$
                                                 ------------   --------------------------------------------
   Deferred tax assets
     Allowance for doubtful accounts .........           --             --           8,416              --
     Fixed assets ............................       11,686         11,686          11,686          46,870
                                                     ------         ------          ------          ------
                                                     11,686         11,686          20,102          46,870
   Deferred tax liabilities
     Other receivables .......................      (90,873)       (90,873)       (174,200)       (335,288)
                                                    -------        -------        --------        --------
                                                    (90,873)       (90,873)       (174,200)       (335,288)
                                                    -------        -------        --------        --------
   Net deferred tax assets ...................      (79,187)       (79,187)       (154,098)       (288,418)
                                                    =======        =======        ========        ========

----------------
(1) See Note 1.2.c).

     The provision for income taxes computed in accordance with US GAAP differs from that computed at the statutory tax rate (December 31, 1997 and 1996: 33%; December 31, 1995: 30%) as follows:

                                                                      YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------------
                                                        1997            1997            1996            1995
                                                   -------------   -------------   -------------   -------------
                                                       US$(1)                           P$
                                                   -------------   ---------------------------------------------
   Income tax expense (benefit) at statutory
    tax rate on pretax income in accordance
    with US GAAP ...............................     2,313,367       2,313,367       1,133,778         657,482
   Change of statutory income tax rate .........            --              --          28,842              --
   Fixed assets(2) .............................      (168,171)       (168,171)       (293,076)       (259,341)
   Permanent differences(3) ....................      (207,570)       (207,570)       (224,902)       (187,626)
                                                     ---------       ---------       ---------        --------
   Income tax expense (benefit) in accordance
    with US GAAP ...............................     1,937,626       1,937,626         644,642         210,515
                                                     =========       =========       =========        ========

----------------
(1) See Note 1.2.c).
(2) Effects of differing price-level adjustments for tax and financial statement purposes.
(3) Fiscal benefits obtained by Sullair San Luis Sociedad Anonima (see Note
    7.a)).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED)

     b) Supplementary cash flow information

     Cash and cash equivalents at the end of each year comprises:

                                                         YEAR ENDED DECEMBER 31,
                                               --------------------------------------------
                                                  1997        1997        1996       1995
                                               ---------   ---------   ---------   --------
                                                 US$(1)                   P$
                                               ---------   --------------------------------
   Cash and banks ..........................   305,876     305,876     542,989     382,280
                                               -------     -------     -------     -------
   Total cash and cash equivalents .........   305,876     305,876     542,989     382,280
                                               =======     =======     =======     =======

----------------
(1) See Note 1.2.c).

     The Company has included all highly liquid investments, having an original maturity which does not exceed 3 months as from the year, in cash and cash equivalents.

     The Company has applied the indirect method in order to reconcile net income of each year with the cash flow provided by operating activities.

     Breakdown of amounts paid during the years is as follows:

                             YEAR ENDED DECEMBER 31,
                          -----------------------------
                            1997       1997       1996
                          --------   --------   -------
                           US$(1)            P$
                          --------   ------------------
   Income tax .........   14,646     14,646     43,820
                          ======     ======     ======

     Main non-cash transactions

     Main non-cash transactions, consequently eliminated in the Statement of cash flows, are the following:

                                                                   YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------------
                                                         1997          1997          1996         1995
                                                     -----------   -----------   -----------   ----------
                                                        US$(1)                       P$
                                                     -----------   --------------------------------------
   Fixed assets acquisitions financed by loans and
    accounts payable .............................           --            --    5,763,979     6,081,494
                                                      ---------     ---------    ---------     ---------
                                                             --            --    5,763,979     6,081,494
                                                      =========     =========    =========     =========

----------------
(1) See Note 1.2.c).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED)

     Main investing activities

     Proceeds from investments other than cash equivalents are as follows:

                                              YEAR ENDED DECEMBER 31,
                                    -------------------------------------------
                                      1997        1997        1996       1995
                                    --------   ---------   ---------   --------
                                     US$(1)                   P$
                                    --------   --------------------------------
   Current investments ..........        --         --      504,387         --
    1998 Argentina Bond .........    33,000     33,000       33,000         --
                                     ------     ------      -------    -------
   Total ........................    33,000     33,000      537,387         --
                                     ======     ======      =======    =======

----------------
(1) See Note 1.2.c).

     The Company has no cash balances in currency other than U.S. dollars. Since the exchange rates remained unchanged for the years ended December 31, 1997, 1996 and 1995, no foreign exchange gains/losses shall be adjusted for US GAAP purposes.

     c) Fair value of financial instruments

     In accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments", information is provided about the fair value of certain financial instruments for which it is practicable to estimate that value.

     For the purposes of SFAS No. 107, the estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying values of the Companies' financial instruments as of December 31, 1997, 1996 and 1995 approximate management's best estimate of their fair values. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     --The fair value of certain financial assets carried at cost, including cash, short-term investments, trade receivables and other current assets is considered to approximate their respective carrying value due to their short-term nature.

     --The fair value of accounts payable and accrued liabilities, short-term bank borrowings, tax payable and other current liabilities is considered to approximate their respective carrying value due to their short-term nature.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND IN NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 12--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED)

     d) Financial instruments with off-balance sheet risk and concentrations of credit risk

     The Company has not used financial instruments to hedge its exposure to fluctuations in foreign currency exchange or interest rates and, accordingly, has not entered into transactions that create off-balance sheet risks associated with such financial instruments.

     Accounts receivable substantially comprise balances with a large number of clients. Management does not believe significant concentrations of credit risk exist.

NOTE 13--IMPACT OF NEW ACCOUNTING STANDARD NOT YET ADOPTED

     In June 1997, the Financial Accounting Board issued its Statement No. 130, "Reporting Comprehensive Income". Among other provisions, SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. Management does not expect the adoption of SFAS No. 130 to have material impact on its financial statements.

     In June 1997, Statement No. 131 ("SFAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, was issued. SFAS 131 establishes standards for the way that public companies disclose selected information about operating segments in annual financial statements and requires that those companies disclose selected information about segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. Accordingly, the Company is not required to adopt SFAS 131 until the fiscal year ending December 31, 1998. SFAS 131 relates solely to disclosure provisions, and therefore will not have any effect on the results of operations, financial position and cash flows of the Company.

                                *  *  *  *  *  *

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                          CONSOLIDATED BALANCE SHEETS

(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)

                                                                   SEPTEMBER 30,            DECEMBER 31,
                                                            ----------------------------   -------------
                                                                 1998           1998            1997
                                                            -------------   ------------   -------------
                                                               US$ (1)                   P$
                                                            -------------   ----------------------------
                                                             (UNAUDITED)     (UNAUDITED)
ASSETS
CURRENT ASSETS
Cash and banks ..........................................     1,098,590      1,098,590         305,876
Accounts receivable (Note 2.a) ..........................    13,720,874     13,720,874      13,961,371
Other receivables (Note 2.b) ............................     2,612,283      2,612,283       2,321,217
Inventories (Note 2.c) ..................................    17,123,749     17,123,749      12,687,639
                                                             ----------     ----------      ----------
Total current assets ....................................    34,555,496     34,555,496      29,276,103
                                                             ----------     ----------      ----------
NON-CURRENT ASSETS
Other receivables (Note 2.d) ............................       657,658        657,658         657,658
Long-term investments (Note 2.e) ........................       233,756        233,756         233,756
Property and equipment, net (Note 3) ....................    30,778,806     30,778,806      26,477,686
Other receivables (Note 2.d) ............................        67,373         67,373          67,377
                                                             ----------     ----------      ----------
Total non-current assets ................................    31,737,593     31,737,593      27,436,477
                                                             ----------     ----------      ----------
Total assets ............................................    66,293,089     66,293,089      56,712,580
                                                             ==========     ==========      ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable (Note 2.f) .............................    12,958,340     12,958,340      11,737,769
Short-term bank borrowings (Note 2.g) ...................    13,693,143     13,693,143       6,613,730
Taxes payable ...........................................       581,735        581,735       1,059,209
Payroll and social security .............................       407,808        407,808         274,995
Dividends payable .......................................                                      116,978
Advances for customers ..................................       316,779        316,779              --
                                                             ----------     ----------      ----------
Total current liabilities ...............................    27,957,805     27,957,805      19,802,681
                                                             ----------     ----------      ----------
NON-CURRENT LIABILITIES
Long-term bank borrowings (Note 2.h) ....................     2,813,099      2,813,099       5,342,376
                                                             ----------     ----------      ----------
Total non-current liabilities ...........................     2,813,099      2,813,099       5,342,376
                                                             ----------     ----------      ----------
Total liabilities .......................................    30,770,904     30,770,904      25,145,057
                                                             ----------     ----------      ----------
MINORITY INTEREST IN
  CONSOLIDATED SUBSIDIARY ...............................           896            896             727
                                                             ----------     ----------      ----------
SHAREHOLDERS' EQUITY (as per related statement) .........    35,521,289     35,521,289      31,566,796
                                                             ----------     ----------      ----------
Total liabilities and shareholders' equity ..............    66,293,089     66,293,089      56,712,580
                                                             ==========     ==========      ==========

----------------
(1) See Note 1.2.c)

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
              AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                       CONSOLIDATED STATEMENTS OF INCOME
          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)

                                                                                          SEPTEMBER 30,
                                                                      ------------------------------------------------------
                                                                            1998               1998               1997
                                                                      ----------------   ----------------   ----------------
                                                                           US$ (1)                       P$
                                                                      ----------------   -----------------------------------
                                                                         (UNAUDITED)        (UNAUDITED)        (UNAUDITED)
Net sales, rentals and services (Note 2.j) ........................       38,659,026         38,659,026         43,244,165
Operating costs
 Cost of sales, rentals and services (Note 2.k) ...................      (28,106,480)       (28,106,480)       (33,072,411)
 Administrative expenses ..........................................       (1,237,795)        (1,237,795)        (1,193,190)
 Selling expenses .................................................       (1,991,398)        (1,991,398)        (2,184,340)
 Other ............................................................         (390,155)          (390,155)          (225,033)
                                                                         -----------        -----------        -----------
Operating income ..................................................        6,933,198          6,933,198          6,569,191
                                                                         -----------        -----------        -----------
Non-operating income (expenses) ...................................
Financial expenses (Note 2.l) .....................................       (1,180,718)        (1,180,718)        (1,099,967)
Other non-operating income net (Note 7) ...........................          394,024            394,026            197,593
                                                                         -----------        -----------        -----------
Income before taxes and minority interest .........................        6,146,504          6,146,506          5,666,817
                                                                         -----------        -----------        -----------
Income tax ........................................................       (1,691,844)        (1,691,844)        (1,786,170)
                                                                         -----------        -----------        -----------
Income before minority interest ...................................        4,454,660          4,454,662          3,880,647
                                                                         -----------        -----------        -----------
Minority interest in results of consolidated subsidiaries .........             (169)              (169)              (230)
                                                                         -----------        -----------        -----------
Net income for the period .........................................        4,454,491          4,454,493          3,880,417
                                                                         ===========        ===========        ===========

----------------
(1) See Note 1.2.c)

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
              AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
               FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 1998

(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)

                                                                                         EARNINGS
                                                                 ADJUSTMENTS  -------------------------------
                                                   ADDITIONAL    TO CAPITAL                    UNAPPROPRIATED       TOTAL
                                        CAPITAL      PAID-IN        STOCK                         RETAINED      SHAREHOLDERS'
                                         STOCK       CAPITAL    (NOTE 1.5 I)   LEGAL RESERVE      EARNINGS         EQUITY
                                       ---------  ------------ -------------- --------------- ---------------  --------------
                                                                            (UNAUDITED)
At January 1, 1998 ...................  86,000            --       12,723          26,708        31,441,365      31,566,796
Capital contribution on June 30,
  1998, including additional
  paid-in capital ....................   3,608     2,996,392           --              --                --       3,000,000
Distribution of dividends ............      --            --           --              --        (3,500,000)     (3,500,000)
Net income for the period ............      --            --           --              --         4,454,493       4,454,493
                                        ------     ---------       ------          ------        ----------      ----------
At September 30, 1998 ................  89,608     2,996,392       12,723          26,708        35,392,250      35,521,289
                                        ======     =========       ======          ======        ==========      ==========
At September 30, 1998 US$ (1).........  89,608     2,996,392       12,723          26,708        35,392,250      35,521,289
                                        ======     =========       ======          ======        ==========      ==========

----------------
(1) See Note 1.2.c)

      The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
              AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                      CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997

(Expressed in constant pesos -P$- of August 31, 1995 and in nominal pesos thereafter--Note 1.2.)

                                                                                        SEPTEMBER 30,
                                                                     ---------------------------------------------------
                                                                           1998              1998              1997
                                                                     ---------------   ---------------   ---------------
                                                                          US$(1)                      P$
                                                                     ---------------   ---------------------------------
                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period ........................................       4,454,493         4,454,493         3,880,417
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
  Depreciation ...................................................       3,933,495         3,933,495         5,095,424
  Allowance for doubtful accounts ................................         220,647           220,647           225,000
  Minority interest ..............................................             169               169               230
  Fixed assets disposals .........................................         493,007           493,007         1,070,147
  Taxes on income ................................................         531,364           531,364         2,430,000
  Financial and holding results on assets other than cash or
    cash equivalents and on liabilities ..........................       1,249,718         1,249,718         1,786,170
  Decrease (increase) in assets:
   Accounts receivable ...........................................         282,880           282,880        (5,408,756)
   Other receivables .............................................        (291,066)         (291,066)        2,586,028
   Inventories ...................................................      (4,436,110)       (4,436,110)       (1,801,448)
  Decrease (increase) in liabilities:
   Accounts payable ..............................................       1,220,571         1,220,571         1,531,126
   Payroll and social security ...................................         132,813           132,813           100,281
   Other liabilities .............................................              --                --          (490,440)
   Taxes payable .................................................      (1,008,838)       (1,008,838)       (1,110,039)
   Advances from customers .......................................         199,807           199,807          (367,509)
                                                                        ----------        ----------        ----------
Cash provided by operations ......................................       6,982,948         6,982,948         9,526,631
                                                                        ----------        ----------        ----------
CASH FLOWS FROM INVESTMENT ACTIVITIES
Purchases of property and equipment ..............................      (8,727,622)       (8,727,622)       (8,437,980)
                                                                        ----------        ----------        ----------
Cash used in investment activities ...............................      (8,727,622)       (8,727,622)       (8,437,980)
                                                                        ----------        ----------        ----------
CASH FLOWS FROM FINANCIAL ACTIVITIES
Proceeds from bank loans .........................................      11,918,000        11,918,000         7,634,000
Repayments of bank loans .........................................      (8,880,612)       (8,880,612)       (8,968,132)
Interest and related cost payments ...............................
Cash dividends ...................................................      (3,500,000)       (3,500,000)               --
Capital contribution .............................................       3,000,000         3,000,000                --
                                                                        ----------        ----------        ----------
Cash provided by financing activities ............................       2,537,388         2,537,388        (1,334,132)
                                                                        ----------        ----------        ----------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS ...............................................         792,714           792,714          (245,481)
Cash and cash equivalents at the beginning of the period .........              --           305,876           542,989
                                                                        ----------        ----------        ----------
CASH AND CASH EQUIVALENTS
  AT THE END OF THE PERIOD .......................................       1,098,590         1,098,590           297,508
                                                                        ==========        ==========        ==========

----------------
(1) See Note 1.2.c)

The accompanying notes are an integral part of these consolidated financial statements.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

1.1. BASIS OF PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated financial statements include the accounts of Sullair Argentina Sociedad Anonima ("The Company") and its subsidiary, Sullair San Luis Sociedad Anonima. All material intercompany balances, transactions and profits have been eliminated. The consolidated financial statements of the Company have been prepared for valuation by Neff Corp. of its participation in the capital stock of the Company and its subsequent consolidation.

     Sullair Argentina Sociedad Anonima holds 99.99% of the shares of Sullair San Luis Sociedad Anonima. In addition to its participation in Sullair San Luis Sociedad Anonima, Sullair Argentina Sociedad Anonima holds 100% of the shares of Bahian S.A., a company located in Uruguay. Bahian S.A. holds 49% of the shares of Sullair Do Brasil Ltd., a Brazilian company.

     The participation in Bahian S.A. has not been consolidated in view of its low materiality and is shown in the consolidated financial statements under non-current investments, at its cost value.

     The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in Argentina.

     The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet dates, and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from these estimates. These consolidated financial statements have not been subject to a full audit; however, the Board of Directors of the Company considers that they contemplate all adjustments (consisting only of habitual and recurrent adjustments) necessary to present the equity and financial position and the results of operations on a basis consistent with those of the audited annual consolidated financial statements.

1.2. RECOGNITION OF THE EFFECTS OF INFLATION

     a) Pursuant to the restatement methodology established under technical pronouncements issued by the Federacion Argentina de Consejos Profesionales de Ciencias Economicas (Argentine Federation of Professional Councils in Economic Sciences, or "FACPCE"), the consolidated financial statements of the Company were stated in constant Argentine pesos through August 31, 1995. To account for the effects of inflation in Argentina and in accordance with Argentine GAAP, prior to September 1, 1995, the Company's financial statements were periodically restated based on the changes in the Precios Mayoristas Nivel General (General Wholesale Price Index, or "WPI"). However, pursuant to resolutions of the IGJ, Argentine companies are not permitted to reflect the effects of inflation on their financial statements as of any date or for any period after September 1, 1995.

     Accordingly, for fiscal year 1995, the Company is required to reflect the effects of inflation on its financial statements through August 31, 1995, but is not permitted to do so for the four-month period

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

ended December 31, 1995 or for subsequent periods. For the nine-month period ended September 30, 1998 and 1997, as the change in the WPI since August 31, 1995 has been less than eight percent, financial statements prepared in accordance with Argentine GAAP need not be adjusted for inflation after that date.

     (b) On January 1, 1992 the peso replaced the austral as Argentina's official currency at a conversion rate of 10,000 australes per peso. One peso currently is, and current Argentine law requires that one peso will continue to be, exchangeable for not less than one dollar.

     Throughout each of the periods in the accompanying consolidated financial statements, the exchange rate in Argentina was P$1=US$1.

     c) The consolidated financial statements of Sullair Argentina Sociedad Anonima at September 30, 1998, as well as the related notes and exhibits, have been prepared in Argentine pesos on the basis of accounting records carried in Argentina in that currency. These financial statements include a column that gives effect to the translation into U.S. dollars of the balances at September 30, 1998. Balances have been translated at the exchange rate at September 30, 1998, indicated in Note 1.2.b).

1.3. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The consolidated financial statements have been prepared in accordance with Argentine GAAP and with the requirements of the IGJ and are presented in Argentine pesos ("Ps").

1.4. CASH AND CASH EQUIVALENTS

     In the consolidated statements of cash flows, the Company considers cash and cash equivalents all its highly liquid investments purchased with an original maturity at three months or less.

1.5. VALUATION CRITERIA

     The principal valuation criteria used in the preparation of the consolidated financial statements are as follows:

     a) Foreign currency

     Assets and liabilities denominated in foreign currency are presented at the nominal value of the foreign currency converted to local currency at period-end exchange rates. Exchange differences have been included in the determination of the net income.

     b) Accounts and other receivables

     Receivables are stated at estimated realizable values and an allowance for doubtful accounts is provided in an amount considered by management to be sufficient to meet probable future losses

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

related to uncollectible accounts. Accounts and other receivables deemed uncollectible by management are charged against the allowance for doubtful accounts at the time of such determination.

     c) Inventories

     Inventories are valued at replacement cost, which in the aggregate is less than recoverable value, on the following basis:

     Imported raw materials and supplies: at replacement cost in the currency of origin converted at the period-end exchange rate plus the percentage of import duties incurred;

     Domestic raw materials and supplies: at replacement cost;

     Imports in progress: at their import cost in the currency of origin converted at the period-end exchange rate plus expenses incurred since the date of origin through each period-end.

     d) Property and equipment

     Property and equipment are presented at cost restated through August 31, 1995 (Note 1.2.), less accumulated depreciation.

     The depreciation of the rental stock machinery, which is included in "Rental, machines and equipment" account starts as of the month in which the machine is incorporated into the rent stock. Depreciation of the remaining property and equipment starts as of the year of acquisition. The depreciation is computed on a straight-line basis over the estimated useful lives of the assets. Aggregate net value does not exceed recoverable value.

     Management considers that there has been no impairment in the carrying value of property and equipment.

     e) Long-term investments

     The government bond, "Argentina Bond", has been valued at its cost, increased on an exponential basis according to the internal rate of return at the time of its incorporation to assets and time elapsed thereafter.

     Equity investment in Bahian S.A.: see Note 1.1.

     f) Administrative and selling expenses

     Administrative and selling expenses are charged to income when incurred.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 1--BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     g) Employee severance indemnities

     Employee severance indemnities are expensed as paid.

     h) Income tax

     Income taxes are those estimated to be paid for each period. The income tax has been estimated by applying the 33% statutory tax rate to taxable income of the periods ended September 30, 1998 and 1997. The resulting amount was charged to income tax in the consolidated statement of income.

     i) Shareholders' equity

     Shareholders' equity accounts have been restated in constant pesos as of the end of the period (see Note 1.2.), except for the capital stock account which is stated at nominal value. The adjustment required to restate such value into constant pesos is included in the "Adjustment to capital" account.

     j) Sales, rentals and services recognition

     Revenues are recognized on an accrual basis. The Company's revenues are presented net of sales discounts.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEET AND STATEMENT OF INCOME ACCOUNTS

                                                                           SEPTEMBER 30,
                                                                               1998
                                                                          --------------
                                                                            (UNAUDITED)
BALANCE SHEETS
CURRENT ASSETS
a) Accounts receivable
  Trade receivables ...................................................     11,677,063
  Notes receivable ....................................................        679,005
  Export letters receivables ..........................................      1,857,177
  Less: Allowance for doubtful accounts ...............................       (492,371)
                                                                            ----------
                                                                            13,720,874
                                                                            ==========
CURRENT ASSETS (Contd.)
b) Other receivables
  Recoverable taxes ...................................................        548,208
  Advances to employees ...............................................        144,801
  Prepaid expenses ....................................................        342,070
  Commissions receivable ..............................................        348,016
  Prepaid insurance ...................................................        248,355
  Others ..............................................................        980,833
                                                                            ----------
                                                                             2,612,283
                                                                            ==========
c) Inventories
  Finished goods ......................................................      9,542,546
  Manufactured materials ..............................................      3,705,955
  Supplies in transit .................................................      3,831,116
  Advances to suppliers ...............................................         44,132
                                                                            ----------
                                                                            17,123,749
                                                                            ==========
NON-CURRENT ASSETS
d) Other receivables
  Receivables due to the partial suspension of the tax credit .........         41,396
  Credits Decree No. 2054/92--VAT Purchases ...........................        608,604
                                                                            ----------
  Subtotal ............................................................        650,000
  Other tax credits ...................................................          7,658
                                                                            ----------
                                                                               657,658
                                                                            ==========
e) Long-term investments
  Bahian S.A. .........................................................        199,756
  Argentina Bond ......................................................         34,000
                                                                            ----------
                                                                               233,756
                                                                            ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEET AND STATEMENT OF INCOME
        ACCOUNTS--(CONTINUED)

                                  SEPTEMBER 30,
                                      1998
                                 --------------
                                   (UNAUDITED)
CURRENT LIABILITIES
f) Accounts payable
  Trade
   Suppliers .................     10,691,052
   Related companies .........      2,267,288
                                   ----------
                                   12,958,340
                                   ==========
g) Short-term bank borrowings
 Banks
  Unsecured notes ............     13,693,143
                                   ----------
                                   13,693,143
                                   ==========
NON-CURRENT LIABILITIES
h) Long-term bank borrowings
  Banks
   Unsecured notes ...........      2,813,099
                                   ==========
                                    2,813,099
                                   ==========

i) Aging breakdown of balance sheet accounts

                                         DUE
                                      ---------
                                      (UNAUDITED)
ASSETS
Accounts receivable .................  355,331
Other receivables ...................       --
                                       -------
Total assets ........................  355,331
                                       =======
LIABILITIES
Accounts payable ....................       --
Notes payable to banks (1) ..........       --
Payroll and social security .........       --
Taxes payable .......................       --
Dividends payable ...................       --
Advances for customers ..............       --
                                       -------
Total liabilities ...................       --
                                       =======

                                                                          TO BE DUE
                                      ----------------------------------------------------------------------------------
                                       1ST QUARTER   2ND QUARTER   3RD QUARTER   4TH QUARTER     2 YEARS       TOTAL
                                      ------------- ------------- ------------- ------------- ------------ -------------
                                                                         (UNAUDITED)
ASSETS
Accounts receivable .................   8,385,815     4,832,503       639,596           --            --    14,213,245
Other receivables ...................   1,380,712     1,029,683       201,888           --       657,658     3,269,941
                                        ---------     ---------       -------           --       -------    ----------
Total assets ........................   9,766,527     5,862,186       841,484           --       657,658    17,483,186
                                        =========     =========       =======           ==       =======    ==========
LIABILITIES
Accounts payable ....................   6,090,420     6,867,920            --           --            --    12,958,340
Notes payable to banks (1) ..........   9,380,274       894,595     1,032,121      894,595     4,304,657    16,506,242
Payroll and social security .........     407,808            --            --           --            --       407,808
Taxes payable .......................     581,735            --            --           --            --       581,735
Dividends payable ...................          --            --            --           --            --            --
Advances for customers ..............     316,779            --            --           --            --       316,779
                                        ---------     ---------     ---------      -------     ---------    ----------
Total liabilities ...................  16,777,016     7,762,515     1,032,121      894,595     4,304,657    30,770,904
                                       ==========     =========     =========      =======     =========    ==========

----------------
(1) Corresponding to an annual rate of 8%

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 2--ANALYSIS OF CERTAIN BALANCE SHEET AND STATEMENT OF INCOME
        ACCOUNTS--(CONTINUED)

                                                    SEPTEMBER 30,
                                         -----------------------------------
                                               1998               1997
                                         ----------------   ----------------
                                                     (UNAUDITED)
STATEMENT OF INCOME
j) Net sales, rentals and services
  Sales rentals and services
   Sales .............................       23,217,219         28,201,363
   Rentals and services ..............       16,279,092         15,596,460
   Discounts .........................         (837,285)          (553,658)
                                             ----------         ----------
                                             38,659,026         43,244,165
                                             ==========         ==========
k) Cost of sales, rentals and services
  Sales ..............................      (17,608,662)       (20,835,619)
  Rentals and services ...............      (10,497,818)       (12,236,792)
                                            -----------        -----------
                                            (28,106,480)       (33,072,411)
                                            ===========        ===========
l) Financial expenses
  On assets ..........................          263,030            389,251
  On liabilities .....................       (1,443,748)        (1,489,218)
                                            -----------        -----------
                                             (1,180,718)        (1,099,967)
                                            ===========        ===========

NOTE 3--PROPERTY AND EQUIPMENT

                                                                                     SEPTEMBER 30, 1998
                                             USEFUL       AVERAGE     ------------------------------------------------
                                            LIVE IN     ANNUAL RATE                        ACCUMULATED      NET BOOK
                                             YEARS           %         ORIGINAL VALUE     DEPRECIATION        VALUE
                                           ---------   ------------   ----------------   --------------   ------------
                                                                           (UNAUDITED)
Fixed assets
 Land ..................................       --            --           2,718,064                --      2,718,064
 Buildings .............................       50             2           4,019,955           812,233      3,207,722
 Fixtures ..............................       10            10             873,625           770,167        103,458
 Vehicles ..............................        5            20           1,743,535         1,252,674        490,861
 Machines and equipment ................       10            10           1,584,139         1,161,701        422,438
 Office and equipment ..................       10            10           1,116,436           619,295        497,141
 Work in progress ......................       --            --           2,859,591                --      2,859,591
                                                                          ---------         ---------      ---------
Subtotal ...............................                                 14,915,345         4,616,070     10,299,275
Rental, machines and equipment .........        5            20          21,766,525         9,508,475     12,258,050
Fixed assets--San Jorge contract
  (see Note 8) .........................        8           12.5         11,913,559         3,692,078      8,221,481
                                                                         ----------         ---------     ----------
Total ..................................                                 48,595,429        17,816,623     30,778,806
                                                                         ==========        ==========     ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 3--PROPERTY AND EQUIPMENT--(CONTINUED)

     Depreciation for the nine months ended on September 30 of 1998 amounted to P$ 3,933,495 of which P$ 3,776,155 were allocated to "Cost of sales, rental and services", P$ 78,670 to "Administrative expenses" and P$ 78,760 to "Selling expenses".

NOTE 4--ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                    SEPTEMBER 30,
                                                        1998
                                                   --------------
                                                     (UNAUDITED)
Balance at the beginning of the period .........         271,724
Increase .......................................         220,647
                                                         -------
Balance at the end of the period ...............         492,371
                                                         =======

NOTE 5--SHORT-TERM BANK BORROWINGS

                                            SEPTEMBER 30,
                                                1998
                                           --------------
                                             (UNAUDITED)
Loans ..................................     13,693,143
                                             ==========
Weighted average interest rate .........           8.50%

NOTE 6--TRANSACTIONS WITH RELATED PARTIES

                               SEPTEMBER 30,
                                   1998
                              --------------
                                (UNAUDITED)
Sullair Corporation
 Accounts payable .........       2,267,288
                                  =========

NOTE 7--SUBSTITUTION OF THE INDUSTRIAL PROMOTION REGIME IN SULLAIR SAN LUIS SOCIEDAD ANONIMA

     a) The tax benefits obtained by Sullair San Luis Sociedad Anonima under the industrial promotion regime were substituted as established by Decree No. 2054/92 of the National Government

     These benefits are currently ruled by a DGI (tax authorities) computerized current account which can be applied, up to a maximum per year, to the payment of tax obligations corresponding to the remaining years of the projects.

     Accordingly, these benefits are accounted for under the accrual basis once the Company complies with the obligations that produce the benefit. During the nine-month period ended September 30, 1998 Sullair San Luis Sociedad Anonima has used US$ 394,026 from the computerized current account, accounted in the consolidated statement of income under "Other non-operating income, net" line and in "Current--Other receivables--Recoverable taxes" (Note 2.b).

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 7--SUBSTITUTION OF THE INDUSTRIAL PROMOTION REGIME IN SULLAIR SAN LUIS SOCIEDAD ANONIMA--(CONTINUED)

     b) In accordance with Decree No. 2054/92, the companies which were exempt from payment of VAT on purchases until Decree No. 435/90 was annulled were granted a tax credit for an amount equivalent to the tax paid to suppliers of raw material and semi-manufactured products from April 1, 1990 up to November 30, 1992. Decree No. 2054/92 also established the maximum amount of the tax credit to be recognized which cannot be exceeded. The total amount of the VAT credit paid during the abovementioned period by Sullair San Luis Sociedad Anonima amounted to US$ 1,599,128, Company management believes that, although the Company is entitled to file claims, the amount to be credited by the DGI in accordance with the provisions of the abovementioned decree will not exceed
US$ 650,000. This amount is shown as a receivable (see Note 2.d) and was charged to income in previous years, as the benefits were accrued.

     During June 1995, in compliance with the terms of DGI Resolutions Nos. 3838 and 3905, Sullair San Luis Sociedad Anonima applied to this authority for the fiscal credit certificates. The DGI has resolved to grant $232,144.68 as an anticipated refund without recognizing the origin of the credit requested under the terms of General Resolution No. 3838, pursuant to the provisions of General Resolution No. 4182 by virtue of the period of suspension of the promotion benefits implemented by sections IV and V of Law No. 23697 and complementary regulations. The DGI has not as yet issued any opinion as regards General Resolution No. 3905.

NOTE 8--CONTRACT WITH PETROLERA ARGENTINA SAN JORGE S.A.

     During March 1995, the Company signed a contract with Petrolera Argentina San Jorge S.A. for a term of 10 years for the execution of work for the expansion of the power station located at the "El Trapial" field in the province of Neuquen, and for the provision of an electricity supply service that includes the making available of certain turbo-generators and power plants, as well as their maintenance and commissioning.

NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

     The consolidated financial statements have been prepared in accordance with Argentine GAAP, which differ in certain significant respects from US GAAP. The significant differences as at and for the nine-month periods ended September 30, 1998 and 1997 are reflected in the reconciliations provided in
Note 10 and principally relate to the items discussed in the following paragraphs:

     a) Restatement of financial statements for general price-level changes

     The Argentine GAAP consolidated financial statements of the Company were restated through August 31, 1995 and updated through August 31, 1995 price-levels to reflect the effects of inflation in accordance with specified rules as more fully explained in Note 1.2.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

     In most circumstances, US GAAP do not allow for the restatement of financial statements. Under US GAAP, account balances and transactions are generally stated in the units of currency of the period when the transactions originated. This accounting model is commonly known as the historical cost basis of accounting. However, as the economy of Argentina experienced periods of significant inflation prior to September 1995, the presentation of the consolidated financial statements restated for general price-level changes is substantially similar to the methodology prescribed by Accounting Principles Board Statement ("APB") No. 3, "Financial Statements Restated for General Price-Level-Changes". This Statement requires that companies operating in hyper-inflationary environments in which inflation has exceeded 100% over the last three years and which report in local currency, restate their financial statements on the basis of a general price-level index. August 1993 was the first month in which the rate of inflation in Argentina, as measured by the WPI, was below 100% for the first time in 36 consecutive months since the release of Statement of Financial Accounting Standards ("SFAS") No. 52 "Foreign Currency Translation". The US GAAP reconciliation does not reverse the effects of the general price-level restatement included in the Argentine GAAP financial statements through August 31, 1995.

     b) Presentation of the parent company financial statements

     Argentine GAAP requires companies with controlling financial interests in other companies to present both parent company financial statements, where investments in subsidiaries are accounted for by the equity method, and consolidated financial statements, as primary and supplementary information, respectively. Because of the special purpose of these financial statements, parent financial statements are not included.

     c) Capitalized interest

     Argentine GAAP do not require capitalization of interest on working progress. Under US GAAP interest incurred on working progress should be capitalized as part of the cost of acquiring the assets until placed into service. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 10.

     d) Advances to suppliers

     Under Argentine GAAP, funds advanced to suppliers are capitalized and included under Property and equipment prior to purchase and specific identification. Under US GAAP these funds are treated as a deposit until the related assets procured by such funds have been purchased and specifically identified. Accordingly, such funds are generally classified as "Other assets".

     However, due to the nature of such funds and their relative immateriality to the financial statements taken as a whole (Note 3), the quantitative difference between Argentine and US GAAP would be a reclassification from Property and equipment to Other assets and, accordingly, it does not affect the reconciliation of net income and shareholders' equity in Note 10.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

     e) Recoverability of long-lived assets to be held and used in the business

     Management reviews long-lived assets, primarily property and equipment, to be held and used in the business and long-term investments for the purposes of determining and measuring impairment. Under US GAAP, SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires a company to review assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

     Management estimates that there is no significant impairment of assets.

     f) Vacation accrual

     Under Argentine GAAP, there are no specific requirements governing the recognition of accruals for vacations. The accepted practice in Argentina is to expense vacation when taken and to accrue only the amount of vacation in excess of normal remuneration.

     Under US GAAP, vacation expense is fully accrued in the year the employee renders service to earn such vacation. Accordingly, the reconciling difference for this item is presented in the quantitative reconciliation in Note 10.

     g) Income taxes

     Under Argentine GAAP, income tax expense is generally recognized based upon the estimate of the current income tax liability. When income and expense recognition for financial statement purposes does not occur in the same period as income and expense recognition for tax purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year.

     Under US GAAP, the liability method is used to calculate the income tax provision. Under the liability method, deferred tax assets or liabilities are recognized with a corresponding charge or credit to income for differences between the financial and tax basis of assets and liabilities at each period-end. Accordingly, the reconciling difference for the item is presented in the quantitative reconciliation in Note 10.

     h) Severance indemnities

     US GAAP require the accrual of liability for certain post-employment benefits if they are related to services already rendered, are related to rights that accumulate or vest, or are likely to be paid and can be reasonable estimated.

     As described in Note 1.5.g), the Company expenses severance indemnities when paid. Under Argentine law, the Company is required to pay a minimum severance indemnity based on years of

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 9--SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES ADOPTED BY THE COMPANY AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA--(CONTINUED)

service and age when an employee is dismissed without adequate justification. While the Company expects to make severance payments in the future, it is unable to reasonably estimate the amount of liability, if any, at the present time. As a result, no adjustment has been made in the US GAAP reconciliation.

     i) Inventories

     As described in Note 1.5.c) the Company values its inventories at replacement cost. Under US GAAP inventories are to be valued at the lower of cost or realizable value. There are no differences between the replacement cost and the US GAAP cost. As a result, no adjustment has been made in the US GAAP reconciliation.

NOTE 10--RECONCILIATION OF NET INCOME (LOSS) AND SHAREHOLDERS' EQUITY TO US
         GAAP

     The following is a summary of the significant adjustments to net income
(loss) and shareholders' equity for the nine-month periods ended September 30, 1998 and 1997, which would be required if US GAAP had been applied instead of Argentine GAAP in the financial statements.

                                                                                 SEPTEMBER 30,
                                                          ------------------------------------------------------------
                                                                      1998                            1997
                                                          -----------------------------   ----------------------------
                                                              NET        SHAREHOLDERS'        NET        SHAREHOLDERS'
                                                             INCOME          EQUITY          INCOME         EQUITY
                                                          -----------   ---------------   -----------   --------------
                                                                                  (UNAUDITED)
Amounts per accompanying financial statements .........    4,454,491      35,521,289       3,880,417      30,427,295
US GAAP adjustments
Deferred income tax ...................................       57,912         (21,275)         94,708         (59,390)
Vacation accrual ......................................      106,677        (292,356)         70,020        (299,275)
Capitalized interest ..................................       19,044          35,148             640           9,783
                                                           ---------      ----------       ---------      ----------
Amounts under US GAAP .................................    4,638,124      35,242,806       4,045,785      30,078,413
                                                           =========      ==========       =========      ==========

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 11--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS

     a) Income taxes

                                                   SEPTEMBER 30,
                                                       1998
                                                  --------------
                                                    (UNAUDITED)
Deferred tax assets
 Other receivables ............................       (10,519)
 Fixed assets .................................         3,491
                                                      -------
                                                       (7,028)
                                                      -------
Deferred tax liabilities
 Inventories ..................................       (14,247)
                                                      -------
                                                      (14,247)
                                                      -------
Net deferred tax assets (liabilities) .........       (21,275)
                                                      =======

     The provision for income taxes computed in accordance with US GAAP differs from that computed at the statutory tax rate as follows:

                                                                     SEPTEMBER 30,
                                                                         1998
                                                                    --------------
                                                                      (UNAUDITED)
Income tax expense (benefit) at statutory tax on pretax income
 in accordance with US GAAP .....................................     2,069,834
Fixed assets (1) ................................................      (305,874)
Permanent differences (2) .......................................      (130,028)
                                                                      ---------
Income tax expense (benefit) in accordance with US GAAP .........     1,633,932
                                                                      =========

----------------
(1) Effects of differing price-level adjustments for tax and financial statement purposes.
(2) Tax benefits obtained by Sullair San Luis Sociedad Anonima (see Note 7).

     b) Supplementary cash flow information

     Cash and cash equivalents comprises:

                                             SEPTEMBER 30,
                                                 1998
                                            --------------
                                              (UNAUDITED)
Cash and banks ..........................       1,098,590
                                                ---------
Total cash and cash equivalents .........       1,098,590
                                                =========

     The Company has included all highly liquid investments, having an original maturity which does not exceed three months as from the year-end, in cash and cash equivalents.

     The Company has applied the indirect method in order to reconcile net income of each period with the cash flow provided by operating activities.

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 11--OTHER SIGNIFICANT US GAAP DISCLOSURE REQUIREMENTS--(CONTINUED)

     Breakdown of amounts paid during the period:

                        SEPTEMBER 30,
                            1998
                       --------------
                         (UNAUDITED)
Income tax .........       1,160,480
                           =========

     The Company has no cash balances in currency other than U.S. dollars. Since the exchange rates remained unchanged for the nine-month periods ended September 30, 1998 and 1997, no foreign exchange gains/losses shall be adjusted for US GAAP purposes.

     c) Fair value of financial instruments

     In accordance with SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" information is provided about the fair value of certain financial instruments for which it is practicable to estimate that value.

     For the purposes of SFAS No. 107, the estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The carrying values of the Company's financial instruments as of September 30, 1998 and 1997 approximate management's best estimate of their fair values. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

     The fair value of certain financial assets carried at cost, including cash, short-term investments, trade receivables and other current assets is considered to approximate their respective carrying values due to their short-term nature.

     The fair value of accounts payable and accrued liabilities, short-term bank borrowings, tax payable and other current liabilities are considered to approximate their respective carrying values due to their short-term nature.

     d) Financial instruments with off-balance sheet risk and concentrations of credit risk

     The Company has not used financial instruments to hedge its exposure to fluctuations in foreign currency exchange or interest rates and, accordingly, has not entered into transactions that create off-balance sheet risks associated with such financial instruments.

     Accounts receivable substantially comprise balances with a large number of clients. Management does not believe significant concentrations of credit risk exist.

NOTE 12--IMPACT OF NEW ACCOUNTING STANDARD NOT YET ADOPTED

     In June 1997, the Financial Accounting Board issued its Statement No. 130, "Reporting Comprehensive Income". Among other provisions, SFAS No. 130 establishes standards for reporting

                      SULLAIR ARGENTINA SOCIEDAD ANONIMA
             AND ITS SUBSIDIARY SULLAIR SAN LUIS SOCIEDAD ANONIMA

          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

(EXPRESSED IN CONSTANT PESOS--P$--OF AUGUST 31, 1995 AND NOMINAL PESOS
                                  THEREAFTER--
                      NOTE 1.2.--UNLESS OTHERWISE STATED)

NOTE 12--IMPACT OF NEW ACCOUNTING STANDARD NOT YET ADOPTED--(CONTINUED)

and display of comprehensive income and its components in a full set of general-purpose financial statements. It does not address issues of recognition or measurement for comprehensive income and its components. Management does not expect the adoption of SFAS No. 130 to have material impact on its financial statements.

     In June 1997, Statement No. 131 ("SFAS"), "Disclosures about segment of an Enterprise and Related Information" was issued. SFAS 131 establishes Standards for the way that public companies disclose select information about operating segments in annual financial statements and requires that those companies disclose selected information about segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and series, geographic areas, and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997. Accordingly, the Company is not required to adopt SFAS 131 until the fiscal year ending December 31, 1998. SFAS 131 relates solely to disclosure provisions and, therefore, will not have any effect on the results of operations, financial position and cash flows of the Company.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent authorized by the DGCL, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Company, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Company's Certificate of Incorporation provides that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (1) from any breach of the director's duty of loyalty to the corporation or its stockholders; (2) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL; or (4) from any transaction from which the director derived an improper personal benefit.

     The Company has obtained primary and excess insurance policies insuring the directors and officers of the Company and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Company, may also pay amounts for which the Company has granted indemnification to the directors or officers.

     Additionally, reference is made to the Registration Rights Agreement filed as Exhibit 1.1 hereto, which provides for indemnification by the Participants (as defined in the Registration Rights Agreement) of the Company, its directors and officers who sign the registration statement and persons who control the Company, under certain circumstances.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following documents are filed as exhibits to this registration statement:

  EXHIBIT
  NUMBER     DESCRIPTION OF EXHIBITS
----------   -----------------------
 3.1         Certificate of Incorporation of the Company, as amended and restated, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 333-59313), dated
             July 17, 1998, incorporated herein by reference.

 EXHIBIT
 NUMBER    DESCRIPTION OF EXHIBITS
--------   -----------------------
 3.2       By-Laws of the Company, as amended and restated, filed as Exhibit 3.2 to the Company's
           Registration Statement on Form S-4 (Registration No. 333-59313), dated July 17, 1998, incorporated herein by reference.
 4.1       Indenture, by and among the Company, the Guarantors and State Street Bank & Trust
           Company, as Trustee, dated as of May 28, 1998, filed as Exhibit 4.1 to the Company's
           Registration Statement on Form S-4 (Registration No. 333-59313), dated July 17, 1998, incorporated herein by reference.
 4.2       Indenture, by and among the Company, the Guarantors and State Street Bank & Trust
           Company, as Trustee, dated as of December 9, 1998.
 4.3       Form of 10 1/4% Senior Subordinated Notes due 2008, issued May 28, 1998 (included in
           Exhibit 4.1).
 4.4       Form of 10 1/4% Senior Subordinated Notes due 2008, issued December 9, 1998 (included in
           Exhibit 4.2).
 4.5       Registration Rights Agreement, by and among the Company, the Guarantors, BT Alex.
           Brown Incorporated, Bear, Stearns & Co., Inc. and Morgan Stanley & Co. Incorporated,
           dated as of May 28, 1998, filed as Exhibit 4.3 to the Company's Registration Statement on
           Form S-4 (Registration No. 333-59313), dated July 17, 1998, incorporated herein by reference.
 4.6       Registration Rights Agreement, by and among the Company, the Guarantors, Donaldson,
           Lufkin & Jenrette, BT Alex. Brown Incorporated and Bear, Stearns & Co., Inc., dated as of
           December 9, 1998.
 4.7       Form of Certificate of Class A Common Stock, filed as Exhibit 4.1 to the Company's
           Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
 4.8       Registration Rights Agreement, by and between Neff Corp. and GECFS, Inc., dated as of
           March 25, 1998, filed as Exhibit 4.2 to the Company's Registration Statement on Form S-1
           (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
 4.9       Registration Rights Agreement, by and between Neff Corp. and Santos Fund I, L.P., dated as of March 25, 1998, filed as Exhibit 4.3 to the Company's Registration Statement on Form
           S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
 4.10      Registration Rights Agreement, by and between Neff Corp. and Santos Capitol Advisors,
           Inc., dated as of March 25, 1998, filed as Exhibit 4.4 to the Company's Registration
           Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
 4.11      Amended and Restated Stockholders' Agreement by and among Jorge Mas, Juan Carlos
           Mas, Jose Ramon Mas, General Electric Capital Corporation, GECFS, Inc., Kevin P
           Fitzgerald, Santos Fund I, L.P, Santos Capital Advisors, Inc. and Neff Corp., dated as of
           March 25, 1998, filed as Exhibit 4.5 to the Company's Registration Statement on Form S-1
           (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
 5.1       Opinion of Fried, Frank, Harris, Shriver & Jacobson.
10.1       Amended and Restated Credit Agreement, by and among Neff Corp., Neff Machinery, Inc.
           and Neff Rental, Inc., and Bankers Trust Company, as Agent, dated as of May 1, 1998, filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1 (Registration No.
           333-48077), dated March 17, 1998, incorporated herein by reference.
10.2       First Amendment to Amended and Restated Credit Agreement, by and among Neff Corp.,
           Neff Machinery, Inc. and Neff Rental, Inc., and Bankers Trust Company, as Agent, dated as of, June 8, 1998.
10.3       Second Amendment to Amended and Restated Credit Agreement, by and among Neff
           Corp., Neff Machinery, Inc. and Neff Rental, Inc., and Bankers Trust Company, as Agent,
           dated as of September 3, 1998.

 EXHIBIT
 NUMBER    DESCRIPTION OF EXHIBITS
--------   -----------------------
10.4       Third Amendment to Amended and Restated Credit Agreement, by and among Neff Corp.,
           Neff Machinery, Inc. and Neff Rental, Inc., and Bankers Trust Company, as Agent, dated as of December 1, 1998.
10.5       John Deere Light Industrial Equipment Dealer Agreement by and between John Deere
           Construction Equipment Company and Neff Machinery, Inc., dated May 6, 1998, filed as
           Exhibit 10.2 to the Company's Registration Statement on Form S-1 (Registration No.
           333-48077), dated March 17, 1998, incorporated herein by reference.
10.6       John Deere Light Industrial Equipment Dealer Security Agreement by and between John
           Deere Construction Equipment Company and Neff Machinery, Inc., dated May 6, 1998, filed as Exhibit 10.3 to the Company's Registration Statement on Form S-1 (Registration No.
           333-48077), dated March 17, 1998, incorporated herein by reference.
10.7       Stock Purchase and Redemption Agreement by and among Neff Corp., Industrial
           Equipment Rentals, Inc. and all of the Shareholders and Holders of Subordinated
           Debentures, dated July 14, 1997, filed as Exhibit 10.4 to the Company's Registration
           Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
10.8       Asset Purchase Agreement by and among Richbourg's Sales & Rentals, Inc., Bruce E.
           Richbourg and Neff Corp., dated December 23, 1997, filed as Exhibit 10.5 to the Company's
           Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
10.9       Stock Option Agreement by and between Neff Corp. and Kevin P Fitzgerald, filed as
           Exhibit 10.6 to the Company's Registration Statement on Form S-1 (Registration No.
           333-48077), dated March 17, 1998, incorporated herein by reference.
10.10      Stock Option Agreement by and between Neff Corp. and Robert G. Warren, filed as
           Exhibit 10.7 to the Company's Registration Statement on Form S-1 (Registration No.
           333-48077), dated March 17, 1998, incorporated herein by reference.
10.11      Standstill Agreement by and among Neff Corp., General Electric Capital Corporation,
           GECFS, Inc. and Santos Capital Advisors, Inc., filed as Exhibit 10.9 to the Company's
           Registration Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
10.12      Neff Corp. 1998 Incentive Stock Plan, filed as Exhibit 10.10 to the Company's Registration
           Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
10.13      Letter Agreement by and among John Deere Construction Equipment Company, Neff
           Corp., Neff Machinery, Inc. and Santos Capital Advisors, Inc., dated April 29, 1998, filed as
           Exhibit 10.11 to the Company's Registration Statement on Form S-1 (Registration No.
           333-48077), dated March 17, 1998, incorporated herein by reference.
10.14      Neff Corp. Phantom Stock Plan, filed as Exhibit 10.12 to the Company's Registration
           Statement on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
10.15      Amendment No. 1 to Neff Corp. Phantom Stock Plan.
10.16      Amendment No. 2 to Neff Corp. Phantom Stock Plan.
10.17      Form of Rights Agreement, filed as Exhibit 10.13 to the Company's Registration Statement
           on Form S-1 (Registration No. 333-48077), dated March 17, 1998, incorporated herein by reference.
10.18      Stock Purchase Agreement by and between Neff Corp. and Sullair Argentina Sociedad
           Anonima, dated June 30, 1998, filed as Exhibit 10.14 to the Company's Registration
           Statement on Form S-4 (Registration No. 333-59313), dated July 17, 1998, incorporated herein by reference.
12         Statement re: Computation of Ratio of Earnings to Fixed Charges
21         Subsidiaries of the Company.
23.1       Consents of Deloitte & Touche LLP.

 EXHIBIT
 NUMBER    DESCRIPTION OF EXHIBITS
--------   -------------------------------------------------------------------------------------------
23.2       Consent of Arthur Andersen LLP.
23.3       Consent of Price Waterhouse & Co.
23.4       Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1 above).
24         Power of Attorney (included on Signature Page of this Registration Statement).
25         Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of
           State Street Bank & Trust Company, as Trustee under the Indenture
99.1       Form of Letter of Transmittal
99.2       Notice of Guaranteed Delivery

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in

     (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 21, 1999.

                                        NEFF CORP.

                                        By: /s/ KEVIN P. FITZGERALD
                                            ------------------------------------
                                                Kevin P. Fitzgerald
                                                Chief Executive Officer

     The undersigned directors and officers of Neff Corp. hereby constitute and appoint Kevin P. Fitzgerald and Bonnie S. Biumi and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                           TITLE                      DATE
-------------------------------   ------------------------------   -----------------
/s/ JORGE MAS                     Chairman of the Board            January 21, 1999
    ---------------------------
    Jorge Mas

/s/ KEVIN P. FITZGERALD           President and                    January 21, 1999
    ---------------------------   Chief Executive Officer
    Kevin P. Fitzgerald           (Principal Executive Officer)

/s/ JOSE RAMON MAS                Director                         January 21, 1999
    ---------------------------
    Jose Ramon Mas

/s/ JUAN CARLOS MAS               Director                         January 21, 1999
    ---------------------------
    Juan Carlos Mas

/s/ ARTHUR LAFFER                 Director                         January 21, 1999
    ---------------------------
    Arthur Laffer

/s/ JOEL-TOMAS CITRON             Director                         January 21, 1999
    ---------------------------
    Joel-Tomas Citron

/s/ BONNIE S. BIUMI               Chief Financial Officer          January 21, 1999
    ---------------------------   (Principal Financial Officer
  Bonnie S. Biumi                 and Accounting Officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 21, 1999.

                                        NEFF RENTAL, INC.

                                        By: /s/ KEVIN P. FITZGERALD
                                            ------------------------------------
                                                Kevin P. Fitzgerald
                                                Chief Executive Officer

     The undersigned director and officers of Neff Rental, Inc. hereby constitute and appoint Kevin P. Fitzgerald and Bonnie S. Biumi and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                           DATE
-------------------------------   ----------------------------------------   -----------------
/s/ KEVIN P. FITZGERALD           President, Chief Executive Officer and     January 21, 1999
    ---------------------------   Sole Director
    Kevin P. Fitzgerald           (Principal Executive Officer)

/s/ MARK IRION                    Chief Financial Officer                    January 21, 1999
    ---------------------------   (Principal Financial and
    Mark Irion                    Accounting Officer)

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 21, 1999.

                                        NEFF MACHINERY, INC.

                                        By: /s/ KEVIN P. FITZGERALD
                                            ------------------------------------
                                                Kevin P. Fitzgearald
                                                Chief Executive Officer

     The undersigned director and officers of Neff Machinery, Inc. hereby constitute and appoint Kevin P. Fitzgerald and Bonnie S. Biumi and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                                TITLE                           DATE
-------------------------------   ----------------------------------------   -----------------
/s/ KEVIN P. FITZGERALD           President, Chief Executive Officer and     January 21, 1999
    ---------------------------   Sole Director
    Kevin P. Fitzgerald           (Principal Executive Officer)

/s/ MANUEL A. ALVAREZ             Chief Financial Officer                    January 21, 1999
    ---------------------------   (Principal Financial and
    Manuel A. Alvarez             Accounting Officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 21, 1999.

                                        NEFF ASSET MANAGEMENT, INC.

                                        By: /s/ KEVIN P. FITZGERALD
                                            ------------------------------------
                                                Kevin P. Fitzgerald
                                                Chief Executive Officer

     The undersigned directors and officers of Neff Asset Management, Inc. hereby constitute and appoint Kevin P. Fitzgerald and Bonnie S. Biumi and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                              TITLE                         DATE
-------------------------------   ------------------------------------   -----------------
/s/ KEVIN P. FITZGERALD           President, Chief Executive Officer     January 21, 1999
    ---------------------------   and Director
    Kevin P. Fitzgerald           (Principal Executive Officer)

/s/ JOEL-TOMAS CITRON             Director                               January 21, 1999
    ---------------------------
    Joel-Tomas Citron

/s/ BONNIE S. BIUMI               Vice President                         January 21, 1999
    ---------------------------   (Principal Financial
    Bonnie S. Biumi               and Accounting Officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 21, 1999.

                                        AIR RENTAL & SUPPLY, INC.

                                        By: /s/ KEVIN P. FITZGERALD
                                            ------------------------------------
                                                Kevin P. Fitzgerald
                                                Chief Executive Officer

     The undersigned directors and officers of Air Rental & Supply, Inc. hereby constitute and appoint Kevin P. Fitzgerald and Bonnie S. Biumi and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and hereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                              TITLE                         DATE
-------------------------------   ------------------------------------   -----------------
/s/ KEVIN P. FITZGERALD           President, Chief Executive Officer     January 21, 1999
    ---------------------------   and Sole Director
    Kevin P. Fitzgerald           (Principal Executive Officer)

/s/ JOEL-TOMAS CITRON             Director                               January 21, 1999
    ---------------------------
    Joel-Tomas Citron

/s/ BONNIE S. BIUMI               Vice President                         January 21, 1999
    ---------------------------   (Principal Financial
  Bonnie S. Biumi                 and Accounting Officer)

                                                                    SCHEDULE II

                                   NEFF CORP.

                VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                (IN THOUSANDS)

                                                BALANCE       CHARGED TO                                  BALANCE
                                             AT BEGINNING      COSTS AND                                  AT END
                                               OF PERIOD       EXPENSES      OTHER     DEDUCTIONS(1)     OF PERIOD
                                            --------------   ------------   -------   ---------------   ----------
Classification
YEAR ENDED 12/31/95:
Allowance for doubtful accounts .........        $246            $270        $ --         $ (219)         $  297
                                                 ====            ====        ====         ======          ======
YEAR ENDED 12/31/96:
Allowance for doubtful accounts .........        $297            $520        $ --         $ (442)         $  375
                                                 ====            ====        ====         ======          ======
YEAR ENDED 12/31/97:
Allowance for doubtful accounts .........        $375            $957        $ --         $ (240)         $1,092
                                                 ====            ====        ====         ======          ======

----------------
(1) Deductions represent bad debt write-offs and adjustments to accumulated amortization for assets sold.

                               INDEX TO EXHIBITS

                                                                                                SEQUENTIALLY
                                                                                                  NUMBERED
 EXHIBIT                                       DESCRIPTION                                          PAGE
---------                                      -----------                                     -------------
 4.2        Indenture, by and among the Company, the Guarantors and State Street Bank &
            Trust Company, as Trustee, dated as of December 9, 1998.
 4.6        Registration Rights Agreement, by and among the Company, the Guarantors,
            Donaldson, Lufkin & Jenrette, BT Alex. Brown Incorporated and Bear, Stearns
            & Co., Inc., dated as of December 9, 1998.
 5.1        Opinion of Fried, Frank, Harris, Shriver & Jacobson.
10.2        First Amendment to Amended and Restated Credit Agreement, by and among
            Neff Corp., Neff Machinery, Inc. and Neff Rental, Inc., and Bankers Trust
            Company, as Agent, dated as of, June 8, 1998.
10.3        Second Amendment to Amended and Restated Credit Agreement, by and
            among Neff Corp., Neff Machinery, Inc. and Neff Rental, Inc., and Bankers Trust
            Company, as Agent, dated as of September 3, 1998.
10.4        Third Amendment to Amended and Restated Credit Agreement, by and among
            Neff Corp., Neff Machinery, Inc. and Neff Rental, Inc., and Bankers Trust
            Company, as Agent, dated as of December 1, 1998.
10.15       Amendment No. 1 to Neff Corp. Phantom Stock Plan.
10.16       Amendment No. 2 to Neff Corp. Phantom Stock Plan.
12          Statement re: Computation of Ratio of Earnings to Fixed Charges
21          Subsidiaries of the Company.
23.1        Consents of Deloitte & Touche LLP.
23.2        Consent of Arthur Andersen LLP.
23.3        Consent of Price Waterhouse & Co.
25          Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on
            Form T-1 of State Street Bank & Trust Company, as Trustee under the Indenture
99.1        Form of Letter of Transmittal
99.2        Notice of Guaranteed Delivery